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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MEAD JOHNSON NUTRITION COMPANY
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common stock, par value $1.00 per share
(2)	Aggregate number of securities to which transaction applies:
As of March 9, 2017, 186,540,067 shares, which is the sum of (i) 183,617,672 shares of common stock issued and outstanding, (ii) 2,104,673 shares of common stock subject to stock option of which exercise price is below $90.00, (iii) 545,500 shares of common stock subject to restricted stock unit awards and (iv) 272,222 shares of common stock subject to performance stock unit awards (assuming the target level of attainment of the applicable performance conditions).
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
$90.00 per share of common stock.
(4)	Proposed maximum aggregate value of transaction:
$16,640,394,957, which is the sum of (i) 183,617,672 shares of common stock issued and outstanding, multiplied by $90.00 per share, (ii) 2,104,673 shares of common stock issuable upon exercise of stock option of which exercise price is below $90.00, multiplied by $19.58 per share, which is the excess of $90.00 over $70.42, the weighted average exercise price of such stock option, (iii) 545,500 shares of common stock subject to restricted stock unit awards, multiplied by $90.00 per share and (iv) 272,222 shares of common stock subject to performance stock unit awards (assuming the target level of attainment of the applicable performance conditions), multiplied by $90.00 per share).
(5)	Total fee paid:
$1,928,622, determined, in accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, by multiplying .0001159 by the proposed maximum aggregate value of the transaction of $16,640,394,957.
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION
DATED MARCH 13, 2017

MEAD JOHNSON NUTRITION COMPANY

[                        ], 2017

Dear Fellow Stockholder:

        We are pleased to invite you to attend our special meeting of stockholders (the "special meeting") to be held on [                        ], 2017, at [                ] Central Daylight Time at [                        ].

        On February 10, 2017, we entered into an Agreement and Plan of Merger (as may be amended from time to time, the "merger agreement") with Reckitt Benckiser Group plc, a company incorporated in England and Wales ("Reckitt Benckiser") and Marigold Merger Sub, Inc., a Delaware corporation and wholly owned indirect subsidiary of Reckitt Benckiser ("Merger Sub"), pursuant to which Reckitt Benckiser will indirectly acquire the Company by means of a merger of Merger Sub with and into the Company, with the Company continuing as the surviving entity following the merger as a wholly owned indirect subsidiary of Reckitt Benckiser (the "merger"). At the special meeting, you will be asked to consider and vote upon:

  (1)
  a proposal to adopt the merger agreement;

  (2)
  a proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to establish a quorum or adopt the merger agreement (the "Adjournment Proposal"); and

  (3)
  a proposal to approve, on a non-binding, advisory basis, the payment of certain compensation and benefits to our named executive officers, which they will or may be entitled to receive from the Company (or its successor) and as a consequence of the merger (the "Merger-Related Compensation Proposal").

        If the merger is completed, you will be entitled to receive $90.00 in cash, without interest and less any required tax withholding, for each share of our common stock you own, unless you have properly exercised your appraisal rights with respect to such shares.

        After due consideration and discussion, our Board has unanimously (i) determined that the merger agreement and the transactions contemplated by the merger agreement are fair to and in the best interests of the Company and our stockholders, (ii) approved, adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement and (iii) recommended adoption of the merger agreement by our stockholders. Our Board unanimously recommends that you vote (1) "FOR" the proposal to adopt the merger agreement, (2) "FOR" the Adjournment Proposal and (3) "FOR" the non-binding, advisory Merger-Related Compensation Proposal.

        The enclosed proxy statement provides detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement. The proxy statement also describes the actions and determinations of our Board in connection with its evaluation of the merger agreement and the merger. We encourage you to read the proxy statement and its annexes, including the merger agreement, carefully and in their entirety. You may also obtain more information about the Company from documents we file with the Securities and Exchange Commission (the "SEC") from time to time.

        YOUR VOTE IS VERY IMPORTANT. The merger cannot be completed unless the merger agreement is adopted by the affirmative vote of the holders of a majority of the outstanding shares of our common stock. EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE REQUEST THAT YOU AUTHORIZE YOUR PROXY TO VOTE YOUR SHARES BY EITHER MARKING, SIGNING, DATING AND PROMPTLY RETURNING THE PROXY CARD OR SUBMITTING YOUR PROXY OR VOTING INSTRUCTIONS BY TELEPHONE OR INTERNET. If you attend the special meeting and desire to vote in person, you may do so even though you have previously sent a proxy. The failure to vote will have exactly the same effect as voting against the proposal to adopt the merger agreement.

        If your shares are held in "street name," you should instruct your broker on how to vote your shares, following the procedures provided by your broker. Your broker will be unable to vote your shares without instructions from you. The failure to instruct your broker on how to vote your shares will have exactly the same effect as voting against the proposal to adopt the merger agreement.

        If you have any questions or need assistance voting your shares, please contact our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor, New York, NY 10022
Shareholders may call toll free: (888) 750-5834
Banks and Brokers may call collect: (212) 750-5833

Sincerely,

James M. Cornelius Chairman of the Board of Directors	Peter Kasper Jakobsen President and Chief Executive Officer

        The merger agreement and the merger have not been approved or disapproved by the SEC or any state securities commission. Neither the SEC nor any state securities commission has passed upon the merits or fairness of the merger or upon the adequacy or accuracy of the information contained in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.

        The accompanying proxy statement is dated [                        ], 2017 and is first being mailed to stockholders on or about [                        ], 2017.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION
DATED MARCH 13, 2017

MEAD JOHNSON NUTRITION COMPANY

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held [                    ], 2017
[                  ] Central Daylight Time

        Notice is hereby given that the special meeting of stockholders (the "special meeting") of Mead Johnson Nutrition Company, a Delaware corporation (the "Company"), will be held at [                    ], on [                    ], 2017, at [                    ] Central Daylight Time, to consider and vote upon:

  (1)
  a proposal to adopt the Agreement and Plan of Merger, dated as of February 10, 2017 entered into among the Company, Reckitt Benckiser Group plc, a company incorporated in England and Wales ("Reckitt Benckiser") and Marigold Merger Sub, Inc., a Delaware corporation and wholly owned indirect subsidiary of Reckitt Benckiser ("Merger Sub"), as may be amended from time to time (the "merger agreement"). Pursuant to the merger agreement, Reckitt Benckiser will indirectly acquire the Company by means of a merger of Merger Sub with and into the Company on the terms and subject to the conditions set forth in the merger agreement, with the Company continuing as the surviving entity following the merger as a wholly owned indirect subsidiary of Reckitt Benckiser (the "merger").

  (2)
  a proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to establish a quorum or adopt the merger agreement (the "Adjournment Proposal"); and

  (3)
  a proposal to approve, on a non-binding, advisory basis, the payment of certain compensation and benefits to our named executive officers, which they will or may be entitled to receive from the Company (or its successor) and as a consequence of the merger (the "Merger-Related Compensation Proposal").

        The foregoing matters are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference.

        Our Board unanimously recommends that you vote (1) "FOR" the proposal to adopt the merger agreement, (2) "FOR" the Adjournment Proposal and (3) "FOR" the non-binding, advisory Merger-Related Compensation Proposal.

        The affirmative vote of the holders of a majority of the outstanding shares of our common stock as of the close of business on the record date is required to adopt the merger agreement. The affirmative vote of the holders of a majority of the outstanding shares of our common stock present at the special meeting, either in person or by proxy, and entitled to vote at the special meeting is required to approve the Adjournment Proposal and the non-binding, advisory Merger-Related Compensation Proposal.

        YOUR VOTE IS VERY IMPORTANT, regardless of the number of shares that you own. The merger cannot be completed unless the merger agreement is adopted by the affirmative vote of the holders of a majority of the outstanding shares of our common stock. EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE REQUEST THAT YOU AUTHORIZE YOUR PROXY TO VOTE YOUR SHARES BY EITHER MARKING, SIGNING, DATING AND PROMPTLY RETURNING THE PROXY CARD OR SUBMITTING YOUR PROXY OR VOTING INSTRUCTIONS BY TELEPHONE OR INTERNET. If you attend the special meeting and desire to vote in person, you may do so even though you have previously sent a proxy. The failure to vote, either in person or by proxy, will have exactly the same effect as voting "AGAINST" the proposal to adopt the merger agreement.

        If you attend the special meeting in person and fail to vote in person by ballot, that will be treated as an abstention. Abstentions will have the same effect as voting "AGAINST" the proposal to adopt the merger agreement. However, abstentions will have no effect on the result of the vote on the Adjournment Proposal or the non-binding, advisory Merger-Related Compensation Proposal, although abstentions will be considered present for the purpose of determining the presence of a quorum.

        If your shares are held in "street name," you should instruct your broker on how to vote your shares, following the procedures provided by your broker. Your broker will be unable to vote your shares without instructions from you. The failure to instruct your broker on how to vote your shares will have exactly the same effect as voting "AGAINST" the proposal to adopt the merger agreement.

        Any proxy may be revoked at any time prior to its exercise by (i) giving written notice to our Corporate Secretary at our principal executive offices at 225 North Canal Street, 25th Floor, Chicago, Illinois 60606, stating that you would like to revoke your proxy, (ii) completing and submitting a new proxy card bearing a later date (in any of the permitted forms), or (iii) voting in person at the special meeting. If your shares are held in the name of a broker, bank or other agent, you must follow instructions received from such broker, bank or agent with this proxy statement in order to revoke your vote or to vote in person at the special meeting.

        Only stockholders of record as of the close of business on [                    ], 2017, are entitled to notice of and to vote at the special meeting or at any postponement or adjournment thereof. A list of stockholders entitled to vote at the special meeting will be available in our offices located at 225 North Canal Street, 25th Floor, Chicago, Illinois 60606, during regular business hours for a period of at least ten days before the special meeting and at the place of the special meeting during the meeting.

        Stockholders who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of the shares of our common stock they own, if they deliver a demand for appraisal before the vote is taken on the adoption of the merger agreement and comply with all the requirements of Delaware law, which are summarized herein and reproduced in their entirety in Annex D to this proxy statement.

By order of the Board of Directors,

[ ], 2017 Chicago, Illinois	Patrick M. Sheller Senior Vice President, General Counsel and Secretary

Page
Annex A:	Agreement and Plan of Merger, dated as of February 10, 2017, among Mead Johnson Nutrition Company, Reckitt Benckiser Group plc and Marigold Merger Sub, Inc.	A-1
Annex B:	Opinion of Goldman, Sachs & Co.	B-1
Annex C:	Opinion of Morgan Stanley & Co. LLC	C-1
Annex D:	Section 262, Delaware General Corporation Law (Appraisal Rights)	D-1

SUMMARY

        This summary highlights selected information from this proxy statement with respect to the special meeting, the merger agreement and the merger, and it may not contain all of the information that is important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its appendices and the documents referred to or incorporated by reference into this proxy statement. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled "Where You Can Find More Information" on page 110.

        In this proxy statement, the terms "we," "us," "our" and the "Company" refer to Mead Johnson Nutrition Company and its subsidiaries. We refer to Reckitt Benckiser Group plc as "Reckitt Benckiser" and Marigold Merger Sub, Inc. as "Merger Sub." We refer to the Agreement and Plan of Merger, dated as of February 10, 2017, among the Company, Reckitt Benckiser and Merger Sub, as may be amended from time to time, as the "merger agreement." We refer to the special meeting of stockholders as the "special meeting." The Board of Directors of the Company is referred to as our "Board."

  •
  Parties to the Merger (Page 22)

  Mead Johnson Nutrition Company
  225 North Canal Street, 25th Floor
  Chicago, Illinois 60606
  (312) 466-5800

        The Company is a Delaware corporation headquartered in Chicago, Illinois. We are a global leader in pediatric nutrition with approximately $3.7 billion in net sales for the year ended December 31, 2016. We are committed to being the world's leading nutrition company for infants and children and to helping nourish the world's children for the best start in life. Our Enfa family of brands, including Enfamil infant formula, is the world's leading brand franchise in pediatric nutrition, based on retail sales, and accounted for approximately 80% of our net sales for the year ended December 31, 2016. Our comprehensive product portfolio addresses a broad range of nutritional needs for infants, children and expectant and nursing mothers. We have over 100 years of innovation experience during which we have developed or improved many breakthrough or category-defining products across our product portfolio. Our singular focus on pediatric nutrition and our implementation of a business model that integrates nutritional science with health care and consumer marketing expertise differentiate us from many of our competitors.

  Reckitt Benckiser Group plc
  103-105 Bath Road
  Slough, Berkshire SL1 3UH
  United Kingdom
  +44 (0) 1753 217800

        Reckitt Benckiser is a company incorporated in England and Wales. Reckitt Benckiser is the world's leading consumer health and hygiene company that has operations in over 60 countries, with headquarters in London, Dubai and Amsterdam, and sales in most countries across the globe. Reckitt Benckiser employs approximately 37,000 people worldwide. It is the global No 1 or No 2 in the majority of its fast-growing categories, driven by an exceptional focus on innovation. Reckitt Benckiser's Health, Hygiene and Home portfolio is led by its global Powerbrands including Nurofen, Strepsils, Gaviscon, Mucinex, Durex, Scholl, Clearasil, Lysol, Dettol, Veet, Harpic, Cillit Bang, Mortein, Finish, Vanish, Calgon, Air Wick, Woolite and French's. Powerbrands represent 80% of Reckitt Benckiser's net revenue for the year ended December 31, 2016.

  Marigold Merger Sub, Inc.
  2711 Centerville Road, Suite 400
  City of Wilmington, County of New Castle, Delaware 19808

        Merger Sub is a Delaware corporation and a wholly owned indirect subsidiary of Reckitt Benckiser. Merger Sub was formed solely for the purpose of facilitating Reckitt Benckiser's acquisition of the Company and has not engaged in any operations other than in connection with its formation and the negotiation and execution of the merger agreement.

  •
  The Special Meeting (Page 24)

  Time and Place of the Special Meeting (Page 24)

        The special meeting will be held on [        ], 2017, at [        ] Central Daylight Time, at [        ]. We intend to hold the special meeting on the same date as the general meeting of the stockholders of Reckitt Benckiser (the "Reckitt Benckiser stockholder meeting").

  Purpose of the Special Meeting (Page 24)

        The purpose of the special meeting is for our stockholders to consider and vote upon (1) a proposal to adopt the merger agreement, (2) a proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to establish a quorum or adopt the merger agreement (the "Adjournment Proposal"); and (3) a proposal, on a non-binding, advisory basis, to approve the payment of certain compensation to our named executive officers, which they will or may be entitled to receive from the Company (or its successor) and which is based on or otherwise relates to the merger (the "Merger-Related Compensation Proposal", as described in the section entitled "The Merger—Interests of the Directors and Executive Officers in the Merger—Potential Change in Control Payments to Named Executive Officers" beginning on page 64).

  Record Date, Notice and Quorum (Page 24)

        You are entitled to notice of and to vote at the special meeting if you owned shares of our outstanding common stock at the close of business on [        ], 2017, the record date for the special meeting. As of the record date, there were [        ] shares of our common stock outstanding and entitled to be voted at the special meeting.

        A quorum is required for stockholders to conduct business at the special meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to establish a quorum at the meeting. Abstentions are counted as present for the purpose of determining whether a quorum is present, while broker non-votes are not counted as present unless instructions have been provided by the beneficial owner to the applicable broker, bank or other agent with respect to at least one proposal. Each of "FOR", "AGAINST" and "ABSTAIN" categories will be tabulated separately. In the event that a quorum is not present at the special meeting, we expect that the meeting will be postponed or adjourned to solicit additional proxies, and the persons named as proxies may propose and vote for one or more postponements or adjournments of the special meeting; however, no proxy voted against the proposal to adopt the merger agreement will be voted in favor of the Adjournment Proposal.

  Who Can Vote at the Special Meeting (Page 25)

        If on the record date, your shares were registered directly in your name with our transfer agent, Computershare Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. If on that date, your shares were held in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the special meeting. As a beneficial owner of shares held in street name, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the special meeting. However, if your shares are held in street name, you are not the stockholder of record, and you may not vote your shares in person at the meeting unless you request and obtain a valid legal proxy from your broker or other agent.

  Vote Required (Page 25)

        The affirmative vote of the holders of a majority of the outstanding shares of our common stock as of the close of business on the record date is required to adopt the merger agreement. The affirmative vote of the holders of a majority of the outstanding shares of our common stock present at the special meeting, either in person or by proxy, and entitled to vote at the special meeting is required to approve the Adjournment Proposal and the non-binding, advisory Merger-Related Compensation Proposal. You will have one vote for each share of common stock you owned at the close of business on the record date.

  How You Can Vote (Page 25)

        You can vote shares you hold of record by voting in person at the special meeting, by mailing the enclosed proxy card, or by voting over the telephone or over the Internet. If your shares are held in "street name," you should instruct your broker on how to vote your shares, following the procedures provided by your broker. Your broker will be unable to vote your shares without instructions from you. The failure to instruct your broker on how to vote your shares will have exactly the same effect as voting against the proposal to adopt the merger agreement.

  How You May Revoke or Change Your Vote (Page 26)

        You can change your vote in one of three ways at any time before your proxy is voted at the special meeting, by (i) giving written notice to our Corporate Secretary at our principal executive offices at 225 North Canal Street, 25th Floor, Chicago, Illinois 60606, stating that you would like to revoke your proxy, (ii) completing and submitting a new proxy card bearing a later date (in any of the permitted forms), or (iii) attending the special meeting and voting in person. Simply attending the meeting will not, by itself, revoke your proxy. If your shares are held in the name of a broker, bank or other agent, you must follow instructions received from such broker, bank or agent with this proxy statement in order to revoke your vote or to vote in person at the special meeting.

  Proxy Solicitation (Page 26)

        We will pay for the cost of soliciting proxies and may reimburse brokerage firms and others for their expenses in forwarding solicitation material to beneficial owners. Solicitation will be made primarily through the use of the mail but our officers, directors and employees may, without additional compensation, solicit proxies personally by telephone, facsimile, mail or the Internet or in person. We have retained Innisfree M&A Incorporated ("Innisfree") to assist us in soliciting proxies using the means referred to above. We will pay the fees of Innisfree, which we expect to be approximately $25,000, plus reimbursement of certain out-of-pocket expenses.

  Adjournments of the Special Meeting (Page 27)

        We are asking our stockholders to consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to establish a quorum or adopt the merger agreement, which we refer to as the Adjournment Proposal.

        You should note that the chairman of the meeting may postpone or adjourn the special meeting to a specified date including, among other reasons, to solicit additional proxies or to hold the special meeting on the same date and at the same time as the Reckitt Benckiser stockholder meeting.

        If the special meeting is postponed or adjourned for any reason, including to solicit additional proxies or to hold the special meeting on the same date and at the same time as the Reckitt Benckiser stockholder meeting, stockholders who have already sent in their proxies will be able to revoke them at any time prior to their use. No proxy voted against the proposal to adopt the merger agreement will be voted in favor of the Adjournment Proposal. For more information, see the section entitled "Adjournment Proposal" on page 97.

  •
  The Merger (Page 28)

        We are asking our stockholders to consider and vote upon the proposal to adopt the merger agreement, pursuant to which Reckitt Benckiser will indirectly acquire the Company by means of a merger of Merger Sub with and into the Company, with the Company continuing as the surviving entity following the merger as a wholly owned indirect subsidiary of Reckitt Benckiser. Our Board is providing this proxy statement and the accompanying form of proxy to holders of our common stock in connection with the solicitation of proxies for use at the special meeting.

        The full text of the merger agreement is attached as Annex A to this proxy statement. We urge you to read the merger agreement carefully and in its entirety. If our stockholders adopt the merger agreement and the merger is completed as contemplated by the merger agreement, you will be entitled to receive $90.00 in cash, without interest and less any required tax withholding, for each share of our common stock you own, unless you have properly exercised your appraisal rights with respect to such shares, and:

  •
  you will no longer have any interest in our future earnings or growth;

  •
  we will no longer be a public company;

  •
  our common stock will no longer be traded on the New York Stock Exchange; and

  •
  we may no longer be required to file periodic and other reports with the SEC.

  •
  Merger Consideration (Page 28)

        At the effective time of the merger, each outstanding (i) share of our common stock (other than (x) shares held by the Company as treasury stock (other than shares held for the account of clients, customers or other persons), (y) held by Reckitt Benckiser or by any subsidiary of either the Company or Reckitt Benckiser and (z) held by a stockholder who perfects appraisal rights in accordance with the Delaware General Corporation Law) will automatically be converted into the right to receive $90.00 in cash, without interest and less any required tax withholding, and (ii) vested and unvested stock option, unvested performance stock unit ("PSU") and unvested restricted stock unit ("RSU") granted prior to execution of the merger agreement will be cancelled and the holders will be entitled to receive the merger consideration of $90.00 per share in cash, less the applicable exercise price in the case of stock options, and less any required tax withholding. Each outstanding unvested RSU granted after execution of the merger agreement will be converted into a Converted Reckitt Benckiser RSU, which is a phantom restricted stock unit based on Reckitt Benckiser common stock and settled in cash. No such shares of our common stock outstanding prior to the effective time of the merger will remain outstanding after such effective time of the merger and all such shares will automatically be cancelled and will cease to exist at the effective time of the merger. The price of $90.00 per share in cash was determined through arm's-length negotiations between us and Reckitt Benckiser.

  •
  Treatment of Stock Options and Other Equity-Based Awards (Page 28)

        Stock Options.    At the effective time of the merger, each stock option that is outstanding immediately prior to the effective time of the merger, whether vested or unvested, will be cancelled in exchange for a lump-sum cash payment equal to the product of (i) the number of shares of common stock for which such stock option has not been exercised and (ii) the excess, if any, of the merger consideration of $90.00 per share over the exercise price per share of such stock option. Each stock option with an exercise price equal to or greater than the merger consideration will be cancelled immediately prior to the effective time of the merger without payment of any consideration.

        Restricted Stock Units.    At the effective time of the merger, each RSU that was outstanding as of the date of the merger agreement (see "2017 Equity Awards" below for treatment of RSUs granted after the date of the merger agreement) and remains outstanding immediately prior to the effective time of the merger will vest and be cancelled in exchange for a lump-sum cash payment equal to the product of (i) the number of shares of common stock subject to such RSU immediately prior to the effective time of the merger and (ii) the merger consideration of $90.00 per share.

        Performance Stock Units.    At the effective time of the merger, each PSU that remains outstanding immediately prior to the effective time of the merger will vest and be cancelled in exchange for a lump-sum cash payment equal to the product of (i) the number of shares of common stock subject to such PSU (the "PSU Amount") and (ii) the merger consideration of $90.00 per share. The PSU Amount equals the sum of (x) the number of shares of common stock underlying such award based on actual performance for any completed one-year performance period ending prior to the effective time of the merger, and (y) the number of shares of common stock underlying such award based on target performance for any one-year performance period that has not been completed as of immediately prior to the effective time of the merger.

        2017 Equity Awards.    The Company may grant equity awards after the date of the merger agreement, but prior to the effective time of the merger, in connection with its annual practice of granting equity awards and as otherwise permitted by the merger agreement, and such awards shall consist solely of RSUs. Each RSU that is granted after the date of the merger agreement and that remains outstanding immediately prior to the effective time of the merger will, as of the effective time of the merger, convert into a phantom RSU award tied to shares of Reckitt Benckiser's common stock (with the cash value of each RSU for conversion purposes equal to the product of (i) the number of shares of common stock subject to such award and (ii) the merger consideration of $90.00 per share) that will be settled in cash upon satisfaction of the applicable vesting conditions (such converted awards, the "Converted Reckitt Benckiser RSUs"). Each Converted Reckitt Benckiser RSU will remain subject to the same terms and conditions as the RSU to which it relates (including vesting).

  •
  Reasons for the Merger (Page 38) and Recommendation of Our Board (Page 42)

        Our Board considered a number of factors in making its determination that the merger agreement and the transactions contemplated by the merger agreement are fair to and in the best interests of the Company and our stockholders. Among others, the Board considered that that the merger consideration will be paid in cash providing certainty, immediate value and liquidity to our stockholders and that a price of $90.00 per share in cash represents a premium of approximately 29% to the closing price of our common stock on February 1, 2017, the last trading day before the Company and Reckitt Benckiser publicly confirmed they were in discussions for the acquisition of the Company by Reckitt Benckiser at a price of $90.00 per share. Our Board also identified and considered a number of countervailing factors and risks to the Company and our stockholders relating to the merger and the merger agreement, including, among others, the possibility that the merger may not be completed and the potential adverse consequences to the Company as a result and the fact that, if the merger is completed, our stockholders will not participate in any future earnings or growth of the Company as an independent company and will not benefit from any future appreciation in the value of the Company. See the section entitled "The Merger—Reasons for the Merger" beginning on page 38 for detailed description of our Board's reasons for the merger.

        After due consideration and discussion of the factors described above, our Board unanimously (i) determined that the merger agreement and the transactions contemplated by the merger agreement are fair to and in the best interests of the Company and our stockholders, (ii) approved, adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement and (iii) recommended adoption of the merger agreement by our stockholders.

        Our Board unanimously recommends that you vote (1) "FOR" the proposal to adopt the merger agreement, (2) "FOR" the Adjournment Proposal and (3) "FOR" the non-binding, advisory Merger-Related Compensation Proposal.

  •
  Opinion of Goldman, Sachs & Co. (Page 48)

        In connection with the merger, at the special meeting of our Board on February 9, 2017, Goldman, Sachs & Co. ("Goldman Sachs") rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion dated February 10, 2017, to our Board that, as of such date and based upon and subject to the factors and assumptions set forth therein, the $90.00 per share in cash to be paid to the holders (other than Reckitt Benckiser and its affiliates) of the outstanding shares of our common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

        The full text of the written opinion of Goldman Sachs, dated February 10, 2017, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement as Annex B and incorporated by reference into this proxy statement. Goldman Sachs provided its opinion for the information and assistance of our Board in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of our common stock should vote with respect to the merger or any other matter. Pursuant to an engagement letter between the Company and Goldman Sachs, the Company has agreed to pay Goldman Sachs a transaction fee of approximately $40 million, all of which is contingent upon completion of the merger, and reimburse certain fees and expenses in accordance with the terms of the engagement letter.

  •
  Opinion of Morgan Stanley & Co. LLC (Page 56)

        In connection with the merger, at the special meeting of our Board on February 9, 2017, Morgan Stanley & Co. LLC ("Morgan Stanley") rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion, to our Board that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth therein, the $90.00 per share in cash merger consideration to be received by the holders (other than the Company, Reckitt Benckiser or their respective affiliates) of the outstanding shares of our common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

        The full text of the written opinion of Morgan Stanley delivered to our Board, dated February 9, 2017, is attached to this proxy statement as Annex C and incorporated by reference into this proxy statement. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. Our stockholders are urged to, and should, read the opinion carefully and in its entirety. Morgan Stanley's opinion is directed to our Board and addresses only the fairness, from a financial point of view, to our stockholders of the $90.00 per share in cash merger consideration to be received by such holders pursuant to the merger agreement as of the date of the opinion. Morgan Stanley's opinion does not address any other aspect of the transactions contemplated by the merger agreement and does not constitute a recommendation to our stockholders as to how to vote at the special meeting held in connection with the merger. The summary of Morgan Stanley's opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Morgan Stanley's opinion. Pursuant to an engagement letter between the Company and Morgan Stanley, the Company has agreed to pay Morgan Stanley a transaction fee of approximately $24 million, all of which is payable upon completion of the merger, and reimburse certain fees and expenses regardless of the completion of the merger.

  •
  Interests of Directors and Executive Officers in the Merger (Page 64)

        In considering the recommendation of our Board that you vote in favor of the adoption of the merger agreement, you should be aware that certain of our directors and executive officers may have interests in the merger that are different from, or are in addition to, the interests of the Company and our stockholders generally. These interests may create a potential conflict of interest and may be perceived to have affected their decision to support or adopt the merger agreement. Our Board was aware of these potential conflicts of interest during its deliberations on the merits of the merger and in making its decision to adopt the merger agreement and the transactions contemplated by the merger agreement. These interests include, but are not limited to, accelerated vesting of outstanding equity-based awards granted prior to execution of the merger agreement, conversion of outstanding equity-based awards granted following execution of the merger agreement into Converted Reckitt Benckiser RSUs, the receipt of severance and other separation benefits in the event of certain terminations of employment on or following the consummation of the merger, entitlement to receive a tax gross-up payment to make any affected executive whole, on an after-tax basis, for any taxes imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") and continuation of indemnification rights and coverage under our directors' and officers' liability insurance policies. Our stockholders should be aware of these interests when considering our Board's recommendation to adopt the merger agreement.

  •
  Employee Matters (Page 91)

        Under the merger agreement, Reckitt Benckiser and Merger Sub are required to provide continuing employees of the Company, through December 31, 2018, with (i) compensation, annual bonus opportunity and severance benefits that are no less favorable than the continuing employees' current compensation, bonus opportunity and severance benefits, and (ii) other employee benefits that are, generally, no less favorable in the aggregate to the continuing employees' current benefits provided by the Company. In addition, Reckitt Benckiser and Merger Sub are generally required to recognize each such continuing employee of the Company's service with the Company for purposes of any new benefit plan implemented after the merger and and take commercially reasonable efforts to ensure that such continuing employees of the Company' coverage and benefits under any new health and welfare plans implemented for the continuing employees are not adversely effected by the transition to the new health and welfare plans. The merger agreement provides that the Company and Reckitt Benckiser acknowledge that the effect of the merger shall be a "change in control" or "change of control" of the Company for purposes of any applicable Company employee benefit plan.

  •
  No Solicitation of an Acquisition Proposal (Page 85)

        We have agreed in the merger agreement, between the date of the merger agreement and the effective time, to certain limitations on our ability to take action with respect to alternative acquisition transactions. Notwithstanding these limitations, the merger agreement provides that, at any time prior to obtaining the requisite Company stockholder vote for the adoption of the merger agreement, we may consider and discuss with a third party an acquisition proposal if our Board determines in good faith, after considering advice from a financial advisor of nationally recognized reputation and outside legal counsel, (i) that such acquisition proposal constitutes, or could reasonably be expected to result in a superior proposal and (ii) that a failure to take such action could reasonably be expected to be inconsistent with our directors' fiduciary duties under the Delaware General Corporation Law (as amended, the "DGCL"), subject to the limitations and conditions set forth in the merger agreement and as further detailed in the section entitled "The Merger Agreement—No Solicitation of an Acquisition Proposal; Company Adverse Recommendation Change" beginning on page 85.

        Our Board may (i) fail to make, withdraw or modify in a manner adverse to Reckitt Benckiser, or publicly propose to fail to make, withdraw or modify in a manner adverse to Reckitt Benckiser, a recommendation by our Board to our stockholders to adopt the merger agreement (the "Company Board Recommendation"), (ii) fail to include the Company Board Recommendation in this proxy statement or (iii) recommend, adopt or approve or publicly propose to recommend, adopt or approve the merger agreement (the "Company Adverse Recommendation Change"), whether in connection with a superior proposal, or otherwise, if our Board determines in good faith, after considering advice from a financial advisor of nationally recognized reputation and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under Delaware law. However, unless and until the merger agreement is terminated in accordance with its terms, the merger agreement and the merger will be submitted to our stockholders at the special meeting notwithstanding any Company Adverse Recommendation Change. Additional limitations and conditions to the Company Adverse Recommendation Change are described in detail in the section entitled "The Merger Agreement—No Solicitation of an Acquisition Proposal; Company Adverse Recommendation Change" beginning on page 85.

  •
  Conditions to the Merger (Page 92)

        The respective obligations of the Company, Reckitt Benckiser and Merger Sub to effect the merger are subject to the satisfaction or waiver of certain customary conditions, including the adoption of the merger agreement by our stockholders, the approval of the merger by Reckitt Benckiser's stockholders, expiration (or earlier termination) of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the receipt of certain other non-United States regulatory approvals, the absence of any legal prohibitions, the accuracy of the representations and warranties of the parties, compliance by the parties with their respective obligations under the merger agreement and the absence of a Company Material Adverse Effect (as defined in the section entitled "The Merger Agreement—Conditions to the Merger" beginning on page 92).

  •
  Reckitt Benckiser Stockholder Approval (Page 78)

        In order to complete the merger, Reckitt Benckiser must obtain the affirmative vote of a majority of Reckitt Benckiser's stockholders present, in person or by proxy, at the Reckitt Benckiser stockholder meeting approving the merger. The Reckitt Benckiser stockholder meeting is scheduled to be held on [        ], 2017, subject to adjournment or postponement in accordance with the terms of the merger agreement.

  •
  Governmental and Regulatory Approvals (Page 78)

        Under the merger agreement, the merger cannot be completed until (i) the applicable waiting period under the HSR Act, has expired or been terminated, (ii) the filing for and receipt of certain other non-United States regulatory approvals required to consummate the merger, and (iii) no provision of any applicable law shall restrain the consummation of the merger. The Company and

Reckitt Benckiser filed their respective HSR Act notifications on February 27, 2017. The Company and Reckitt Benckiser have filed for all applicable non-United States regulatory approvals prior to March 10, 2017.

  •
  Termination of the Merger Agreement (Page 94)

        The Company or Reckitt Benckiser may terminate the merger agreement under the following circumstances:

  •
  by mutual written consent of the Company and Reckitt Benckiser;

  •
  if the merger has not occurred on or before September 10, 2017 (or, if the only conditions not to be satisfied as of such date relate to competition approvals, December 10, 2017 (either such date, as applicable, the "end date")), provided that the right to terminate the merger agreement under this circumstance is not available to any party whose breach of any provision of the merger agreement has been the principal cause of the failure of the merger to be consummated by such time;

  •
  there shall be any applicable law that makes consummation of the merger illegal or otherwise prohibited or enjoins the Company or Reckitt Benckiser from consummating the merger and such injunction shall have become final and non-appealable;

  •
  the adoption of the merger agreement by our stockholders has not been obtained at the special meeting or any adjournment or postponement thereof at which a vote on the proposal to adopt the merger agreement was taken, provided that the right to terminate the merger agreement under this circumstance is not available to the Company if its breach of any provision of the merger agreement has been the principal cause of the failure to obtain such stockholder approval; or

  •
  the approval of the merger by Reckitt Benckiser's stockholders has not been obtained at the Reckitt Benckiser stockholder meeting or any adjournment or postponement thereof at which a vote on the proposal to adopt the merger agreement was taken, provided that the right to terminate the merger agreement under this circumstances is not available to Reckitt Benckiser if its breach of any provision of the merger agreement has been the principal cause of the failure to obtain such Reckitt Benckiser stockholder approval.

        Reckitt Benckiser may terminate the merger agreement under the following circumstances:

  •
  if our Board prior to the adoption of the merger agreement by our stockholders at the special meeting or any adjournment or postponement thereof shall have made a change of recommendation with respect to the proposal to adopt the merger agreement or shall have failed under certain circumstances to publicly affirm the recommendation of our Board in favor of such proposal;

  •
  if there shall have been a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in the merger agreement such that the conditions to Reckitt Benckiser's and Merger Sub's obligation to consummate the closing would not be satisfied (and such breach of condition is not curable or, if curable, is not cured prior to the earlier of (i) 30 days after written notice thereof is given by Reckitt Benckiser to the Company or (ii) the end date), provided that the right to terminate the merger agreement under this circumstance will not be available to Reckitt Benckiser if Reckitt Benckiser or Merger Sub is then in breach of the merger agreement that would cause a condition to the Company's obligation to consummate the closing not to be satisfied; or

  •
  any of certain named representatives of the Company shall have willfully and materially breached, or shall have caused or directed the Company, any of its subsidiaries or any of their respective representatives to materially breach, any of the Company's, its subsidiaries' or any of their respective transaction representatives' obligations under the non-solicitation provisions of the merger agreement, and such breach is incapable of being cured or, if capable of being cured, has not been cured within five business days following written notice thereof from Reckitt Benckiser.

        The Company may terminate the merger agreement under the following circumstances:

  •
  prior to the adoption of the merger agreement by our stockholders at the special meeting or any adjournment or postponement thereof, in order to enter into a definitive acquisition agreement providing for a superior proposal, subject to the terms and conditions of the non-solicitation provisions and related notice procedures in the merger agreement and payment of the applicable termination fee;

  •
  if Reckitt Benckiser's board of directors prior to the approval of the merger by Reckitt Benckiser's stockholders at the Reckitt Benckiser stockholder meeting or any adjournment or postponement thereof shall have made a change of recommendation with respect to such proposal; or

  •
  if there shall have been a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Reckitt Benckiser or Merger Sub set forth in the merger agreement such that the conditions to the Company's obligation to consummate the closing would not be satisfied (and such breach of condition is not curable or, if curable, is not cured prior to the earlier of (i) 30 days after written notice thereof is given by the Company to Reckitt Benckiser or (ii) the end date), provided that the right to terminate the merger agreement under this circumstance will not be available to the Company if the Company is then in breach of the merger agreement that would cause a condition to Reckitt Benckiser's or Merger Sub's obligations to consummate the closing not to be satisfied.

  •
  Termination Fees (Page 95)

        Upon termination of the merger agreement, under certain specified circumstances, the Company may be obligated to pay to Reckitt Benckiser a termination fee of $480,000,000 and/or expense reimbursement of up to $20,000,000 of Reckitt Benckiser's expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement. Under certain circumstances, Reckitt Benckiser may be required to pay the Company a reverse termination fee of $480,000,000 pursuant to the terms and conditions of the merger agreement. More information can be found in the section entitled "The Merger Agreement—Termination Fees" below.

  •
  Debt Financing (Page 88)

        Concurrently with entering into the merger agreement, Reckitt Benckiser entered into a term and revolving facilities agreement with certain financial institutions pursuant to which Reckitt Benckiser would be provided debt financing on the terms and conditions set forth in the facilities agreement, the proceeds of which, among other uses, will be used by Reckitt Benckiser to fund (i) all or a portion of the merger consideration, (ii) the refinancing of existing indebtedness of the Company and its affiliates and (iii) the fees, costs and expenses in connection with the merger. The merger agreement provides, however, that obtaining such debt financing is not a condition to Reckitt Benckiser's or Merger Sub's obligations to close the merger.

  •
  Material U.S. Federal Income Tax Consequences (Page 75)

        In general, your receipt of the merger consideration will be a taxable transaction for U.S. federal income tax purposes if you are a U.S. Holder (as defined in the section entitled "The Merger—Material

U.S. Federal Income Tax Consequences" beginning on page 75). If you are a U.S. Holder, for U.S. federal income tax purposes, you will generally recognize capital gain or loss equal to the difference, if any, between the amount of cash received pursuant to the merger and your adjusted basis in the shares surrendered. If you are a Non-U.S. Holder (as defined in the section entitled "The Merger—Material U.S. Federal Income Tax Consequences" beginning on page 75), you will generally not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the merger unless you have certain connections with the United States. The tax consequences of the merger to you will depend upon your own particular circumstances. You should consult your tax advisor in order to fully understand the tax consequences of the merger to you.

  •
  Legal Proceedings (Page 78)

        On February 14, 2017, a complaint captioned Christopher Kirkham v. Mead Johnson Nutrition Company., et al., Case No. 2017-CH-02109 was filed in the Circuit Court of Cook County, Illinois, naming as defendants the Company and our Board (the "Kirkham Action"). The Kirkham Action purports to be a class action brought by stockholders alleging that our Board breached their fiduciary duties by approving the merger agreement. The complaint seeks, among other things, either to enjoin the proposed merger or to rescind the merger in the event it is consummated. The defendants believe the litigation is entirely without merit and intend to defend it vigorously.

  •
  Anticipated Closing of the Merger (Page 78)

        We intend to complete the closing of the merger promptly after all of the conditions to consummation of the merger are satisfied or waived, including the adoption of the merger agreement by our stockholders. We currently expect the merger to be completed in the third calendar quarter of 2017, although we cannot assure completion by any particular date, if at all. We will issue a press release and letters of transmittal for your use once the merger has been completed.

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  Appraisal Rights (Page 99)

        If the merger is consummated, our stockholders who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares of our common stock will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL, which is attached to this proxy statement as Annex D.

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  Market Price (Page 104)

        Our common stock is traded on the New York Stock Exchange under the symbol "MJN." On February 1, 2017, the last full trading day before the Company's and Reckitt Benckiser's public confirmation of advanced negotiations of the merger, our common stock closed at $69.50 per share. On [        ], 2017, the last full trading day prior to the date of this proxy statement, our common stock closed at $[        ] per share. We encourage you to obtain current market quotations for our common stock in connection with voting your shares.

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  Additional Information (Page 110)

        You can find more information about the Company in the periodic reports and other information we file with the SEC. The information is available at the SEC's public reference facilities and at the website maintained by the SEC at http://www.sec.gov. For a more detailed description of the additional information available, please see the section entitled "Where You Can Find More Information" on page 110.

MEAD JOHNSON NUTRITION COMPANY
PROXY STATEMENT FOR THE
SPECIAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:
Why am I receiving these materials?

A:
On February 10, 2017, the Company entered into the merger agreement with Reckitt Benckiser and Merger Sub. You are receiving this proxy statement as a stockholder of the Company in connection with the solicitation of proxies by our Board in favor of the adoption of the merger agreement and the other matters to be voted on at the special meeting described below under "—What am I voting on at the special meeting?" The merger cannot be completed unless the merger agreement is adopted by stockholders holding at least a majority of the outstanding shares of our common stock entitled to vote at the special meeting.

Q:
What am I voting on at the special meeting?

A:
At the special meeting, you are voting on the following three proposals:

  •
  a proposal to adopt the merger agreement;

  •
  a proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to establish a quorum or adopt the merger agreement (the "Adjournment Proposal"); and

  •
  a proposal to approve, on a non-binding, advisory basis, the payment of certain compensation and benefits to our named executive officers, which they will or may be entitled to receive from the Company (or its successor) and as a consequence of the merger (the "Merger-Related Compensation Proposal", as described in the section entitled "The Merger—Interests of the Directors and Executive Officers in the Merger—Potential Change in Control Payments to Named Executive Officers" beginning on page 71).

Q:
How does the Board of Directors recommend that I vote?

A:
Our Board unanimously recommends that you vote (i) "FOR" the proposal to adopt the merger agreement, (ii) "FOR" the Adjournment Proposal and (iii) "FOR" the non-binding, advisory Merger-Related Compensation Proposal.

Q:
What is the proposed merger and what effects will it have on the Company?

A:
If approved by our stockholders, pursuant to the merger agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity following the merger as a wholly owned indirect subsidiary of Reckitt Benckiser.

  At the effective time of the merger, each outstanding (i) share of our common stock (other than (x) shares held by the Company as treasury stock (other than shares held for the account of clients, customers or other persons), (y) held by Reckitt Benckiser or by any subsidiary of either the Company or Reckitt Benckiser and (z) held by a stockholder who perfects appraisal rights in accordance with Delaware law) will automatically be converted into the right to receive $90.00 in cash, without interest and less any required tax withholding, and (ii) vested and unvested stock option and unvested RSU and PSU granted prior to execution of the merger agreement will be cancelled and the holders will be entitled to receive the merger consideration of $90.00 per share in cash, less the applicable exercise price in the case of stock options, and less any required tax withholding. Each outstanding unvested RSU granted after execution of the merger agreement will be converted into a Converted Reckitt Benckiser RSU, which is a phantom restricted stock unit based on Reckitt Benckiser common stock and settled in cash. At the effective time of the merger, no such shares of our common stock outstanding prior to the merger will remain outstanding after the merger and all such shares will automatically be cancelled and will cease to exist. The price of $90.00 per share in cash was determined through arm's-length negotiations between us and Reckitt Benckiser.

  For additional information about the merger, please review the merger agreement attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. We encourage you to read the merger agreement carefully and in its entirety, as it is the principal document governing the merger.

Q:
What will I receive in the merger?

A:
Upon completion of the merger, you will receive $90.00 in cash, without interest and less any required tax withholding, for each share of our common stock you own (excluding common stock subject to forfeiture restrictions), unless you have properly exercised your appraisal rights with respect to such shares. For example, if you own 1,000 shares of our common stock, you will receive $90,000.00 in cash in exchange for your shares of common stock, less any required tax withholding. You will not own any shares in the surviving corporation.

Q:
Is the merger a taxable transaction to stockholders for U.S. federal income tax purposes?

A:
The exchange of shares of our common stock for cash pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes if you are a U.S. Holder (as defined in the section entitled "The Merger—Material U.S. Federal Income Tax Consequences"). If you are a U.S. Holder, for U.S. federal income tax purposes, you will generally recognize capital gain or loss equal to the difference, if any, between the amount of cash received pursuant to the merger and your adjusted tax basis in the shares surrendered. If you are a Non-U.S. Holder (as defined in the section entitled "The Merger—Material U.S. Federal Income Tax Consequences"), you will generally not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the merger unless you have certain connections with the United States. Under certain circumstances, we may be required to withhold a portion of your merger consideration under applicable tax laws. See the section entitled "The Merger—Material U.S. Federal Income Tax Consequences" for a more detailed discussion of the U.S. federal income tax consequences of the merger. Note that this proxy statement does not discuss the tax consequences to stockholders of selling shares of our common stock prior to the completion of the merger. The tax consequences of the merger to you will depend on your own particular circumstances. You should consult your tax advisor in order to fully understand the tax consequences of the merger to you.

Q:
Will the Company continue to pay distributions prior to the effective time of the merger?

A:
As permitted by the merger agreement and subject to the approval of our Board, we currently expect to continue to pay a regular quarterly dividend of $0.4125 per share of our common stock per quarter, with record and payment dates consistent with the quarterly record and payment dates in 2016, until the last business day before the closing of the merger. On March 1, 2017, our Board declared a dividend of $0.4125 per share, to be paid on April 3, 2017 to stockholders of record as of the close of business on March 13, 2017.

Q:
Where and when is the special meeting?

A:
The special meeting will be held at [            ], on [            ], 2017, at [            ] Central Daylight Time.

Q:
Do Reckitt Benckiser's stockholders have to approve the merger?

A:
Yes. In order to complete the merger, Reckitt Benckiser must obtain the affirmative vote of a majority of Reckitt Benckiser's stockholders present, in person or by proxy, at the Reckitt Benckiser stockholder meeting approving the merger. The Reckitt Benckiser stockholder meeting is scheduled to be held on [                  ], 2017, subject to adjournment or postponement in accordance with the terms of the merger agreement.

Q:
Who is entitled to vote and how do I vote?

A:
All stockholders of record at the close of business on [                  ], 2017, the record date for the special meeting, will be entitled to notice of and to vote at the special meeting. As of the close of business on the record date, [                  ] shares of our common stock were outstanding. Each share is entitled to one vote on each proposal presented at the special meeting.

  Carefully read this document and indicate on the proxy card how you want to vote. Sign, date and mail your proxy card in the enclosed return envelope as soon as possible. You may also vote electronically on the Internet or by telephone as instructed in the materials. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the special meeting in person. Submitting your vote now will not prevent you from later canceling or revoking your proxy, right up to the day of the special meeting, and will ensure that your shares are voted if you later find you cannot attend the special meeting. IF YOU DO NOT VOTE, THIS WILL HAVE THE SAME EFFECT AS VOTING "AGAINST" THE PROPOSAL TO ADOPT THE MERGER AGREEMENT.

Q:
What if I submit a proxy and later change my mind?

A:
If you have given your proxy and later wish to revoke it, you may do so at any time before your proxy is voted at the special meeting, by (i) giving written notice to our Corporate Secretary at our principal executive offices at 225 North Canal Street, 25th Floor, Chicago, Illinois 60606, stating that you would like to revoke your proxy, (ii) completing and submitting a new proxy card bearing a later date (in any of the permitted forms), or (iii) attending the special meeting and voting in person. Simply attending the meeting will not, by itself, revoke your proxy. If your shares are held in the name of a broker, bank or other agent, you must follow instructions received from such broker, bank or agent with this proxy statement in order to revoke your vote or to vote in person at the special meeting.

Q:
What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

A:
Stockholder of Record. If, on the record date, your shares were registered directly in your name with our transfer agent, Computershare Shareowner Services, then you are a stockholder of record, and we sent the proxy materials directly to you. As a stockholder of record, you may vote in person at the meeting or vote by proxy.

  Beneficial Owner of Shares Held in Street Name. If, on the record date, your shares were held in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in "street name," and these proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the special meeting. However, if your shares are held in street name, you are not the stockholder of record and you may not vote your shares in person at the meeting unless you request and obtain a valid legal proxy from your broker or other agent.

Q:
If I hold shares through the Mead Johnson Nutrition Company Retirement Savings Plan, how do I vote?

A:
For voting purposes, the proxy card includes all shares credited to your account under the Mead Johnson Nutrition Company Retirement Savings Plan held in custody by the plan trustee. In order to direct the plan trustee to vote the shares held in your account, you must vote the shares by 10:59 p.m. Central Daylight Time on [                  ], 2017. If your voting instructions are not received by that time, the trustee will vote the shares credited to your account in the same proportion as the plan shares for which voting instructions have been received, unless contrary to the Employee Retirement Income Security Act of 1974. Please follow the instructions set forth above for voting of stockholders of record to cast your vote. Although you may attend the special meeting, you may not vote shares held in your Mead Johnson Nutrition Company Retirement Savings Plan account at the special meeting.

Q:
Will my shares held in "street name" or another form of ownership be combined for voting purposes with shares I hold of record?

A:
No. Because any shares you may hold in "street name" will be deemed to be held by a different stockholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an IRA must be voted under the rules governing the account. If you receive more than one proxy card because you are a holder of record and your shares of our common stock are registered in more than one name, please submit each proxy and voting instruction card that you receive.

Q:
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:
We have adopted a procedure approved by the Securities and Exchange Commission called "householding." Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the proxy statement. This procedure is intended to reduce our printing costs and postage fees.

  If you or another stockholder of record with whom you share an address wish to receive a separate proxy statement, we will promptly deliver it to you if you request it by calling Broadridge Financial Solutions, Inc., toll-free in the United States at 1-866-540-7095 or by writing to Broadridge Financial Solutions, Inc., Attention: Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you or another stockholder of record with whom you share an address are receiving multiple copies of the proxy statement, you can request to receive a single copy of these materials in the future by contacting Broadridge Financial Solutions, Inc. in the same manner as described above.

Q:
What constitutes a quorum for the meeting?

A:
A quorum is required for stockholders to conduct business at the special meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to establish a quorum at the meeting. On the record date, there were [          ] shares of our common stock outstanding. Shares present, in person or by proxy, including shares as to which authority to vote on any proposal is withheld, shares abstaining as to any proposal, and broker non-votes (where a broker submits a properly executed proxy but does not have authority to vote a customer's shares on non-routine matters such as the proposal to adopt the merger agreement) on any proposal will be considered present at the meeting and entitled to vote for purposes of establishing a quorum for the transaction of business at the meeting. Each of these categories will be tabulated separately. In the event that a quorum is not present at the special meeting, we expect that the meeting will be postponed or adjourned to solicit additional proxies, and the persons named as proxies may propose and vote for one or more postponements or adjournments of the special meeting; however, no proxy voted against the proposal to adopt the merger agreement will be voted in favor of the Adjournment Proposal.

Q:
How are votes counted?

A:
Each of "FOR", "AGAINST" and "ABSTAIN" categories will be tabulated separately. If you are a stockholder of record and vote your shares by submitting a proxy, your shares will be voted at the special meeting as you indicated on your proxy card. If no instructions are indicated on your signed proxy card, all of your shares of common stock will be voted "FOR" the proposal to adopt the merger agreement, "FOR" the Adjournment Proposal and "FOR" the non-binding, advisory Merger-Related Compensation Proposal. However, if your shares are held in street name, and you fail to instruct your broker, bank or other agent on how to vote your shares, your shares will not be voted. It will have the same effect as voting "AGAINST" the proposal to adopt the merger agreement, but will not have any effect on the Adjournment Proposal or the non-binding, advisory Merger-Related Compensation Proposal.

Q:
Who will count the vote?

A:
Broadridge Financial Solutions, Inc. will tabulate votes and act as the Inspector of Election at the special meeting.

Q:
What is a proxy?

A:
A proxy is your legal designation of another person to vote your shares of our common stock. The written document describing the matters to be considered and voted on at the special meeting is referred to as this proxy statement. The document used to designate a proxy to vote your shares of our common stock is referred to as a proxy card.

Q:
What does it mean to vote by proxy?

A:
It means that you give someone else the right to vote your shares in accordance with your instructions. In voting by proxy, you ensure that you vote will be counted even if you are unable to attend the special meeting.

Q:
My shares are held in the "street name." Will my broker vote my shares?

A:
Your broker will be unable to vote your shares without instructions from you. If your shares are held in street name, you should have received a vote instruction form with these proxy materials from your broker, bank or other agent rather than from the Company. Simply complete and return the vote instruction form to your broker, bank or other agent to ensure your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent. To vote in person at the special meeting, you must obtain a valid legal proxy from your broker, bank or other agent. Follow the instructions from your broker or agent included with these proxy materials, or contact your broker, bank or agent to request a legal proxy form.

  The failure to instruct your broker on how to vote your shares will have exactly the same effect as voting "AGAINST" the proposal to adopt the merger agreement.

Q:
How are "ABSTAIN" votes counted?

A:
If you are a stockholder of record and abstain from voting, that abstention will have the same effect as if you voted "AGAINST" the proposal to adopt the merger agreement. If your shares are held in street name, and you fail to instruct your broker, bank or other agent on how to vote your shares, your shares will not be voted, which will also have the same effect as voting "AGAINST" the proposal to adopt the merger agreement. Abstentions and broker non-votes will not be counted as votes cast in favor of or against the Adjournment Proposal or the non-binding, advisory Merger-Related Compensation Proposal, but will count for the purpose of determining whether a quorum is present.

Q:
What vote is required to adopt the merger agreement, the Adjournment Proposal and the non-binding, advisory Merger-Related Compensation Proposal?

A.
The affirmative vote of the holders of a majority of the outstanding shares of our common stock as of the close of business on the record date is required to adopt the merger agreement. As of the close of business on the record date, there were [          ] shares of our common stock outstanding. This means that under Delaware law, [          ] shares or more must vote in the affirmative to adopt the merger agreement.

  The affirmative vote of the holders of a majority of the outstanding shares of our common stock present at the special meeting, either in person or by proxy, and entitled to vote at the special meeting, is required to approve the Adjournment Proposal and the non-binding, advisory Merger-Related Compensation Proposal.

Q:
What happens if I do not vote on the proposal to adopt the merger agreement?

A:
BECAUSE THE VOTE REQUIRED TO ADOPT THE MERGER AGREEMENT IS BASED ON THE TOTAL NUMBER OF THE OUTSTANDING SHARES OF OUR COMMON STOCK AS OF THE RECORD DATE, AND NOT JUST THE SHARES THAT ARE ENTITLED TO VOTE OR ACTUALLY VOTED AT THE SPECIAL MEETING, IF YOU DO NOT VOTE (INCLUDING IF YOU HOLD YOUR SHARES THROUGH A BROKER, BANK OR OTHER AGENT AND DO NOT RETURN YOUR VOTE INSTRUCTIONS TO THE BROKER, BANK OR OTHER AGENT), IT WILL HAVE THE SAME EFFECT AS VOTING "AGAINST" THE PROPOSAL TO ADOPT THE MERGER AGREEMENT. If the merger is completed, whether or not you vote for the proposal to adopt the merger agreement, you will receive the merger consideration for your shares of our common stock upon completion of the merger, unless you properly exercise your appraisal rights. See the section entitled "Appraisal Rights" and Annex D to this proxy statement.

Q:
What happens if the merger is not completed?

A:
If the merger is not completed for any reason, you will not receive any payment for your shares of our common stock. We will remain an independent public company and our common stock will continue to be listed and traded on the New York Stock Exchange, so long as we continue to meet the applicable listing requirements.

  Under certain circumstances, upon termination of the merger agreement, we may be obligated to pay to Reckitt Benckiser a termination fee of $480,000,000 and/or expense reimbursement of up to $20,000,000 of Reckitt Benckiser's expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement. Under certain circumstances, Reckitt Benckiser may be required to pay us a reverse termination fee of $480,000,000 pursuant to the terms and conditions of the merger agreement. More information can be found in the section entitled "The Merger Agreement—Termination Fees" beginning on page 95.

Q:
Will stockholders have appraisal rights?

A:
Yes. Under the laws of the State of Delaware, which is our state of incorporation, any stockholder who does not vote in favor of the adoption of the merger agreement and remains a holder of our common stock at the effective time of the merger may, by complying with the procedures set forth in Section 262 of the DGCL and sending us a written demand for appraisal before the vote is taken on the adoption of the merger agreement, be entitled to seek appraisal of the fair value of their shares. Appraisal rights are contingent upon completion of the merger. See the section entitled "Appraisal Rights" and Annex D to this proxy statement.

Q:
Why am I being asked to consider and vote on a proposal to approve, the non-binding, advisory Merger-Related Compensation Proposal?

A:
Under the SEC rules, we are required to seek a non-binding, advisory vote with respect to the compensation and benefits that will or may become payable to our named executive officers as a consequence of the merger.

Q:
What will happen if the Company's stockholders do not approve the Merger-Related Compensation Proposal?

A:
Approval of the merger-related compensation that will or may become payable to our named executive officers as a consequence of the merger is not a condition to completion of the merger. The vote is an advisory vote and will not be binding on the Company or the surviving corporation in the merger. Because the merger-related compensation to be paid to the named executive officers as a consequence of the merger is based on contractual arrangements with the named executive officers, such compensation may be payable, regardless of the outcome of this advisory vote, if the merger agreement is adopted and the merger is completed (subject only to the contractual obligations applicable thereto).

Q:
Do any of the Company's directors or executive officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?

A:
Our directors and executive officers have interests in the merger that are different from, or in addition to, those of our stockholders generally, as set forth below. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the transactions contemplated by the merger agreement, and in recommending that the merger agreement be adopted by our stockholders. These interests include (i) the accelerated vesting and payment of our outstanding stock options, RSUs, and PSUs, in each case, granted prior to execution of the merger agreement, (ii) the grant of 2017 equity-based awards, which will convert into Reckitt Benckiser equity-based awards upon the closing of the merger, (iii) certain severance and other separation benefits that may be payable upon certain terminations of employment following the effective time of the merger, (iv) entitlement to receive a tax gross-up payment to make any affected executive whole, on an after-tax basis, for any taxes imposed under Section 4999 of the Code, as amended, and (v) entitlement to continued indemnification and insurance coverage under the merger agreement.

Q:
When do you expect the merger to be completed?

A:
We intend to complete the closing of the merger promptly after all of the conditions to completion of the merger are satisfied or waived, including the adoption of the merger agreement by our stockholders. We currently expect the merger to be completed in the third calendar quarter of 2017, although we cannot assure completion by any particular date, if at all. We will issue a press release and letters of transmittal for your use once the merger has been completed. See the section entitled "The Merger Agreement—Conditions to the Merger" beginning on page 92 for more information.

Q:
When can I expect to receive the merger consideration for my shares?

A:
Once the merger is completed, you will receive in a separate mailing a letter of transmittal and other documents to be delivered to the exchange agent in order to receive the merger consideration. Once you have submitted your properly completed letter of transmittal, stock certificates and other required documents to the exchange agent, the exchange agent will send you a check for the merger consideration.

  If you hold book-entry shares, you do not need to deliver a properly completed letter of transmittal or stock certificates to the exchange agent, since stock certificates are not issued for such shares. Instead, following receipt of an "agent's message" from the exchange agent (or such other evidence, if any, of transfer as the exchange agent may reasonably request), you will be entitled to receive from the exchange agent the merger consideration payable in respect of such book-entry shares.

Q:
What happens if I sell my shares of common stock before the special meeting?

A:
The record date for stockholders entitled to vote at the special meeting is earlier than the expected date of the merger. If you transfer your shares of our common stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares.

Q:
Who will solicit and pay the cost of soliciting proxies?

A:
We will pay for the cost of soliciting proxies and may reimburse brokerage firms and others for their expenses in forwarding solicitation material to beneficial owners. Solicitation will be made primarily through the use of the mail but our officers, directors and employees may, without additional compensation, solicit proxies personally by telephone, facsimile, mail or the Internet or in person. We have retained Innisfree to assist us in soliciting proxies using the means referred to above. We will pay the fees of Innisfree, which we expect to be approximately $25,000, plus reimbursement of certain out-of-pocket expenses.

Q:
Where can I find the voting results of the special meeting?

A:
We intend to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that we file with the SEC are publicly available when filed on the SEC's website at www.sec.gov.

Q:
Where can I find out more information about the special meeting?

A:
You can find out information about the special meeting from the sources described in the section entitled "Where You Can Find More Information" on page 110.

Q:
Whom should I contact with questions?

A:
If you need additional copies of this proxy statement or the enclosed proxy card, or if you have other questions about the proposals or how to vote your shares, you may contact our proxy solicitor, Innisfree by telephone (toll free) at (888) 750-5834.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You can identify these forward-looking statements by the fact they use words such as "should," "expect," "anticipate," "estimate," "target," "may," "project," "guidance," "intend," "plan," "believe" and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks, uncertainties, and assumptions including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements are likely to relate to, among other things, our goals, plans and projections regarding our financial position, results of operations, cash flows, market position, product development, product approvals, sales efforts, expenses, capital expenditures, performance or results of current and anticipated products and the outcome of contingencies such as legal proceedings and financial results, which are based on current expectations that involve inherent risks and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years. Although we believe we have been prudent in our plans and assumptions, we can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and we caution readers not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise. Actual results may differ materially from those projected as a result of certain risks and uncertainties. Certain risks associated with our business are discussed from time to time in the reports we file with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our Quarterly Reports on Form 10-Q. In addition to the other factors and matters contained or incorporated in this proxy statement, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

  •
  the possibility that the merger will not be consummated or delays in consummating the merger;

  •
  The possibility that the closing conditions set forth in the merger agreement will not be satisfied, including among others, (i) receipt of the required stockholder approvals, (ii) the absence of any change, circumstance, condition, state of facts, events or effect that constitutes a material adverse effect (as further described in the merger agreement), or (iii) receipt of the necessary regulatory approvals required to permit the merger;

  •
  the amount of the costs, fees, expenses and charges related to the merger, including the risk that the merger agreement may be terminated in certain circumstances that would require us to pay Reckitt Benckiser a termination fee of $480,000,000 and/or expense reimbursement of up to $20,000,000 of Reckitt Benckiser's expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement the payment of which could cause significant liquidity and long-term financial viability issues for the Company;

  •
  adverse effects on the market price of our common stock and on our operating results because of a failure to complete the merger;

  •
  negative effects relating to the announcement of the merger or any further announcements relating to the merger or the entrance into or consummation of the merger on the market price of our common stock;

  •
  unanticipated difficulties or expenditures relating to the merger;

  •
  legal proceedings instituted against the Company and others in connection with the merger;

  •
  disruptions of current plans and operations caused by the announcement and pendency of the merger;

  •
  potential difficulties in employee retention as a result of the announcement and pendency of the merger; and

  •
  the response of customers, distributors, suppliers and competitors to the announcement of the merger.

 PARTIES TO THE MERGER

  Mead Johnson Nutrition Company
  225 North Canal Street, 25th Floor
  Chicago, Illinois 60606
  (312) 466-5800

        The Company is a Delaware corporation headquartered in Chicago, Illinois. We are a global leader in pediatric nutrition with approximately $3.7 billion in net sales for the year ended December 31, 2016. We are committed to being the world's leading nutrition company for infants and children and to helping nourish the world's children for the best start in life. Our Enfa family of brands, including Enfamil infant formula, is the world's leading brand franchise in pediatric nutrition, based on retail sales, and accounted for approximately 80% of our net sales for the year ended December 31, 2016. Our comprehensive product portfolio addresses a broad range of nutritional needs for infants, children and expectant and nursing mothers. We have over 100 years of innovation experience during which we have developed or improved many breakthrough or category-defining products across our product portfolio. Our singular focus on pediatric nutrition and our implementation of a business model that integrates nutritional science with health care and consumer marketing expertise differentiate us from many of our competitors.

        We market our portfolio of more than 70 products to mothers, health care professionals and retailers in more than 50 countries in Asia, North America, Latin America and Europe. Our three reportable segments are Asia, Latin America and North America/Europe, which comprised 50%, 17% and 33%, respectively, of our net sales for the year ended December 31, 2016. For the year ended December 31, 2016, 72% of our net sales were generated outside of the United States.

        We believe parents and health care professionals associate the Mead Johnson name and our Enfa family of brands with quality, science-based pediatric nutrition products. Our products are marketed around the world through our global sales and marketing efforts. We believe that the strength of our brands allows us to create and maintain consumer loyalty across our product portfolio.

        Our Internet address is www.meadjohnson.com. Information included on our website is not incorporated by reference into this proxy statement.

  Reckitt Benckiser Group plc
  103-105 Bath Road
  Slough, Berkshire SL1 3UH
  United Kingdom
  +44 (0) 1753 217800

        Reckitt Benckiser is a company incorporated in England and Wales. Reckitt Benckiser is the world's leading consumer health and hygiene company that has operations in over 60 countries, with headquarters in London, Dubai and Amsterdam, and sales in most countries across the globe. Reckitt Benckiser employs approximately 37,000 people worldwide. It is the global No 1 or No 2 in the majority of its fast-growing categories, driven by an exceptional focus on innovation. Reckitt Benckiser's Health, Hygiene and Home portfolio is led by its global Powerbrands including Nurofen, Strepsils, Gaviscon, Mucinex, Durex, Scholl, Clearasil, Lysol, Dettol, Veet, Harpic, Cillit Bang, Mortein, Finish, Vanish, Calgon, Air Wick, Woolite and French's. Powerbrands represent 80% of Reckitt Benckiser's net revenue for the year ended December 31, 2016.

        Reckitt Benckiser's Internet address is www.rb.com. Information included on Reckitt Benckiser's website is not incorporated by reference into this proxy statement.

  Marigold Merger Sub, Inc.
  2711 Centerville Road, Suite 400
  City of Wilmington, County of New Castle, Delaware 19808

        Merger Sub is a Delaware corporation and a wholly owned indirect subsidiary of Reckitt Benckiser. Merger Sub was formed solely for the purpose of facilitating Reckitt Benckiser's acquisition of the Company and has not engaged in any operations other than in connection with its formation and the negotiation and execution of the merger agreement.

 THE SPECIAL MEETING

  Time and Place of the Special Meeting

        This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by our Board for use at a special meeting of stockholders to be held on [                        ], 2017, at  [            ] Central Daylight Time, at [        ]. We intend to hold the special meeting on the same date as the general meeting of the stockholders of Reckitt Benckiser.

  Purpose of the Special Meeting

        The purpose of the special meeting is for our stockholders to consider and vote upon:

  •
  a proposal to adopt the merger agreement, pursuant to which Reckitt Benckiser will indirectly acquire the Company by means of a merger of Merger Sub with and into the Company, with the Company continuing as the surviving entity following the merger as a wholly owned indirect subsidiary of Reckitt Benckiser;

  •
  a proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to establish a quorum or adopt the merger agreement (the "Adjournment Proposal"); and

  •
  a proposal to approve, on a non-binding, advisory basis, the payment of certain compensation and benefits to our named executive officers, which they will or may be entitled to receive from the Company (or its successor) and as a consequence of the merger (the "Merger-Related Compensation Proposal", as described in the section entitled "The Merger—Interests of the Directors and Executive Officers in the Merger—Potential Change in Control Payments to Named Executive Officers" beginning on page 71).

        A copy of the merger agreement is attached to this proxy statement as Annex A. Our Board unanimously recommends that you vote (1) "FOR" the proposal to adopt the merger agreement, (2) "FOR" the Adjournment Proposal and (3) "FOR" the non-binding, advisory Merger-Related Compensation Proposal.

  Record Date, Notice and Quorum

        You are entitled to notice of and to vote at the special meeting if you owned shares of our outstanding common stock at the close of business on [                        ], 2017, the record date for the special meeting. As of the record date, there were [            ] shares of our common stock outstanding and entitled to be voted at the special meeting.

        A quorum is required for stockholders to conduct business at the special meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to establish a quorum at the meeting. Abstentions are counted as present for the purpose of determining whether a quorum is present, while broker non-votes are not counted as present unless instructions have been provided by the beneficial owner to the applicable broker, bank or other agent with respect to at least one proposal. Each of "FOR", "AGAINST" and "ABSTAIN" categories will be tabulated separately. In the event that a quorum is not present at the special meeting, we expect that the meeting will be postponed or adjourned to solicit additional proxies, and the persons named as proxies may propose and vote for one or more postponements or adjournments of the special meeting; however, no proxy voted against the adoption of the merger agreement will be voted in favor of the Adjournment Proposal.

  Who Can Vote at the Special Meeting

        If on the record date, your shares were registered directly in your name with our transfer agent, Computershare Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. If on that date, your shares were held in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the special meeting. As a beneficial owner of shares held in street name, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the special meeting. However, if your shares are held in street name, you are not the stockholder of record, and you may not vote your shares in person at the meeting unless you request and obtain a valid legal proxy from your broker or other agent.

  Vote Required

        The affirmative vote of the holders of a majority of the outstanding shares of our common stock as of the close of business on the record date is required to adopt the merger agreement. As of the close of business on the record date, there were [            ] shares of our common stock outstanding. This means that under Delaware law, [            ] shares or more must vote in the affirmative to adopt the merger agreement. The affirmative vote of the holders of a majority of the outstanding shares of our common stock present at the special meeting, either in person or by proxy, and entitled to vote at the special meeting, is required to approve the Adjournment Proposal and the non-binding, advisory Merger-Related Compensation Proposal.

        BECAUSE THE VOTE REQUIRED TO ADOPT THE MERGER AGREEMENT IS BASED ON THE TOTAL NUMBER OF THE OUTSTANDING SHARES OF OUR COMMON STOCK AS OF THE RECORD DATE, AND NOT JUST THE SHARES THAT ARE ENTITLED TO VOTE OR ACTUALLY VOTED AT THE SPECIAL MEETING, IF YOU DO NOT VOTE (INCLUDING IF YOU HOLD YOUR SHARES THROUGH A BROKER, BANK OR OTHER AGENT), IT WILL HAVE EXACTLY THE SAME EFFECT AS VOTING "AGAINST" THE PROPOSAL TO ADOPT THE MERGER AGREEMENT.

        If you are a stockholder of record and abstain from voting, that abstention will have the same effect as if you voted "AGAINST" the proposal to adopt the merger agreement. If your shares are held in street name, and you fail to instruct your broker, bank or other agent on how to vote your shares, your shares will not be voted, which will also have the same effect as voting "AGAINST" the proposal to adopt the merger agreement. Abstentions and broker non-votes will not be counted as votes cast in favor of or against the Adjournment Proposal or the non-binding, advisory Merger-Related Compensation Proposal, but will count for the purpose of determining whether a quorum is present.

        Any stockholder who does not vote in favor of the adoption of the merger agreement and remains a holder of our common stock at the effective time of the merger may, by complying with the procedures set forth in Section 262 of the Delaware General Corporation Law and sending us a written demand for appraisal, be entitled to seek appraisal of the fair value of their shares. Appraisal rights are contingent upon completion of the merger. See the section entitled "Appraisal Rights" beginning on page 99 and Annex D to this proxy statement.

  How You Can Vote

        If your shares are held in record name, you may sign, date and mail your proxy card in the enclosed return envelope. IF YOU DO NOT VOTE, THIS WILL HAVE THE SAME EFFECT AS VOTING "AGAINST" THE PROPOSAL TO ADOPT THE MERGER AGREEMENT.

        If your shares are held in street name, you should have received a vote instruction form with these proxy materials from your broker, bank or other agent rather than from the Company. Simply complete and return the vote instruction form to your broker, bank or other agent to ensure that your vote is counted. You may also vote electronically on the Internet or by telephone as instructed by your broker or other agent. YOUR BROKER, BANK OR OTHER AGENT WILL BE UNABLE TO VOTE YOUR SHARES WITHOUT INSTRUCTIONS FROM YOU. THE FAILURE TO INSTRUCT YOUR BROKER ON HOW TO VOTE YOUR SHARES WILL HAVE EXACTLY THE SAME EFFECT AS VOTING "AGAINST" THE PROPOSAL TO ADOPT THE MERGER AGREEMENT.

        Your shares will be voted at the special meeting as you indicated on your proxy card. If no instructions are indicated on your signed proxy card, all of your shares of our common stock will be voted "FOR" the proposal to adopt the merger agreement, "FOR" the Adjournment Proposal and "FOR" the non-binding, advisory Merger-Related Compensation Proposal.

        You should indicate your vote now even if you expect to attend the special meeting and vote in person. Indicating your vote now will not prevent you from later canceling or revoking your proxy, right up to the day of the special meeting, and will ensure that your shares are voted if you later find you cannot attend the special meeting. If your shares are held in the name of a broker, bank or other agent and you wish to vote in person at the special meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or agent included with these proxy materials, or contact your broker, bank or agent to request a proxy form.

  Stock Ownership and Interests of Certain Persons

        As of March 6, 2017, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 1,109,081 shares of our common stock, representing approximately 0.60% of the shares of our common stock outstanding on March 6, 2017. Our directors and executive officers have informed us that they currently intend to vote (1) "FOR" the proposal to adopt the merger agreement, (2) "FOR" the Adjournment Proposal and (3) "FOR" the non-binding, advisory Merger-Related Compensation Proposal.

        Certain members of our management and Board have interests that are different from or in addition to those of stockholders generally. See the section entitled "The Merger—Interests of Directors and Executive Officers in the Merger" beginning on page 64.

  How You May Revoke or Change Your Vote

        You can change your vote in one of three ways at any time before your proxy is voted at the special meeting, by (i) giving written notice to our Corporate Secretary at our principal executive offices at 225 North Canal Street, 25th Floor, Chicago, Illinois 60606, stating that you would like to revoke your proxy, (ii) completing and submitting a new proxy card bearing a later date (in any of the permitted forms), or (iii) attending the special meeting and voting in person. Simply attending the meeting will not, by itself, revoke your proxy. If your shares are held in the name of a broker, bank or other agent, you must follow instructions received from such broker, bank or agent with this proxy statement in order to revoke your vote or to vote in person at the special meeting.

  Proxy Solicitation

        We will pay for the cost of soliciting proxies and may reimburse brokerage firms and others for their expenses in forwarding solicitation material to beneficial owners. Solicitation will be made primarily through the use of the mail but our officers, directors and employees may, without additional compensation, solicit proxies personally by telephone, facsimile, mail or the Internet or in person. We have retained Innisfree to assist us in soliciting proxies using the means referred to above. We will pay the fees of Innisfree, which we expect to be approximately $25,000, plus reimbursement of certain out-of-pocket expenses.

  Adjournments of the Special Meeting

        We are asking our stockholders to consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to establish a quorum or adopt the merger agreement, which we refer to as the Adjournment Proposal.

        You should note that the chairman of the meeting may postpone or adjourn the special meeting to a specified date including, among other reasons, to solicit additional proxies or to hold the special meeting on the same date and at the same time as the Reckitt Benckiser stockholder meeting.

        If the special meeting is postponed or adjourned for any reason, including to solicit additional proxies or to hold the special meeting on the same date and at the same time as the Reckitt Benckiser stockholder meeting, stockholders who have already sent in their proxies will be able to revoke them at any time prior to their use. No proxy voted against the proposal to adopt the merger agreement will be voted in favor of the Adjournment Proposal. In the event of a postponement or adjournment of the special meeting, we will provide at least ten days' notice of the new date, time and place of the special meeting, as required by our bylaws. See the section entitled "Adjournment Proposal" on page 97.

PROPOSAL NO. 1

ADOPTION OF THE MERGER AGREEMENT

THE MERGER

        We are asking our stockholders to consider and vote upon a proposal to adopt the merger agreement, pursuant to which Reckitt Benckiser will indirectly acquire the Company by means of a merger of Merger Sub with and into the Company, with the Company continuing as the surviving entity following the merger as a wholly owned indirect subsidiary of Reckitt Benckiser. Our Board is providing this proxy statement and the accompanying form of proxy to holders of our common stock in connection with the solicitation of proxies for use at the special meeting.

        The full text of the merger agreement is attached as Annex A to this proxy statement. We urge you to read the merger agreement carefully and in its entirety. If our stockholders adopt the merger agreement and the merger is completed as contemplated by the merger agreement, you will be entitled to receive $90.00 in cash, without interest and less any required tax withholding, for each share of our common stock you own (excluding common stock subject to forfeiture restrictions), unless you have properly exercised your appraisal rights with respect to such shares, and:

  •
  you will no longer have any interest in our future earnings or growth;

  •
  we will no longer be a public company;

  •
  our common stock will no longer be traded on the New York Stock Exchange; and

  •
  we may no longer be required to file periodic and other reports with the SEC.

  Merger Consideration

        At the effective time of the merger, each outstanding (i) share of our common stock (other than (x) shares held by the Company as treasury stock (other than shares held for the account of clients, customers or other persons), (y) held by Reckitt Benckiser or by any subsidiary of either the Company or Reckitt Benckiser and (z) held by a stockholder who perfects appraisal rights in accordance with Delaware law) will automatically be converted into the right to receive $90.00 in cash, without interest and less any required tax withholding, and (ii) vested and unvested stock option and unvested RSU and PSU granted prior to execution of the merger agreement will vest (to the extent unvested) and be cancelled and the holders will be entitled to receive the merger consideration of $90.00 per share in cash, less the applicable exercise price in the case of stock options, and less any required tax withholding. Each outstanding unvested RSU and PSU granted after execution of the merger agreement will be converted (with such conversion determined based on achievement of target performance for the PSUs) into a Converted Reckitt Benckiser RSU, which is a phantom restricted stock unit based on Reckitt Benckiser common stock, subject to the same terms and conditions (exclusive of any performance-based vesting conditions) and settled in cash. No shares of our common stock outstanding prior to the effective time of the merger will remain outstanding after the effective time of the merger and all such shares will automatically be cancelled and will cease to exist at the effective time of the merger. The price of $90.00 per share in cash was determined through arm's-length negotiations between us and Reckitt Benckiser. See "The Merger Agreement—Merger Consideration" beginning on page 79 for more detailed information.

  Treatment of Stock Options and Other Equity-Based Awards

        Stock Options.    At the effective time of the merger, each stock option that is outstanding immediately prior to the effective time of the merger, whether vested or unvested, will be cancelled in exchange for a lump-sum cash payment equal to the product of (i) the number of shares of common stock for which such stock option has not been exercised and (ii) the excess, if any, of the merger consideration of $90.00 per share over the exercise price per share of such stock option. Each stock option with an exercise price equal to or greater than the merger consideration will be cancelled immediately prior to the effective time of the merger without payment of any consideration.

        Restricted Stock Units.    At the effective time of the merger, each RSU that was outstanding as of the date of the merger agreement (see "2017 Equity Awards" below for treatment of RSUs granted after the date of the merger agreement) and remains outstanding immediately prior to the effective time of the merger will vest and be cancelled in exchange for a lump-sum cash payment equal to the product of (i) the number of shares of common stock subject to such RSU immediately prior to the effective time of the merger and (ii) the merger consideration of $90.00 per share.

        Performance Stock Units.    At the effective time of the merger, each PSU that remains outstanding immediately prior to the effective time of the merger will vest and be cancelled in exchange for a lump-sum cash payment equal to the product of (i) the PSU Amount and (ii) the merger consideration of $90.00 per share. The PSU Amount equals the sum of (x) the number of shares of common stock underlying such award based on actual performance for any completed one-year performance period ending prior to the effective time of the merger, and (y) the number of shares of common stock underlying such award based on target performance for any one-year performance period that has not been completed as of immediately prior to the effective time of the merger.

        2017 Equity Awards.    The Company may grant equity awards after the date of the merger agreement, but prior to the effective time of the merger, in connection with its annual practice of granting equity awards and as otherwise permitted by the merger agreement, and such awards shall consist solely of RSUs. Each RSU that is granted after the date of the merger agreement and that remains outstanding immediately prior to the effective time of the merger will, as of the effective time of the merger, convert into a Converted Reckitt Benckiser RSU, which is a phantom RSU based on Reckitt Benckiser common stock and settled in cash (with the cash value of each RSU for conversion purposes equal to the product of (i) the number of shares of common stock subject to such award and (ii) the merger consideration of $90.00 per share). Each Converted Reckitt Benckiser RSU will remain subject to the same terms and conditions as the PSU or RSU to which it relates (including vesting).

  Background of the Merger

        Our Board, together with our management, periodically reviews and assesses the Company's business plan and potential strategic opportunities available to the Company with the goal of maximizing stockholder value. As part of this ongoing process, our Board and management have periodically evaluated whether the continued execution of the Company's strategy as a standalone company or the sale of the Company to, or a combination of the Company with, a third party offers the best avenue to maximize stockholder value.

        Beginning in December 2015 and continuing through fall 2016, we engaged in discussions with a company which we refer to as Company A regarding various potential transactions, including potential joint ventures between the two companies or a potential merger with Company A. These discussions included multiple meetings between the management teams of each party. At none of these meetings was a specific proposal or offer made for the acquisition of the Company. Although the parties explored various potential transactions, they were unable to agree upon any transaction structure or terms that were both feasible and sufficiently attractive to each party and, by the fall of 2016, although the parties remained intermittently in contact, no further meetings or other substantive discussions took place.

        On June 9 and 10, 2016, our Board conducted its annual review of the Company's strategic plan, during which our Board considered three potential strategic paths for the Company: (1) continuing as a stand-alone business, (2) acquiring or partnering with another business or (3) undertaking a change of control transaction. At the meeting, our Board and management noted that the Company's growth was being negatively impacted by a lack of distribution and marketing scale relative to its competitors, and discussed the potential merits of finding a partner with greater scale or pursuing increased scale through a change of control transaction. Our Board also reviewed and approved financial projections covering the period from 2017-2021 (the "June 2016 Projections"). Goldman Sachs was present at the meeting to assist our Board in its consideration of strategic alternatives.

        Throughout 2016 Goldman Sachs continued to provide financial advisory services to us in connection with various potential strategic alternatives. The Company selected Goldman Sachs, and later engaged it specifically in respect of a potential transaction with Reckitt Benckiser, because of its qualifications, expertise, reputation and knowledge of our business and affairs, and because Goldman Sachs was experienced and knowledgeable about our industry, strategic positioning, future prospects, and potential strategic partners.

        Consistent with the June 2016 Board discussion, later in June 2016, Mr. Kasper Jakobsen, our Chief Executive Officer, requested and subsequently held a meeting with the Chief Executive Officer of a company which we refer to as Company B regarding a potential transaction between the parties that would involve a change of control of the Company. The discussion was general in nature and no specific proposals or offers were made. During that meeting, the Chief Executive Officer of Company B informed Mr. Jakobsen that for various reasons Company B was not interested in pursuing a potential transaction at such time.

        On September 30, 2016, we entered into an engagement letter with Morgan Stanley to serve as a co-advisor to us in connection with its evaluation of potential strategic alternatives. The Company selected Morgan Stanley because of its qualifications, expertise, reputation and knowledge of our business and affairs, and because Morgan Stanley was experienced and knowledgeable about our industry, strategic positioning, future prospects, and potential strategic partners.

        On December 2, 2016, Mr. James M. Cornelius, the Chairman of our Board and Mr. Robert S. Singer, a member of our Board, had a meeting with Mr. Rakesh Kapoor, the Chief Executive Officer of Reckitt Benckiser, and Mr. Peter Harf, senior partner of JAB Holdings B.V. ("JAB"), Reckitt Benckiser's largest stockholder. Mr. Singer and Mr. Harf knew each other as Mr. Singer serves on the boards of certain entities controlled by JAB and Mr. Harf was familiar with Reckitt Benckiser having served as a member of its board of directors from 1999 until 2015, and Mr. Singer and Mr. Harf helped facilitate the introductory meeting. At such meeting, the parties discussed the Company's business generally, and Mr. Kapoor mentioned that Reckitt Benckiser had previously analyzed the Company and the Company's business sector and could be interested in exploring a potential transaction with the Company, noting that it fit with Reckitt Benckiser's strategic interest in expanding in the area of consumer health. Mr. Kapoor noted that, while Reckitt Benckiser could be interested in pursuing a private discussion with the Company regarding a potential transaction, it was Reckitt Benckiser's view that if the Company was to run an auction process it would significantly increase the risk that there would be a leak potentially leading to public speculation relating to Reckitt Benckiser's involvement in such a process and that, as a U.K. listed company, Reckitt Benckiser would be required to confirm or deny its involvement in the process in response to such a leak. Mr. Kapoor further conveyed that, given the fact that any acquisition of the Company would constitute the entry into a new business line for Reckitt Benckiser and that Reckitt Benckiser might still be in the process of evaluating such an initiative, depending on when in the process the leak occurred, Reckitt Benckiser would be likely to cease discussions with the Company regarding a potential deal in the event of a leak. Mr. Kapoor stated that, as a result of the foregoing, Reckitt Benckiser believed that if the Company were to run an auction process it would make it less likely that a deal would be ultimately consummated even if otherwise desired by the parties.

        On December 13, 2016, at an executive session of our Board, Mr. Cornelius and Mr. Singer reported to the other Board members on the meeting that had taken place on December 2 with Reckitt

Benckiser, and our Board indicated its support for a follow-up meeting with Reckitt Benckiser that was subsequently scheduled for December 20.

        On December 15, 2016, our Board held a telephonic meeting, during which the upcoming meeting with Reckitt Benckiser and related matters were discussed. As part of this meeting, representatives from Kirkland & Ellis LLP, our outside counsel ("Kirkland"), led a discussion related to a potential transaction with Reckitt Benckiser or another party, including timing and process considerations and a review of our Board's fiduciary duties under Delaware law in connection with its consideration of a potential transaction with Reckitt Benckiser or another party. At the meeting, Mr. Cornelius observed that, consistent with the directors' discussion at the June 9 and 10 Board meetings, Reckitt Benckiser had the distribution and marketing scale that would benefit the Company's business, and as such may be willing to offer compelling value to Company stockholders for the enhanced growth prospects of the Company's business on Reckitt Benckiser's platform. As part of the discussion, our Board authorized management to enter into a confidentiality agreement with Reckitt Benckiser in advance of the upcoming meeting. Our Board also discussed timing and process for formally engaging an investment banking firm.

        On December 19, 2016, Reckitt Benckiser and the Company signed a customary confidentiality agreement, which included a standstill prohibiting Reckitt Benckiser from purchasing shares of, or taking certain other actions with respect to, the Company for eighteen months following the date of the agreement without the prior consent of the Company.

        On December 20, 2016, Mr. Cornelius, Mr. Jakobsen and Mr. Michel Cup, our Chief Financial Officer, met with Mr. Kapoor, Mr. Adrian Hennah, Reckitt Benckiser's Chief Financial Officer, Mr. Brian Robertson, Reckitt Benckiser's SVP of Corporate Development and Mr. Laurent Faracci, Reckitt Benckiser's SVP of Global Marketing. At this meeting, Mr. Jakobsen and Mr. Cup made a presentation to Reckitt Benckiser regarding the Company's overall business, strategy and organization. The Company also conveyed to Reckitt Benckiser that the Company would not be willing to provide detailed information regarding the Company's outlook or long-range plan or other detailed diligence access absent a written indication of interest from Reckitt Benckiser at a price that our Board determined was sufficiently attractive to merit further discussions and diligence. Reckitt Benckiser indicated that it would evaluate the information the Company had provided and revert with its feedback.

        At Reckitt Benckiser's request, and as part of Reckitt Benckiser's evaluation of the information it had received at the December 20 meeting, on December 30, 2016, a follow-up meeting was held between Mr. Cup, Mr. Hennah and Mr. James Tilley, a member of Reckitt Benckiser's finance team, in Amsterdam to discuss the Company's 2016 and other historical financial results. This was followed by a meeting via video conference, also at Reckitt Benckiser's request, between senior members of the companies' management teams, including Mr. Jakobsen and Mr. Kapoor, that took place on January 9, 2017 to address questions from Reckitt Benckiser regarding the operation and management of the Company's business. Consistent with what the Company had previously conveyed to Reckitt Benckiser, our executive officers did not provide detailed information regarding the Company's outlook, long-range plan or other detailed diligence information at these meetings.

        At the request of Mr. Kapoor, Mr. Cornelius and Mr. Kapoor had a breakfast meeting on January 13, 2017 in New York, during which Mr. Kapoor presented Mr. Cornelius with a letter outlining a non-binding proposal from Reckitt Benckiser pursuant to which Reckitt Benckiser would acquire the Company for $90.00 per share in cash. The letter noted that Reckitt Benckiser was unwilling to engage in a traditional back and forth negotiation with respect to value and that the proposal fully reflected Reckitt Benckiser's view of the potential synergies and long-term value of a Company combination with Reckitt Benckiser. Mr. Kapoor emphasized that, for the reasons he had communicated to Mr. Cornelius in their meeting on December 2, 2016, Reckitt Benckiser was not willing to participate in a broad sales process. Mr. Kapoor also emphasized that the proposal was subject to further due diligence, including a review of the Company's long-range plan. Mr. Cornelius informed Mr. Kapoor that he and the rest of our Board would consider Reckitt Benckiser's proposal and revert in due course. On January 13, 2017, the Company's share price closed at $70.39 per share.

        Also on January 13, 2017, we contacted Goldman Sachs to request that Goldman Sachs provide advice to us in connection with Reckitt Benckiser's proposal.

        On January 18, 2017, our Board held a telephonic meeting to discuss Reckitt Benckiser's non-binding proposal as well as various other matters related to a potential transaction with Reckitt Benckiser or another party. Members of our senior management team, as well as representatives of Goldman Sachs and Kirkland, also attended the meeting. At the meeting, Mr. Cornelius and Mr. Jakobsen provided a summary of recent events, including the meeting that Mr. Cornelius, Mr. Jakobsen and Mr. Cup had with members of Reckitt Benckiser's management team in London, as well as the subsequent meetings in Amsterdam and via videoconference. Representatives from Goldman Sachs then reviewed certain financial aspects of Reckitt Benckiser's proposal based on a preliminary update to the June 2016 Projections that our management was still in the process of updating. Our Board noted that the analysis provided by Goldman Sachs was based on a preliminary update to the June 2016 Projections and discussed process and timing for the finalization of the updated projections. Representatives from Kirkland then provided our Board with an overview of certain legal considerations regarding the Company's evaluation of a potential transaction with Reckitt Benckiser or another party. As part of this meeting, our Board discussed potential next steps in response to Reckitt Benckiser's proposal. After discussion, which was informed by the review of Reckitt Benckiser's proposal by Goldman Sachs, our Board determined the offer from Reckitt Benckiser was sufficiently attractive to warrant continuing to engage in preliminary discussions with Reckitt Benckiser, and directed management to invite representatives of Reckitt Benckiser to Chicago the following week once the Company's long-range plan had been finalized and approved so that our management team could educate Reckitt Benckiser on the Company's business plan and growth initiatives in an effort to seek to persuade Reckitt Benckiser to increase its offer price. At the meeting, our Board also authorized the creation of an ad hoc committee of our Board (the "Ad Hoc Committee") solely for the purposes of efficiency to assist the full Board in its consideration of any potential transaction. Our Board appointed Mr. Peter Ratcliffe, Mr. Steven Altschuler, Mr. Elliott Sigal, Mr. Cornelius and Mr. Michael Grobstein, such directors constituting the chairmen of each committee of our Board, as well as Mr. Jakobsen to the Ad Hoc Committee. The members of our Board agreed that the Ad Hoc Committee would regularly report back to our Board, and that our Board would retain all decision making power related to a potential transaction with Reckitt Benckiser or another party.

        Also on January 18, 2017, a press article was published electronically containing unsubstantiated reports that a third party had expressed an interest in acquiring the Company, which reports were subsequently carried by other publications including The Chicago Tribune and Bloomberg. Consistent with its long-standing policy, the Company declined to comment on such rumors and speculation.

        On January 20, 2017, management sent our Board a proposed final update to the June 2016 Projections (the "Long-Range Plan") and a proposed final 2017 budget.

        On January 21, 2017, we entered into an engagement letter with Goldman Sachs in connection with a potential transaction involving Reckitt Benckiser or another party as part of an existing framework advisory agreement.

        On January 22, 2017, our Board held a telephonic meeting to review the Long-Range Plan, which our Board understood that its financial advisors would use as the basis for their financial analysis of any potential transaction, as well as to discuss developments with respect to the Company's evaluation of a potential transaction with Reckitt Benckiser. Members of our senior management team, as well as representatives of Goldman Sachs and Kirkland, attended the meeting, other than for the portion of the meeting in which the Long-Range Plan was discussed, for which the representatives of Goldman

Sachs and Kirkland were not present, and with respect to an executive session at the end of the meeting, for which neither Goldman Sachs, Kirkland nor members of the management team were present. Mr. Jakobsen and Mr. Cup presented the proposed Long-Range Plan to our Board, outlining key assumptions set forth in the plan and comparing the current plan's projected growth rates and trends with those set forth in the June 2016 Projections. Mr. Jakobsen and Mr. Cup also discussed how the projections included in the Long-Range Plan varied from the preliminary update to the June 2016 Projections that had been provided to Goldman Sachs for purposes of its financial analysis presented to our Board on January 18. Specifically, Mr. Jakobsen discussed that the final Long-Range Plan included projections for 2021 (which the preliminary version had not), a $0.15 per share positive impact in 2017 due to a potential one time tax benefit and an earnings per share figure in 2020 that was slightly lower as a result of higher other operating expenses. In addition, our Board approved the proposed final 2017 budget. Following discussion and approval of the Long-Range Plan, our Board, together with representatives from Goldman Sachs and Kirkland, engaged in a discussion regarding how to approach the upcoming meeting with Reckitt Benckiser, including how to present the cost and revenue synergies available to Reckitt Benckiser as well as the Company's financial performance and outlook, particularly in light of the Company's recent challenges and the fact that headwinds including the impact on net sales of a strengthening U.S. dollar, slowing growth in certain markets and increased costs with respect to advertising and promotion spend remained in the business especially in 2017. As part of such discussion, our Board communicated to management that the primary objective of the upcoming meeting was to seek to educate Reckitt Benckiser on the Company's business plan and growth initiatives in an attempt to persuade Reckitt Benckiser to increase its offer price. Our Board also asked Kirkland about our Board's fiduciary duties under Delaware law in connection with a potential transaction, and received an overview of such obligations and considerations from Kirkland. Mr. Jakobsen also informed our Board of a phone call he had received from the Chief Executive Officer of Company A prompted by unsubstantiated press reports that the Company was in discussions regarding a potential sale of the Company. Mr. Jakobsen explained that, consistent with the Company's policy on such matters, he had declined to comment on the rumor on the call. Mr. Jakobsen noted that the Chief Executive Officer of Company A indicated that they were considering whether to make an offer to acquire the Company, but did not request any further information from the Company during the call or request to engage in discussions regarding a potential transaction with the Company.

        On January 24 and January 25, 2017, a two-day management presentation and due diligence session was conducted between the Reckitt Benckiser and Company executive teams in Chicago, with Mr. Cornelius also attending the meetings. The meetings covered a broad range of topics relating to the Company's business, including the Long-Range Plan, other financial and strategic matters and an overview of the Company's operations and key commercial markets.

        On January 26, 2017, we announced our financial results for the quarter and year ended December 31, 2016, during which net sales were 7% below the comparable quarter in the prior year on a reported basis, and announced that it expected 2017 GAAP EPS to be in the range of $3.05 to $3.20 per share, below the consensus of Wall Street research analysts' estimates. On January 26, 2017, our share price closed at $73.04 per share.

        On January 27, 2017, Mr. Cornelius called Mr. Kapoor in an attempt to persuade him to raise Reckitt Benckiser's offer on the basis of the further information received and diligence conducted by Reckitt Benckiser in Chicago. Mr. Kapoor informed Mr. Cornelius that he would reply later that day or the following day. Later that same day, Mr. Kapoor informed Mr. Cornelius that, while Reckitt Benckiser remained interested in pursuing a transaction at $90.00 per share, nothing Reckitt Benckiser had learned through the two day management presentation and diligence session in Chicago had changed its position on the transaction price and therefore Reckitt Benckiser was unwilling to raise its initial offer. However, Mr. Kapoor explained that, in light of the fact that the Company's financial results for the quarter and year ended December 31, 2016 were lower than both Reckitt Benckiser's initial expectations and the consensus of Wall Street research analysts' estimates, and that the near-term outlook for the Company was more challenging than Reckitt Benckiser had assumed in its original proposal, although Reckitt Benckiser was unwilling to raise its offer of $90.00 in cash per share, given these developments, the Company should view Reckitt Benckiser's continued interest in proceeding at its original offer price as a de facto increase in the relative value of Reckitt Benckiser's offer.

        On January 29, 2017, our Board held a telephonic meeting at which Mr. Cornelius provided an update on the meetings in Chicago and the conversation between Mr. Cornelius and Mr. Kapoor two days before, in which Mr. Kapoor had been unwilling to increase Reckitt Benckiser's initial offer of $90.00 in cash per share. Members of our senior management team, as well as representatives of Goldman Sachs and Kirkland, also attended the meeting. Mr. Jakobsen also informed our Board that, after Mr. Kapoor had declined to increase Reckitt Benckiser's initial offer, after consulting with Mr. Cornelius, Mr. Jakobsen had called the Chief Executive Officer of Company A as a follow-up to the inquiry Mr. Jakobsen had received from Company A's Chief Executive Officer the prior week and that Mr. Jakobsen inquired whether Company A had progressed its assessment of whether to make an offer for the Company. Mr. Jakobsen relayed to our Board that the Chief Executive Officer of Company A had stated that Company A had been doing preliminary work to evaluate whether it would have an interest in exploring a potential transaction and might be in a position to share the results of that work in about two weeks. Mr. Jakobsen explained that he had indicated to the Chief Executive Officer of Company A that, if Company A wished to ensure that any such proposal was given appropriate consideration, it should be submitted as soon as possible. Mr. Jakobsen and a representative of Goldman Sachs also discussed with our Board certain characteristics of Company A that they thought could complicate an effort by Company A to put forth, and ultimately consummate, a competing proposal, including potential timing, regulatory and financing issues. Our Board then engaged in an extensive and detailed discussion regarding appropriate next steps, including whether to continue discussions with, and provide further diligence to, Reckitt Benckiser on the basis of its current offer. Our Board noted that Reckitt Benckiser had been very firm in its refusal to increase its offer price above $90.00 per share and that it was the sense of our Board and its advisors based on discussions with Reckitt Benckiser to date, in particular the issues that Mr. Kapoor had conveyed in his discussions with Mr. Cornelius on January 13 and January 27, that further attempts to seek to convince Reckitt Benckiser to increase its offer price would not be successful and risked causing Reckitt Benckiser to withdraw its current offer and walk away from its consideration of a potential transaction. As part of this discussion, our Board discussed, with input from representatives of Goldman Sachs and Kirkland, various alternatives that were available to the Company, including proceeding with transaction discussions with Reckitt Benckiser on the basis of its current offer, conducting a broader sales process or continuing on a standalone basis. Our Board discussed both the benefits and risks associated with each option, including the attractiveness of the current offer from Reckitt Benckiser, the challenges facing the Company and the risks inherent in the Long-Range Plan. Our Board also discussed considerations associated with conducting a broader sales process, including the timing implications and the fact that Mr. Kapoor had made it clear previously that Reckitt Benckiser would likely withdraw its current offer and refuse to participate in any broader process. As part of this, our Board and its advisors also discussed the universe of parties that they believed could potentially be interested in a transaction with the Company, as well as potential regulatory and other considerations associated with such parties. During the discussion, representatives of Kirkland discussed with our Board legal considerations associated with our Board's consideration of Reckitt Benckiser's proposal and of other alternatives potentially available to the Company. Our Board also considered advice from its advisors that a termination fee within a customary range for transactions of this type would be unlikely to be a meaningful deterrent to alternative acquisition proposals. Following this discussion and after considering all relevant factors, our Board determined to proceed with discussions with Reckitt Benckiser on the basis of its offer of $90.00 in cash per share.

        From the time of Mr. Jakobsen's call to the Chief Executive Officer of Company A referred to in the prior paragraph to the signing of the merger agreement, Company A did not submit any proposals related to a potential transaction or otherwise communicate an intention to do so.

        On January 30, 2017, Reckitt Benckiser received access to a virtual data room containing due diligence information on the Company. Beginning on that date and continuing for the remainder of the process, we and our advisors responded to requests for additional diligence materials by having diligence calls and meetings with Reckitt Benckiser and its advisors and by providing additional documents in the data room. Later in the day on January 30, 2017, Reckitt Benckiser provided a draft merger agreement to the Company.

        Also on January 30, 2017, we asked Morgan Stanley to also assist in providing advice to the Company and our Board in connection with a potential transaction involving Reckitt Benckiser or another party.

        On January 31, 2017, the Ad Hoc Committee held a telephonic meeting. Members of our senior management team, as well as representatives of Kirkland, also attended the meeting. At the meeting, management and representatives from Kirkland provided an update to the Ad Hoc Committee on the status of discussions with Reckitt Benckiser regarding a potential transaction, including the key terms contained in the draft merger agreement provided by Reckitt Benckiser's outside legal counsel, Davis Polk & Wardwell LLP, or Davis Polk, as well as potential responses, and the members of the Ad Hoc Committee provided feedback to Kirkland regarding such terms.

        On February 1, 2017, The Wall Street Journal published a story online after market close, which was published by the newspaper the next day in print and subsequently carried by other print and electronic publications globally, reporting that the Company and Reckitt Benckiser were in discussions for the acquisition of the Company by Reckitt Benckiser. Following such publication, Reckitt Benckiser informed us that it was required by the U.K. rules governing listed companies to confirm that it was in discussions with us regarding a potential transaction, and that given the results of Reckitt Benckiser's due diligence to date, Reckitt Benckiser remained interested in continuing to pursue a possible acquisition at a price of $90.00 per share and therefore intended to publicly confirm that. Later that same night, both the Company and Reckitt Benckiser issued press releases confirming the parties were in discussions with respect to Reckitt Benckiser's proposal to acquire the outstanding shares of our common stock for $90.00 per share in cash. On February 2, 2017, following the leak of the potential transaction, the Company's share price closed up 21.4% at $84.38 per share.

        From February 1, 2017 through February 3, 2017, a series of due diligence calls and meetings were held both in person in London and telephonically between members of our management and Reckitt Benckiser management, as well as both companies' advisors. The meetings covered topics including external affairs, information technology, human resources, quality and research and development and regulatory matters, commercial matters, financial and accounting matters, legal matters and supply chain matters.

        On February 3, 2017, the Ad Hoc Committee held a telephonic meeting. Members of our senior management team, as well as representatives of Goldman Sachs and Kirkland, attended the meeting. Mr. Jakobsen provided an update on the status of negotiations with Reckitt Benckiser and discussed the various workstreams that would need to be completed for the parties to be able to sign a definitive agreement, and a representative of Kirkland discussed plans for upcoming negotiations on the merger agreement.

        Later in the day on February 3, 2017, Kirkland sent a revised draft of the merger agreement to Davis Polk, which agreement, among other terms, contained a "go-shop" provision and contemplated an irrevocable undertaking from JAB committing to vote its shares of Reckitt Benckiser in favor of the transaction at Reckitt Benckiser's stockholder meeting.

        On February 4, 2017, Davis Polk, Linklaters LLP, U.K. counsel to Reckitt Benckiser ("Linklaters") and Kirkland held a telephonic meeting to discuss certain open points in the merger agreement, and later that day, Davis Polk sent a revised draft of the merger agreement to Kirkland. Also on February 4, 2017, we provided a series of proposals relating to the treatment of equity awards and other employee compensation and retention matters (collectively, the "Compensation and Retention Issues") (see for example the sections entitled "—Interests of Directors and Executive Officers in the Merger" beginning on page 64 and "—Employee Matters" on page 94). The Compensation and Retention Issues were subject to separate discussion by specialists from the Company and Reckitt Benckiser teams throughout the negotiation. During the course of these negotiations, we focused on the Compensation and Retention Issues in order to ensure the smooth continuity of operations from the Company's perspective to ensure closing of the transaction would occur, whereas Reckitt Benckiser focused on retention as it was entering a new business and felt it was important to retain our employees and in order to preserve the value of the Company it was acquiring.

        On February 5, 2017, Davis Polk and Kirkland held a telephonic meeting to further discuss the terms of the draft merger agreement.

        Later in the day on February 5, 2017, the Ad Hoc Committee held a telephonic meeting. Members of our senior management team, as well as representatives of Goldman Sachs and Kirkland, also attended the meeting. A representative of Kirkland provided the Ad Hoc Committee with an overview of certain open points in the merger agreement, including Reckitt Benckiser's refusal to accept a "go-shop" provision, the size of the termination fee and/or expense reimbursement payable by the Company if the transaction were terminated under certain circumstances and the universe of such circumstances and certain open points in the merger agreement related to the Compensation and Retention Issues in connection with the potential transaction. In addition, the Ad Hoc Committee considered issues relating to deal certainty for our stockholders in light of the requirement for Reckitt Benckiser's stockholders to approve the transaction, including the amount of the Reckitt Benckiser termination fee if Reckitt Benckiser's stockholders failed to approve the transaction and whether JAB, as a Reckitt Benckiser's stockholder, would agree to sign an irrevocable undertaking committing to support the transaction. The members of the Ad Hoc Committee asked questions of Kirkland and Goldman Sachs, which were answered, and provided input to Kirkland and Goldman Sachs on such points.

        Still later in the day on February 5, 2017, Davis Polk provided Kirkland with a draft of the facilities agreement Reckitt Benckiser anticipated entering into at signing in order to fund a portion of the purchase price. On February 6, 2017, Kirkland provided comments on the facilities agreement via email and subsequent teleconferences.

        On February 6, 2017, our Board held a telephonic meeting. Members of our senior management team, as well as representatives of Goldman Sachs and Kirkland, also attended the meeting. At the meeting, Mr. Jakobsen relayed to our Board that, as a result of the leak on February 1, Reckitt Benckiser had indicated a strong desire, subject to satisfactory conclusion of due diligence, reaching agreement on transaction terms and to approval by both companies' Boards of Directors, to accelerate the timetable of the potential transaction with a goal of signing and announcing the transaction as early as February 8. Representatives from Kirkland also provided an update to our Board on the open points in the transaction documents, which included Reckitt Benckiser's refusal to accept a "go-shop" provision, whether JAB would sign an irrevocable undertaking committing to support the transaction, the size of the termination fee and/or expense reimbursement payable by either party in the event the merger agreement was terminated under certain circumstances and the Compensation and Retention Issues in connection with the potential transaction. The members of our Board discussed these and other open issues, asked questions of Kirkland and Goldman Sachs, which were answered, and provided direction to Kirkland and Goldman Sachs on the open issues in the transaction documents, including to agree to forego the "go-shop" provision subject to Reckitt Benckiser agreeing to a lower

Company termination fee in the event the merger agreement was terminated in connection with a superior proposal for the Company.

        On February 7, 2017, Kirkland sent a revised draft of the merger agreement to Davis Polk. Later that same day, the Ad Hoc Committee held a meeting in Chicago, which was attended telephonically by Mr. Cornelius and Mr. Altschuler. Members of our senior management team, as well as representatives of Goldman Sachs and Kirkland, also attended the meeting. At the meeting, representatives of Kirkland and Goldman Sachs provided an update regarding the Company's latest proposal on the remaining open points, which had been delivered to Reckitt Benckiser the day before based on input provided by the Ad Hoc Committee on February 5 and our Board on February 6. As part of that update, a representative from Goldman Sachs provided a summary of a call he had with a representative of Bank of America Merrill Lynch, a financial advisor to Reckitt Benckiser, the day before to reiterate the Company's positions on certain open items. The Ad Hoc Committee then engaged in a discussion, which included questions of and responses from Kirkland and Goldman Sachs regarding the open points in the transaction documents. Later in the meeting, representatives of Morgan Stanley joined to preview the financial analysis that Morgan Stanley intended to present to the full Board the following day.

        From February 7, 2017 to February 10, 2017, Davis Polk and Kirkland continued to exchange drafts of, and hold telephonic meetings, which included representatives of Goldman Sachs on behalf of the Company, as well as representatives from Linklaters, Robey Warshaw LLP, a financial advisor to Reckitt Benckiser, and Bank of America Merrill Lynch to discuss the terms of, the merger agreement, including the Compensation and Retention Issues.

        On February 8, 2017, our Board held a meeting in Chicago, which was attended telephonically by Mr. Altschuler, Ms. Kimberly A. Casiano, Ms. Anna C. Catalano, Mr. Stephen W. Golsby and Mr. Singer. Members of our senior management team, as well as representatives of Goldman Sachs, Morgan Stanley and Kirkland, also attended the meeting, other than an executive session at the end of the meeting, for which neither Goldman Sachs, Morgan Stanley nor members of the management team were present. At the meeting, the Company's advisors updated our Board on the status of the negotiation of the transaction with Reckitt Benckiser, and reported that among the open issues was whether JAB would provide an irrevocable undertaking to support the transaction, the size of the termination fee and/or expense reimbursement payable by either party in the event the merger agreement was terminated under certain circumstances and the Compensation and Retention Issues in connection with the potential transaction. Our Board provided guidance to management and the Company's advisors on the remaining open points, including by directing Kirkland and Goldman Sachs to continue requesting that JAB enter into an undertaking, but also to hold firm in requiring Reckitt Benckiser to agree to a termination fee payable in the event the Reckitt Benckiser stockholders did not approve that would be sufficiently high to increase deal certainty for our stockholders. Our Board also discussed other relationships of the financial advisors and members of our Board and whether any of them posed a potential conflict. For more information on Goldman Sachs' and Morgan Stanley's relationships see the sections entitled "—Opinion of Goldman, Sachs & Co." beginning on page 48 and "—Opinion of Morgan Stanley & Co. LLC" beginning on page 56. After discussion, our Board determined that none of the matters disclosed to our Board by Morgan Stanley or Goldman Sachs would be material to such advisors' ability to serve as financial advisors to our Board. In addition, Mr. Singer reminded the other members of our Board that he served on the board of directors of three companies controlled by JAB, in respect of which he received directors' fees, and received consulting fees from an entity owned by JAB. After discussion, our Board determined Mr. Singer's relationship with JAB would not impair his ability to exercise his duties as a director of the Company in the context of a potential transaction and therefore should not preclude Mr. Singer from participating in our Board's determination of whether to proceed with the potential transaction or otherwise. Next Goldman Sachs and Morgan Stanley each reviewed the separate financial analyses they had prepared related to the potential transaction, highlighting key valuation methods and financial metrics that had been prepared and analyzed as part of each of Goldman Sachs' and Morgan Stanley's independent evaluation of the transaction.

        On February 9, 2017, our Board held a telephonic meeting. Members of our senior management team, as well as representatives of Goldman Sachs, Morgan Stanley and Kirkland, attended the meeting. Representatives of Kirkland led a discussion regarding the proposed resolution of various open points that had been discussed with the Board the prior day. Representatives of Goldman Sachs then delivered Goldman Sachs' oral opinion to our Board (which opinion was subsequently confirmed by delivery of a written opinion dated February 10, 2017), to the effect that, as of February 10, 2017, and based upon and subject to the factors and assumptions set forth in its written opinion, the $90.00 in cash per share to be paid to holders (other than Reckitt Benckiser and its affiliates) of outstanding shares of our common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. Representatives of Morgan Stanley then delivered Morgan Stanley's oral opinion to our Board (which opinion was subsequently confirmed by delivery of a written opinion, dated February 9, 2017), to the effect that, as of the date of the Board meeting and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the $90.00 in cash per share to be received by the holders (other than Reckitt Benckiser and its affiliates) of outstanding shares of our common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. Our Board then unanimously determined, for the reasons detailed in the section entitled "—Reasons for the Merger" below, that the merger was fair to and in the best interests of our stockholders, approved, adopted and declared advisable the merger agreement and the transactions contemplated thereby, and recommended the adoption of the merger agreement by our stockholders.

        On February 10, 2017, the parties executed the merger agreement and Reckitt Benckiser simultaneously entered into the facilities agreement. For more information, see the section entitled "—Interests of Directors and Executive Officers in the Merger" beginning on page 64.

        In the morning London time on February 10, 2017, Reckitt Benckiser and the Company each released separate press releases to announce the signing of the merger agreement.

  Reasons for the Merger

        Our Board considered a number of factors in making its determination that the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of the Company and our stockholders, including the following (not necessarily in the order of relative importance):

        Merger consideration.    Our Board considered the $90.00 per share in cash to be paid as merger consideration in relation to our Board's estimate of the current and future value of the Company as an independent entity, including that the total enterprise value of the transaction is approximately $17.9 billion, representing a multiple of 17.4x 2016 non-GAAP EBITDA.

        Premium.    Our Board considered that the $90.00 per share in cash to be paid as merger consideration represents a premium of approximately 29% to the closing price of our common stock on February 1, 2017, the last trading day before the Company and Reckitt Benckiser publicly confirmed they were in discussions for the acquisition of the Company by Reckitt Benckiser at a price of $90.00 per share.

        Cash consideration.    Our Board considered the fact that the merger consideration would be paid solely in cash, which provides certainty and immediate liquidity and value to our stockholders, enabling our stockholders to realize value that has been created at the Company while eliminating long-term business and execution risk.

        Strategic alternatives.    Our Board considered the potential values, benefits, risks and uncertainties facing our stockholders associated with possible strategic alternatives to the merger (including scenarios involving the possibility of remaining independent), and the timing and likelihood of accomplishing certain alternatives, taking into account potential regulatory challenges with respect to an acquisition of the Company by certain competitors of the Company in the infant nutrition industry. Based on the foregoing, our Board considered that none of these options, on a risk-adjusted basis, was reasonably likely to create value for our stockholders greater than the merger consideration. Our Board also considered the Company's ability, subject to the terms and conditions of the merger agreement, to respond to, engage in discussions or negotiations regarding, and ultimately accept a superior proposal from a person other than Reckitt Benckiser under certain circumstances and, in the case of accepting such a superior proposal, after paying a termination fee, as more fully described in the section entitled "The Merger Agreement—No Solicitation of an Acquisition Proposal; Company Adverse Recommendation Change" beginning on page 85.

        Fairness Opinion.    Our Board considered the financial analyses presented by Goldman Sachs and Morgan Stanley, as well as:

  •
  Goldman Sachs' oral opinion to our Board (which opinion was subsequently confirmed by delivery of a written opinion), to the effect that, as of February 10, 2017, and based upon and subject to the factors and assumptions set forth therein, the $90.00 in cash per share to be paid to holders (other than Reckitt Benckiser and its affiliates) of the outstanding shares of our common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. The opinion of Goldman Sachs is more fully described in the section entitled "—Opinion of Goldman, Sachs & Co." beginning on page 48 and the full text of such opinion is attached to this proxy statement as Annex B; and

  •
  Morgan Stanley's oral opinion to our Board (which opinion was subsequently confirmed by delivery of a written opinion), to the effect that, as of February 9, 2017 and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth therein, the $90.00 in cash per share to be received by the holders (other than Reckitt Benckiser and its affiliates) of the outstanding shares of our common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. The opinion of Morgan Stanley is more fully described in the section entitled "—Opinion of Morgan Stanley & Co. LLC" beginning on page 56, and the full text of such opinion is attached to this proxy statement as Annex C.

        Negotiations with Reckitt Benckiser.    Our Board considered the beneficial terms that we and our advisors were able to obtain during extensive negotiations with Reckitt Benckiser and that the merger agreement was the product of arm's-length negotiations and contained terms and conditions that were, in our Board's view, advisable and favorable to the Company and our stockholders.

        Timing of Reckitt Benckiser's Offer.    The timing and the risk that if we did not accept Reckitt Benckiser's offer, which Reckitt Benckiser had consistently indicated was the highest offer it would make, our Board may not have another opportunity to do so.

        Our Current Condition.    Our Board considered information with respect to our financial condition, results of operation, competitive position and business strategy, on both historical and prospective bases, as well as current industry, regulatory, economic and market conditions, trends and cycles.

        Our Future Prospects.    Our Board considered our future prospects if we were to remain independent, including the competitive landscape and the business, financial and execution risks, our relationship with clients, physicians, providers and suppliers, and the risk associated with continued independence discussed below.

        Risks Associated with Continued Independence.    While our Board remained supportive of our strategic plan and optimistic about our prospects on a standalone basis, it also considered the risks associated with operating as a standalone company, including the potential execution risks associated with the strategic plan, the achievability of financial projections and the potential risk the market may not reflect such execution in our stock price. Our Board also considered continuing headwinds facing the business, including the impact on net sales of a stronger U.S. dollar and slowing economic growth in certain markets. Our Board concluded that the merger consideration enabled our stockholders to realize the Company's potential future value without the market or execution risks associated with continued independence.

        Merger Agreement.    Our Board considered, in consultation with counsel, the terms of the merger agreement, including:

  •
  the right of the Company and our Board to respond to a competing superior proposal from any bidder prior to obtaining the our stockholder approval if our Board determines in good faith, after considering advice from its financial advisor and outside legal counsel, that such acquisition proposal either constitutes a superior proposal or could reasonably be expected to result in a superior proposal, and that failure to take such action could reasonably be expected to be inconsistent with the directors' fiduciary duties under Delaware law, as well as our ability to terminate the merger agreement to accept a superior proposal, subject to certain notice requirements and "matching rights" in favor of Reckitt Benckiser and provided that we pay Reckitt Benckiser the applicable termination fee;

  •
  our Board's belief that termination fee provisions are customary for transactions of this type, and its belief that the $480 million termination fee with respect to terminations made for superior proposals was reasonable in the context of comparable transactions and the likelihood that a fee of such sizes would not be a meaningful deterrent to alternative acquisition proposals;

  •
  our Board's right to change its recommendation whether in connection with a superior proposal, or otherwise, prior to obtaining our stockholder approval if our Board has determined in good faith, after consultation with its outside legal counsel and, in the case of a superior proposal, its financial advisor, that the failure to make such change in recommendation would reasonably be expected to be inconsistent with its fiduciary duties under Delaware law, subject to certain notice requirements and "matching rights";

  •
  the representations, warranties and covenants of the parties, the limited conditions to the parties' obligations to complete the merger and their ability to terminate the merger agreement;

  •
  the fact that the consummation of the merger is not conditioned on Reckitt Benckiser's ability to obtain financing;

  •
  the fact that the Company has sufficient operating flexibility to conduct its business in the ordinary course between the execution of the merger agreement and consummation of the merger;

  •
  the obligation of Reckitt Benckiser under certain circumstances to pay the Company a reverse termination fee of $480 million in the event that Reckitt Benckiser stockholders do not approve the merger or the Reckitt Benckiser Board of Directors changes its recommendation;

  •
  the fact that the definition of "Company Material Adverse Effect" has a number of customary exceptions, as described in detail in the section entitled "The Merger Agreement—Conditions to the Merger" beginning on page 92, and is generally a very high standard as applied by the courts; and

  •
  the Company's right to specifically enforce Reckitt Benckiser's obligations under the merger agreement.

        Financing.    Our Board considered the fact that Reckitt Benckiser has obtained committed debt financing for the transaction from reputable financial institutions, and that Reckitt Benckiser had $[    •    ] amount of cash on its balance sheet as of [    •    ] and an investment grade credit rating.

        Likelihood of Consummation.    Our Board considered the level of commitment by Reckitt Benckiser to obtain the applicable consents imposed by regulators in connection with securing such approvals, as well as the likelihood that the merger would be completed, in light of, among other things, the conditions to the merger and the absence of a financing condition, the relative likelihood of obtaining required regulatory approvals, and the remedies available to us under the merger agreement.

        Reckitt Benckiser's reputation.    Our Board considered the business reputation and capabilities of Reckitt Benckiser and its management, and Reckitt Benckiser's general ability to complete an acquisition transaction of this size.

        Appraisal Rights.    Our Board considered the fact that stockholders who do not vote to adopt the merger agreement and who comply with the requirements of Delaware law will have the right to dissent from the merger and to demand appraisal of the fair value of their shares under Delaware law.

        Stockholders' Ability to Reject the Merger.    Our Board considered the fact that the merger is subject to the adoption of the merger agreement by the affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote thereon.

        In the course of reaching its decision, our Board also considered a number of potentially negative factors with respect to the merger and the other transactions contemplated by the merger agreement including, among others, the following (not necessarily in the order of relative importance):

        Reckitt Benckiser Stockholders' Ability to Reject the Merger.    Our Board considered the fact that the merger is subject to the approval of the merger by a majority of the Reckitt Benckiser stockholders. Our Board also considered that the Reckitt Benckiser's board of directors may change its recommendation under certain circumstances.

        Participation in Future Gains.    Our Board considered the fact that, if the merger is completed, we will no longer exist as an independent public company and our stockholders will forgo any future increase in the Company's value that might result from our earnings or possible growth as an independent company. Our Board recognized the growth and profitability prospects for the Company on a standalone basis, but concluded that the premium reflected in the merger consideration constituted fair compensation for the loss of the potential stockholder benefits that could be realized by our strategic plan, particularly on a risk-adjusted basis.

        Regulatory Risk.    Our Board considered the risk that the necessary regulatory approvals, the receipt of which is beyond the Company's control, may be delayed, conditioned or denied.

        Risks Associated with a Failure to Consummate the Merger.    Our Board considered the fact that there can be no assurance that all conditions to the parties' obligations to consummate the merger will be satisfied and as a result the possibility that the merger might not be completed, and the fact that any reverse termination fee may not fully compensate the Company for the costs of non-consummation in the circumstances in which it is payable. Our Board noted the fact that, if the merger is not completed, (i) we will have incurred significant risk, transaction expenses and opportunity costs, including the possibility of disruption to our operations, diversion of management and employee attention, employee attrition and a potentially negative effect on our business and client relationships, (ii) depending on the circumstances that caused the merger not to be completed, it is likely that the price of our common stock will decline, potentially significantly and (iii) the market's perception of our prospects could be adversely affected.

        Restrictions on the Operation of Our Business.    Our Board considered the restrictions on the conduct of our business prior to the completion of the merger, including restrictions on realizing certain business opportunities or taking certain actions with respect to our operations we may otherwise take absent the pending merger.

        Non-Solicitation Provision.    Our Board considered the fact that the merger agreement precludes us from actively soliciting alternative proposals.

        Termination Fee.    Our Board considered the possibility that the $480 million termination fee payable to Reckitt Benckiser with respect to termination for a superior proposal might have the effect of discouraging alternative acquisition proposals or reducing the price of such proposals.

        Reckitt Benckiser Termination Fee.    Our Board considered the fact that, except in the case of fraud, the Company's sole monetary remedy in circumstances in which the termination fee is payable and paid in connection with a breach of the merger agreement by Reckitt Benckiser or Merger Sub is the amount of the $480 million termination fee plus any costs, fees and expenses incurred by the Company in connection with enforcing the payment of such termination fee (plus interest at the prime rate if any such amounts are not paid when due), and may not be sufficient to compensate the Company for losses suffered as a result of a breach of the merger agreement by Reckitt Benckiser or Merger Sub.

        Tax Treatment.    Our Board considered the fact that any gains arising from the receipt of the merger consideration would generally be taxable to our stockholders that are U.S. holders for U.S. federal income tax purposes.

        Stockholder Litigation.    Our Board considered the likelihood of distracting litigation from stockholder suits in connection with the merger.

        After considering potentially positive and potentially negative factors, our Board concluded that, overall, the potentially positive factors outweighed the potentially negative factors. Accordingly, our Board unanimously determined that the merger, merger agreement and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of the Company and our stockholders.

        The foregoing discussion is not intended to be an exhaustive list of the information and factors considered by our Board in its consideration of the merger, but includes the material positive factors and material negative factors considered by our Board in that regard. In view of the number and variety of factors and the amount of information considered, our Board did not find it practicable to, nor did it attempt to, make specific assessments of, quantify, or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of our Board may have given different weights to different factors. Based on the totality of the information presented, our Board reached the unanimous decision to approve, adopt and declare advisable and fair to and in the best interests of the Company and our stockholders, the merger, the merger agreement and the other transactions contemplated by the merger agreement in light of the factors described above and other factors that the members of our Board deemed were appropriate.

        Portions of this explanation of our reasons for the merger and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the section entitled "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 20.

  Recommendation of Our Board

        After due consideration and discussion of the factors that our Board deemed relevant to enable it to reach an informed decision as to the fairness and advisability of the merger agreement and the transactions contemplated thereby, including the factors discussed in the above subsection "—Reasons for the Merger", our Board unanimously (i) determined that the merger agreement and the transactions contemplated by the merger agreement are fair to and in the best interests of the Company and our stockholders, (ii) approved, adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement and (iii) recommended adoption of the merger agreement by our stockholders.

        Our Board unanimously recommends that you vote (1) "FOR" the proposal to adopt the merger agreement, (2) "FOR" the Adjournment Proposal and (3) "FOR" the non-binding, advisory Merger-Related Compensation Proposal.

  Unaudited Prospective Financial Information

        Our management prepares projections of the Company's expected financial performance as part of its ongoing management of the business. Other than guidance in connection with its regularly-scheduled earnings releases, these projections are not disclosed as a matter of course due to the inherent unpredictability of the underlying assumptions and estimates. However, the Company is including in this proxy statement to provide our stockholders access to a summary of certain unaudited prospective financial information that was prepared by our management and used by our Board and Reckitt Benckiser in connection with their respective evaluations of the proposed merger and, following its review and approval by our Board, by Goldman Sachs and Morgan Stanley, the financial advisors to the Company, in providing financial advice to our Board. The inclusion of this information should not be regarded as an indication that any of the Company, Reckitt Benckiser, Goldman Sachs, Morgan Stanley, their respective representatives or any other recipient of this information considered, or now considers, it necessarily to be predictive of actual future results, or that it should be construed as financial guidance, and it should not be relied on as such. Our management prepared these projections, which were reviewed and approved by our Board at its January 22, 2017 meeting and subsequently provided by the Company to Goldman Sachs and Morgan Stanley for use in the preparation of the opinions of Goldman Sachs and Morgan Stanley rendered orally to our Board at its February 9, 2017 meeting (with such opinions subsequently confirmed by delivery of Goldman Sachs' and Morgan Stanley's written opinions on February 10 and February 9, respectively). The only projections used by our Board in resolving to approve the transaction with Reckitt Benckiser were the projections included in the Long-Range Plan, and Goldman Sachs and Morgan Stanley did not use or rely on any projections other than those included in the Long-Range Plan to perform any of the financial analysis undertaken in connection with their respective fairness opinions.

        Our management, as part of ordinary course strategic and operational planning for its business, develops multi-year financial projections based on its evolving strategy, results and actions. As part of such process, our management prepared, and our Board approved at its June 9-10, 2016 meeting, the June 2016 Projections. In early December 2016, as a result of underperformance relative to the Company's 2016 budget since the June 2016 Board meeting, our Chief Executive Officer and Chief Financial Officer determined to update the 2017 budget and long-range projections that had been included in the June 2016 Projections to present to our Board for approval at its January 22, 2017 meeting. At the time the Company received Reckitt Benckiser's non-binding January 13, 2017 proposal to acquire the Company, our management was in the process of preparing this update, and it was this near final update to the June 2016 Projections that the Company provided to Goldman Sachs and instructed Goldman Sachs to use for purposes of the preliminary valuation analysis Goldman Sachs delivered to our Board at its January 18, 2017 meeting. Our management then completed its work and sent a proposed Long-Range Plan to our Board on January 20, 2017. Following review and approval by our Board at its January 22, 2017 meeting, the Long-Range Plan was provided by the Company to Goldman Sachs and Morgan Stanley for use in the preparation of the opinions of Goldman Sachs and Morgan Stanley rendered orally to our Board at its February 9, 2017 meeting (with such opinions subsequently confirmed by delivery of Goldman Sachs' and Morgan Stanley's written opinions on

February 10 and February 9, respectively). The primary differences between the projections included in the preliminary update to the June 2016 Projections that were utilized by Goldman Sachs at the January 18, 2017 Board meeting and the projections included in the Long-Range Plan are described in footnote (7) to the first table set forth below. The primary differences between the June 2016 Projections and the Long-Range Plan are described in footnote (8) to the first table set forth below.

        While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions made with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to the Company's business, all of which are difficult to predict and many of which are beyond the Company's control. The unaudited prospective financial information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The Company can give no assurance that the unaudited prospective financial information or the underlying estimates and assumptions will be realized. In addition, since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year. Furthermore, the unaudited prospective financial information should not be construed as commentary by our management as to how our management expects the Company's actual results to compare to Wall Street research analysts' estimates, as to which the Company expresses no view.

        Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the unaudited prospective financial information to be inaccurate include, but are not limited to, risks and uncertainties relating to the Company's business, industry performance, general business and economic conditions, customer requirements, competition and adverse changes in applicable laws, regulations or rules. For other factors that could cause actual results to differ, please see the section entitled "Cautionary Statement Regarding Forward-Looking Statements" on page 20 and the sections entitled "Risk Factors" and "Forward-Looking Statements" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the other reports filed by the Company with the SEC. Given the proposed merger under the merger agreement with Reckitt Benckiser and assuming that such merger is completed, the unaudited prospective financial information for the Company as a standalone entity for the years 2018 to 2021 set forth below will no longer be applicable.

        The unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared. The Company can give no assurance that, had the unaudited prospective financial information been prepared as of the date of this proxy statement, similar estimates and assumptions would be used. The Company does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the unaudited prospective financial information to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the assumptions underlying the unaudited prospective financial information are shown to be in error, or to reflect changes in general economic or industry conditions. The unaudited prospective financial information does not take into account the possible financial and other effects on the Company of the merger and does not attempt to predict or suggest future results of the combined company. The unaudited prospective financial information does not give effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with consummating the merger or the potential synergies that may be achieved by the combined company as a result of the merger. Further, the unaudited prospective financial information does not take into account the effect on the Company of any possible failure of the merger to occur. None of the Company, Goldman Sachs, Morgan Stanley or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any Company stockholder or other person regarding the Company's ultimate performance compared to the information contained in the unaudited prospective financial information or that the forecasted results will be achieved. The summary of the unaudited prospective financial information included below is being provided solely because it was made available to our Board, Reckitt Benckiser, Goldman Sachs and Morgan Stanley, the financial advisors to the Company, and approved by our Board, and not to influence your decision as to whether to vote for the proposal to adopt the merger agreement or take any action in connection with the merger or your ownership of shares.

        The following table summarizes selected unaudited prospective financial information prepared by our management for the fiscal years ending December 31, 2017 through December 31, 2021, which was provided to our Board, Reckitt Benckiser, Goldman Sachs and Morgan Stanley.

(for the year ended December 31 of each year, dollars in millions other than per share amounts):	2017	2018	2019	2020	2021
Net Sales	$3,756	3,942	4,184	4,475	4,745
Gross Profit	$2,393	2,481	2,632	2,810	2,979
Less: Adjusted Operating Expenses(1)	(1,502)	(1,501)	(1,547)	(1,627)	(1,707)
Adjusted EBIT(2)	$892	980	1,085	1,183	1,272
Adjusted EBITDA(3)	996	1,081	1,193	1,297	1,392
Adjusted EPS (Incl. One Time Tax Benefit)(4)	$3.35	3.58	4.02	4.43	4.80
Adjusted EPS (Excl. One Time Tax Benefit)(5)	$3.20	3.58	4.02	4.43	4.80
Unlevered Free Cash Flow(6)(7)(8)	$532 - 546	738 - 743	798	825	890

(1)
Adjusted Operating Expenses represents operating expenses adjusted in 2017 to exclude an estimated $25 million of charges related to Fuel for Growth and Real Estate Consolidation. See "Non-GAAP Financial Measures" below for additional information on these charges. The most comparable GAAP measure is Operating Expenses.

(2)
Adjusted EBIT represents earnings before net interest expenses and income taxes adjusted in 2017 to exclude an estimated $25 million of charges related to Fuel for Growth and Real Estate Consolidation. See "Non-GAAP Financial Measures" below for additional information on these charges. The most comparable GAAP measure is Earnings before Interest and Income Taxes.

(3)
Adjusted EBITDA represents earnings before net interest expenses, income taxes, depreciation and amortization adjusted in 2017 for an estimated $25 million of charges related to Fuel for Growth and Real Estate Consolidation. See "Non-GAAP Financial Measures" below for additional information on these charges. The most comparable GAAP measure is Earnings before Interest and Income Taxes.

(4)
Adjusted EPS (Incl. One Time Tax Benefit) represents net earnings attributable to shareholders reduced by dividends and undistributed earnings attributable to unvested shares divided by the weighted average shares outstanding adjusted for the effect of dilutive stock options and performance share awards. In 2017, expected GAAP EPS has been adjusted to exclude an estimated $0.09 of charges related to Fuel for Growth and Real Estate Consolidation. See "Non-GAAP Financial Measures" below for additional information on these charges. 2017 also includes a potential one time tax benefit estimated to be $0.15. The most comparable GAAP measure is diluted earnings per share. Adjusted EPS (Incl. One Time Tax Benefit) includes a $0.20 per share negative currency impact.

(5)
Adjusted EPS (Excl. One Time Tax Benefit) represents net earnings attributable to shareholders reduced by dividends and undistributed earnings attributable to unvested shares divided by the weighted average shares outstanding adjusted for the effect of dilutive stock options and performance share awards. 2017 expected GAAP EPS has been adjusted to exclude an estimated $0.09 of charges related to Fuel for Growth and Real Estate Consolidation. See "Non-GAAP Financial Measures" below for additional information on these charges. 2017 excludes a potential one time tax benefit estimated to be $0.15. The most comparable GAAP measure is diluted earnings per share. Adjusted EPS (Excl. One Time Tax Benefit) includes a $0.20 per share negative currency impact.

(6)
Unlevered Free Cash Flow represents Earnings before Interest and Income Taxes less unlevered income tax expense, plus depreciation and amortization, less capital expenditures, and changes in net working capital accounts (in each case based on income statement, balance sheet and cash flow data provided by the Company as part of the Long Range Plan). The most comparable GAAP measure is Earnings before Interest and Income Taxes. Goldman Sachs used the internal projections provided by the Company to calculate the following estimates of Unlevered Free Cash Flow that were approved by the Company for use by Goldman Sachs in its analyses: $546 million for 2017, $743 million for 2018, $798 million for 2019, $825 million for 2020 and $890 million for 2021. Morgan Stanley used the internal projections provided by the Company to calculate the following estimates of Unlevered Free Cash Flow that were approved by the Company for use by Morgan Stanley in its analyses: $532 million for 2017, $738 million for 2018, $798 million for 2019, $825 million for 2020 and $890 million for 2021. The difference between the Unlevered Free Cash Flow estimates calculated by Goldman Sachs and the Unlevered Free Cash Flow estimates calculated by Morgan Stanley is attributable to differences in their calculation of changes in net working capital. Goldman Sachs, with the approval of the Company, used the Company's internal projections for accounts receivable, inventory, other current operating assets, accounts payable and other current operating liabilities to calculate changes in net working capital, while Morgan Stanley, with the approval of the Company, used the Company's internal projections for accounts receivable, inventory and accounts payable to calculate changes in net working capital.

(7)
The preliminary update to the June 2016 Projections differed from the Long-Range Plan in three primary respects. First, the preliminary update to the June 2016 Projections did not include figures for 2021. Second, the Long-Range Plan included a figure for Adjusted EPS (Inc. One Time Tax Benefit) in 2017 that was 4.69% higher than such figure in the preliminary update to the June 2016 Projections, as well as certain variances that resulted in such increase. This difference was as a result of the preliminary update to the June 2016 Projections not including a $0.15 per share positive impact due to the potential one time tax benefit described in footnotes (4) and (5) above. Third, the Long-Range Plan included a figure for Adjusted EPS (Inc. One Time Tax Benefit) in 2020 that was 1.56% lower than the figure included in the preliminary update to the June 2016 Projections, as well as certain variances that resulted in such decrease. This difference was as a result of the preliminary update to the June 2016 Projections including a lower assumption with respect to operating expenses in 2020 than was included in the Long-Range Plan.

(8)
The Long-Range Plan differs from the June 2016 Projections in certain material respects. The primary differences were driven by, among other things, updates to the June 2016 Projections to reflect a decrease in 2016 actual performance versus budgeted performance, a downward revision to the Company's projected financial performance for 2017 and anticipated costs in connection with the launch of new products and anticipated changes in the business model in certain geographies. As a result of these developments, the Adjusted EPS (Inc. One Time Tax Benefit) figures for 2017, 2018 and 2021 that are set forth in the Long Range Plan were 14.84%, 17.51% and 11.02% lower, respectively, than the Adjusted EPS (Inc. One Time Tax Benefit) figures set forth in the June 2016 Projections, with associated decreases in other line items that form a part of Adjusted EPS (Inc. One Time Tax Benefit).

  Non-GAAP Financial Measures

        Adjusted Operating Expenses, Adjusted EBIT, Adjusted EBITDA, Adjusted EPS (Incl. One Time Tax Benefit) and Adjusted EPS (Excl. One Time Tax Benefit) are non-GAAP financial measures. Our management uses these measures to evaluate the underlying performance and efficiency of its operations. Our management believes these non-GAAP measures provide meaningful additional information about the operating performance of the Company's business and facilitate a meaningful comparison of its results because these non-GAAP measures exclude certain items that may not be indicative of the Company's core operating results and business outlook. Reconciliation of Profit, Adjusted Operating Expenses, Adjusted EBIT, Adjusted EBITDA, Adjusted EPS (Incl. One Time Tax Benefit) and Adjusted EPS (Excl. One Time Tax Benefit) to their respective most comparable GAAP measure are as follows:

(for the year ended December 31 of each year, dollars in millions):	2017	2018	2019	2020	2021
Operating Expenses	$1,526	$1,501	$1,547	$1,627	$1,707
Less: Fuel for Growth(1)	(19)	—	—	—	—
Less: Real Estate Consolidation(2)	(6)	—	—	—	—
Adjusted Operating Expenses	$1,502	$1,501	$1,547	$1,627	$1,707

(for the year ended December 31 of each year, dollars in millions):	2017	2018	2019	2020	2021
Net Earnings(3)	$600	$660	$741	$816	$883
Plus: Minority Interest	6	6	6	6	6
Plus: Provision for GAAP Income Taxes(4)	152	204	229	252	273
Plus: Interest Expense—Net	110	110	110	110	110
GAAP EBIT	$867	$980	$1,085	$1,183	$1,272
Plus: Fuel for Growth(1)	19	—	—	—	—
Plus: Real Estate Consolidation(2)	6	—	—	—	—
Adjusted EBIT	$892	$980	$1,085	$1,183	$1,272
Plus: Depreciation and Amortization	104	102	108	114	120
Adjusted EBITDA	$996	$1,081	$1,193	$1,297	$1,392

(for the year ended December 31 of each year):	2017	2018	2019	2020	2021
Net Earnings Attributable to Stockholders (Earnings per Share—Diluted)	$3.11	$3.58	$4.02	$4.43	$4.80
Plus: Fuel for Growth(1)	0.07	—	—	—	—
Plus: Real Estate Consolidation(2)	0.02	—	—	—	—
Adjusted Earnings Per Share (Excl. One Time Tax Benefit)	$3.20	$3.58	$4.02	$4.43	$4.80
Plus: One-Time Tax Benefit Per Share(5)	0.15	—	—	—	—
Adjusted Earnings Per Share (Incl. One Time Tax Benefit)	$3.35	$3.58	$4.02	$4.43	$4.80

(1)
Fuel for Growth adjustments related to implementation costs associated with the business productivity program referred to as "Fuel for Growth," approved by the Company during the third quarter of 2015. The program is anticipated to be implemented over a three-year period. Fuel for Growth is designed to improve operating efficiencies and reduce costs. Fuel for Growth is expected to improve profitability and create additional investments behind brand building and growth initiatives. Fuel for Growth focuses on the optimization of resources within various operating functions and certain third party costs across the business.

(2)
Real Estate Consolidation adjustments related to cost associated to real estate consolidation of the Chicago/Glenview offices.

(3)
Net earnings have not been adjusted for charges related to Fuel for Growth and Real Estate Consolidation.

(4)
Provision for GAAP Income Taxes is unadjusted and based on net earnings prior to the add-back of charges related to Fuel for Growth and Real Estate Consolidation.

(5)
One-Time Tax Benefit per Share related to our management's expectation of tax savings in 2017 associated with a lower effective tax rate.

        Non-GAAP financial measures are not intended to be considered in isolation from, or as a substitute for financial measures prepared in accordance with GAAP, including net income. The Company's calculations of these non-GAAP measures may differ from others in its industry and are not necessarily comparable with information presented under similar sounding captions used by other companies.

        The unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither the Company's independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The independent registered public accountant reports incorporated by reference into this proxy statement relate to the Company's historical financial information. They do not extend to the unaudited prospective financial information and should not be read to do so.

        In light of the foregoing, and considering that the Company's special meeting will be held after the unaudited prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, Company stockholders are cautioned not to place unwarranted reliance on such information, and the Company urges all Company stockholders to review the Company's most recent SEC filings for a description of the Company's reported financial results. See the section entitled "Where You Can Find More Information" on page 110.

  Opinion of Goldman, Sachs & Co.

        We retained Goldman Sachs to act as our financial advisor in connection with a possible business transaction involving the Company. In connection with the merger, at the special meeting of our Board on February 9, 2017, Goldman Sachs rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion dated February 10, 2017, to our Board that, as of such date and based upon and subject to the factors and assumptions set forth therein, the $90.00 per share in cash to be paid to the holders (other than Reckitt Benckiser and its affiliates) of the outstanding shares of our common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

        The full text of the written opinion of Goldman Sachs, dated February 10, 2017, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement as Annex B. Goldman Sachs provided its opinion for the information and assistance of our Board in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of our common stock should vote with respect to the merger, or any other matter.

        In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

  •
  the merger agreement;

  •
  annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended December 31, 2015;

  •
  certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company;

  •
  certain other communications from the Company to its stockholders;

  •
  certain publicly available research analyst reports for the Company; and

  •
  certain internal financial analyses and forecasts for the Company prepared by our management discussed in the section entitled "—Unaudited Prospective Financial Information", as approved for Goldman Sachs' use by our Board, which are referred to as the "Forecasts."

        Goldman Sachs also held discussions with members of our senior management regarding their assessment of the past and current business operations, financial condition, and future prospects of the Company; reviewed the reported price and trading activity for our common stock; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the infant nutrition and food and beverage industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

        For purposes of rendering this opinion, Goldman Sachs, with the Company's consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with the Company's consent that the Forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of our management. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the completion of the merger will be obtained without any adverse effect on the expected benefits of the merger in any way meaningful to its analysis. Goldman Sachs also assumed that the merger will be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition, the effect of which would be in any way meaningful to its analysis.

        Goldman Sachs' opinion does not address the underlying business decision of the Company to engage in the merger or the relative merits of the merger as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, the Company or any other alternative transaction. Goldman Sachs' opinion addresses only the fairness from a financial point of view, as of the date of the opinion, of the $90.00 per share in cash to be paid to the holders (other than Reckitt Benckiser and its affiliates) of the outstanding shares of our common stock pursuant to the merger agreement.

        Goldman Sachs' opinion does not express any view on, and does not address, any other term or aspect of the merger agreement or the merger or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the merger, including the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons in connection with the merger, whether relative to the $90.00 per share in cash to be paid to the holders (other than Reckitt Benckiser and its affiliates) of the outstanding shares of our common stock pursuant to the merger agreement or otherwise. In addition, Goldman Sachs does not express any opinion as to the impact of the merger on the solvency or viability of the Company or Reckitt Benckiser or the ability of the Company or Reckitt Benckiser to pay their respective obligations when they come due. Goldman Sachs' opinion was necessarily based on economic, monetary, market and other conditions, as in effect on, and the information made available to it as of, the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs' opinion was approved by a fairness committee of Goldman Sachs.

        The following is a summary of the material financial analyses delivered by Goldman Sachs to our Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs' financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before February 1, 2017, the last trading day before the Company's and Reckitt Benckiser's public confirmation of advanced negotiations of the merger, and is not necessarily indicative of current market conditions.

        Historical Stock Trading Analysis.    Goldman Sachs reviewed the historical trading prices and volumes for our common stock for the 52-week period through the close of trading on February 1, 2017. In addition, Goldman Sachs analyzed the consideration to be paid to holders of our common stock pursuant to the merger agreement in relation to the high and low intra-day trading prices per share of our common stock for the 52-week period through the close of trading on February 1, 2017 (the "52-week high" and the "52-week low"), the volume weighted average intra-day trading prices per share of our common stock for the 30 trading-day and 60 trading-day periods through the close of trading on February 1, 2017 (the "30-day VWAP" and the "60-day VWAP"), and the closing trading price per share of our common stock on February 1, 2017 (the "undisturbed price").

        This analysis indicated that the price per share to be paid to the Company stockholders pursuant to the merger agreement represented:

  •
  a discount of 4.7% to the 52-week high of $94.40 per share;

  •
  a premium of 35.0% to the 52-week low of $66.66 per share;

  •
  a premium of 24.6% to the 30-day VWAP of $72.23 per share;

  •
  a premium of 24.4% to the 60-day VWAP of $72.32 per share; and

  •
  a premium of 29.5% to the undisturbed price of $69.50 per share.

        Selected Companies Analysis.    Goldman Sachs reviewed and compared certain financial information for the Company to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the food and beverage industry (collectively referred to as the "selected companies" for purposes of this section entitled "Selected Companies Analysis"):

  •
  Campbell Soup Company;

  •
  Coca-Cola Company;

  •
  Conagra Brands, Inc.;

  •
  General Mills, Inc.;

  •
  Groupe Danone S.A.;

  •
  Hershey Company;

  •
  Kellogg Company;

  •
  Mondelēz International, Inc.;

  •
  Nestlé Group;

  •
  PepsiCo, Inc.; and

  •
  Unilever plc.

        Although none of the selected companies is directly comparable to the Company, the companies included were chosen because they are publicly traded companies with operations that Goldman Sachs considered, based on its professional judgment and for purposes of this analysis, to be similar to certain operations of the Company.

        Goldman Sachs calculated and compared financial multiples and ratios for the selected companies and for the Company using information it obtained from SEC filings, estimates from the Institutional Brokers' Estimate System, which we refer to as "IBES" estimates, and median estimates of 14 research brokers that published research reports between the release of the Company's fourth quarter financial results and February 1, 2017, which we refer to as "Consensus" estimates, and market data as of February 1, 2017. With respect to each of the selected companies and the Company, Goldman Sachs calculated the applicable company's implied price to estimated earnings ratios, which we refer to as the "P/E Multiple," by dividing the price per share of the relevant company (calculated using the closing price per share of the applicable company's common stock as of February 1, 2017 and, in the case of the Company, $90.00 per share) by the estimated earnings per share of the relevant company for 2017 per IBES estimates for each of the selected companies and per Consensus estimates for the Company. In addition, Goldman Sachs calculated the applicable company's enterprise value, which we refer to as "EV" (calculated using the closing price of shares of the applicable company's stock as of February 1, 2017 and, in the case of the Company, $90.00 per share), as a multiple of estimated earnings before income tax, depreciation and amortization (EBITDA), which we refer to as "EV/EBITDA Multiple", for the calendar year 2017 per IBES estimates for each of the selected companies and per Consensus estimates for the Company. The results of this review are summarized in the following tables:

Selected Companies (per 2017 IBES estimates)	P/E Multiple	EV / EBITDA Multiple
Campbell Soup Company	19.8x	12.3x
Coca-Cola Company	20.9x	15.7x
Conagra Brands, Inc.	21.5x	12.7x
General Mills, Inc.	18.9x	12.9x
Groupe Danone S.A.	15.6x	11.1x
Hershey Company	22.6x	13.7x
Kellogg Company	18.1x	12.5x
Mondelēz International, Inc.	20.9x	15.3x
Nestlé Group	19.8x	12.2x
PepsiCo, Inc.	20.0x	12.8x
Unilever plc.	18.8x	11.9x

		Selected Companies (per 2017 IBES estimates)	Company at Undisturbed Price per 2017 Consensus estimates	Company at $90.00 per share per Consensus estimates
Selected Companies (per 2017 IBES estimates)
	Range	Median
P/E Multiple	15.6x - 22.6x	19.8x	21.7x	28.1x
EV/EBITDA Multiple	11.1x - 15.7x	12.7x	14.6x	18.5x

        Illustrative Present Value of Future Share Price Analysis.    Goldman Sachs performed an illustrative analysis of the implied present value of the future value per share of our common stock (including the present value of projected dividends), which is designed to provide an indication of the present value of a theoretical future value of a company's equity as a function of such company's estimated future earnings, projected dividends and assumed price to future earnings per share multiple. For this analysis, Goldman Sachs used the Forecasts for each of the fiscal years 2018 to 2021. Goldman Sachs first calculated the implied future values per share of our common stock as of the end of each of the fiscal years 2017 to 2020 by applying price to forward earnings per share multiples of 20.0x to 22.0x earnings per share of our common stock estimates for each of the fiscal years 2018 to 2021, which multiples were selected based upon Goldman Sachs' professional judgment and experience, and then discounted these future values per share and projected dividends to determine the implied present values as of February 1, 2017, using an illustrative discount rate of 8.8%, reflecting Goldman Sachs' estimate of the Company's cost of equity. This analysis resulted in a range of implied present values of $67.50 to $82.00 per share of our common stock (rounded to the nearest $0.25).

        Illustrative Discounted Cash Flow Analysis.    Using the Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on the Company. Using discount rates ranging from 7.75% to 8.25%, reflecting estimates of the Company's weighted average cost of capital, Goldman Sachs discounted to present value as of December 31, 2016, (i) estimates of unlevered free cash flow, for the years 2017 through 2021, as reflected in the Forecasts and (ii) a range of illustrative terminal values for the Company, which were calculated by applying perpetuity growth rates ranging from 2.75% to 3.25%, to a terminal year estimate of the unlevered free cash flow to be generated by the Company, as reflected in the Forecasts. The calculation of unlevered fresh cash flows, as used by Goldman Sachs in its analysis, is described in the section entitled "—Unaudited Prospective Financial Information" beginning on page 43.

        Goldman Sachs derived ranges of illustrative enterprise values for the Company by adding the ranges of present values it derived above. Goldman Sachs then subtracted from this range of illustrative enterprise values the $1.23 billion of net debt and non-controlling interest of the Company as of December 31, 2016, as provided by our management, to derive a range of illustrative equity values for the Company. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted shares of our common stock, as provided by the our management to derive a range of illustrative present values per share ranging from $75.50 to $92.50 (rounded to the nearest $0.25).

        Selected Transactions Analysis.    Goldman Sachs analyzed certain information relating to the following selected transactions in the infant nutrition industry since January 1, 2000:

  •
  Nestlé Group/Pfizer Nutrition (announced April 2012);

  •
  Groupe Danone S.A./Royal Numico N.V. (announced July 2007);

  •
  Nestlé Group/Gerber (announced April 2007);

  •
  Nestlé Group/Novartis Medical Nutrition (announced December 2006);

  •
  Royal Numico N.V./EAC Nutrition (announced November 2005); and

  •
  Royal Numico N.V./Mellin S.p.A. (announced February 2005).

        Goldman Sachs also analyzed certain information relating to the following selected transactions in the food and beverage industry involving consideration greater than $5 billion since January 1, 2000:

  •
  Groupe Danone S.A./Whitewave Foods Co. (announced July 2016);

  •
  Anheuser-Busch InBev NV/SAB Miller plc (announced July 2016);

  •
  JAB Holding Company/Keurig Green Mountain Inc. (announced December 2015);

  •
  H.J. Heinz Company/Kraft Foods Group Inc. (announced March 2015);

  •
  Tyson Foods, Inc./Hillshire Brands Company (announced July 2014);

  •
  Joh. A. Benckiser/D.E. Master Blenders 1753 (announced April 2013);

  •
  3G Capital and Berkshire Hathaway/H.J. Heinz Company (announced February 2013);

  •
  Kraft Foods Inc./Cadbury (announced January 2010);

  •
  InBev SA/Anheuser-Busch Cos. (announced July 2008);

  •
  Mars Inc./Wm. Wrigley Jr. Company (announced April 2008);

  •
  Kraft Foods Inc./Danone Biscuits (announced July 2007);

  •
  PepsiCo, Inc./Quaker Oats Company (announced December 2000); and

  •
  Unilever plc/Bestfoods Corporation (announced June 2000).

        For each of the selected transactions, Goldman Sachs calculated and compared EV/EBITDA based on the target's EBITDA for the last 12 months (LTM EBITDA) as most recently disclosed publicly at the time of the announcement of the transaction, except, due to the unavailability of LTM EBITDA, Goldman Sachs used actual 2011 EBITDA for Pfizer Nutrition, estimated 2007 EBITDA for Gerber, estimated 2006 EBITDA for Novartis Medical Nutrition, actual 2004 earnings before interest, tax and amortization (EBITA) for Mellin S.p.A, annualized third quarter 2005 EBITA for EAC Nutrition and actual calendar year 2006 EBITDA for Danone Biscuits. The foregoing estimated EBITDA and EBITA figures were calculated using information Goldman Sachs obtained from public filings.

        While none of the target companies in the selected transactions are directly comparable to the Company, the target companies in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of the Company's results, market size and product profile.

        The following tables present the results of the analysis relating to the selected transactions in the infant nutrition industry:

Month/Year Announced	Acquiror	Target	EV/ LTM EBITDA
April 2012	Nestlé Group	Pfizer Nutrition	23.7x
July 2007	Groupe Danone S.A.	Royal Numico N.V.	24.4x
April 2007	Nestlé Group	Gerber	15.7x
December 2006	Nestlé Group	Novartis Medical Nutrition	17.6x
November 2005	Royal Numico N.V.	EAC Nutrition	25.0x
February 2005	Royal Numico N.V.	Mellin S.p.A	13.8x

Selected Transactions
Ratio/Multiple	Low	Median	High
EV/LTM EBITDA	13.8x	20.7x	25.0x

        The following tables present the results of the analysis relating to the selected transactions in the food and beverage industry:

Month/Year Announced	Acquiror	Target	EV/ LTM EBITDA
July 2016	Groupe Danone S.A.	Whitewave Foods Co.	23.4x
July 2016	Anheuser-Busch InBev SA/NV	SAB Miller plc	16.1x
December 2015	JAB Holding Company	Keurig Green Mountain Inc.	12.7x
March 2015	H.J. Heinz Company	Kraft Food Group, Inc.	12.5x
July 2014	Tyson Foods, Inc.	Hillshire Brands Company	16.7x
April 2013	Joh. A. Benckiser	D.E. Master Blenders 1753	18.2x
February 2013	3G Capital and Berkshire Hathaway	H.J. Heinz Company	13.9x
January 2010	Kraft Foods Inc.	Cadbury	13.0x
July 2008	InBev SA	Anheuser-Busch Cos.	15.5x
April 2008	Mars Inc.	Wm. Wrigley Jr. Company	18.5x
July 2007	Kraft Foods Inc.	Danone Biscuits	13.1x
December 2000	PepsiCo Inc.	Quaker Oats Company	15.6x
June 2000	Unilever plc	Bestfoods Corporation	14.3x

Selected Transactions
Ratio/Multiple	Low	Median	High
EV/LTM EBITDA	12.5x	15.5x	23.4x

        Goldman Sachs identified an illustrative range of EV/LTM EBITDA Multiples of 15.5x to 20.7x using the median EV/EBITDA Multiples of the food and beverage and infant nutrition industries. Goldman Sachs then applied the 15.5x to 20.7x range of EV/ EBITDA Multiples to the Company's estimated EBITDA for calendar year 2016 (adjusted to take into account certain non-recurring items/charges as identified by the Company), as provided by our management, which resulted in a range of illustrative prices per share of our common stock of $79.50 to $108.00 (rounded to the nearest $0.25).

        Selected Historical Premia Analysis.    Goldman Sachs reviewed and analyzed, using publicly available data, those acquisition premia for all-cash acquisition transactions announced during the time period from January 1, 2011 to December 31, 2016, involving a public company based in the United States as the target where the disclosed enterprise values for the transaction exceeded $5.0 billion. Announced premia were calculated relative to the target's closing share price one day prior to announcement. The analysis excluded transactions with premia greater than 200%. The analysis indicated a first quartile, median and third quartile one-day stock premia of 20.2%, 28.9% and 41.3%, respectively. Goldman Sachs then multiplied the 20.2%—41.3% range of premia by the closing price of $69.50 per share of our common stock as of February 1, 2017, which resulted in an illustrative range of prices per share of our common stock of $83.50 to $98.00 (rounded to the nearest $0.25).

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or the merger.

        Goldman Sachs prepared these analyses for purposes of Goldman Sachs' providing its opinion to our Board as to the fairness from a financial point of view to the holders of the outstanding shares

(other than Reckitt Benckiser and its affiliates) of our common stock of the $90.00 per share in cash to be paid to such holders pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

        The $90.00 per share merger consideration was determined through arm's-length negotiations between the Company and Reckitt Benckiser and was unanimously approved by our Board. Goldman Sachs provided advice to the Company during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to the Company or our Board or that any specific amount of consideration constituted the only appropriate consideration for the merger.

        As described above, Goldman Sachs' opinion to our Board was one of many factors taken into consideration by our Board in making its determination to adopt the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B to this proxy statement.

        Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Reckitt Benckiser, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the merger. Goldman Sachs acted as financial advisor to the Company in connection with, and participated in certain of the negotiations leading to, the transaction contemplated by the agreement. Goldman Sachs has provided certain financial advisory and/or underwriting services to the Company and its affiliates from time to time. Goldman Sachs also has provided certain financial advisory and/or underwriting services to Reckitt Benckiser and its affiliates from time to time. During the two year period ended February 10, 2017, Goldman Sachs has not received any compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to the Company, Reckitt Benckiser and/or their respective affiliates. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to the Company, Reckitt Benckiser and their respective affiliates for which the Investment Banking Division of Goldman Sachs may receive compensation.

        Our Board selected Goldman Sachs as its financial advisor because Goldman Sachs is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement dated January 21, 2017, the Company engaged Goldman Sachs to act as its financial advisor in connection with the merger. The engagement letter between the Company and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of announcement, at approximately $40 million, all of which is contingent upon consummation of the merger. In addition, the Company has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

  Opinion of Morgan Stanley & Co. LLC

        We retained Morgan Stanley to provide us with financial advisory services in connection with, among other things, the proposed transaction and to provide a fairness opinion. Our Board selected Morgan Stanley to act as its financial advisor based on Morgan Stanley's qualifications, expertise and reputation and Morgan Stanley's knowledge of the business and affairs of the Company. Morgan Stanley rendered to our Board at its meeting on February 9, 2017, Morgan Stanley's oral opinion, subsequently confirmed by delivery of a written opinion, dated February 9, 2017, that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth therein, the $90.00 per share in cash merger consideration to be received by the holders (other than the Company, Reckitt Benckiser or their respective affiliates) of the outstanding shares of our common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

        The full text of the written opinion of Morgan Stanley delivered to our Board, dated February 9, 2017, is attached to this proxy statement as Annex C and incorporated by reference into this proxy statement. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. Our stockholders are urged to, and should, read the opinion carefully and in its entirety. Morgan Stanley's opinion is directed to our Board and addresses only the fairness, from a financial point of view, to our stockholders of the $90.00 per share in cash merger consideration to be paid to such holders pursuant to the merger agreement as of the date of the opinion. Morgan Stanley's opinion does not address any other aspect of the transactions contemplated by the merger agreement and does not constitute a recommendation to our stockholders as to how to vote at the special meeting held in connection with the merger. The summary of Morgan Stanley's opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Morgan Stanley's opinion.

        For purposes of rendering its opinion, Morgan Stanley, among other things:

  •
  Reviewed certain publicly available financial statements and other business and financial information of the Company;

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  Reviewed certain internal financial statements and other financial and operating data concerning the Company;

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  Reviewed certain financial projections prepared by our management discussed in the section entitled "—Unaudited Prospective Financial Information", as approved for Morgan Stanley's use by our Board, which are referred to as the "Forecasts";

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  Discussed the past and current operations and financial condition and the prospects of the Company with our senior executive officers;

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  Reviewed the reported prices and trading activity for our common stock;

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  Compared the financial performance of the Company and the prices and trading activity of our common stock with that of certain other publicly-traded companies comparable with the Company and their securities;

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  Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

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  Reviewed a draft of the merger agreement, dated February 9, 2017, a draft of the credit facilities agreement from certain lenders, dated February 9, 2017, and certain related documents; and

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  Performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

        In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by the Company, and formed a substantial basis for its opinion. With respect to the Forecasts, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgment of our management of the future financial performance of the Company. In addition, Morgan Stanley assumed that the merger would be consummated in accordance with the terms set forth in the draft merger agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that Reckitt Benckiser would obtain financing in accordance with the terms set forth in the draft credit facilities agreement, and that the definitive merger agreement would not differ in any material respect from the draft that was furnished to Morgan Stanley. Morgan Stanley assumed that, in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the merger, no delays, limitations, conditions or restrictions would be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the merger. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of our officers, directors or employees, or any class of such persons, relative to the $90.00 per share in cash merger consideration to be received by the holders of the outstanding shares of our common stock in the merger. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of the Company, nor was it furnished with any such valuations or appraisals. Morgan Stanley's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it, as of February 9, 2017. Events occurring after such date may affect Morgan Stanley's opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.

        In arriving at its opinion, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction involving the Company, nor did Morgan Stanley negotiate with any party with respect to a possible acquisition of the Company or any of its constituent businesses.

  Summary of Financial Analyses

        The following is a summary of the material financial analyses (except where otherwise noted) prepared by Morgan Stanley in connection with the rendering of Morgan Stanley's oral opinion, subsequently confirmed by delivery of its written opinion, dated February 9, 2017, to our Board. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Morgan Stanley, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Morgan Stanley.

        Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary as the tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the process underlying such financial analyses and Morgan Stanley's opinion. See Annex C to this proxy statement for the full text of the opinion of Morgan Stanley.

        As described in the sections entitled "—Unaudited Prospective Financial Information" and "—Background of the Merger," the Company developed and provided certain management forecasts to Morgan Stanley in connection with its analysis of the merger, including the Forecasts. Our Board directed Morgan Stanley to utilize the Forecasts in connection with its presentation made to our Board at its meeting on February 9, 2017. In addition, Morgan Stanley constructed an estimate of consensus forecasts (the "Consensus Case") based on research reports of Bank of America Merrill Lynch, Berenberg, BMO Capital Markets, Citigroup, CLSA, Credit Suisse, Goldman Sachs, JP Morgan, Morgan Stanley, Société Générale, Susquehanna International Group LLP, UBS, Wells Fargo and William Blair & Company. As agreed with our Board, Morgan Stanley referred to the Forecasts and the Consensus Case in connection with its presentation made to our Board at its meeting on February 9, 2017, at which our Board approved the merger agreement.

  Historical Trading Range Analysis

        Morgan Stanley reviewed the historical unaffected trading range of our common stock for the 52-week period ended February 1, 2017, which was the last trading day prior to public announcements by the Company and Reckitt Benckiser confirming discussions regarding a potential merger. Morgan Stanley noted that, during such period, the six-month high intra-day price for our common stock was $89.98, the maximum intra-day price for our common stock was $94.40 and the minimum intra-day price for our common stock was $66.66, as compared to the $90.00 per share merger consideration.

  Research Price Targets

        Morgan Stanley reviewed publicly available equity research analysts' share price targets as of February 1, 2017, which was the last trading day prior to public announcements by the Company and Reckitt Benckiser confirming discussions regarding a potential merger at $90.00 per share, on an undiscounted basis for our common stock. Morgan Stanley noted that the price targets issued by those research analysts with publicly available price targets ranged from $65.00 to $84.00 per share, as compared to the $90.00 per share merger consideration, but when discounted at the Company's cost of equity of 7.8%, implied a range of $60.27 to $77.89.

        The public market trading price targets published by securities research analysts do not necessarily reflect current market trading prices for our common stock, and these estimates are subject to uncertainties, including the future financial performance of the Company and future financial market conditions.

  Selected Comparable Trading Analysis

        Morgan Stanley reviewed certain financial information, valuation multiples and market trading data relating to the Company and selected publicly traded companies that Morgan Stanley believed, based on its experience with companies in the food and beverage industry, to be similar to the Company's current operations for purposes of this analysis. Financial data of the selected companies were based on S&P Capital IQ's Thomson Reuters I/B/E/S Estimates, public filings and other publicly available information. Financial data of the Company was based on the Forecasts and the Consensus Case, as appropriate. "AV" refers to aggregate enterprise value, calculated as equity value, plus book value of total debt, plus non-controlling interest (as appropriate for the company being analyzed), less cash, cash equivalents and marketable securities. "EBITDA," as used herein, refers to earnings before interest, taxes, depreciation and amortization. Certain of the foregoing terms are used throughout this summary of financial analyses.

        Morgan Stanley reviewed data, including AV as a multiple of the estimated calendar year 2017 EBITDA and the ratio of the price of a share of common stock to estimated earnings (which we refer to as the P/E ratio), for the calendar year 2017 of the Company and for each of the following selected publicly traded companies in the food and beverage industry (for purposes of this section entitled "Selected Comparable Trading Analysis," the "selected companies"), the operations of which Morgan Stanley deemed similar for purposes of this analysis, based on its professional judgment and experience, to the Company:

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  Campbell Soup Company;

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  Coca-Cola Company;

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  Conagra Brands, Inc.;

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  General Mills, Inc.;

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  Groupe Danone S.A.;

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  Hershey Company;

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  Hormel Foods Corporation;

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  Kellogg Company;

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  Kraft Heinz Company;

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  McCormick & Company;

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  Mondelēz International, Inc.;

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  Nestlé Group;

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  PepsiCo, Inc.;

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  The J.M. Smucker Company; and

  •
  Unilever plc.

        With respect to the selected companies, the information Morgan Stanley presented to our Board included multiples of AV to EBITDA and P/E Ratios for calendar year 2017 (which we refer to as AV / 2017E EBITDA and 2017E P/E, respectively):

Company	AV / 2017E EBITDA	2017E P/E
Campbell Soup Company	12.3x	19.8x
Coca-Cola Company	15.7x	20.9x
Conagra Brands, Inc.	12.7x	21.5x
General Mills, Inc.	12.9x	18.9x
Groupe Danone S.A.	11.1x	15.6x
Hershey Company	13.7x	22.6x
Hormel Foods Corporation	12.6x	20.8x
Kellogg Company	12.5x	18.1x
Kraft Heinz Company	16.1x	22.6x
McCormick & Company	15.3x	21.7x
Mondelēz International, Inc.	15.3x	20.9x
Nestlé Group	12.2x	19.8x
PepsiCo, Inc.	12.8x	20.0x
The J.M. Smucker Company	12.0x	16.9x
Unilever plc	11.9x	18.8x
Median	12.7x	20.0x

        Based on this analysis and its professional judgment, Morgan Stanley derived the reference ranges of financial multiples set forth in the table below and applied these ranges to estimated EBITDA and earnings per share for calendar year 2017 contained in the Forecasts and in the Consensus Case. For calendar year 2017, estimated EBITDA and earnings per share for the Company was $966 million and $3.21, respectively, in the Consensus Case and $996 million and $3.35, respectively, in the Forecasts.

        Based on the number of outstanding shares of our common stock on a fully-diluted basis and the Company's net debt, the analysis indicated the following implied per share reference ranges for our common stock, in each case as compared to the $90.00 per share merger consideration:

Forecast Scenario	Multiple/Ratio	Reference Range	Implied Per Share Value
Forecasts	AV / 2017E EBITDA	12.0x - 15.0x	$58.12 - 74.28
Forecasts	2017E P/E Ratio	18.0x - 22.0x	$60.24 - 73.63
Consensus Case	AV / 2017E EBITDA	12.0x - 15.0x	$56.13 - 71.81
Consensus Case	2017E P/E Ratio	18.0x - 22.0x	$57.69 - 70.51

        No company utilized in the selected comparable trading analysis is identical to the Company. In evaluating selected companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the Company's and Morgan Stanley's control. These include, among other things, selected company growth, profitability and customer concentration, the impact of competition on the Company's businesses and the industry generally, industry growth and the absence of any adverse material change in the Company's financial condition and prospects or the industry, or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using selected company data.

  Discounted Equity Value Analysis

        In connection with the delivery of Morgan Stanley's fairness opinion, Morgan Stanley also performed a discounted equity value analysis, which is designed to provide insight into a theoretical estimate of future implied value of a company's common equity as a function of such company's estimated future earnings and a theoretical range of trading multiples. The resulting estimated future implied value is subsequently discounted back to the present day at the company's cost of equity in order to arrive at an illustrative estimate of the present value for the company's theoretical future implied stock price.

        For this analysis, Morgan Stanley calculated a theoretical future value range of implied share prices for the Company as of January 1, 2019, and subsequently discounted such theoretical future value range including expected dividends to be received between January 1, 2017 and January 1, 2019, as reflected in the Forecasts, to arrive at an illustrative present value range of implied share prices for the Company as of January 1, 2017. To calculate the theoretical future implied aggregate value range, Morgan Stanley applied the Company's next twelve month ("NTM") EBITDA multiple to the NTM EBITDA for the 2019 calendar year (which we refer to as the "NTM 2019 EBITDA Multiple"). Morgan Stanley then adjusted the theoretical future implied aggregate value range by the Company's total debt, non-controlling interest and cash and cash equivalents based on the estimated consolidated balance sheet of the Company as of December 31, 2018, while capitalized lease obligations for future periods were assumed to equal capitalized lease obligations as of December 31, 2016, in each case, as reflected in the Forecasts. Morgan Stanley also reviewed the P/E ratio for the 2019 calendar year (which we refer to as the "NTM 2019 EPS Ratio") for the Company, and upon the application of its professional judgment and experience, Morgan Stanley then applied a selected range of earnings multiples to the estimates of earnings for calendar year 2019. To calculate the present value range as of January 1, 2017, Morgan Stanley applied a cost of equity of 7.8%, which was selected based on Morgan Stanley's professional judgment.

        Based on the foregoing analysis, Morgan Stanley derived the following range of implied equity values, per Company share as of January 1, 2017, based on estimated future cash flows contained in the Forecasts and Consensus Case, in each case as compared to the $90.00 per share merger consideration:

Forecast Scenario	Multiple/Ratio	Reference Range	Implied Per Share Value
Forecasts	NTM 2019 EBITDA Multiple	12.0x - 15.0x	$66.53 - 83.11
Forecasts	NTM 2019 EPS Ratio	18.0x - 22.0x	$65.38 - 79.22
Consensus Case	NTM 2019 EBITDA Multiple	12.0x - 15.0x	$56.88 - 71.66
Consensus Case	NTM 2019 EPS Ratio	18.0x - 22.0x	$59.23 - 71.69

        Morgan Stanley observed that the discounted equity analysis was an illustrative analysis only and not a prediction of future trading.

  Precedent Transactions Analysis

        Morgan Stanley performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms of selected transactions that involve companies in the food and beverage and nutrition industries. Selected comparable transactions were selected based on Morgan Stanley's professional judgment and knowledge of the sector.

Selected Precedent Transactions in the Nutrition Industry

Month/Year Announced	Acquiror	Target	Last Twelve Month ("LTM") Revenue Growth	AV/ EBITDA
April 2012	Nestlé Group	Pfizer Nutrition	15.8%	23.7x
July 2007	Groupe Danone S.A.	Royal Numico N.V.	10.2%	24.4x
April 2007	Nestlé Group	Gerber	5.9%	15.7x
December 2006	Nestlé Group	Novartis Medical Nutrition	N/A	17.6x
November 2005	Royal Numico N.V.	EAC Nutrition	N/A	25.0x

Selected Precedent Transactions in the Food and Beverage Industry

Month/Year Announced	Acquiror	Target	LTM Revenue Growth	AV/ EBITDA
July 2016	Groupe Danone S.A.	Whitewave Foods Co.	13.6%	23.4x
December 2015	JAB Holding Company	Keurig Green Mountain Inc.	(4.0)%	12.7x
March 2015	H.J. Heinz Company	Kraft Food Group, Inc.	0.7%	12.5x
July 2014	Tyson Foods, Inc.	Hillshire Brands Company	1.1%	16.7x
April 2013	Joh. A. Benckiser	D.E. Master Blenders	(0.6)%	18.2x
February 2013	3G Capital and Berkshire Hathaway	H.J. Heinz Company	2.7%	13.9x
December 2010	PepsiCo Inc.	Wimm-Bill-Dann Foods	11.5%	16.2x
January 2010	Kraft Foods Inc.	Cadbury	11.0%	13.0x
April 2008	Mars Inc.	Wm. Wrigley Jr. Company	14.9%	18.5x
July 2007	Kraft Foods Inc.	Danone Biscuits	3.1%	13.1x
December 2000	PepsiCo Inc.	Quaker Oats Company	5.4%	15.6x
June 2000	Unilever plc	Bestfoods Corporation	2.4%	14.3x

        Based on the results of this analysis and its professional judgment, Morgan Stanley applied an AV/EBITDA multiple range of 15.0x to 20.0x to the Company's 2016 EBITDA of $1.03 billion, which resulted in an implied per share reference range for our common stock of $76.73 - $104.24.

        No company or transaction utilized as a comparison in the precedent transactions analysis is identical to the Company, nor are the transactions identical to the merger. In evaluating the transactions described above, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company, such as the impact of competition on the business of the Company or the industry generally, industry growth and the absence of any adverse material change in the financial condition or property of the Company or the industry or in the financial markets in general. Accordingly, mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable transaction data.

  Discounted Cash Flow Analysis

        Morgan Stanley conducted a discounted cash flow analysis for the purpose of determining an implied equity value per share for our common stock. A discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered free cash flows generated by the asset and taking into consideration the time value of money with respect to those future cash flows by calculating their present value. The "unlevered free cash flows" or "free cash flows" refer to a calculation of the future cash flows of an asset without including, in such calculation, any debt servicing costs. For purposes of the foregoing calculation, stock-based compensation is treated as a cash expense.

        Morgan Stanley performed a discounted cash flow analysis of the Company using information contained in the Forecasts and Consensus Case, as appropriate, and public filings to calculate ranges of the implied value of the Company, assuming the merger closes on January 1, 2017.

        Morgan Stanley calculated a range of implied values per the Company share based on the estimated future cash flows contained in the Forecasts and Consensus Case, as appropriate, during the calendar years 2017 through 2021. Using the definition of unlevered free cash flows set forth above, Morgan Stanley then calculated terminal values based on a terminal exit multiple of NTM EBITDA ranging from 12.0x to 15.0x. These values were then discounted to present values, as of January 1, 2017, assuming a range of discount rates of 6.2% to 7.8%, which was selected based on Morgan Stanley's professional judgment and by taking into consideration, among other things, a weighted average cost of capital calculation and the Company's assumed cost of equity calculated using a capital asset pricing model. The calculation of unlevered free cash flow, as used by Morgan Stanley in its analysis, is described in the section entitled "—Unaudited Prospective Financial Information" beginning on page 43.

        In order to calculate an implied per share equity value reference range for our common stock, Morgan Stanley then adjusted the total implied aggregate value ranges by the Company's total debt, non-controlling interest and cash and cash equivalents based on the consolidated balance sheet of the Company and divided the resulting implied total equity value ranges by the Company's fully diluted shares outstanding (calculated using the treasury stock method), all as provided by our management.

        Based on the foregoing analysis, Morgan Stanley derived the following range of implied equity values per our common stock as of January 1, 2017, in each case as compared to the $90.00 per share merger consideration:

Forecast Scenario	Implied Per Share Value
Forecasts	$76.07 - 99.47
Consensus Case	$60.72 - 79.44

  General

        The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. Morgan Stanley arrived at its opinion based on the results of all analyses undertaken and assessed as a whole, and it did not ascribe a specific range of values to our common stock or draw, in isolation, conclusions from or with regard to, and did not attribute any particular weight to, any one factor or method of analysis, but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the particular transaction. Accordingly, the summary set forth above does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Morgan Stanley, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Morgan Stanley. The analyses listed in the tables and described above must be considered as a whole; considering any portion of such analyses and of the factors considered, without also considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley's opinion. In addition, in rendering its opinion, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of implied valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of the Company.

        In performing its financial analyses, Morgan Stanley considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond Morgan Stanley's and the Company's control. The assumptions and estimates contained in the financial analyses and the ranges of implied valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. In addition, financial analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty.

        The type and amount of consideration payable in the merger was determined by Reckitt Benckiser and the Company, rather than by any financial advisor, and was approved by our Board. The decision by the Company to enter into the merger agreement was solely that of our Board. As described in the section entitled "—Reasons for the Merger" beginning on page 38, Morgan Stanley's analyses were only one of the many factors considered by our Board in its evaluation of the merger and should not be viewed as determinative of the views of our Board or management with respect to the merger or the $90.00 per share merger consideration.

        Morgan Stanley's opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice. No limitations were imposed by our Board upon Morgan Stanley with respect to the investigations made or procedures followed by it in rendering its opinion. Morgan Stanley did not recommend any specific amount or form of consideration to the Company or that any specific amount or form of consideration constituted the only appropriate consideration for the merger.

        We retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes.

        As compensation for its services relating to its engagement, the Company has agreed to pay Morgan Stanley a fee of approximately $24 million in the aggregate, all of which is contingent upon the consummation of the merger. The Company may, at the sole discretion of our Board, increase the fee paid to Morgan Stanley based on the overall services performed by Morgan Stanley. In addition, the Company has agreed to reimburse Morgan Stanley for its reasonable expenses including, without limitation, professional and legal fees and disbursements, plus any sales, use or other taxes related to such fees and disbursements, regardless of whether the merger is consummated. In addition, the Company has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement. Morgan Stanley or an affiliate thereof currently is a lender to the Company. In the two years prior to the date of Morgan Stanley's opinion, in addition to the current engagement, Morgan Stanley and its affiliates have received aggregate fees of between $1 million and $2 million for financial advisory and financing services provided to the Company. Morgan Stanley or an affiliate thereof currently is a lender to Reckitt and acts as administrative agent for one of its revolving credit facilities, and also acts as joint corporate broker to Reckitt since November 2013. In the two years prior to the date of Morgan Stanley's opinion, Morgan Stanley and its affiliates have received aggregate fees of between $4 million and $5 million for financial advisory and financing services provided to Reckitt. Morgan Stanley may also seek to provide financial advisory and/or financing services to Reckitt Benckiser and/or its affiliates on unrelated matters, subject to the terms of Morgan Stanley's engagement letter with the Company, in the future and expects to receive fees for the rendering of any such services.

        Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Company, Reckitt Benckiser or any other company, or any currency or commodity, that may be involved in the merger, or any related derivative instrument.

  Debt Financing

        Concurrently with entering into the merger agreement, Reckitt Benckiser entered into a term and revolving facilities agreement with certain financial institutions pursuant to which Reckitt Benckiser would be provided debt financing (the "Debt Financing") on the terms and conditions set forth in the facilities agreement, the proceeds of which, among other uses, will be used by Reckitt Benckiser to fund (i) all or a portion of the merger consideration, (ii) the refinancing of existing indebtedness of the Company and its affiliates and (iii) the fees, costs and expenses in connection with the merger. Reckitt Benckiser and Merger Sub are obligated to use their reasonable best efforts to take all actions necessary to obtain the Debt Financing at or prior to the effective time of the merger. The merger agreement provides, however, that obtaining the Debt Financing is not a condition to Reckitt Benckiser's or Merger Sub's obligations to close the merger.

  Interests of Directors and Executive Officers in the Merger

        Our directors and executive officers have interests in the merger that are different from, or in addition to, those of our stockholders generally. In considering the recommendations of our Board, including that you vote to adopt the merger agreement, you should be aware of these interests. In reaching its decision to make such recommendations and to adopt the merger agreement, our Board was aware of these interests and considered them, along with other matters described in the section entitled "—Reasons for the Merger" beginning on page 38. As described in more detail below, these interests include:

  •
  the accelerated vesting of each unvested stock option and cancellation of such stock option outstanding immediately prior to the effective time of the merger in exchange for a lump-sum cash payment equal to the product of (i) the number of shares of common stock subject to such stock option and (ii) the excess, if any, of the merger consideration of $90.00 per share over the exercise price per share of such stock option; provided that each stock option with an exercise price equal to or greater than the merger consideration will be cancelled immediately prior to the effective time of the merger without payment of any consideration;

  •
  the accelerated vesting and cancellation of each RSU outstanding immediately prior to the effective time of the merger, other than any RSU granted after the date of the merger agreement (the treatment of which is described below), in exchange for a lump-sum cash payment equal to the product of (i) the number of shares of common stock subject to such RSU immediately prior to the effective time of the merger and (ii) the merger consideration of $90.00 per share;

  •
  the accelerated vesting and cancellation of each PSU outstanding immediately prior to the effective time of the merger, and for which the performance period is complete as of the effective time of the merger, in exchange for a lump-sum cash payment equal to the product of (i) the number of shares of common stock subject to such PSU based on actual performance for the completed performance period and (ii) the merger consideration of $90.00 per share;

  •
  the accelerated vesting and cancellation of each PSU outstanding immediately prior to the effective time of the merger, and for which the performance period is incomplete as of the effective time of the merger, in exchange for a lump-sum cash payment equal to the product of (i) the number of shares of common stock subject to such PSU based on target performance for the incomplete performance period and (ii) the merger consideration of $90.00 per share;

  •
  the grant of equity awards after the date of the merger agreement in connection with our annual practice of granting equity awards, but prior to the effective time of the merger, which will, as of the effective time of the merger, convert into Converted Reckitt Benckiser RSUs (with the cash value of each RSU for conversion purposes equal to the product of (i) the number of shares of common stock subject to such award and (ii) the merger consideration of $90.00 per share) subject to the same terms and conditions as the equity awards to which they relate (including with respect to vesting);

  •
  the receipt of certain payments and benefits under the Third Amended and Restated Mead Johnson & Company, LLC Executive Change in Control Severance Plan (the "Executive Change in Control Plan") in the event of certain terminations of employment that occur following the effective time of the merger, as described in more detail in the section entitled "—Executive Change in Control Plan" beginning on page 69;

  •
  entitlement to receive a tax gross-up payment to make any affected executive whole, on an after-tax basis, for any taxes imposed under Section 4999 of the Code, notwithstanding the treatment provided in the Executive Change in Control Plan;

  •
  entitlement to receive 2017 bonus payments equal to the higher of (i) the target bonus opportunity in effect immediately prior to the closing date or (ii) actual achievement of the applicable performance goals (provided that such performance may be measured against performance goals established by Reckitt Benckiser following the effective time) if the executive remains employed through December 31, 2017, or, in the event of certain terminations on or prior to December 31, 2017, a 2017 bonus payment that is pro-rated and paid out at target

    (calculated by reference to the target bonus in effect immediately prior to the effective time of the merger);

  •
  continued payment to the members of our Board of their full 2017 annual fees, retainers, equity grants, reimbursements and stipends, in each case, without proration and with the aggregate amount of such payments to be no greater than the amounts paid to our Board members in 2016; and

  •
  entitlement to the indemnification benefits in favor of our directors and executive officers, as described in more detail in the section entitled "—Insurance and Indemnification of Directors and Executive Officers" beginning on page 67.

  Directors and Executive Officers.

        Our directors and executive officers as of the date hereof are:

Name	Age	Positions	Since
Steven M. Altschuler, M.D.	63	Director	2009
Howard B. Bernick	64	Director	2009
Kimberly A. Casiano	59	Director	2010
Anna C. Catalano	57	Director	2010
Celeste A. Clark, Ph.D.	63	Director	2011
James M. Cornelius	73	Director and Chairman of the Board	2009
Stephen W. Golsby	62	Director	2009
Michael Grobstein	74	Director	2014
Peter Kasper Jakobsen	54	Director, President and Chief Executive Officer	2012	*
Peter G. Ratcliffe	69	Director	2009
Michael A. Sherman	50	Director	2015
Elliott Sigal, M.D., Ph.D.	65	Director	2009
Robert S. Singer	65	Director	2009
Michel Cup	47	Executive Vice President and Chief Financial Officer	2015
Charles M. Urbain	62	Executive Vice President and Chief Operating Officer	2015
Patrick M. Sheller	55	Senior Vice President, General Counsel and Secretary	2015
Ian E. Ormesher	55	Senior Vice President, Global Human Resources	2014
Dirk Hondmann, Ph.D.	53	Chief Scientific Officer	2014
James Jeffrey Jobe	57	Senior Vice President, Global Operations	2016
James E. Shiah	57	Senior Vice President, Finance and Controller	2015

*
Mr. Jakobsen has served as our Chief Executive Officer since 2013.

        Effective as of the completion of the merger, our current Board will be replaced by the board of directors of Merger Sub, and our executive officers at the effective time of the merger will be the executive officers of the surviving corporation. Like all other holders of shares of our common stock, our directors and executive officers will be entitled to receive $90.00 per share in cash for each of their shares of our common stock. Each outstanding vested and unvested stock option and each outstanding unvested PSU and RSU granted prior to execution of the merger agreement will vest and be cancelled at the effective time of the merger, and holders will be entitled to receive the merger consideration of $90.00 per share in cash (less the applicable exercise price in the case of stock options); each outstanding unvested RSU granted after execution of the merger agreement will be converted (with the cash value of each RSU for conversion purposes equal to the product of (i) the number of shares of common stock subject to such award and (ii) the merger consideration of $90.00 per share) into a Converted Reckitt Benckiser RSU, which is a phantom RSU based on Reckitt Benckiser's common stock and settled in cash. The treatment of equity-based awards held by our directors and executive officers is the same as the treatment of equity-based awards held by our employees generally.

  Insurance and Indemnification of Directors and Executive Officers

        For not less than six years from the effective time of the merger, the surviving corporation will indemnify and hold harmless the present and former officers, employees and directors of the Company and each of its subsidiaries, in respect of acts or omissions occurring at or prior to the effective time of the merger, against any resulting claims, losses, liabilities and reasonable fees and expenses, including reasonable attorneys' fees and expenses, if such officer, employee or director is or is threatened to be made a party to any actual or threatened claim. Additionally, for not less than six years from the effective time of the merger, the surviving corporation will maintain provisions in its certificate of incorporation and bylaws which provide for exculpation, indemnification and advancement of expenses for directors, officers and employees with respect to any matters existing or occurring at or prior to the effective time of the merger and that are no less advantageous to the intended beneficiaries than the provisions in place on the date of the merger agreement for the Company.

        Prior to the effective time of the merger, we may purchase, and if we do not purchase then Reckitt Benckiser will cause the surviving corporation to purchase, a six year prepaid "tail" policy of directors and officers liability insurance to cover claims related any period of time at or prior to the effective time of the merger, with terms, conditions, retentions and limits of liability that are at least as favorable as the coverage provided under our existing policies in effect on the date of the merger agreement, and in each case regarding any matter existing or occurring at or prior to the effective time (and, with respect to any claims made prior to or during such period, until final resolution of such claims). If the aggregate annual cost of such insurance coverage exceeds 300% of the current annual premium paid by the Company, the surviving corporation must instead obtain a directors' and officers' tail policy with the best available coverage for an aggregate annual cost of 300% of the current annual premium.

  Consideration Payable for Stock Options and Other Equity-Based Awards

        Upon the effective time of the merger, each outstanding stock option, PSU, and RSU granted prior to execution of the merger agreement will be converted into the right to receive the per share merger consideration (less the applicable exercise price in the case of stock options), and each outstanding RSU granted after execution of the merger agreement will be converted into a Converted Reckitt Benckiser RSU, which is a phantom RSU based on Reckitt Benckiser common stock and settled in cash, in each case, as described in the section entitled "—Treatment of Stock Options and Other Equity-Based Awards" beginning on page 81. In connection with approving the merger agreement and the transactions contemplated by the merger agreement, our Board approved the disposition of shares of common stock, stock options, RSUs and PSUs held by our directors and executive officers, so that such dispositions in the merger and the conversion into the right to receive the merger consideration, if applicable, is exempt from liability under Section 16(b) of the Exchange Act.

        The table below sets forth: (i) the number of outstanding unvested stock options expected to be held by our executive officers and directors as of April 1, 2017, (ii) the number of outstanding unvested RSUs expected to be held by our executive officers and directors as of April 1, 2017, and (iii) the number of outstanding unvested PSUs expected to be held by our executive officers and directors as of April 1, 2017, determined based on (a) actual achievement of the performance goals applicable to PSUs for which the performance period has concluded as of April 1, 2017 and (b) target achievement of the performance goals applicable to PSUs for which the performance period has not concluded as of April 1, 2017. The table (x) includes the RSUs grants to executive officers and directors made on February 28, 2017 and (y) excludes RSUs and PSUs that were previously granted to executive officers and directors and that are expected to vest in the ordinary course before April 1, 2017, in accordance with the existing terms of the applicable award agreements. The table set forth below does not include nor attempt to forecast any grants or additional issuances of equity-based awards following March 6, 2017, the latest practicable date before filing of this proxy statement, nor do they forecast any dividends or forfeitures of equity-based awards following the date of this proxy statement. Depending on when the closing date occurs, certain RSUs and PSUs shown in the table may vest prior to the closing date in accordance with their terms.

        The table below also sets forth, for each individual, the total amount, based on the number of equity-based awards determined as described above, payable in respect of such equity-based awards on the closing date, assuming the closing date occurs on April 1, 2017 for these purposes. The amounts are calculated: (i) in the case of an accelerated stock option, by multiplying the number of shares of common stock subject to such stock option by the excess, if any, of the merger consideration of $90.00 per share in cash over the exercise price per share of such stock option, and (ii) in the case of a RSU and PSU, by multiplying the number of shares subject to such RSU or PSU by the merger consideration of $90.00 per share in cash.

        The Company's executive officers also hold vested stock options, which, provided they remain unexercised as of the effective time of the merger, will be cancelled in exchange for a lump-sum cash payment equal to the excess, if any, of the merger consideration of $90.00 per share in cash over the exercise price per share of such stock option. However, the number and corresponding value of such vested stock options held by the Company's executive officers are not included in the table below.

Company Stock Options and Other Equity-Based Awards
(As of April 1, 2017)

Name	Unvested Stock Options (#)	RSUs (#)	PSUs (#)	Total Merger Consideration ($)
Named Executive Officers(1)
Peter Kasper Jakobsen	195,619	124,527	50,411	$18,547,379
Michel Cup	78,099	39,189	10,740	$5,725,918
Charles M. Urbain	52,648	35,560	13,625	$5,213,088
Patrick M. Sheller	40,911	20,945	7,093	$3,074,005
Ian E. Ormesher	39,753	16,253	6,191	$2,570,545
Other Executive Officers
James Jeffrey Jobe.	31,839	27,112	7,056	$3,540,445
Dirk Hondmann, Ph.D	25,830	17,295	6,794	$2,541,985
James E. Shiah	21,157	7,071	2,140	$1,153,459
Directors
James M. Cornelius.	—	3,418	—	$307,620
Steven M. Altschuler, M.D	—	1,709	—	$153,810
Howard B. Bernick	—	1,709	—	$153,810
Kimberly A. Casiano	—	1,709	—	$153,810
Anna C. Catalano.	—	1,709	—	$153,810
Celeste A. Clark, Ph.D	—	1,709	—	$153,810
Stephen W. Golsby	—	1,709	—	$153,810
Michael Grobstein	—	1,709	—	$153,810
Peter G. Ratcliffe	—	1,709	—	$153,810
Michael Sherman	—	1,709	—	$153,810
Elliott Sigal, M.D., Ph.D.	—	1,709	—	$153,810
Robert S. Singer	—	1,709	—	$153,810

(1)
Our "named executive officers" are our chief executive officer, chief financial officer and three other most highly compensated executive officers, as determined for purposes of our most recent amendment to our Annual Report on Form 10-K filed with the SEC on March 13, 2017.

  Executive Change in Control Plan

        Each of our executive officers, including our named executive officers, participates in the Executive Change in Control Plan. The Executive Change in Control Plan provides enhanced severance and other separation benefits in the event an executive officer experiences a qualifying termination (as defined below) in connection with the completion of a corporate transaction, such as the merger discussed herein. Treatment of outstanding equity-based awards in the event of a qualifying termination under the Executive Change in Control Plan is governed by the terms of the applicable equity-based award agreements.

        The Executive Change in Control Plan provides that, in the event an executive officer is terminated by the Company other than for "cause" (as defined below) or by the executive for "good reason" (as defined below) (each, a "qualifying termination") during the two-year period following completion of the merger, subject to the executive officer's execution and non-revocation of a release of claims in favor of the Company and one-year non-competition and non-solicitation restrictive covenant obligations (as further described below), such executive officer will be paid or provided with the following severance payments and benefits:

  •
  a lump-sum cash payment equal to three times, for Mr. Jakobsen, or two times, for each of our other executive officers, the sum of the executive officer's (i) annual base salary and (ii) target annual bonus;

  •
  a lump-sum cash payment equal to a pro-rata portion of the executive officer's target bonus opportunity for the year in which the qualifying termination occurs;

  •
  a lump-sum cash payment equal to the actuarial present value of the executive officer's supplemental retirement savings plan benefits under the Company's benefit equalization plans, with the benefits calculated as if the executive officer's employment had continued with the Company until the third anniversary of the qualifying termination date, in the case of Mr. Jakobsen, or until the second anniversary of the qualifying termination date, in the case of each of our other executive officers, with the cash severance received under the Executive Change in Control Plan counted as "wages" for purposes of such plans;

  •
  continued Company-subsidized medical, dental and life insurance coverage and participation in the employee assistance program, in each case, until the earlier of (i) the third anniversary of the qualifying termination date, in the case of Mr. Jakobsen, or the second anniversary of the qualifying termination date, in the case of each of our other executive officers, and (ii) the date on which the executive officer begins new employment, with medical and dental insurance coverage subject to earlier termination to the extent required by COBRA;

  •
  financial planning assistance up to a maximum of $15,000 and outplacement services for up to one year (with the cost of such outplacement services not to exceed ten percent of the executive officer's base salary as of the qualifying termination date); and

  •
  repatriation benefits in accordance with applicable Company policy for three months following the qualifying termination date for executive officers who are expatriates, plus tax support for trailing liabilities in relevant countries related to overseas assignments, which is provided pursuant to the Company's repatriation policy (with Mr. Urbain the only named executive officer currently on overseas assignment).

        For purposes of the Executive Change in Control Plan, "good reason" means the occurrence of any of the following events without the executive officer's express written consent: (i) assignment of any duties materially inconsistent with the executive officer's status as an officer of the Company or a substantially adverse alteration in the nature or status of the executive officer's authorities, duties or responsibilities for the Company and its affiliates from those in effect immediately prior to the merger;

(ii) a material adverse change in the executive officer's reporting relationships; (iii) a material reduction by the Company, the employing affiliate or any of their affiliates in the executive officer's base salary or bonus from the levels in effect immediately prior to the merger or as the same may be increased from time to time after the merger; (iv) the relocation of the executive officer's principal place of employment to a location more than 50 miles from the location of such place of employment immediately prior to the merger, except for required travel on the Company's business to an extent substantially consistent with the executive officer's business travel obligations prior to the merger or, if the executive has consented to a relocation, the failure by the Company to provide the executive officer with all of the benefits of the relocation policy of the Company or its affiliates, as applicable, as in operation immediately prior to the merger; (v) the failure of the Company, the employing affiliate or any of their affiliates to pay the executive officer any material amount or portion of the executive officer's compensation or to pay to the executive officer any portion of an installment of deferred compensation under any deferred compensation program of the Company or its affiliates within seven days of the date on which such compensation was due; or (vi) the failure of the Company, the employing affiliate or any of their affiliates to continue in effect any compensation or benefit plan which is material to the executive officer's compensation and in which the executive officer participated immediately prior to the merger, unless an equitable arrangement has been made with respect to such plan, or the failure by the Company, the employing affiliate or any of their respective affiliates, as applicable, to continue the executive officer's participation therein on a basis not materially less favorable, both in terms of the amounts of benefits provided and the level of executive officer's participation relative to other participants, as existed at the time of the merger. The Company believes that the completion of the merger will constitute "good reason" to terminate employment for each of Messrs. Jakobsen, Cup, Sheller and Ormesher, due to the adverse change in each such executive officer's duties resulting from the Company becoming a subsidiary of Reckitt Benckiser. The Company may enter into a letter agreement with each of these executive officers that provides that the completion of the merger will constitute "good reason" (or term or concept of similar import) under the terms of any Company benefit plans in which such executive officer participates, including under the Executive Change in Control Plan. Pursuant to these letter agreements, such executive officers will have the right to terminate their employment and receive the payments and benefits provided under the applicable Company benefit plans, including the Executive Change in Control Plan, in connection with a termination of employment for "good reason"; provided that each such executive officer agrees to remain an employee of the Company until the 30-day anniversary, in the case of Mr. Jakobsen, or the 90-day anniversary, in the case of each of Messrs. Cup, Sheller and Ormesher, of the effective time of the merger.

        For purposes of the Executive Change in Control Plan, "cause" means the executive officer's: (i) willful and continued failure to substantially perform his or her duties with the Company, the employing affiliate or any of their affiliates (except where the failure results from incapacity due to disability) for a period of 30 consecutive days after written demand for substantial performance is delivered to the executive officer, which demand specifically identifies the manner in which our Board believes the executive officer has not substantially performed his or her duties; (ii) willful engagement in conduct that is demonstrably and materially injurious to the Company or its subsidiaries or affiliates, monetarily or otherwise; or (iii) felony conviction, or entry of plea of nolo contendere to, a felony. For purposes of clauses (i) and (ii), no act, or failure to act, on the executive officer's part will be deemed "willful" unless done, or omitted to be done, by the executive officer not in good faith and without reasonable belief that the executive officer's act, or failure to act, was in the best interest of the Company and its affiliates.

        Payments under the Executive Change in Control Plan are subject to non-competition and non-solicitation restrictive covenant obligations for a period of one year following the executive officer's termination of employment, which restrict the executive officer from (i) directly or indirectly accepting any employment, consulting for or with, or otherwise providing or performing any services of any nature to, for or on behalf of anyone in the business of manufacturing, distributing, selling or marketing infant formula, children's nutrition or any other product which the Company manufactures, distributes, sells or markets at the time of the executive officer's termination of employment (a "Product"), including but not limited to Abbott Laboratories, Danone, Heinz, Nestle S.A., Pfizer, and their affiliates; (ii) directly or indirectly permitting any business, entity or organization which the executive officer, individually or jointly with others, owns, manages, operates, or controls, to engage in the manufacture, production, distribution, sale or marketing of any of the Products in the territory, region or country where the Company sells any Products at any time during the one year period following the executive officer's termination of employment; or (iii) directly or indirectly employing or soliciting the employment of (whether as an employee, officer, director, agent, consultant or independent contractor) any person who is or was an officer, director, representative, agent or employee of the Company at any time during the one year period prior to the executive officer's last day of employment.

        For an estimate of the value of the payments and benefits described above that would become payable under the Executive Change in Control Plan to the Company's named executive officers, see the subsection entitled "—Potential Change in Control Payments to Named Executive Officers" below. The aggregate value of the payments and benefits that would become payable to the Company's other executive officers, assuming that the effective time of the merger is April 1, 2017 and that each of our other executive officers experiences a qualifying termination on such date, is $5,212,932. This estimate is based on compensation and benefit levels that will be in effect as of April 1, 2017; therefore, if compensation and benefit levels are changed after such date, the actual value of the severance payments and benefits payable to the Company's other executive officers may be different from those set forth in this proxy statement.

  Section 4999 Excise Tax

        Certain of our executive officers may be subject to excise tax under Section 4999 of the Code. In contemplation of the merger and notwithstanding the treatment provided in the Executive Change in Control Plan, our Board has decided to provide each affected executive officer with a gross-up payment to make such executive officer whole, on an after-tax basis, for any excise taxes imposed on such executive officer under Section 4999 of the Code (such payment, the "Section 4999 Gross-Up").

        For estimated values of the Section 4999 Gross-Ups payable to our named executive officers, see the subsection entitled "—Potential Change in Control Payments to Named Executive Officers" below. The aggregate value of the Section 4999 Gross-Ups that would become payable to the Company's other executive officers, assuming that the effective time of the merger is April 1, 2017 and that each of our other executive officers experiences a qualifying termination on such date, is $608,206. This estimate is based on compensation and benefit levels that will be in effect on April 1, 2017; and takes into account a reasonable estimation of the value associated with the executive's post-termination non-competition and non-solicitation covenants, as further described above in the subsection entitled "—Executive Change in Control Plan"; therefore, if compensation and benefit levels are changed after such date, the actual values of the Section 4999 Gross-Ups payable to our other executive officers may be different from those set forth in this proxy statement.

  Potential Change in Control Payments to Named Executive Officers

        The table below, entitled "Potential Change-in-Control Payments to Named Executive Officers," along with its footnotes, sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation payable to our named executive officers, which compensation is subject to a non-binding, advisory vote of our stockholders, as described below in the section entitled "Advisory Vote on Named Executive Officer Merger-Related Compensation Arrangements" on page 98. The table assumes that the completion of the merger occurs on April 1, 2017 and that each named executive officer incurs a qualifying termination on such date. The value of any equity-based awards was calculated by multiplying (i) the number of the named executive officer's outstanding unvested stock options by the excess, if any, of the merger consideration of $90.00 per share in cash over the exercise price per share of such stock option, and (ii) the number of shares of common stock subject to the named executive officer's RSUs and PSUs by the merger consideration of $90.00 per share in cash.

        The calculations in the table below do not include amounts the named executive officers were already entitled to receive or amounts in which the named executive officers were vested, in each case, as of the date hereof, nor amounts under contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of executive officers and that are available generally to all the salaried employees of the Company.

Potential Change in Control Payments to Executive Officers

Name	Cash Severance ($)(1)	Equity ($)(2)	Supplemental Retirement Benefits ($)(3)	Health and Welfare Benefits ($)(4)	Tax Gross-Up Payments ($)(5)	Other ($)(6)	Total ($)(7)
Peter Kasper Jakobsen	$6,733,562	$18,547,379	$673,356	$21,996	$6,978,328	$115,000	$33,069,621
Michel Cup	$2,736,712	$5,725,918	$246,304	$21,666	$2,122,975	$85,000	$10,938,575
Charles M. Urbain	$2,345,753	$5,213,088	$234,575	$23,160	—	$75,000	$7,891,576
Patrick M. Sheller	$1,730,137	$3,074,005	$155,712	$10,210	$1,251,193	$65,000	$6,286,257
Ian E. Ormesher	$1,557,123	$2,570,545	$140,141	$21,204	$1,052,888	$60,000	$5,401,901

(1)
Cash Severance. As described above in the subsection entitled "—Executive Change in Control Plan" on page 69, the lump-sum cash severance payments payable to each of Messrs. Jakobsen, Cup, Urbain, Sheller and Ormesher consist of (a) two times (three times, in the case of Mr. Jakobsen) the sum of the named executive officer's (i) base salary in effect immediately prior to the date of the qualifying termination and (ii) target annual cash bonus payable in respect of the year in which the qualifying termination occurs; and (b) a pro-rata portion of the named executive officer's target annual cash bonus for the year in which the qualifying termination occurs.

The cash severance payments described in the preceding paragraph are "double-trigger" in nature, as they only will be payable in the event of a named executive officer's qualifying termination during the two-year period following the completion of the merger, as described above. The amounts shown in this column are based on the named executive officers' compensation and benefit levels that will be in effect on April 1, 2017, the assumed date of the completion of the merger for purposes of this proxy statement; therefore, if compensation and benefit levels are changed after such date, actual payments to the named executive officers may be different from those provided above. The cash severance payments are subject to the executive officer's execution and non-revocation of a release of claims in favor of the Company and one-year non-competition and non-solicitation restrictive covenant obligations (collectively, the "Change in Control Plan Payment Obligations").

  The cash payments described in this column (1) include the following components:

Name	Base Salary Severance ($)	Target Annual Bonus Severance ($)	Pro Rata Bonus ($)	Total Cash Severance ($)
Peter Kasper Jakobsen	$3,000,000	$3,450,000	$283,562	$6,733,562
Michel Cup	$1,400,000	$1,190,000	$146,712	$2,736,712
Charles M. Urbain	$1,200,000	$1,020,000	$125,753	$2,345,753
Patrick M. Sheller	$1,000,000	$650,000	$80,137	$1,730,137
Ian E. Ormesher	$900,000	$585,000	$72,123	$1,557,123
(2)
Equity. As described above in the section entitled "—Treatment of Stock Options and Other Equity-Based Awards" on page 81, the equity amounts consist of the accelerated vesting and payment of outstanding and unvested stock options, RSUs and PSUs, with the value of the PSUs determined based on (a) actual achievement of the performance goals applicable to PSUs for which the performance period has concluded as of April 1, 2017 and (b) target achievement of the performance goals applicable to PSUs for which the performance period has not concluded as of April 1, 2017. The amounts shown are based on the number of such equity-based awards that will be held by each named executive officer as of April 1, 2017, the assumed date of the completion of the merger for purposes of this proxy statement. The amounts shown do not attempt to forecast any grants, additional issuances, dividends, additional deferrals or forfeitures of equity-based awards following the date of this proxy statement. Depending on when the closing date occurs, certain equity-based awards may have vested prior to the closing date in accordance with their terms.

The equity payments described in the preceding paragraph generally are "single-trigger" in nature, as they will become payable immediately upon the completion of the merger, whether or not the named executive officer's employment is terminated in connection with the merger, with the exception of the payment attributable to the accelerated vesting of any Converted Reckitt Benckiser RSUs, as such accelerated payment is "double-trigger" in nature, as it will be made only in the event of a named executive officer's qualifying termination or termination due to death or disability, in each case, following the effective time of the merger.

The equity payments described in this column (2) include the following components:

Name	Unvested Stock Options ($)	"Single Trigger" RSUs ($)	"Double Trigger" RSUs ($)	"Single Trigger" PSUs ($)	Total Equity ($)
Peter Kasper Jakobsen	$2,802,959	$4,187,250	$7,020,180	$4,536,990	$18,547,379
Michel Cup	$1,232,308	$1,353,060	$2,173,950	$966,600	$5,725,918
Charles M. Urbain	$786,438	$1,026,450	$2,173,950	$1,226,250	$5,213,088
Patrick M. Sheller	$550,585	$539,370	$1,345,680	$638,370	$3,074,005
Ian E. Ormesher	$550,585	$475,200	$987,570	$557,190	$2,570,545
(3)
Supplemental Retirement Benefits. As described above in the subsection entitled "—Executive Change in Control Plan" on page 69, the supplemental retirement benefits to the named executive officers consist of a lump-sum cash payment equal to the actuarial present value of the named executive officer's supplemental retirement savings plan benefits under the Company's benefit equalization plans, with the benefits calculated as if the named executive officer's employment had continued with the company until the third anniversary of the qualifying termination date, in the case of Mr. Jakobsen, or until the second anniversary of the qualifying termination date, in the case of each of our other named executive officers, with the cash severance received under the Executive Change in Control Plan counted as "wages" for purposes of such plans.

  The supplemental retirement benefit payment described in the preceding paragraph is considered "double-trigger" in nature, as it will be made only in the event of a named executive officer's qualifying termination following the effective time of the merger. The amounts shown in this column are based on the compensation and benefit levels that will be in effect on April 1, 2017, the assumed date of the completion of the merger for purposes of this proxy statement; therefore, if compensation and benefit levels are changed after such date, actual payments to the named executive officers may be different from those provided above. The supplemental retirement benefits are subject to the executive officer's Change in Control Plan Payment Obligations.

(4)
Health and Welfare Benefits. As described above in the subsection entitled "—Executive Change in Control Plan" on page 69, the health and welfare benefits to the named executive officers consist of continued Company-subsidized medical, dental and life insurance coverage and participation in the employee assistance program, in each case, until the earlier of (a) the third anniversary of the qualifying termination date, in the case of Mr. Jakobsen, or the second anniversary of the qualifying termination date, in the case of each of our other named executive officers, and (b) the date on which the named executive officer begins new employment, with medical and dental insurance coverage subject to earlier termination to the extent required by COBRA.

The health and welfare benefits described in the preceding paragraph are considered "double-trigger" in nature, as they will only be provided in the event of a named executive officer's qualifying termination following the completion of the merger. The amounts reflected in the column above reflect health and welfare benefit rates in effect for 2017; therefore, if benefit level rates change between the date of this proxy statement and the closing of the merger, actual benefits provided to the named executive officers may be different from those provided above. The continuation of health and welfare benefits (other than COBRA continuation coverage) is subject to the executive officer's Change in Control Plan Payment Obligations.

(5)
Tax Gross-Up Payments. (a) As described above in the subsection entitled "—Executive Change in Control Plan" on page 69, pursuant to the Company's repatriation policy, executive officers who are expatriates (only Mr. Urbain at this time) are entitled to tax support for trailing liabilities in relevant countries related to overseas assignments. The tax support is "single-trigger" in nature, as it will become payable immediately upon the completion of the merger, whether or not the named executive officer's employment is terminated in connection with the merger. Mr. Urbain is entitled to this benefit regardless of whether the merger is consummated. However, the amount of the tax support may be increased as a result of the payments and benefits provided to the named executive officer in connection with a qualifying termination under the Executive Change in Control Plan. Due to the nature of the tax support benefit provided to Mr. Urbain, we are unable to calculate the approximate value associated with this benefit at this time.

(b) As described above in the subsection entitled "—Section 4999 Excise Tax" on page 71, the Section 4999 Gross-Up is equal to an amount sufficient to make the named executive officer whole, on an after-tax basis, for any excise taxes imposed on such named executive officer under Section 4999 of the Code. The Section 4999 Gross-Up is "double-trigger" in nature, as it will be payable only in the event of a named executive officer's qualifying termination following the completion of the merger. The amounts shown in this column are based on the compensation and benefit levels that will be in effect on April 1, 2017, the assumed date of the completion of the merger for purposes of this proxy statement, and takes into account a reasonable estimation of the value associated with the executive's post-termination non-competition and non-solicitation covenants, as described above in the subsection entitled "—Executive Change in Control Plan";

  therefore, if compensation and benefit levels are changed after such date, actual payments to the named executive officers may be different from those provided above.

(6)
Other. As described above in the subsection entitled "—Executive Change in Control Plan" on page 69, upon a qualifying termination, the named executive officers are entitled to (a) financial planning assistance up to a maximum of $15,000 and (b) outplacement services for up to one year (with the cost of such outplacement services not to exceed ten percent of the named executive officer's base salary as of the qualifying termination date).

The financial planning and outplacement benefits described in the preceding paragraph are considered "double-trigger" in nature, as they will only be payable in the event of a named executive officer's qualifying termination following the completion of the merger.

(7)
Total. The amounts in this column represent the total of all compensation and benefits provided in columns (1) through (6).

The "single-trigger" and "double-trigger" components of the aggregate total compensation amounts, respectively, for each named executive officer are set forth below. The double trigger benefits are payable upon a termination by the Company without cause or by the executive for good reason within two years following the merger, subject to the executive officer's execution and non-revocation of a release of claims in favor of the Company and observance of one-year non-competition and non-solicitation restrictive covenant obligations. It is expected that the Company will acknowledge that Messrs. Jakobsen, Cup, Sheller and Ormesher will have good reason as a result of the merger and, assuming that these executives terminate their employment following the merger, they will be entitled to both the single- and double-trigger benefits below.

Name	Single- Trigger Payments ($)	Double- Trigger Payments ($)
Peter Kasper Jakobsen	$11,527,199	$21,542,422
Michel Cup	$3,551,968	$7,386,607
Charles M. Urbain	$3,039,138	$4,852,438
Patrick M. Sheller	$1,728,325	$4,557,932
Ian E. Ormesher	$1,582,975	$3,818,926

  Material U.S. Federal Income Tax Consequences

  U.S. Federal Income Tax Consequences of the Merger

        The following discussion is a summary of the U.S. federal income tax consequences of the merger that are relevant to holders of shares of our common stock whose shares are converted into the right to receive cash pursuant to the merger. This discussion is based upon the Code, Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service, which we refer to as the IRS, and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold their shares of our common stock as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not describe any of the tax consequences arising under the laws of any state, local or foreign tax jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (e.g., estate, gift or alternative minimum tax or the Medicare net investment income surtax). In addition, this summary does not address the U.S. federal income tax consequences to holders of shares who exercise appraisal rights under Delaware law. For purposes of this discussion, a "holder" means either a U.S. Holder or a Non-U.S. Holder (each as defined below) or both, as the context may require.

        This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances, including:

  •
  Holders who may be subject to special treatment under U.S. federal income tax laws, such as: financial institutions, tax-exempt organizations, S corporations or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes, insurance companies, mutual funds, dealers in stocks and securities, traders in securities that elect to use the mark-to-market method of accounting for their securities, regulated investment companies, real estate investment trusts, or certain expatriates or former long-term residents of the United States;

  •
  Holders holding the shares as part of a hedging, constructive sale or conversion, straddle or other risk reducing transaction;

  •
  Holders that received their shares of our common stock in a compensatory transaction pursuant to the exercise of employee stock options or otherwise; or

  •
  U.S. Holders whose "functional currency" is not the U.S. dollar.

        If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of our common stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding the shares of our common stock and partners therein should consult their tax advisors regarding the consequences of the merger.

        THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY STOCKHOLDER. YOU SHOULD CONSULT YOUR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

  U.S. Holders

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of shares of our common stock who or that is for U.S. federal income tax purposes:

  •
  An individual who is a citizen or resident of the United States;

  •
  A corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  A trust (i) that is subject to the primary supervision of a court within the United States and one or more United States persons, as defined in section 7701(a)(30) of the Code, have authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.

        The receipt of cash by a U.S. Holder in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder's gain or loss will be equal to the difference, if any, between the amount of cash received by such U.S. Holder and the U.S. Holder's adjusted tax basis in the shares surrendered pursuant to the merger. If a U.S. Holder acquired different blocks of our common stock at different times or at different prices, such U.S. Holder must determine gain or loss separately for each block of shares exchanged for cash pursuant to the merger. A U.S. Holder's adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder's holding period in such shares is more than one year at the time of the completion of the merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder. There are limitations on the deductibility of capital losses.

  Non-U.S. Holders

        For purposes of this discussion, the term "Non-U.S. Holder" means a beneficial owner of shares of our common stock who or that is neither a U.S. Holder nor a partnership (or an entity taxable as a partnership) for U.S. federal income tax purposes.

        Special rules not discussed below may apply to certain Non-U.S. Holders subject to special tax treatment such as "controlled foreign corporations" or "passive foreign investment companies." Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them in light of their particular circumstances.

        Any gain realized by a Non-U.S. Holder pursuant to the merger generally will not be subject to U.S. federal income tax unless:

  •
  The gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States, or in the case of an individual, a fixed base in the United States maintained by such non-U.S. Holder), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable tax treaty); or

  •
  Such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the merger, and certain other specified conditions are met, in which case such gain will generally be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable tax treaty), but may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

  Backup Withholding

        Payments due to U.S. Holders, other than U.S. Holders who are exempt recipients (such as corporations), pursuant to the merger may be subject to federal "backup withholding" (currently at a rate of 28%) unless certain requirements are satisfied. In order to avoid backup withholding with respect to cash received pursuant to the merger, a non-corporate U.S. Holder should provide an accurate taxpayer identification number (generally on an IRS Form W-9). Non-U.S. Holders are generally exempt from backup withholding and should furnish the required certification as to their non-U.S. status, such as by providing a valid IRS Form W-8BEN (or W-8BEN-E) or IRS Form W-8ECI, or otherwise establish an exemption. Non-corporate U.S. Holders who fail to provide their correct taxpayer identification numbers may be subject to penalties imposed by the IRS. Amounts withheld, if any, under the backup withholding rules are not an additional tax and may be refunded or credited against the holder's federal income tax liability, provided that the required information is timely furnished to the IRS.

  Delisting and Deregistration of Our Common Stock

        If the merger is completed, our common stock will be delisted from the New York Stock Exchange and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of our common stock.

        If our stockholders do not adopt the merger agreement or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares in connection with the merger. Instead, we will remain an independent public company and our common stock will continue to be listed and traded on the New York Stock Exchange, so long as we continue to meet the applicable listing requirements.

  Reckitt Benckiser Stockholder Approval

        In order to complete the merger, Reckitt Benckiser must obtain the affirmative vote of a majority of Reckitt Benckiser's stockholders present, in person or by proxy, at the Reckitt Benckiser stockholder meeting approving the merger. The Reckitt Benckiser stockholder meeting is scheduled to be held on [        ], 2017, subject to adjournment or postponement in accordance with the terms of the merger agreement.

  Governmental and Regulatory Approvals

        Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and the rules promulgated thereunder, Reckitt Benckiser and the Company cannot complete the merger until they notify and furnish information to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice, and specified waiting period requirements are satisfied. Reckitt Benckiser and the Company filed the notification and report forms under the HSR Act with the U.S. Federal Trade Commission and the Antitrust Division on February 27, 2017.

        Reckitt Benckiser and the Company must also file for and receive certain non-United States regulatory approvals prior to completing the merger. Reckitt Benckiser and the Company have made all relevant filings prior to March 10, 2017.

  Legal Proceedings

        On February 14, 2017, a complaint captioned Christopher Kirkham v. Mead Johnson Nutrition Company., et al., Case No. 2017-CH-02109 was filed in the Circuit Court of Cook County, Illinois, naming as defendants the Company and our Board (the "Kirkham Action"). The Kirkham Action purports to be a class action brought by stockholders alleging that our Board breached their fiduciary duties by approving the merger agreement. The complaint seeks, among other things, either to enjoin the proposed merger or to rescind the merger in the event it is consummated. The defendants believe the litigation is entirely without merit and intend to defend it vigorously.

  Anticipated Closing of the Merger

        We intend to complete the closing of the merger promptly after all of the conditions to consummation of the merger are satisfied or waived, including the adoption of the merger agreement by our stockholders and the absence of any legal prohibitions to the merger. We currently expect the merger to be completed in the third calendar quarter of 2017, although we cannot assure completion by any particular date, if at all. We will issue a press release and letters of transmittal for your use once the merger has been completed.

THE MERGER AGREEMENT

        The following description summarizes the material provisions of the merger agreement and is qualified in its entirety by reference to the complete text of the merger agreement. The merger agreement is included as Annex A to this proxy statement. We encourage you to read it carefully and in its entirety. The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about the Company. Such information can be found elsewhere in this proxy statement and in the other public filings the Company makes with the Securities and Exchange Commission (the "SEC"), which are available without charge at www.sec.gov.

  Merger Consideration

        At the effective time of the merger, each outstanding share of our common stock (other than (x) shares held by the Company as treasury stock (other than shares held for the account of clients, customers or other persons), (y) held by Reckitt Benckiser or by any subsidiary of either the Company or Reckitt Benckiser and (z) held by a stockholder who perfects appraisal rights in accordance with Delaware law will automatically be converted into the right to receive $90.00 in cash, without interest and less any required tax withholding (the "merger consideration"). The price of $90.00 per share was determined through arm's-length negotiations between us and Reckitt Benckiser. No shares of our common stock outstanding prior to the effective time of the merger (other than excluded shares) will remain outstanding after the effective time of the merger and all such shares will automatically be cancelled and will cease to exist at the effective time of the merger. Shares held by stockholders who have properly made and not withdrawn a demand for appraisal rights under Delaware law (which we refer to as "dissenting shares") will not be converted into the right to receive the merger consideration unless and until such holder has effectively withdrawn, failed to perfect or otherwise lost such holder's rights to appraisal or payment under Delaware law, at which time such shares will be treated as if they had been converted into and become exchangeable for the right to receive, as of the effective time, the merger consideration, without interest and less any required tax withholding. The Company will give Reckitt Benckiser prompt notice of any written demands for appraisal of shares and Reckitt Benckiser will have the right to direct all negotiations and proceedings with respect to all such demands. Except with the prior written consent of Reckitt Benckiser, the Company will not make any payment with respect to, or offer to settle or settle, any such demands. Each of the exchange agent, the Company, the surviving corporation and Reckitt Benckiser, any of their respective affiliates, will be entitled to deduct and withhold from the consideration or any payment otherwise payable to any person pursuant to the merger agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of applicable law. Any such withheld amounts will be treated for all purposes of the merger agreement as having been paid to the person in respect of whom the exchange agent, the Company, the surviving corporation or Reckitt Benckiser, or such affiliates, as the case may be, made such deduction and withholding. See the section entitled "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 75 and consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

  Closing; Effective Time of the Merger

        The closing of the merger will occur as soon as possible, but in any event, no later than three (3) business days after all of the closing conditions have been met or waived by the party or parties entitled to the benefit thereof. The merger will become effective upon the filing of a certificate of merger with the Delaware Secretary of State or at such later date or time as is agreed upon by Reckitt Benckiser and the Company and specified in the certificate of merger. The filing of the certificate of merger will occur at the closing. Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Merger Sub, a wholly-owned indirect subsidiary of Reckitt Benckiser and a party to the merger agreement, will merge with and into the Company and the Company will survive the merger as a wholly-owned indirect subsidiary of Reckitt Benckiser.

  Procedures for Exchange of Certificates

        Prior to the effective time of the merger, Reckitt Benckiser or a subsidiary of Reckitt Benckiser will appoint an agent to act as exchange agent under the merger agreement, and Reckitt Benckiser will make available, or cause to be made available, the merger consideration to the exchange agent for payment to the Company stockholders. The merger agreement provides that promptly after the effective time of the merger, Reckitt Benckiser will send or cause the exchange agent to send to each holder of shares of our common stock at the effective time a letter of transmittal and instructions for use in such exchange. Each holder of shares of our common stock that have been converted into the right to receive the merger consideration will be entitled to receive, (i) in the case of certificates that immediately prior to the effective time represented outstanding shares of our common stock, upon surrender to the exchange agent of a certificate, together with a properly completed letter of transmittal and (ii) in the case of shares held in book-entry form, upon receipt of any "agent's message" by the exchange agent (or such other evidence, if any, of transfer as the exchange agent may reasonably request), the merger consideration in respect of the shares of our common stock represented by such certificate or such book-entry shares, as applicable. Until so surrendered or transferred, each such certificate or share held in book-entry form will represent for all purposes after the effective time only the right to receive such merger consideration as provided in the merger agreement.

        If any portion of the merger consideration is to be paid to a person other than the person in whose name the surrendered certificate or the transferred book-entry share is registered, payment may be made with respect to such shares to such person if (i) such certificate is properly endorsed or otherwise in proper form for transfer or such shares held in book-entry form have been properly transferred and (ii) the person requesting such payment pays to the exchange agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such certificate or shares held in book-entry form, the shares are presented to the exchange agent, properly endorsed or otherwise in proper form for transfer, and the transferee either pays to the exchange agent any applicable transfer taxes relating to such transfer, or establishes that such transfer taxes have been paid or are not applicable.

        If your stock certificate has been lost, stolen or destroyed, the exchange agent will deliver to you the applicable merger consideration for the shares represented by that certificate if you make an affidavit claiming such certificate has been lost, stolen or destroyed with such assurances as Reckitt Benckiser or the exchange agent may require, including, if required by the surviving corporation, the posting of a bond.

        You should not send your certificates until requested to do so and should send them only pursuant to instructions set forth in the letters of transmittal to be mailed to stockholders promptly after the effective time of the merger. In all cases, the merger consideration will be paid only in accordance with the procedures set forth in the merger agreement and such letters of transmittal.

        The merger agreement provides that one year after the effective time of the merger, the exchange agent will deliver to Reckitt Benckiser (or a subsidiary of Reckitt Benckiser that appointed the exchange agent, if any) any funds made available to the exchange agent which have not been disbursed to holders of our common stock, and that any holders of shares who have not complied with the above-described procedures to receive payment of the merger consideration during such one year period may thereafter look only to Reckitt Benckiser (or such subsidiary of Reckitt Benckiser) for payment of the merger consideration, without interest, to which they are entitled. Any amounts remaining unclaimed by holders of shares of our common stock immediately prior to such time when the amounts would otherwise escheat to or become property of any governmental authority will become, to the extent permitted by applicable law, the property of Reckitt Benckiser or such subsidiary, as applicable. Any portion of the merger consideration made available to the exchange agent to pay for shares of our common stock for which appraisal rights have been perfected will be returned to, or as directed by, Reckitt Benckiser (or a subsidiary of Reckitt Benckiser that appointed the exchange agent, if any).

  Treatment of Stock Options and Other Equity-Based Awards

        Stock Options.    At the effective time of the merger, each stock option that is outstanding immediately prior to the effective time of the merger, whether vested or unvested, will be cancelled in exchange for a lump-sum cash payment equal to the product of (i) the number of shares of common stock for which such stock option has not been exercised and (ii) the excess, if any, of the merger consideration of $90.00 per share over the exercise price per share of such stock option. Each stock option with an exercise price equal to or greater than the merger consideration will be cancelled immediately prior to the effective time of the merger without payment of any consideration.

        Restricted Stock Units.    At the effective time of the merger, each RSU that was outstanding as of the date of the merger agreement (see "2017 Equity Awards" below for treatment of RSUs granted after the date of the merger agreement) and remains outstanding immediately prior to the effective time of the merger will vest and be cancelled in exchange for a lump-sum cash payment equal to the product of (i) the number of shares of common stock subject to such RSU immediately prior to the effective time of the merger and (ii) the merger consideration of $90.00 per share.

        Performance Stock Units.    At the effective time of the merger, each PSU that remains outstanding immediately prior to the effective time of the merger will vest and be cancelled in exchange for a lump-sum cash payment equal to the product of (i) the number of shares of common stock subject to such PSU (the "PSU Amount") and (ii) the merger consideration of $90.00 per share. The PSU Amount equals the sum of (x) the number of shares of common stock underlying such award based on actual performance for any completed one-year performance period ending prior to the effective time of the merger, and (y) the number of shares of common stock underlying such award based on target performance for any one-year performance period that has not been completed as of immediately prior to the effective time of the merger.

        2017 Equity Awards.    The Company may grant equity awards after the date of the merger agreement, but prior to the effective time of the merger, in connection with its annual practice of granting equity awards and as otherwise permitted by the merger agreement, and such awards shall consist solely of RSUs. Each RSU that is granted after the date of the merger agreement and that remains outstanding immediately prior to the effective time of the merger will, as of the effective time of the merger, convert into a phantom RSU award tied to shares of Reckitt Benckiser's common stock (with the cash value of each RSU for conversion purposes equal to the product of (i) the number of shares of common stock subject to such award and (ii) the merger consideration of $90.00 per share) that will be settled in cash upon satisfaction of the applicable vesting conditions (such converted awards, the "Converted Reckitt Benckiser RSUs"). Each Converted Reckitt Benckiser RSU will remain subject to the same terms and conditions as the RSU to which it relates (including vesting).

  Representations and Warranties

        The merger agreement contains representations and warranties of the Company and Reckitt Benckiser. The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to read carefully, and in their entirety, the sections of the merger agreement entitled "Representations and Warranties of the Company" and "Representations and

Warranties of Reckitt Benckiser" in Articles 4 and 5, respectively, of the merger agreement attached as Annex A to this proxy statement. However, the assertions embodied in the representations and warranties, except for those related to (i) corporate existence and power, (ii) corporate authorization, (iii) capitalization and (iv) the opinions of Goldman Sachs and Morgan Stanley, made by us are qualified by information and statements disclosed in certain documents filed by the Company with the SEC after January 1, 2014 and as made in a confidential disclosure schedule to the merger agreement (the "disclosure schedule") that we provided to Reckitt Benckiser in connection with the signing of the merger agreement. While we do not believe that such disclosure schedule contains information that applicable securities laws require us to disclose publicly (other than information that has already been so disclosed), the disclosure schedule does contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the merger agreement. Accordingly, you should not rely on the representations and warranties in the merger agreement as characterizations of the actual state of facts, since such representations and warranties were made by the parties to the merger agreement to and solely for the benefit of each other, and they are modified in important part by the underlying disclosure schedule. The disclosure schedule contains information that has been included in our general prior public disclosures, as well as additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, which subsequent information may or may not be fully reflected in our public disclosures.

        The merger agreement contains representations and warranties of the Company as to, among other things:

  •
  corporate existence and power;

  •
  corporate authorization;

  •
  governmental authorization;

  •
  non-contravention;

  •
  capitalization;

  •
  subsidiaries;

  •
  SEC filings and the Sarbanes-Oxley Act;

  •
  financial statements;

  •
  disclosure documents;

  •
  absence of certain changes;

  •
  no undisclosed material liabilities

  •
  compliance with applicable laws;

  •
  litigation;

  •
  properties;

  •
  intellectual property;

  •
  taxes;

  •
  employees and employee benefit plans;

  •
  environmental matters;

  •
  regulatory compliance;

  •
  material contracts;

  •
  insurance;

  •
  finders' fees;

  •
  opinion of financial advisor; and

  •
  antitakeover statutes.

        In addition, the merger agreement contains representations and warranties by Reckitt Benckiser as to:

  •
  corporate existence and power;

  •
  corporate authorization;

  •
  governmental authorization;

  •
  non-contravention;

  •
  Merger Sub activities;

  •
  disclosure documents;

  •
  financing; sufficiency of funds;

  •
  finders' fees;

  •
  interested stockholders;

  •
  litigation;

  •
  agreements and understandings; and

  •
  no other representations; no reliance; waiver.

  Conduct of Business Pending Closing

        We have agreed in the merger agreement that, except (i) with the prior written consent of Reckitt Benckiser (which consent shall not be unreasonably withheld, delayed or conditioned), (ii) for certain actions contemplated by the merger agreement or set forth in the disclosure schedule, or (iii) as required by law, between the date of the merger agreement and the effective time, the Company will and will cause its subsidiaries to conduct its business in the ordinary course consistent with past practice and, to the extent consistent with the foregoing, to use its reasonable best efforts to: (A) preserve intact its present business organization, (B) keep available the services of its directors, officers and key employees, and (C) maintain existing relationships with its customers, suppliers, distributors and others having material business relationships with it. Without limiting the generality of the foregoing, and except for matters set forth in the applicable section of the disclosure schedule, as specifically provided by the merger agreement or, with the prior written consent of Reckitt Benckiser (which consent shall not be unreasonably withheld, delayed or conditioned), from the date of the merger agreement until the effective time or the termination of the merger agreement in accordance with its terms, neither the Company nor any of its subsidiaries may:

  •
  amend organizational documents of the Company or any of its subsidiaries;

  •
  split, combine or reclassify any shares of capital stock of the Company or any of its subsidiaries; pay any dividend or other distribution in respect of capital stock of the Company or any of its subsidiaries, except for the Company's regular quarterly dividend of up to $0.4125 per share of the Company's common stock per quarter with record and payment dates consistent with the quarterly record and payment dates in 2016 and dividends by any wholly owned subsidiary of the

    Company to the Company or another wholly owned subsidiary thereof; or redeem, repurchase or acquire the capital stock of the Company or any of its subsidiaries, other than (x) in connection with shares of the Company's common stock withheld to cover taxes on stock options, RSUs and PSUs and (y) the acquisition by the Company of stock in connection with the surrender of shares by holders of stock options in order to pay the exercise price of the stock options;

  •
  issue, deliver or sell any of the securities of the Company or any of its subsidiaries other than intra-company issuances in the ordinary course of business consistent with past practice and the issuance of shares upon the exercise of stock options outstanding on the date of the merger agreement or in settlement of RSUs or PSUs outstanding on the date of the merger agreement that are subject to settlement in accordance with their terms without regard to the merger agreement;

  •
  incur any capital expenditures over $2,000,000 individually or $10,000,000 in the aggregate, except for (i) those contemplated in the capital expenditure budget and (ii) reasonable capital expenditures in response to emergency events;

  •
  acquire any assets, securities, properties, interests or businesses over $2,500,000 individually or $10,000,000 in the aggregate, other than supplies in the ordinary course of business, consistent with past practice;

  •
  sell, lease, license, transfer or incur a lien, other than certain permitted liens, on any of the Company's or its subsidiaries' assets, securities, properties, interests or businesses, other than, (i) sales of inventory, supplies, products and obsolete equipment in the ordinary course of business consistent with past practice, (ii) sales of assets, securities and property with a sale price that does not exceed $2,500,000 individually or $10,000,000 in the aggregate, (iii) expirations of intellectual property rights in accordance with their respective statutory terms, (iv) non-material intellectual property rights and (v) non-exclusive licenses of intellectual property rights that are (A) granted in the ordinary course of business consistent with past practice or (B) not material to the business of the Company, taken as a whole, as currently on the date of the merger agreement;

  •
  make any loans, advances or capital contributions to, or investments in any person other than in the ordinary course of business consistent with past practice;

  •
  incur or become liable for any indebtedness other than (i) intra-company indebtedness in the ordinary course of business consistent with past practice, (ii) borrowings under the company revolver in the ordinary course of business consistent with past practice or (iii) in connection with letters of credit issued in the ordinary course of business consistent with past practice in an amount not to exceed $1,000,000 individually or $5,000,000 in the aggregate;

  •
  other than in the ordinary course of business consistent with past practice, (i) enter into any material lease agreements or agreements which (A) limit the Company's or any of its affiliates' freedom to sell products or services or compete in any line of business or geographic region, (B) require purchase or sale (1) of a minimum quantity of goods or (2) exclusively from a person involving payments of more than $10,000,000 or (C) are contracts between the Company or any of its subsidiaries and any officer, director of affiliate (or their immediate family members), or (ii) amend or modify in a manner adverse to the Company in any material respect, or renew, extend, modify or terminate any material contract or (iii) waive, release, assign or fail to exercise or pursue any material right, claim or benefit of the Company under any of the foregoing contracts;

  •
  except as required by law or the terms of an employee plan, grant or increase any severance, retention or termination pay to, or enter into or amend any severance, retention, termination pay, bonus or change of control agreement, with any current or former service provider, or increase the compensation or benefits provided thereto (other than increases in base salary for employees who are not key employees in the ordinary course of business or in connection with new hires or promotions for employees who are not key employees), grant or accelerate any equity awards current or former service provider, enter into or amend any employee plan or collective bargaining agreement, hire any employees, other than employees who are not key employees and who are hired in the ordinary course consistent with past practice, terminate, other than for cause, any key employee or terminate any employees who are not key employees unless for cause or in the ordinary course consistent with past practice;

  •
  change any material accounting method, except as required by concurrent changes in GAAP or law;

  •
  make or change any material tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any material amended tax returns or claims for material tax refunds, file for, enter into or amend any material tax ruling or material tax grant, concession, closing agreement or similar agreement, surrender or settle any material tax claim, audit or assessment, surrender any right to claim a material tax refund, offset or other reduction in tax liability or consent to any extension or waiver of the limitations period applicable to any material tax claim or assessment;

  •
  settle, or offer to settle any litigation or other claim involving the Company or any of its subsidiaries, other than (i) ordinary course disputes with vendors, customers or employees in which no litigation or arbitration commences and (ii) settlements of any litigation, investigation, arbitration, proceeding or other claim where the amount paid in an individual settlement by the Company (and not including any amount paid by the Company's insurance carriers or third parties) does not exceed the amount set forth in the disclosure schedule;

  •
  fail to maintain existing insurance policies or comparable replacement policies;

  •
  adopt a plan of liquidation, dissolution, merger, consolidation, restructuring recapitalization or other reorganization; or

  •
  agree, resolve or commit to do any of the foregoing.

        The covenants in the merger agreement relating to the conduct of our business are complicated and not easily summarized. You are urged to read carefully and in its entirety Section 6.01 entitled "Conduct of the Company" of the merger agreement in Annex A to this proxy statement.

  No Solicitation of an Acquisition Proposal; Company Adverse Recommendation Change

        We have agreed in the merger agreement, between the date of the merger agreement and the effective time, to certain limitations on our ability to take action with respect to alternative acquisition transactions. Except as set forth below, we have agreed to not, and to cause our subsidiaries and our, its and our respective affiliates' directors, officers, employees, investment bankers, attorneys, accountants or other representatives retained in connection with the merger not to, and to use reasonable best efforts to cause certain other representatives not to, directly or indirectly:

  •
  solicit, initiate or knowingly facilitate or encourage the submission of any "Acquisition Proposal" (as defined below);

  •
  enter into or participate in any discussions or negotiations relating to an Acquisition Proposal with, furnish any non-public information relating to the Company or any of its subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its subsidiaries to, or knowingly assist, participate in, facilitate or encourage any effort by, any third party that is seeking to make, or has made, an Acquisition Proposal;

  •
  amend or grant any waiver or release under or fail to enforce any standstill or similar agreement with respect to any class of equity securities of the Company or any of its subsidiaries, unless our Board determines after considering advice from outside legal counsel to the Company that the failure to waive or release such provision could reasonably be expected to be inconsistent with its fiduciary duties under Delaware law;

  •
  (i) fail to make, withdraw or modify in a manner adverse to Reckitt Benckiser, or publicly propose to fail to make, withdraw or modify in a manner adverse to Reckitt Benckiser, a recommendation by our Board to our stockholders to adopt the merger agreement (the "Company Board Recommendation"), (ii) fail to include the Company Board Recommendation in this proxy statement or (iii) recommend, adopt or approve or publicly propose to recommend, adopt or approve an Acquisition Proposal (any of the foregoing, an "Company Adverse Recommendation Change");

  •
  approve any person becoming an "interested stockholder" under Section 203 of the DGCL; or

  •
  enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other agreement relating to an Acquisition Proposal (other than an acceptable confidentiality agreement).

        Notwithstanding these limitations, the merger agreement provides that, at any time prior to obtaining the requisite stockholder approval of the merger with Reckitt Benckiser:

  •
  if we or any of our representatives receive a written Acquisition Proposal from any third party, which Acquisition Proposal did not result from a breach of the non-solicit provision of the merger agreement, we may directly or indirectly through our representatives, contact such third party for the sole purpose of clarifying the terms and conditions thereof and if our Board determines in good faith, after considering advice from a financial advisor of nationally recognized reputation and our outside legal counsel, that such Acquisition Proposal constitutes or could reasonably be expected to result in a "Superior Proposal" (as defined below), then the Company, directly or indirectly through its representatives, may (i) furnish information (including non-public information) relating to the Company to such third party pursuant to a confidentiality agreement with such third party with terms no less favorable in the aggregate to the Company than those provided in the confidentiality agreement with Reckitt Benckiser, except that such confidentiality agreement with such third party (A) does not need to include a standstill provision or prohibit the submission of Acquisition Proposals or amendments thereto to the Company, and (B) will not in any event include provisions requiring exclusive negotiations, a copy of which confidentiality agreement with such third party will be provided to Reckitt Benckiser promptly after the execution thereof; provided that, to the extent that any such information furnished to such third party has not been previously provided or made available to Reckitt Benckiser or its Representatives, all such information will be promptly provided or made available to Reckitt Benckiser and (ii) enter into, engage in or otherwise participate in discussions or negotiations with the third party making such Acquisition Proposal;

  •
  following receipt of a Superior Proposal after the date of the merger agreement, our Board may (i) make a Company Adverse Recommendation Change or (ii) terminate the merger agreement pursuant to and in accordance with the merger agreement in order to enter into a definitive, written agreement concerning a Superior Proposal; and

  •
  other than in connection with a Superior Proposal, our Board may make a Company Adverse Recommendation Change.

        Pursuant to the terms of the merger agreement, our Board cannot take any of the actions set forth in the above three bullet points unless our Board determines in good faith, after considering advice from a financial advisor of nationally recognized reputation and outside legal counsel, that the failure to take such action would (or, in the case of the first bullet point, could) reasonably be expected to be inconsistent with its fiduciary duties under Delaware law, provided, that unless and until the merger agreement is terminated in accordance with its terms, the merger agreement and the merger will be submitted to our stockholders at the Company stockholder meeting notwithstanding any Company Adverse Recommendation Change. In addition, we are required to notify Reckitt Benckiser promptly (and in no event later than 24 hours) after receipt of any Acquisition Proposal, any bona fide written indication that a third party intends to make an Acquisition Proposal or any written request for information relating to the Company or any of our subsidiaries or for access to the business, properties, assets, books or records of the Company or any of our subsidiaries by any third party that intends to make an Acquisition Proposal. The merger agreement requires that we identify the third party making, and the material terms and conditions of, any such Acquisition Proposal, indication or request. We are also obligated to keep Reckitt Benckiser reasonably informed on a current basis of any material developments, discussions or negotiations regarding any such Acquisition Proposal, indication or request, and are required to promptly (and in no event later than 24 hours after receipt) provide to Reckitt Benckiser copies of all correspondence and written materials that describes any terms or conditions of any Acquisition Proposal (as well as written summaries of any material oral communications addressing such matters).

        Our Board is prohibited from making a Company Adverse Recommendation Change in response to an Acquisition Proposal or terminating the merger agreement to accept a Superior Proposal unless (i) we have promptly notified Reckitt Benckiser in writing at least four business days before taking that action, of our intention to do so, attaching in the case of a Company Adverse Recommendation Change to be made following receipt of a Superior Proposal, the most current version of the proposed agreement under which such Superior Proposal is proposed to be consummated and the identity of the third party making the Acquisition Proposal, or in the case of a Company Adverse Recommendation Change, a reasonably detailed description of the facts relating to such Company Adverse Recommendation Change, and (ii) during such four business day period, if requested by Reckitt Benckiser, the Company and its representatives have discussed and negotiated in good faith (in each case to the extent Reckitt Benckiser desires to negotiate) with Reckitt Benckiser and its representatives regarding any proposal by Reckitt Benckiser to amend the terms of the merger agreement in response to such Superior Proposal or potential Company Adverse Recommendation Change, as applicable and (iii) after such four business day period, our Board has determined in good faith, after considering advice from a financial advisor of nationally recognized reputation (in the case of a Superior Proposal) and outside legal counsel, and taking into account any proposal by Reckitt Benckiser to amend the terms of the merger agreement made during such period, that (A) such Acquisition Proposal continues to be a Superior Proposal or (B) the failure to take such action would continue to reasonably be expected to be inconsistent with its fiduciary duties under Delaware law. Any amendment to the financial or other material terms of any such Superior Proposal will require a new written notification from the Company and a new notice period, except that such negotiation period will only be for three business days.

        Under the merger agreement, an "Acquisition Proposal" means, other than the transactions contemplated by the merger agreement, any offer or proposal by a third party relating to (i) any direct or indirect acquisition or purchase of 20% or more of the consolidated assets of the Company and its subsidiaries or 20% or more of any class of equity or voting securities of the Company or any of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company and its subsidiaries, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning 20% or more of any class of equity or voting securities of the Company or any of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company and its subsidiaries or (iii) a merger, consolidation, share exchange, business combination, sale of all or substantially all of the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company and its subsidiaries.

        Under the merger agreement, a "Superior Proposal" means a bona fide, unsolicited written Acquisition Proposal that did not result from a breach of the non-solicit provision of the merger agreement for at least a majority of the outstanding shares of our common stock or more than 50% of the consolidated assets of the Company and its subsidiaries on terms that our Board determines in good faith, after considering the advice of a financial advisor of nationally recognized reputation and outside legal counsel, and taking into account all circumstances reasonably deemed relevant by our Board, would result in a transaction that if consummated is more favorable to our stockholders from a financial point of view than the merger contemplated by the merger agreement (taking into account any proposal by Reckitt Benckiser to amend the terms of the merger agreement).

        As of the merger agreement date, we were obligated to, and to cause our subsidiaries and our, its and our respective affiliates' directors, officers, employees, investment bankers, attorneys, accountants or other representatives retained in connection with the merger, and to use reasonable best efforts to cause certain other representatives, to cease and terminate any and all existing discussions or negotiations, if any, with any third party conducted prior to the date of the merger agreement with respect to any Acquisition Proposal and request return or destruction of all information about the Company that we may have provided.

  Reckitt Benckiser Adverse Recommendation Change

        Except as permitted by the following sentence, Reckitt Benckiser and its subsidiaries will not, and will not authorize or permit their respective representatives to, directly or indirectly, fail to make, withdraw or modify in a manner adverse to the Company, or publicly propose to fail to make, withdraw or modify in a manner adverse to the Company, the Reckitt Benckiser board of directors' recommendation in the circular to be prepared and published by Reckitt Benckiser in accordance with its obligations under the listing rules of the United Kingdom Listing Authority (the "Circular") that the Reckitt Benckiser stockholders approve the merger (any of the foregoing, a "Reckitt Benckiser Adverse Recommendation Change"). At any time prior to obtaining the requisite Reckitt Benckiser stockholder approval, the board of directors of Reckitt Benckiser may effect a Reckitt Benckiser Adverse Recommendation Change, if the board of directors of Reckitt Benckiser determines in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with Reckitt Benckiser's directors' fiduciary duties under applicable law, provided, that unless and until the merger agreement is terminated in accordance with its terms, the merger agreement and the merger will be submitted to Reckitt Benckiser's stockholders at the Reckitt Benckiser stockholder meeting notwithstanding any Reckitt Benckiser Adverse Recommendation Change.

  Debt Financing

        Prior to entering into the merger agreement, Reckitt Benckiser entered into a definitive credit facilities agreement with certain financial institutions pursuant to which Reckitt Benckiser would be provided debt financing (the "Debt Financing") on the terms and conditions set forth in the definitive credit facilities agreement, the proceeds of which, among other uses, would be used by Reckitt Benckiser to fund a portion of the merger consideration. Reckitt Benckiser and Merger Sub are obligated to use their reasonable best efforts to arrange, as promptly as practicable, for the Debt Financing to be in place at or prior to the effective time of the merger. Reckitt Benckiser is prohibited from amending the terms of the debt commitment letters without our prior written consent if such amendments would would reasonably be expected to adversely affect the ability of Reckitt Benckiser or Merger Sub to timely consummate the transactions contemplated by the merger agreement or adversely affects the ability of Reckitt Benckiser or Merger Sub to enforce its rights against the other parties to such Debt Financing agreement. If for any reason Reckitt Benckiser determines that the Debt Financing will not be available to them as contemplated, Reckitt Benckiser has the obligation to notify us and then use reasonable best efforts to arrange for alternative financing in an amount sufficient to cover such portion of the Debt Financing not available (to the extent such portion will not instead by funded by Reckitt Benckiser in cash). The merger agreement provides, however, that obtaining the Debt Financing or alternative financing is not a condition to close. We have also agreed, at Reckitt Benckiser's expense, to use reasonable best efforts to cooperate with Reckitt Benckiser in connection with the arrangement of the Debt Financing as reasonably requested, including providing certain financial information.

  Company Stockholder Meeting

        We have agreed to cause a meeting of our stockholders to be duly called and held as soon as reasonably practicable (and, subject to the Company's right to adjourn or postpone the meeting as set forth in the following sentence, in any event, within 40 days) after clearance of this proxy statement by the SEC for the purpose of approving and adopting the merger agreement (the "Company stockholder meeting"). The Company is not permitted, without the prior written consent of Reckitt Benckiser, to adjourn, postpone or otherwise delay the Company stockholder meeting, provided that the Company may, without the prior written consent of Reckitt Benckiser, adjourn or postpone the Company stockholder meeting, after consultation with Reckitt Benckiser, if the Company believes in good faith that such adjournment or postponement is reasonably necessary to allow reasonable additional time to (i) if there are not sufficient affirmative votes in person or by proxy at such meeting to constitute a quorum or to obtain the requisite stockholder approval , solicit additional proxies necessary to obtain a quorum or the requisite stockholder approval at the Company stockholder meeting (including any adjournment or postponement thereof), (ii) distribute any supplement or amendment to this proxy statement that our Board has determined in good faith after consultation with outside legal counsel is necessary under applicable law and for such supplement or amendment to be reviewed by our stockholders prior to the Company stockholder meeting (including any adjournment or postponement thereof) or (iii) ensure that the Company stockholder meeting and the Reckitt Benckiser stockholder meeting are held on the same date and at the same time.

        In addition, our Board has agreed to (i) recommend adoption of the merger agreement by our stockholders and include such recommendation in this proxy statement and (ii) use its reasonable best efforts to obtain the requisite stockholder approval, provided that our Board may change its recommendation in the manner described above in the subsection entitled "—No Solicitation of an Acquisition Proposal; Company Adverse Recommendation Change" on page 85.

        Reckitt Benckiser has agreed to cause a general meeting of the stockholders of Reckitt Benckiser to be convened as soon as reasonably practicable (and, subject to Reckitt Benckiser's right to adjourn or postpone the meeting as set forth in the following sentence, in any event, within 28 days) after approval of the Circular by the United Kingdom Listing Authority. Reckitt Benckiser is not permitted, without the prior written consent of the Company, to adjourn, postpone or otherwise delay the Reckitt Benckiser stockholder meeting, provided that Reckitt Benckiser may, without the prior written consent of the Company, adjourn or postpone the Reckitt Benckiser stockholder meeting, after consultation with the Company, if Reckitt Benckiser believes in good faith that such adjournment or postponement is reasonably necessary to allow reasonable additional time to (i) if there are not sufficient affirmative votes in person or by proxy at such meeting to constitute a quorum or to obtain the requisite stockholder approval, solicit additional proxies necessary to obtain a quorum or the requisite stockholder approval at the Reckitt Benckiser stockholder meeting (including any adjournment or postponement thereof), (ii) distribute any supplement or amendment to the Circular that the Reckitt Benckiser's board of directors has determined in good faith after consultation with outside legal counsel is necessary under applicable law and for such supplement or amendment to be reviewed by

Reckitt Benckiser's stockholders prior to the Reckitt Benckiser stockholder meeting (including any adjournment or postponement thereof) or (iii) ensure that the Reckitt Benckiser stockholder meeting and the Company stockholder meeting are held on the same date and at the same time.

        In addition, Reckitt Benckiser's board of directors has agreed to (i) recommend approval of the merger by Reckitt Benckiser's stockholders and include such recommendation in the Circular and (ii) to use its reasonable best efforts to obtain the requisite stockholder approval, provided that the Reckitt Benckiser board of directors may change its recommendation in the manner described above in the subsection entitled "—Reckitt Benckiser Adverse Recommendation Change" on page 88.

  Efforts to Complete the Merger

        Each of the Company and Reckitt Benckiser will use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable law to consummate the merger and the other transactions contemplated by the merger agreement as promptly as practicable, including using reasonable best efforts to (i) take such actions as are necessary to cause the closing conditions in the merger agreement to be satisfied, (ii) prepare, make and file all notices, statements, filings, submissions of information, applications and other documents with any governmental authorities as are necessary, proper or advisable to consummate the merger and the other transactions contemplated by the merger agreement (and within the time limits set forth in the merger agreement), (iii) obtain and maintain all consents, approvals, authorizations, clearances, actions, non-actions, waivers, licenses, registrations, permits, variance, exemptions, orders and other confirmations from any governmental authorities as are necessary, proper or advisable to consummate the merger and the other transactions contemplated by the merger agreement and (iv) cooperate to the extent reasonable with the other parties to the merger agreement in their respective efforts to comply with their respective obligations under the merger agreement.

        Both Reckitt Benckiser and the Company will share the right to control and direct the defense of the transactions contemplated by the merger agreement before any governmental authority, including by, in cooperation with the other party, scheduling, and directing strategy for, any meetings and negotiations with, governmental authorities regarding the transactions contemplated by the merger agreement.

        Prior to the closing, to the extent permitted by applicable law, each party to the merger agreement will (i) consult with the other parties thereto with respect to, and will provided any necessary or appropriate information with respect to (and in the case of correspondence, provide the other parties (or their counsel) copies of), all filings made by such party with any governmental authority or any other information supplied by such party to, or meetings, conferences or correspondence with, any governmental authority in connection the merger agreement, the merger or the other transactions contemplated by the merger agreement, (ii) permit the other parties or their counsel to review in advance any information, correspondence or filing (and the documents submitted therewith) intended to be given by it to any governmental authority; provided that such materials may be redacted prior to sharing with the other party (A) to remove references to commercially or competitively sensitive information, (B) to remove references or documentation relating to the potential sale of the Company or the transactions contemplated by the merger agreement, (C) as necessary to comply with contractual arrangements and (D) as necessary to address reasonable attorney-client privilege or confidentiality concerns; (iii) to the extent permitted by the applicable governmental authority, give the other parties or their counsel the opportunity to attend and participate in any meetings or conferences with such governmental authority and (iv) if such party receives a request for additional information or documentary material from any governmental authority with respect to the merger or any of the other transactions contemplated by the merger agreement, use reasonable best efforts to provide, or cause to be provided, after consultation with the other parties hereto, such additional information or material.

        Reckitt Benckiser will not, nor will it permit its subsidiaries to acquire or agree to acquire any business, person or division thereof, or otherwise acquire or agree to acquire any assets, if such actions, individually or in the aggregate, (i) would reasonably be expected to materially delay or to materially increase the likelihood of not obtaining the applicable action, nonaction, waiver, clearance, consent or approval pursuant to the HSR Act or in connection with any required governmental approval prior to the end date or (ii) would reasonably be expected to require any action, nonaction, waiver, clearance, consent or approval of any other governmental authority with respect to the transactions contemplated by the merger agreement, which would reasonably be expected to materially delay or to materially impair Reckitt Benckiser's ability to consummate the merger and the other transactions contemplated by the merger agreement prior to the end date (or, in the case of any required action, nonaction, waiver, clearance, consent or approval, would reasonably be expected to materially delay or materially increase the likelihood of not obtaining such action, nonaction, waiver, clearance, consent or approval).

  Employee Matters

        Under the merger agreement, Reckitt Benckiser and Merger Sub are required to provide continuing employees of the Company, through December 31, 2018, with (i) compensation, annual bonus opportunity and severance benefits that are no less favorable than the continuing employees' current compensation, bonus opportunity and severance benefits, and (ii) other employee benefits that are, generally, no less favorable in the aggregate to the continuing employees' current benefits provided by the Company. In addition, Reckitt Benckiser and Merger Sub are generally required to recognize each such continuing employee of the Company's service with the Company for purposes of any new benefit plan implemented after the merger and and take commercially reasonable efforts to ensure that such continuing employees of the Company' coverage and benefits under any new health and welfare plans implemented for the continuing employees are not adversely effected by the transition to the new health and welfare plans. The merger agreement provides that the Company and Reckitt Benckiser acknowledge that the effect of the merger shall be a "change in control" or "change of control" of the Company for purposes of any applicable Company employee benefit plan.

  Other Covenants

        The merger agreement contains a number of other covenants on the part of the parties, including covenants relating to:

  •
  preparation of this proxy statement by the Company;

  •
  Reckitt Benckiser's access to certain of our information prior to the effective date of the merger;

  •
  providing notice to Reckitt Benckiser of any stockholder litigation or dispute;

  •
  certain tax matters;

  •
  cooperation with Reckitt Benckiser in connection with the arrangement of Reckitt Benckiser's debt financing ;

  •
  indemnification of our directors and officers;

  •
  preparation of a shareholder circular by Reckitt Benckiser;

  •
  public announcements regarding the merger;

  •
  notices of certain events;

  •
  approvals under Section 16(a) of the Exchange Act

  •
  stock exchange de-listing and Exchange Act deregistration; and

  •
  compliance with anti-takeover laws.

  Conditions to the Merger

        The merger agreement provides that the parties' obligations to complete the merger are subject to the following conditions:

  •
  adoption of the merger agreement by the requisite vote of our stockholders;

  •
  approval of the merger by the requisite vote of Reckitt Benckiser's stockholders;

  •
  the expiration or termination of any applicable waiting periods (and any extension thereof) under the HSR Act relating to the merger and obtaining certain other foreign regulatory approvals; and

  •
  no provision of any applicable law is restraining, enjoining, prohibiting or otherwise making illegal the consummation of the merger.

        The merger agreement provides that the obligations of Reckitt Benckiser and Merger Sub to consummate the merger are subject to, among others, the following additional conditions:

  •
  we must have performed in all material respects all of our obligations under the merger agreement;

  •
  our representation and warranty as to our capitalization must be true and correct (disregarding all materiality and "Company Material Adverse Effect" qualifications contained therein), as of the date of the merger agreement and as of the effective time (other than such representations and warranties that by their terms address matters only as of another specified time, which must be true and correct only as of such time), subject only to de minimis exceptions;

  •
  certain of our representations and warranties (those involving corporate existence and power, corporate authority, non-contravention, ownership of the capital stock of the Company's subsidiaries and finders' fees) must be true and correct in all material respects (disregarding all materiality and "Company Material Adverse Effect" qualifications contained therein) as of the date of the merger agreement and as of the effective time (other than such representations and warranties that by their terms address matters only as of another specified time, which must be true and correct in all material respects only as of such time);

  •
  the remainder of our representations and warranties must be true and correct (disregarding all materiality and "Company Material Adverse Effect" qualifications contained therein) as of the date of the merger agreement and as of the effective time (other than such representations and warranties that by their terms address matters only as of another specified time, which must be true in all material respects only as of such time), except where the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

  •
  since the date of the merger agreement, there must have not occurred or arisen any event, occurrence, development, change or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and

  •
  the Company has delivered a certificate to Reckitt Benckiser signed by an executive officer of the Company confirming that the conditions described in the preceding five bullet points have been satisfied.

        The merger agreement also provides that our obligation to consummate the merger is subject to, among others, the following additional conditions:

  •
  Reckitt Benckiser and Merger Sub must have performed in all material respects all of their obligations under the merger agreement;

  •
  certain of their representations and warranties (those involving corporate authority, non-contravention and finders' fees) must be true and correct in all material respects (disregarding all materiality and "Reckitt Benckiser Material Adverse Effect" qualifications contained therein) as of the date of the merger agreement and as of the effective time (other than such representations and warranties that by their terms address matters only as of another specified time, which must be true in all material respects only as of such time) and all of their other representations and warranties must be true and correct (disregarding all materiality and "Reckitt Benckiser Material Adverse Effect" qualifications contained therein) as of the date of the merger agreement and as of the effective time (other than such representations and warranties that by their terms address matters only as of another specified time, which must be true in all material respects only as of such time), except where the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Reckitt Benckiser Material Adverse Effect; and

  •
  Reckitt Benckiser has delivered a certificate to the Company signed by an executive officer of Reckitt Benckiser confirming that the conditions set forth in the preceding two bullet points have been satisfied.

        The merger agreement provides that a "Company Material Adverse Effect" means a material adverse effect on the financial condition, business, assets or results of operations of the Company and its Subsidiaries, taken as a whole, excluding any effect to the extent arising or resulting from:

  •
  changes in the financial or securities markets or general economic or political conditions globally or in any of the markets in which the Company or any of its subsidiaries operate not having a materially disproportionate effect on such the Company and its subsidiaries, taken as a whole, relative to other companies in the industry in which the Company and its subsidiaries operate;

  •
  changes (including changes of applicable law GAAP or the interpretation or enforcement thereof) or conditions generally affecting the industry in which such person and its subsidiaries operate; provided that such changes or conditions may be considered for purposes of determining whether there has been a Company Material Adverse Effect to the extent such changes or conditions have a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to other companies engaged in the industry in which the Company and its subsidiaries operate;

  •
  acts of war, sabotage or terrorism or natural disasters globally or in any of the markets in which the Company or any of its Subsidiaries operate; provided that such conditions or occurrences may be considered for purposes of determining whether there has been a Company Material Adverse Effect to the extent such conditions or occurrences have a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to other companies engaged in the industry in which the Company and its subsidiaries operate;

  •
  any failure, in and of itself, to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that the foregoing shall not preclude any other party to the merger agreement from asserting that any facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of Company Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been a Company Material Adverse Effect);

  •
  the execution and delivery of the merger agreement or the public announcement or consummation of the merger agreement, the merger and the other transactions contemplated thereby (it being understood and agreed that the foregoing shall not apply to any representation, warranty, covenant or agreement of the Company therein that is intended to address the consequences of the execution, delivery or performance of the merger agreement or the consummation of the transactions contemplated thereby); or

  •
  any action taken at the written request of Reckitt Benckiser or Merger Sub.

        The merger agreement also provides that a "Company Material Adverse Effect" means a material adverse effect on the Company's ability to consummate the transactions contemplated by the merger agreement.

        The merger agreement provides that a "Reckitt Benckiser Material Adverse Effect" means a material adverse effect on Reckitt Benckiser or Merger Sub's ability to consummate the transactions contemplated by the merger agreement.

  Termination of the Merger Agreement

        The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time, notwithstanding any approval of the stockholders of the Company or Reckitt Benckiser of the merger:

  •
  by mutual written consent of the Company and Reckitt Benckiser;

  •
  by either the Company or Reckitt Benckiser, if:

  •
  the merger has not been consummated on or before September 10, 2017 (the "End Date"); provided that the End Date can be extended to December 10, 2017 if the only conditions to closing not satisfied or capable of being satisfied as of September 10, 2017 relate to competition laws and either Reckitt Benckiser or the Company notifies the other party of its election to extend the End Date on or before September 10, 2017. The right to terminate the merger agreement pursuant to this provision will not be available to any party whose breach of any provision of the merger agreement is the principal cause of the failure of the merger to be consummated by the dates above;

  •
  there is any law that makes consummation of the merger illegal or otherwise prohibited, or enjoins the Company or Reckitt Benckiser from consummating the merger, and such injunction is final and nonappealable;

  •
  the adoption of the merger agreement by our stockholders has not been obtained at the Company stockholder meeting; provided that the right to terminate the merger agreement pursuant to this provision will not be available to the Company if its breach of any provision of the merger agreement is the principal cause of the failure to obtain our stockholders' approval; or

  •
  the approval of the merger by Reckitt Benckiser's stockholders has not been obtained at the Reckitt Benckiser stockholder meeting; provided that the right to terminate the merger agreement pursuant to this provision will not be available to Reckitt Benckiser if its breach of any provision of the merger agreement is the principal cause of the failure to obtain Reckitt Benckiser's stockholders' approval;

  •
  by Reckitt Benckiser if:

  •
  (i) our Board has made a Company Adverse Recommendation Change or (ii) at any time after an Acquisition Proposal has been publicly proposed or publicly disclosed our Board has failed to publicly affirm the Company Board Recommendation within five business days after receipt of any written request to do so from Reckitt Benckiser (provided that Reckitt Benckiser can only make such request once with respect to any Acquisition Proposal or any material and publicly proposed or disclosed amendment thereto);

    •
    we have breached any representation or warranty or failed to perform any covenant or agreement, which breach or failure to perform would result in the conditions precedent to Reckitt Benckiser's obligations to consummate the merger with respect to the accuracy of our representations and warranties and compliance with our covenants under the merger agreement not to be satisfied, and such breach or failure to perform cannot be cured by the End Date or has not been cured within 30 days after Reckitt Benckiser gives notice to us; provided that Reckitt Benckiser will not have this termination right if Reckitt Benckiser is then in breach of the merger agreement, which breach by Reckitt Benckiser would cause the conditions precedent to the Company's obligations to consummate the merger with respect to the accuracy of Reckitt Benckiser's representations and warranties and compliance with its covenants under the merger agreement not to be satisfied; or

    •
    any of the certain representatives of the Company listed in the disclosure schedule has willfully and materially breached, or has caused or directed the Company, any of its subsidiaries or any of their respective representatives to materially breach, any of the Company's, its subsidiaries or the Company representatives' obligations under the non-solicit provisions of the merger agreement, and such breach is incapable of being cured or, if capable of being cured, has not been cured within five business days following written notice thereof from Reckitt Benckiser; or

  •
  by the Company:

  •
  prior to the adoption of the merger agreement by our stockholders, in order to enter into a definitive, written agreement concerning a Superior Proposal (see the section entitled "—No Solicitation of an Acquisition Proposal; Company Adverse Recommendation Change" beginning on page 85); provided that the Company pays to Reckitt Benckiser the related termination fee (see "—Termination Fees" below);

  •
  if the board of directors of Reckitt Benckiser has failed to make, withdrawn or modified in a manner adverse to the Company, or publicly proposed to fail to make, withdraw or modify in a manner adverse to the Company, its recommendation that Reckitt Benckiser's stockholders approve the merger; or

  •
  if Reckitt Benckiser has breached any representation or warranty or failed to perform any covenant or agreement, which breach or failure to perform would result in the conditions precedent the Company's obligations to consummate the merger with respect to the accuracy of Reckitt Benckiser's representations and warranties and compliance with Reckitt Benckiser's compliance with its covenants under the merger agreement not to be satisfied, and such breach or failure to perform cannot be cured by the End Date or has not been cured within 30 days after the Company gives notice to Reckitt Benckiser or Merger Sub; provided that the Company shall not have this termination rights if the Company is then in breach of the merger agreement, which breach by the Company would cause the conditions precedent to Reckitt Benckiser's and Merger Sub's obligations to consummate the merger with respect to the accuracy of the Company's representations and warranties and compliance with its covenants under the merger agreement not to be satisfied.

  Termination Fees

        The Company must pay to Reckitt Benckiser a termination fee of $480,000,000 if any of the following occur:

  •
  Reckitt Benckiser terminates the Merger Agreement because (i) our Board has made a Company Adverse Recommendation Change or (ii) at any time after an Acquisition Proposal has been publicly proposed or publicly disclosed our Board has failed to publicly affirm the

    Company Board Recommendation within five business days after receipt of any written request to do so from Reckitt Benckiser (provided that Reckitt Benckiser may make such request only once with respect to each such Acquisition Proposal or material and publicly proposed or disclosed amendment thereto);

  •
  any of the certain representatives of the Company listed in the disclosure schedule has willfully and materially breached, or has caused or directed the Company, any of its subsidiaries or any of their respective representatives to materially breach, any of the Company's, its subsidiaries or the Company representatives' obligations under the non-solicit provisions of the merger agreement, and such breach is incapable of being cured or, if capable of being cured, has not been cured within five business days following written notice thereof from Reckitt Benckiser;

  •
  prior to the adoption of the merger agreement by our stockholders, we terminate the merger agreement in order to enter into a definitive, written agreement concerning a Superior Proposal; or

  •
  the Company or Reckitt Benckiser terminates the merger agreement because (i) our stockholders have not adopted the merger agreement at the Company stockholder meeting or (ii) the merger is not consummated on or prior to the End Date other than as a result of a failure to obtain required regulatory approvals by such date and, in the case of each of clause (i) and (ii), (a) prior to such termination, a bona fide Acquisition Proposal has been publicly disclosed and not withdrawn and (b) within 12 months of such termination, the Company closes a change of control transaction or enters into a definitive agreement with respect to a change of control transaction.

        Reckitt Benckiser must pay the Company a termination fee of $480,000,000 if any of the following occur:

  •
  the Company terminates the merger agreement because the board of directors of Reckitt Benckiser has failed to make, withdrawn or modified in a manner adverse to the Company, or publicly proposed to fail to make, withdraw or modify in a manner adverse to the Company, its recommendation that Reckitt Benckiser's stockholders approve the merger; or

  •
  the Company or Reckitt Benckiser terminates the merger agreement because the approval of the merger by Reckitt Benckiser's stockholders has not been obtained at the Reckitt Benckiser stockholder meeting.

        If the Merger Agreement is terminated by the Company or Reckitt Benckiser because the adoption of the merger agreement by our stockholders was not obtained at the Company stockholder meeting, the Company must pay an amount equal to all out-of-pocket costs, fees and expenses (including legal fees and expenses) incurred by Reckitt Benckiser or any of its affiliates in connection with the merger agreement and the transactions contemplated thereby subject to a cap of $20,000,000 (which reimbursement will reduce on a dollar for dollar basis any termination fee subsequently payable by the Company).

  Amendment and Waiver

        Any provision of the merger agreement may be amended prior to the effective time if such amendment is executed in writing by each of the Company, Reckitt Benckiser and Merger Sub; provided that after the merger agreement has been approved by our stockholders or Reckitt Benckiser's stockholders there shall be no amendment or waiver that would require the further approval of the stockholders of the Company under Delaware law or the stockholders of Reckitt Benckiser under the Listing Rules of the United Kingdom Listing Authority without such approval having first been obtained. Any provision of the merger agreement may be waived if such waiver is executed in writing by the party against whom the waiver is to be effective.

 PROPOSAL NO. 2

ADJOURNMENT PROPOSAL

        We are asking our stockholders to consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to establish a quorum or adopt the merger agreement (which we refer to as the Adjournment Proposal).

        You should note that the chairman of the meeting may postpone or adjourn the special meeting to a specified date including, among other reasons, to solicit additional proxies or to hold the special meeting on the same date and at the same time as the Reckitt Benckiser stockholder meeting.

        If the special meeting is postponed or adjourned for any reason, including to solicit additional proxies or to hold the special meeting on the same date and at the same time as the Reckitt Benckiser stockholder meeting, stockholders who have already sent in their proxies will be able to revoke them at any time prior to their use. No proxy voted against the proposal to adopt the merger agreement will be voted in favor of the Adjournment Proposal. In the event of a postponement or adjournment of the special meeting, we will provide at least ten days' notice of the new date, time and place of the special meeting, as required by our bylaws.

  Recommendation of Our Board

        Our Board unanimously recommends that you vote "FOR" the Adjournment Proposal.

 PROPOSAL NO. 3

ADVISORY VOTE ON MERGER-RELATED COMPENSATION PROPOSAL

        As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, we are required to submit a proposal to our stockholders to approve, on a non-binding, advisory basis, the payment of certain compensation and benefits to our named executive officers, which they will or may become entitled to receive from the Company (or its successor) and as a consequence of the merger (which we refer to as the Merger-Related Compensation Proposal). This merger-related compensation is summarized in the section entitled "The Merger Agreement—Interests of Directors and Executive Officers in the Merger," including the footnotes and narrative disclosures in the subsection therein entitled "Potential Change in Control Payments to Named Executive Officers" beginning on page 71.

        Our Board encourages you to review carefully the Merger-Related Compensation Proposal disclosed in this proxy statement.

        Our Board unanimously recommends that our stockholders approve the following resolution:

        "RESOLVED, that the stockholders of the Company hereby approve, on a non-binding, advisory basis, the compensation that will or may become payable to the Company's named executive officers in connection with the merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable, as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section of the proxy statement titled "The Merger Agreement—Interests of Directors and Executive Officers in the Merger—Potential Change in Control Payments to Named Executive Officers," including the related footnotes and narrative disclosures therein."

        The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, you may vote to adopt the merger agreement and vote not to approve the Merger-Related Compensation Proposal and vice versa. Because the vote on the Merger-Related Compensation Proposal is advisory only, it will not be binding on either the Company or Reckitt Benckiser. Accordingly, if the merger agreement is adopted and the merger is completed, the compensation may be paid, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of our stockholders.

        The above resolution approving the merger-related compensation of our named executive officers on an advisory basis will be approved if the votes cast in favor of the proposal exceed the votes cast in opposition.

  Recommendation of Our Board

        Our Board unanimously recommends that our stockholders vote "FOR" the Merger-Related Compensation Proposal.

 APPRAISAL RIGHTS

        If the merger is consummated, our stockholders of record who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL ("Section 262").

        The following summary is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex D. The following summary does not constitute any legal or other advice and does not constitute a recommendation that our stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder's name. A person having a beneficial interest in shares of common stock held of record in the name of another person, such as a broker, bank or other agent, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of our common stock through a broker, bank or other agent and you wish to exercise appraisal rights, you should consult with your broker, bank or the other agent.

        Under Section 262, holders of record of shares of common stock who (1) do not vote or submit a proxy in favor of the adoption of the merger agreement; (2) continuously are the record holders of such shares through the effective date of the merger; and (3) otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery.

        Under Section 262, where a merger agreement is to be submitted for adoption and approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes notice to our stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached to this proxy statement as Annex D. In connection with the merger, any holder of shares of common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder's right to do so, should review Annex D carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the merger consideration described in the merger agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, we believe that if a stockholder considers exercising such rights, that stockholder should seek the advice of legal counsel.

        Stockholders wishing to exercise the right to seek an appraisal of their shares of common stock must do ALL of the following:

  •
  the stockholder must not vote in favor of the adoption of the the merger agreement;

  •
  the stockholder must deliver to the Company a written demand for appraisal before the vote on the merger agreement at the special meeting;

  •
  the stockholder must continuously hold the shares from the date of making the demand through the effective date of the merger (a stockholder will lose appraisal rights if the stockholder transfers the shares before the effective date of the merger); and

  •
  a stockholder or the surviving company must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective date of the merger. The surviving company is under no obligation to file any petition and has no intention of doing so.

        Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the merger agreement, abstain or not vote its shares. However, if your shares are held in street name, and you fail to instruct your broker, bank or other agent on how to vote your shares, your shares will not be voted.

  Filing Written Demand

        Any holder of shares of common stock wishing to exercise appraisal rights must deliver to the Company, before the vote on the adoption of the merger agreement at the special meeting, a written demand for the appraisal of the stockholder's shares, and that stockholder must not vote or submit a proxy in favor of the adoption of the merger agreement. A holder of shares of common stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective date of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will constitute a waiver of the stockholder's right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. Neither voting against the adoption of the merger agreement nor abstaining from voting or failing to vote on the adoption of the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the merger agreement. A proxy or vote against the adoption of the merger agreement will not constitute a demand. A stockholder's failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting will constitute a waiver of appraisal rights.

        Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder's name. A demand for appraisal in respect of shares of common stock should be executed by or on behalf of the holder of record, and must reasonably inform the Company of the identity of the holder and state that the person intends thereby to demand appraisal of the holder's shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

        STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER AGENT FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BROKER, BANK OR OTHER AGENTS, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BROKER, BANK OR OTHER AGENT TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER, BANK OR OTHER AGENT, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

        All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Mead Johnson Nutrition Company
225 North Canal Street, 25th Floor
Chicago, Illinois 60606
(312) 466-5800
Attention: Patrick M. Sheller, General Counsel

        Any holder of shares of common stock may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the merger agreement by delivering to the Company a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective date of the merger will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just. In addition, the Delaware Court of Chancery will dismiss the appraisal proceedings as to all holders of shares who are otherwise entitled to appraisal rights unless (1) the total number of shares of common stock entitled to appraisal exceeds 1% of the outstanding shares of common stock, or (2) the value of the consideration provided in the merger for such total number of shares of common stock exceeds $1 million.

  Notice by the Surviving Corporation

        If the merger is completed, within 10 days after the effective date of the merger, the surviving corporation will notify each holder of shares of common stock who has made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption of the merger agreement, that the merger has become effective and the effective date thereof.

  Filing a Petition for Appraisal

        Within 120 days after the effective date of the merger, but not thereafter, the surviving corporation or any holder of shares of common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation is under no obligation, and has no present intention, to file a petition, and holders should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of common stock. Accordingly, any holders of shares of common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of common stock within the time and in the manner prescribed in Section 262. The failure of a holder of common stock to file such a petition within the period specified in Section 262 could nullify the stockholder's previous written demand for appraisal.

        Within 120 days after the effective date of the merger, any holder of shares of common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which the Company has received demands for appraisal, and the aggregate number of holders of such shares. The surviving corporation must mail this statement to the requesting stockholder within ten days after receipt of the written request for such a statement or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition seeking appraisal or request from the surviving corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

        If a petition for an appraisal is duly filed by a holder of shares of common stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss that stockholder from the proceedings.

        After determining the holders of common stock entitled to appraisal, the Delaware Court of Chancery will appraise the "fair value" of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash (which will be treated as an advance against the payment due to such stockholder), in which case interest shall accrue after such payment only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. Although we believe that the per share merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share merger consideration. Neither the Company nor Reckitt Benckiser anticipates offering more than the per share merger consideration to any stockholder exercising appraisal rights, and each of the Company and Reckitt Benckiser reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the "fair value" of a share of common stock is less than the per share merger consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.

        If any stockholder who demands appraisal of his, her or its shares of common stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder's right to appraisal, the stockholder's shares of common stock will be deemed to have been converted at the effective date of the merger into the right to receive the per share merger consideration. A stockholder will fail to perfect, or effectively lose or withdraw, the holder's right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective date of the merger or if the stockholder delivers to the surviving corporation a written withdrawal of the holder's demand for appraisal and an acceptance of the per share merger consideration in accordance with Section 262.

        From and after the effective date of the merger, no stockholder who has demanded appraisal rights will be entitled to vote such shares of common stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder's shares of common stock, if any, payable to stockholders as of a time prior to the effective date of the merger. If no petition for an appraisal is filed, or if the stockholder delivers to the surviving corporation a written withdrawal of the demand for an appraisal and an acceptance of the merger, either within 60 days after the effective date of the merger or thereafter with the written approval of the surviving corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder who commenced the proceeding or joined that proceeding as a named party without the approval of the court.

        Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder's statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

 MARKET PRICE AND DIVIDEND DATA

        Our common stock is traded on the New York Stock Exchange ("NYSE") under the symbol "MJN." The following table describes the per share range of high and low sales prices, as reported by the NYSE, for shares of our common stock and dividends declared per share of our common stock for the quarterly periods indicated.

	Market Price for MJN Common Stock
			Dividends Declared Per Share
	High	Low
2015
First Quarter	$105.45	$97.09	$0.4125
Second Quarter	$104.34	$89.26	$0.4125
Third Quarter	$91.89	$69.20	$0.4125
Fourth Quarter	$84.49	$69.31	$0.4125
2016
First Quarter	$85.25	$65.53	$0.4125
Second Quarter	$92.01	$81.53	$0.4125
Third Quarter	$94.40	$76.26	$0.4125
Fourth Quarter	$81.91	$70.25	$0.4125
2017
First Quarter (through March 10, 2017)	$88.41	$69.25	$0.4125

        Under the terms of the merger agreement, from the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger agreement, the Company is permitted to continue paying its regular quarterly dividend of $0.4125 per share of our common stock per quarter with record and payment dates consistent with the quarterly record and payment dates in 2016. On March 1, 2017, our Board declared a dividend of $0.4125 per share, to be paid on April 3, 2017 to stockholders of record as of the close of business on March 13, 2017.

        On February 1, 2017, which was the last trading day before the Company and Reckitt Benckiser publicly confirmed they were in discussions for the acquisition of the Company by Reckitt Benckiser at a price of $90.00 per share, our common stock closed at $69.50 per share. On [                        ], 2017, which was the last trading day before the latest practicable trading day before this proxy statement was printed, our common stock closed at $[                    ] per share. Stockholders are encouraged to obtain current market quotations for our common stock and to carefully review the other information contained in this proxy statement in considering whether to adopt the merger agreement. As of March 6, 2017, there were 183,565,047 shares of our common stock outstanding held by approximately 1,043 holders of record.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information concerning the only persons known by us to beneficially own 5% or more of the outstanding shares of our common stock as of March 6, 2017. Calculations of beneficial ownership are based on 183,565,047 shares of our common stock outstanding on such date.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number(1)	Percentage
BlackRock, Inc.(2)	13,512,653	7.36%
The Vanguard Group(3)	11,939,925	6.50%
FMR LLC(4)	11,634,993	6.34%
Capital Research Global Investors(5)	10,758,562	5.86%
Capital World Investors(6)	10,724,917	5.84%

(1)
Includes shares credited to accounts of the executive officers under the Mead Johnson & Company Retirement Savings Plan and stock options that are currently exercisable or exercisable within 60 days. No RSUs or PSUs will vest and be payable within 60 days.

(2)
As reported on Schedule 13G filed with the SEC on January 25, 2017, BlackRock, Inc. beneficially owned 13,512,653 shares of our common stock as of December 31, 2016. Of such shares, BlackRock, Inc. has sole voting power for 11,815,390 shares. The address of the principal business office of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(3)
As reported on Schedule 13G filed with the SEC on February 10, 2017, The Vanguard Group beneficially owned 11,939,925 shares of our common stock as of December 31, 2016. Of such shares, The Vanguard Group has sole voting power for 289,524 shares, shared voting power for 35,374 shares, sole dispositive power for 11,612,370 shares and shared dispositive power for 327,555 shares. The address of the principal business office of The Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.

(4)
As reported on Schedule 13G filed with the SEC on February 14, 2017, each of FMR LLC and Abigail P. Johnson (a Director, the Chairman and the CEO of FMR LLC) beneficially owned 11,634,993 shares of our common stock as of December 31, 2016. Of such shares, FMR LLC has sole voting power for 1,549,534 shares. The address of the principal business office of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(5)
As reported on Schedule 13G filed with the SEC on February 13, 2017, Capital Research Global Investors beneficially owned 10,758,562 shares of our common stock as of December 31, 2016. The address of the principal business office of Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071.

(6)
As reported on Schedule 13G filed with the SEC on February 13, 2017, Capital World Investors beneficially owned 10,724,917 shares of our common stock as of December 31, 2016. The address of the principal business office of Capital World Investors is 333 South Hope Street, Los Angeles, CA 90071.

 SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

        The following table sets forth certain information concerning the beneficial ownership of our common stock as of March 6, 2017 by: (i) each director, (ii) each named executive officer, (iii) all of our directors and executive officers as a group. Calculations of beneficial ownership are based on 183,565,047 shares of our common stock outstanding on such date.

	Shares Beneficially Owned
Name	Number(1)		Percent
Peter Kasper Jakobsen	415,844	(2)	*	%
Michel Cup	38,986	(3)	*
Charles M. Urbain	154,496	(4)	*
Patrick M. Sheller	24,446	(5)	*
Ian E. Ormesher	22,065	(6)	*
Steven M. Altschuler, M.D.	16,792		*
Howard B. Bernick	47,373	(7)	*
Kimberly A. Casiano	9,483		*
Anna C. Catalano	11,169		*
Celeste A. Clark, Ph.D.	12,661		*
James M. Cornelius	83,219	(8)	*
Stephen W. Golsby	21,784		*
Michael Grobstein	8,197		*
Peter G. Ratcliffe	17,096		*
Michael A. Sherman	4,051		*
Elliott Sigal, M.D., Ph.D.	26,671	(9)	*
Robert S. Singer	9,661		*
All directors and executive officers as a group (20 persons)	1,109,081	(10)	*

*
Less than 1%

(1)
Includes shares credited to accounts of the executive officers under the Mead Johnson & Company Retirement Savings Plan and stock options that are exercisable as of March 6, 2017 or within 60 days from such date. No RSUs or PSUs will vest and be payable within 60 days.

(2)
Includes 348,320 shares underlying stock options that are exercisable as of March 6, 2017 or within 60 days from such date. 27,114 of the shares of common stock held by Mr. Jakobsen have been pledged to secure a line of credit extended by a commercial bank.

(3)
Includes 32,986 shares underlying stock options that are exercisable as of March 6, 2017 or within 60 days from such date.

(4)
Includes 98,054 shares underlying stock options that are exercisable as of March 6, 2017 or within 60 days from such date.

(5)
Includes 23,508 shares underlying stock options that are exercisable as of March 6, 2017 or within 60 days from such date.

(6)
Includes 21,031 shares underlying stock options that are exercisable as of March 6, 2017 or within 60 days from such date.

(7)
These shares are held by a personal holding company owned by the director.

(8)
Includes 27,975 shares contributed by Mr. Cornelius to grantor retained annuity trusts.

(9)
Includes 12,950 shares held indirectly through Sigal Family Investments, LLC, a family investment limited liability company of which Dr. Sigal is the sole manager.

(10)
Includes 666,850 shares underlying stock options exercisable as of March 6, 2017 or within 60 days from such date and 57.0830 shares held indirectly through the Mead Johnson & Company Retirement Savings Plan.

 STOCKHOLDER PROPOSALS

        If the merger is completed, there will be no public stockholders of the Company and no public participation in any future meetings of our stockholders. However, if the merger is not completed on or before December 10, 2017, we will hold a 2017 Annual Meeting of Stockholders (the "2017 Annual Meeting"). In that event, stockholders wishing to submit proposals to be considered for inclusion in our proxy statement must submit such proposals to us so they are received by a reasonable time before we print and mail our proxy statement for the 2017 Annual Meeting and any such proposals must comply with certain rules and regulations promulgated by the SEC.

        A stockholder who wishes to have a proposal considered at the 2017 Annual Meeting, if held, but does not seek to have the proposal included in our proxy materials for that meeting must comply with the procedures specified by our bylaws. Our bylaws require all stockholders who intend to make proposals at an annual meeting of stockholders to submit their proposal to the Corporate Secretary not fewer than 120 and not more than 150 days before the anniversary date of the previous year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be received not earlier than 120 days prior to such annual meeting and not later than the later of 90 days prior to such annual meeting or 10 days following the day on which the public announcement of the date of such annual meeting is first made. Stockholder proposals or notices of proposal should be directed to Mead Johnson Nutrition Company, 225 North Canal Street, 25th Floor, Chicago, Illinois 60606, Attention: Corporate Secretary.

 HOUSEHOLDING OF PROXY MATERIALS

        We have adopted a procedure approved by the Securities and Exchange Commission called "householding." Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the proxy statement. This procedure is intended to reduce our printing costs and postage fees.

        If you or another stockholder of record with whom you share an address wish to receive a separate proxy statement, we will promptly deliver it to you if you request it by calling Broadridge Financial Solutions, Inc., toll-free in the United States at 1 (866) 540-7095 or by writing to Broadridge Financial Solutions, Inc., Attention: Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you or another stockholder of record with whom you share an address are receiving multiple copies of the proxy statement, you can request to receive a single copy of these materials in the future by contacting Broadridge Financial Solutions, Inc. in the same manner as described above.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

        The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

        The SEC allows us to "incorporate by reference" information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. We also incorporate by reference into this proxy statement the following documents filed by us with the SEC under the Exchange Act:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2016, filed on February 27, 2017, as amended on March 13, 2017; and

  •
  our Current Reports on Form 8-K filed on January 13, 2017, February 10, 2017, February 13, 2017, March 1, 2017, and March 3, 2017.

        We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates.

        Requests for copies of our filings should be directed to Mead Johnson Nutrition Company, 225 North Canal Street, 25th Floor, Chicago, Illinois 60606, Attention: Corporate Secretary, or call us at (312) 466-5800, and should be made by [                        ], 2017 in order to receive them before the special meeting. Electronic copies of our filings are available at our website www.meadjohnson.com as well.

        Stockholders should not rely on information other than that contained or incorporated by reference into this proxy statement. We have not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated [                        ], 2017. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary.

        If you need additional copies of this proxy statement or the enclosed proxy card, or if you have questions about the proposals or how to vote your shares, you may also contact our proxy solicitor, Innisfree, by telephone (toll free) at (888) 750-5834.

 OTHER MATTERS

        Our Board is not aware of any matter to be presented for action at the special meeting other than the matters set forth in this proxy statement. Should any other matter requiring a vote of the stockholders properly come before the meeting, the persons named as proxy holders on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment on such matters. Discretionary authority with respect to such other matters is granted by the execution of the enclose proxy card.

By order of the Board of Directors,

Peter Kasper Jakobsen President and Chief Executive Officer

Dated: [                        ], 2017

Annex A—Merger Agreement

AGREEMENT AND PLAN OF MERGER

dated as of

February 10, 2017

among

RECKITT BENCKISER GROUP PLC

MEAD JOHNSON NUTRITION COMPANY

and

MARIGOLD MERGER SUB, INC.

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER (as the same may be amended from time to time in accordance with its terms, this "Agreement") dated as of February 10, 2017, among Mead Johnson Nutrition Company, a Delaware corporation (the "Company"), Reckitt Benckiser Group plc, a company incorporated in England and Wales ("Parent"), and Marigold Merger Sub, Inc., a Delaware corporation and a wholly owned indirect subsidiary of Parent ("Merger Sub").

W I T N E S S E T H :

        WHEREAS, the respective Boards of Directors of Parent, the Company and Merger Sub have approved and deemed it advisable that the shareholders of Parent approve the Merger and the respective stockholders of the Company and Merger Sub adopt this Agreement pursuant to which, among other things, Parent would indirectly acquire the Company by means of a merger of Merger Sub with and into the Company on the terms and subject to the conditions set forth in this Agreement; and

        WHEREAS, in connection with the execution and delivery of this Agreement, Parent and Reckitt Benckiser Treasury Services plc ("RBTS") have entered into a facilities agreement with Bank of America Merrill Lynch International Limited, Deutsche Bank AG, London branch, HSBC Bank plc and The Hong Kong and Shanghai Banking Corporation Limited (and/or their respective Affiliates) (the "Debt Commitment Parties") pursuant to which the Debt Commitment Parties have agreed to arrange and committed to provide debt financing to Parent and RBTS in an aggregate amount of $20,000,000,000 and £1,000,000,000, the proceeds of which are expected to be sufficient, together with cash on hand, to pay the aggregate Merger Consideration and all other amounts, costs and expenses payable by Parent and/or its Subsidiaries under or in connection with this Agreement and the transactions contemplated hereby.

        ACCORDINGLY, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein (the receipt and sufficiency of which is hereby acknowledged), the parties hereto agree as follows:

Article 1
DEFINITIONS

        Section 1.01.    Definitions.     (a) As used herein, the following terms have the following meanings:

        "1933 Act" means the Securities Act of 1933.

        "1934 Act" means the Securities Exchange Act of 1934.

        "Acquisition Proposal" means, other than the transactions contemplated by this Agreement, any offer or proposal by a Third Party relating to (i) any direct or indirect acquisition or purchase of 20% or more of the consolidated assets of the Company and its Subsidiaries or 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company and its Subsidiaries, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such Third Party beneficially owning 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company and its Subsidiaries or (iii) a merger, consolidation, share exchange, business combination, sale of all or substantially all of the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company and its Subsidiaries.

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have correlative meanings.

        "Anti-Bribery Laws" means the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010 and any similar Applicable Law of any other jurisdiction where the Company or any of its Subsidiaries does business.

        "Applicable Law" means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling, directive, instruction, guideline, bulletin, manual, policy, standard, interpretation or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person.

        "Business Day" means any day, other than Saturday, Sunday or any other day on which commercial banks in New York, New York, or London, United Kingdom are authorized or required by Applicable Law to close.

        "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985.

        "Code" means the Internal Revenue Code of 1986.

        "Collective Bargaining Agreement" means any written agreement, memorandum of understanding or other contractual obligation between the Company or any of its Subsidiaries and any labor organization or other authorized employee representative representing current or former employees of the Company or any Subsidiary in connection with their employment with the Company or any Subsidiary.

        "Company 10-Q" means the Company's quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2016.

        "Company Balance Sheet" means the consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2016 and the footnotes thereto set forth in the Company 10-Q.

        "Company Balance Sheet Date" means September 30, 2016.

        "Company Common Stock" means the common stock, $0.01 par value, of the Company.

        "Company Disclosure Schedule" means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by the Company to Parent and Merger Sub.

        "Company Material Adverse Effect" means a material adverse effect on (i) the financial condition, business, assets or results of operations of the Company and its Subsidiaries, taken as a whole, excluding any effect to the extent arising or resulting from (A) changes in the financial or securities markets or general economic or political conditions globally or in any of the markets in which the Company or any of its Subsidiaries operate; provided that such changes may be considered for purposes of determining whether there has been, or would reasonably expected to be, a Company Material Adverse Effect to the extent such changes have a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other companies engaged in the industry in which the Company and its Subsidiaries operate, (B) changes (including changes in Applicable Law, GAAP or the interpretation or enforcement thereof) or conditions generally affecting the industry in which the Company and its Subsidiaries operate; provided that such changes or conditions may be considered for purposes of determining whether there has been, or would reasonably expected to be, a Company Material Adverse Effect to the extent such changes or conditions have a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other companies engaged in the industry in which the Company and its Subsidiaries operate, (C) acts of war, sabotage or terrorism or natural disasters globally or in any of the markets in which the Company or any of its Subsidiaries operate; provided that such conditions or occurrences may be considered for purposes of determining whether there has been, or would reasonably expected to be, a Company Material Adverse Effect to the extent such conditions or occurrences have a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other companies engaged in the industry in which the Company and its Subsidiaries operate, (D) any failure, in and of itself, to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that the foregoing shall not preclude any other party to this Agreement from asserting that any facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of Company Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect), (E) the execution and delivery of this Agreement or the public announcement or consummation of this Agreement, the Merger and the other transactions contemplated hereby (it being understood and agreed that the foregoing shall not apply to any representation, warranty, covenant or agreement of the Company herein that is intended to address the consequences of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby), or (F) any action taken at the written request of Parent or Merger Sub, or (ii) the Company's ability to consummate the transactions contemplated hereby.

        "Company Preferred Stock" means the preferred stock, $0.01 par value, of the Company.

        "Company Revolver" means the Company's five-year revolving credit facility, as disclosed in the Company SEC Documents as of the date hereof (or as amended after the date hereof in accordance with the provisions of this Agreement).

        "Company SEC Documents" means, collectively, (i) the Company's annual reports on Form 10-K, (ii) the Company's quarterly reports on Form 10-Q, (iii) each of the Company's current reports on Form 8-K, and (iv) the Company's proxy statements relating to its annual meeting of stockholders, in each case filed or furnished by the Company with the SEC since January 1, 2014.

        "Company Stock Plans" means the Company Long-Term Incentive Plan, Company 2009 Amended and Restated Stock Award and Incentive Plan and the Company 2009 Stock Award and Incentive Plan and any other equity compensation plan or arrangement of the Company.

        "Company Transaction Representative" means (i) directors, officers and employees of the Company and each of its Subsidiaries and Affiliates and (ii) investment bankers, attorneys, accountants or other advisors, agents, intermediaries or representatives retained by the Company or any of its Subsidiaries or Affiliates in connection with the Merger and the other transactions contemplated hereby.

        "Competition Laws" means the HSR Act and any other Applicable Law that is designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

        "Confidentiality Agreement" means the Confidentiality Agreement, dated December 19, 2016, between Parent and the Company.

        "Contract" or "contract" means any legally binding contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, lease (other than, for purposes of the representations and warranties set forth in Section 4.20, any lease that is not a Material Lease) or license, in each case whether written or oral.

        "Delaware Law" means the General Corporation Law of the State of Delaware.

        "Employee Plan" means any (i) "employee benefit plan" as defined in Section 3(3) of ERISA, (ii) Company Stock Plan, compensation, employment, consulting, severance, termination protection, change in control, transaction bonus, retention or similar plan, agreement, arrangement, program or policy or (iii) other plan, agreement, arrangement, program or policy providing for compensation (other than base salary or base wage rates), bonuses, profit-sharing, equity or equity-based compensation or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangement), medical, dental, vision, prescription or fringe benefits, life insurance, relocation or expatriate benefits, perquisites, disability or sick leave benefits, employee assistance program, workers' compensation, supplemental unemployment benefits or post-employment or retirement benefits (including compensation, pension, health, medical or insurance benefits), in each case whether or not written (x) that is sponsored, maintained, administered, contributed to or entered into by the Company or any of its Affiliates for the current or future benefit of any current or former Service Provider or (y) for which the Company or any of its Subsidiaries has any direct or indirect liability; but excluding any statutory employee benefit plan that is (A) required pursuant to Applicable Law outside of the United States and (B) maintained either solely by a Governmental Authority or on behalf of a Governmental Authority by a third-party entity other than the Company or one of its Affiliates. For the avoidance of doubt, a Collective Bargaining Agreement shall not constitute an agreement for purposes of clauses (ii) and (iii).

        "Environmental Law" means any Applicable Law relating to the protection of human health and safety (with respect to Hazardous Substances), protection of the indoor or outdoor environment, or the generation, use, handling, transportation, treatment, storage, disposal, release or discharge of pollutants, contaminants, chemicals or any other toxic or otherwise Hazardous Substances.

        "Environmental Permits" means all permits, licenses, authorizations, franchises, consents, approvals, variances and exemptions, in each case, required by Environmental Laws and relating to the business of the Company or any of its Subsidiaries, as currently conducted.

        "ERISA" means the Employee Retirement Income Security Act of 1974.

        "Financing Related Party" means all Financing Sources, together with their Affiliates and their respective officers, directors, employees, stockholders, agents, and other Representatives.

        "GAAP" means generally accepted accounting principles in the United States.

        "Governmental Authority" means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency, inter-agency committee, commission or official, including any political subdivision thereof.

        "Hazardous Substance" means any pollutant or contaminant or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, or any other substance, waste or material regulated, or for which liability may be imposed, under any Applicable Law relating to the environment due to actually or potentially dangerous or deleterious properties or characteristics.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

        "Intellectual Property Rights" means any and all intellectual property rights or similar proprietary rights throughout the world, including all (i) national and multinational statutory invention registrations, patents and patent applications of any type issued or applied for in any jurisdiction, including all provisionals, nonprovisionals, divisions, continuations, continuations-in-part, reissues, extensions, supplementary protection certificates, reexaminations and the equivalents of any of the foregoing in any jurisdiction, and all inventions disclosed in each such registration, patent or patent application, (ii) trademarks, service marks, trade dress, logos, brand names, certification marks, domain names, trade names, corporate names and other indications of origin, whether or not registered, in any jurisdiction, and all registrations and applications for registration of the foregoing in any jurisdiction, and all goodwill associated with the foregoing, (iii) copyrights (whether or not registered) and registrations and applications for registration thereof in any jurisdiction, including all derivative works, moral rights, renewals, extensions, reversions or restorations associated with such copyrights, regardless of the medium of fixation or means of expression, (iv) rights in confidential information (including trade secrets, data, specifications, processes, methods, knowledge, experience, formulae, skills, techniques, schematics, drawings, blue prints, utility models, designs, technology, software, inventions, discoveries, ideas and improvements, including manufacturing information and processes, assays, engineering and other manuals and drawings, standard operating procedures, flow diagrams, regulatory, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, safety, quality assurance, quality control and clinical data, technical information, research records and similar data and information) that (A) derives independent economic value, actual or potential, from not being generally known to or readily ascertainable through appropriate means by other Persons who might obtain economic value from its disclosure or use and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy, (v) database rights, industrial designs, industrial property rights, publicity rights and privacy rights, and (vi) the right to assert, claim or sue and collect damages from the past, present or future infringement, misappropriation or other violation of any of the foregoing.

        "International Plan" means any Employee Plan that is not a US Plan.

        "IRS" means the United States Internal Revenue Service.

        "IT Assets" means computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, in each case owned by the Company or any of its Subsidiaries or licensed or leased to, and possessed and controlled by, the Company or any of its Subsidiaries pursuant to written agreement (excluding any public networks).

        "Key Employee" means an employee of the Company or any of its Subsidiaries whose annual base salary is $350,000 or more.

        "knowledge" of any Person that is not an individual means the actual knowledge of (i) in the case of the Company, the Persons set forth in Section 1.01(a) of the Company Disclosure Schedule and (ii) in the case of Parent, the Persons set forth in Section 1.01(b) of the Company Disclosure Schedule.

        "Licensed Intellectual Property Rights" means all Intellectual Property Rights owned by a Third Party and licensed or sublicensed to the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries has obtained a covenant not to be sued.

        "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset (but, for the avoidance of doubt, excluding (i) licenses granted pursuant to Material Contracts and (ii) non-exclusive licenses with respect to Intellectual Property Rights that are (A) granted in the ordinary course of business, or (B) not material to the business of the Company and its Subsidiaries, taken as a whole, as currently conducted). For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

        "Listing Rules" means the Listing Rules of the UKLA made pursuant to Part VI of the Financial Services and Markets Act 2000.

        "Multiemployer Plan" means a "multiemployer plan" as defined in Section 3(37) of ERISA.

        "NYSE" means the New York Stock Exchange, Inc.

        "Other Company Representatives" means any investment bankers, attorneys, accountants or other advisors, agents, intermediaries or representatives retained by the Company or any of its Subsidiaries or Affiliates other than in connection with the Merger and the other transactions contemplated hereby.

        "Owned Intellectual Property Rights" means all Intellectual Property Rights owned (or, solely with respect to Section 4.15(b), expressly purported in writing to be owned) by the Company or any of its Subsidiaries.

        "Parent Material Adverse Effect" means a material adverse effect on Parent or Merger Sub's ability to consummate the transactions contemplated by this Agreement.

        "Parent Sponsor" means the sponsor(s) appointed by Parent in connection with the Merger and the other transactions contemplated hereby pursuant to Chapter 8 of the Listing Rules.

        "Permitted Liens" means any (i) statutory Liens for Taxes, business improvement district charges, water and sewer charges, assessments and other lienable services and other governmental charges and impositions not yet due or payable or that are being contested in good faith through appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (ii) statutory Liens arising out of operation of Applicable Law, including carriers', warehousemen's, mechanics', materialmen's, repairmen's or other similar Liens incurred in the ordinary course of business in respect of amounts not more than 30 days overdue or that are being contested in good faith through appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (iii) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation, (iv) with respect to the Company Real Property in the case of clauses (1) through (4) below, and Leased Real Property in case of clause (5) below, (1) all matters, whether or not of record, that arise out of the actions of Parent or its Representatives, (2) all easements, covenants, rights-of-way, restrictions and other encumbrances affecting any Company Real Property, (3) all Liens and other matters disclosed, or in any title commitment, report, listing or policy, or in any survey or survey update relating to the Company Real Property, in each case to the extent made available by the Company to Parent prior to the date hereof, (4) any and all Applicable Law affecting the Company Real Property (including any Applicable Laws relating to zoning, building and the use, occupancy, subdivision or improvement of the Company Real Property), and (5) statutory landlords' Liens and Liens granted to landlords under any lease or sublease; provided that such matters described in clauses (1) through (5) do not prohibit or materially impair the current use and operation of the Leased Real Property subject thereto in the business of the Company, (v) any Liens created pursuant to or in connection with this Agreement or disclosed in the Company Disclosure Schedule, (vi) Liens approved in writing by Parent, and (vii) Liens securing indebtedness as reflected or disclosed in the Company Disclosure Schedule.

        "Person" means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        "PSU" means a performance stock unit representing the right to receive a payment in cash or shares of Company Common Stock outstanding under the Company Stock Plans.

        "Representative" means, with respect to any Person, such Person's officers, directors, employees, investment bankers, attorneys, accountants, consultants and other agents, advisers, intermediaries and representatives.

        "RSU" means a restricted stock unit representing the right to receive a payment in cash or shares of Company Common Stock outstanding under the Company Stock Plans.

        "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002.

        "SEC" means the Securities and Exchange Commission.

        "Service Provider" means any director, officer, employee or individual independent contractor of the Company or any of its Subsidiaries.

        "Stock Option" means each option to purchase shares of Company Common Stock outstanding under the Company Stock Plans.

        "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person.

        "Tax" means any tax, duty, governmental fee or other like assessment or charge of any kind whatsoever, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees and assessments together with any interest, penalty, addition to tax or additional amount imposed with respect thereto by any Taxing Authority.

        "Tax Return" means any report, return, document, declaration or other information or filing supplied or required to be supplied to any Taxing Authority with respect to Taxes, including information returns, any schedule or attachment thereto, and including any amendment thereof.

        "Taxing Authority" means any Governmental Authority (domestic or foreign) responsible for the imposition or collection of any Tax.

        "Third Party" means any Person, including any "person" as defined in Section 13(d) of the 1934 Act, other than Parent or any of its Affiliates, and the directors, officers, employees, agents and advisors of such Person, in each case, acting in such capacity.

        "Title IV Plan" means any Employee Plan (other than any Multiemployer Plan) that is subject to Title IV of ERISA.

        "UKLA" means the United Kingdom Listing Authority.

        "US Plan" means any Employee Plan that covers Service Providers located primarily within the United States.

        "VAT" means (i) any Tax levied in accordance with (but subject to derogations from) the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) and (ii) any other Tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clause (i) above, or imposed elsewhere.

        "WARN" means the Worker Adjustment and Retraining Notification Act and any comparable foreign, state or local law.

          (b)   Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
2017 PSUs	2.05(a)(iii)
2017 RSUs	2.05(a)(ii)
Acceptable Confidentiality Agreement	6.03(b)(i)
Adverse Recommendation Change	6.03(a)
Agreement	Preamble
Alternative Financing	7.06(a)
Anti-Kickback Statute	4.19(e)(iii)
Bond Refinancing	6.05

Term	Section
Capitalization Date	4.05(a)
Certificates	2.03(a)
Closing	2.01(b)
Closing Date	2.01(b)
Company	Preamble
Company Board Recommendation	4.02(b)
Company Filings	4.07(a)
Company Permits	4.12(b)
Company Proxy Statement	4.09(a)
Company Real Property	4.14(c)
Company Related Persons	4.25
Company Securities	4.05(b)
Company Severance Practice	7.05(b)
Company Stockholder Approval	4.02(a)
Company Stockholder Meeting	6.02(a)
Company Subsidiary Securities	4.06(b)
Continuation Period	7.05(a)
Covered Employees	7.05(a)
D&O Insurance	7.04(c)
Debt Commitment Parties	Recitals
Debt Financing	5.07(a)
Debt Financing Agreements	5.07(a)
Dissenting Shares	2.05
Effective Time	2.01(c)
e-mail	11.01
End Date	10.01(b)(i)
Exchange Agent	2.03(a)
FDA	4.19(a)
Financing Sources	5.07(a)
Food Authorities	4.19(a)
FTC	4.19(a)
Indemnified Person	7.04(a)
Leased Real Property	4.14(c)
Material Contract	4.20(b)
Material Lease	4.14(c)
Merger	2.01(a)
Merger Announcement	4.09(b)
Merger Consideration	2.02(a)
Merger Sub	Preamble
Merger-Related Litigation	6.06
Owned Real Property	4.14(b)
Parent	Preamble
Parent Adverse Recommendation Change	7.03
Parent Board Recommendation	5.02(b)
Parent Cost Reimbursement	10.03(a)(ii)
Parent Employee Benefit Plan	7.05(c)
Parent Fee Designee	10.03(a)(i)
Parent Related Persons	5.12
Parent Shareholder Approval	5.02(a)
Parent Shareholder Circular	4.09(b)

Term	Section
Parent Shareholder Meeting	7.02
Products	4.19(a)
PSU Amount	2.05(a)(iii)
RBTS	Recitals
Registered IP	4.15(a)
Replacement Debt Financing	7.06(b)
Replacement Debt Financing Agreement	7.06(b)
Required Governmental Approval	4.03
Restraint	9.01(d)
Reverse Termination Fee	10.03(b)(i)
Sanctions	4.12(d)
Superior Proposal	6.03(e)
Surviving Corporation	2.01(a)
Termination Fee	10.03(a)(i)
Uncertificated Shares	2.03(a)
USDA	4.19(a)

        Section 1.02.    Other Definitional and Interpretative Provisions.     The words "hereof", "herein" and "hereunder" and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Annexes and Schedules are to Articles, Sections, Annexes and Schedules of this Agreement unless otherwise specified. All Annexes and Schedules annexed hereto or referred to herein, including the Company Disclosure Schedule, are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Annexes or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words ", but not limited to,", whether or not they are in fact followed by those words or words of like import. The word "extent" and the phrase "to the extent" shall mean the degree to which a subject or other thing extends and not simply "if." "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules, regulations or interpretations promulgated thereunder. References to any Contract are to such Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any Contract listed on any Schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to "law", "laws" or to a particular statute or law shall be deemed also to include any Applicable Law.

Article 2
THE MERGER

        Section 2.01.    The Merger.     (a) At the Effective Time, Merger Sub shall be merged (the "Merger") with and into the Company in accordance with Delaware Law, whereupon the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

          (b)   Subject to the provisions of Article 9, the closing of the Merger (the "Closing") shall take place (i) in New York City at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York, 10017 as soon as possible, but in any event no later than three Business Days after the date the conditions set forth in Article 9 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by Applicable Law, waiver of such conditions by the party or parties entitled to the benefit thereof at the Closing) have been satisfied or, to the extent permitted by Applicable Law, waived by the party or parties entitled to the benefit of such conditions, or (ii) at such other place, at such other time or on such other date as Parent and the Company may mutually agree (the date on which the Closing occurs, the "Closing Date").

          (c)   At the Closing, the Company and Merger Sub shall file a certificate of merger with the Delaware Secretary of State and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time (the "Effective Time") as the certificate of merger is duly filed with the Delaware Secretary of State (or at such later time as may be agreed by Parent and the Company and specified in the certificate of merger).

          (d)   From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Sub, all as provided under Delaware Law.

        Section 2.02.    Conversion of Shares.     At the Effective Time:

          (a)   Except as otherwise provided in Section 2.02(b), Section 2.02(c), Section 2.04 or Section 2.05, each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive $90.00 in cash, without interest (the "Merger Consideration"). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration to be paid in accordance with Section 2.03, without interest. For the sake of clarity, any dividends that are declared by the Board of Directors of the Company in accordance with the terms hereof having a record date prior to the Effective Time which remain unpaid as of the Effective Time shall be satisfied by the Company on the payment date prescribed by the Board of Directors of the Company for such dividend even if such date occurs after the Effective Time.

          (b)   Each share of Company Common Stock held by the Company as treasury stock immediately prior to the Effective Time (other than shares held for the account of clients, customers or other Persons) shall be canceled, and no payment shall be made with respect thereto.

          (c)   Each share of Company Common Stock held by Parent or by any Subsidiary of either the Company or Parent immediately prior to the Effective Time shall be converted into such number of shares of stock of the Surviving Corporation such that Parent or each such Subsidiary, as applicable, owns the same percentage of Surviving Corporation immediately following the Effective Time as Parent or such Subsidiary owned in the Company immediately prior to the Effective Time.

          (d)   Each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and, except as provided in Section 2.02(c), shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

        Section 2.03.    Surrender and Payment.     (a) Prior to the Effective Time, Parent or a Subsidiary of Parent shall appoint an agent (the "Exchange Agent") for the purpose of exchanging for the Merger Consideration (i) certificates representing shares of Company Common Stock (the "Certificates") or (ii) subject to Section 2.05, uncertificated shares of Company Common Stock (the "Uncertificated Shares"). Parent shall make available, or shall cause to be made available, to the Exchange Agent, as needed, the Merger Consideration to be paid in respect of the Certificates and the Uncertificated Shares. Promptly after the Effective Time, Parent shall send, or shall cause the Exchange Agent to send, to each holder of shares of Company Common Stock at the Effective Time a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Exchange Agent) for use in such exchange.

          (b)   Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon (i) surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, or (ii) receipt of an "agent's message" by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the Merger Consideration in respect of the Company Common Stock represented by a Certificate or Uncertificated Share. Until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share shall represent for all purposes after the Effective Time only the right to receive such Merger Consideration as contemplated by this Article 2.

          (c)   If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

          (d)   After the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation or the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration payable in respect thereof provided for, and in accordance with the procedures set forth, in this Article 2.

          (e)   Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.03(a) that remains unclaimed by the holders of shares of Company Common Stock one year after the Effective Time shall be returned to, or as directed by, Parent (or a Subsidiary of Parent that appointed the Exchange Agent, if any), upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.03 prior to that time shall thereafter look only to Parent or such Subsidiary, as applicable, for payment of the Merger Consideration in respect of such shares without any interest thereon. Notwithstanding the foregoing, neither Parent nor such Subsidiary, if any, shall be liable to any holder of shares of Company Common Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of Company Common Stock immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by Applicable Law, the property of Parent or such Subsidiary, as applicable, free and clear of any claims or interest of any Person previously entitled thereto.

          (f)    Subject to Section 2.04, any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.03(a) to pay for shares of Company Common Stock for which appraisal rights have been perfected shall be returned to, or as directed by, Parent (or a Subsidiary of Parent that appointed the Exchange Agent, if any), upon demand.

          (g)   Subject to Section 2.03(c)(ii), the payment of any transfer, documentary, sales, use, stamp, registration, value added and other Taxes and fees (including any penalties and interest) incurred in connection with the Merger, and the filing of any related Tax returns and other documentation with respect to such Taxes and fees, shall be borne by the Surviving Corporation.

        Section 2.04.    Dissenting Shares.     Notwithstanding Section 2.02, shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with Delaware Law ("Dissenting Shares") shall not be converted into the right to receive the Merger Consideration payable in respect of such shares, unless such holder fails to perfect, withdraws or otherwise loses the right to appraisal. If, after the Effective Time, such holder fails to perfect, withdraws or otherwise loses the right to appraisal, such shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration payable in respect of such shares. The Company shall give Parent prompt notice of any written demands received by the Company for appraisal of shares and Parent shall have the right to direct all negotiations and proceedings with respect to all such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands.

        Section 2.05.    Employee Equity.     (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee thereof administering the Company Stock Plans) shall adopt resolutions to effect the following:

              (i)  adjust the terms of all outstanding Stock Options, whether vested or unvested, as necessary to provide that, at the Effective Time, each Stock Option outstanding immediately prior to the Effective Time shall be cancelled and the holder thereof shall then become entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment equal to the product of (A) the number of shares of Company Common Stock for which such Stock Option has not been exercised and (B) the excess, if any, of the Merger Consideration over the exercise price per share of such Stock Option; provided that, for the avoidance of doubt, each Stock Option with an exercise price equal to or greater than the Merger Consideration shall be cancelled immediately prior to the Effective Time for no consideration;

             (ii)  adjust the terms of all outstanding RSUs, other than RSUs granted after the date of this Agreement (the "2017 RSUs"), as necessary to provide that, at the Effective Time, each such RSU outstanding immediately prior to the Effective Time shall be cancelled and the holder thereof shall then become entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment equal to the product of (A) the number of shares of Company Common Stock subject to such RSU immediately prior to the Effective Time and (B) the Merger Consideration;

            (iii)  adjust the terms of all outstanding PSUs, other than PSUs granted after the date of this Agreement (the "2017 PSUs"), as necessary to provide that, at the Effective Time, each such PSU outstanding immediately prior to the Effective Time shall be canceled and the holder thereof shall then become entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment equal to the product of (A) the PSU Amount and (B) the Merger Consideration. For purposes of this Agreement, "PSU Amount" means, with respect to any PSU outstanding immediately prior to the Effective Time, a number of shares of Company Common Stock equal to the sum of (1) the total number of shares of Company Common Stock that would be delivered to the holder of such award based on the actual achievement of the performance goals applicable to such award for any completed one-year performance period ending prior to the Effective Time, as reasonably determined by the Board of Directors of the Company (or a committee thereof) prior to the Effective Time, and assuming the satisfaction of all other conditions to such delivery, and (2) the number of shares of Company Common Stock subject to such award that would be delivered to the holder of such award based on target achievement of the performance goals applicable to such award for any one-year performance period that has not been completed as of immediately prior to the Effective Time and assuming the satisfaction of all other conditions to such delivery; and

            (iv)  provide terms for all of the 2017 RSUs and 2017 PSUs that are consistent with the provisions set forth in Section 6.01(j) of the Company Disclosure Schedule.

          (b)   The Surviving Corporation shall pay all amounts payable pursuant to this Section 2.05 as soon as reasonably practicable (but in any event no later than five days) after the Effective Time.

        Section 2.06.    Adjustments.     Without limiting or affecting any of the provisions of Section 6.01, if, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, subdivision or other similar transaction, or any stock dividend thereon with a record date during such period, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to eliminate the effect of such event on the Merger Consideration or any such other amounts payable pursuant to this Agreement.

        Section 2.07.    Withholding Rights.     Notwithstanding any provision contained herein to the contrary, each of the Exchange Agent, the Company, the Surviving Corporation and Parent, and any of their respective Affiliates, shall be entitled to deduct and withhold from the consideration or any payment otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of Applicable Law, including federal, state, local or foreign Tax law. If the Exchange Agent, the Company, the Surviving Corporation or Parent, or any such Affiliate, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom the Exchange Agent, the Company, the Surviving Corporation or Parent, or such Affiliate, as the case may be, made such deduction and withholding.

        Section 2.08.    Lost Certificates.     If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock represented by such Certificate, as contemplated by this Article 2.

Article 3
THE SURVIVING CORPORATION

        Section 3.01.    Certificate of Incorporation.     The certificate of incorporation of the Company in effect at the Effective Time shall be amended and restated in its entirety at the Effective Time to be identical to the certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time, except that all references therein to Merger Sub shall be amended pursuant to the certificate of merger and shall become references to the Surviving Corporation and the provisions of the certificate of incorporation of Merger Sub relating to the incorporator of Merger Sub shall be omitted, until thereafter amended in accordance with Applicable Law.

        Section 3.02.    Bylaws.     The bylaws of Merger Sub in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with Applicable Law.

        Section 3.03.    Directors and Officers.     From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (i) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

Article 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Subject to Section 11.05, except (x) other than with respect to the representations and warranties in Sections 4.01, 4.02, 4.05 and 4.23, as disclosed in any of the Company SEC Documents or (y) as set forth in the Company Disclosure Schedule, the Company represents and warrants to Parent as of the date of this Agreement and as of the Closing Date that:

        Section 4.01.    Corporate Existence and Power.     The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Prior to the date of this Agreement, the Company has made available to Parent true and complete copies of the certificate of incorporation and bylaws of the Company as in effect on the date of this Agreement.

        Section 4.02.    Corporate Authorization.     (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and, except for the required approval of the Company's stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any of the Company's capital stock necessary in connection with the consummation of the Merger (the "Company Stockholder Approval"). This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject, as to enforceability, to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors' rights generally and general principles of equity).

          (b)   At a meeting duly called and held, the Company's Board of Directors has unanimously (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company's stockholders, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, (iii) directed that the adoption of this Agreement be submitted to a vote at a meeting of the Company's stockholders and (iv) resolved, subject to Section 6.03, to recommend adoption of this Agreement by the stockholders of the Company (such recommendation, the "Company Board Recommendation"). As of the date of this Agreement, the Company's Board of Directors has not subsequently rescinded, modified or withdrawn any of the foregoing resolutions.

        Section 4.03.    Governmental Authorization.     The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority, other than (a) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (b) compliance with any applicable requirements of the HSR Act and the expiration or termination of any applicable waiting period thereunder, (c) the filings, consents, approvals, authorizations, clearances or other actions under the Competition Laws applicable to the Merger and the expiration or termination of any applicable waiting periods thereunder (the "Required Governmental Approvals"), (d) approval of the Parent Shareholder Circular and any amendments or supplements thereto by, and the filing of the Parent Shareholder Circular and any amendments or supplements thereto with, the UKLA, (e) the filing with the SEC of the Company Proxy Statement and any amendments or supplements thereto, and other filings required under, and compliance with any applicable requirements of the 1934 Act and any other applicable U.S. state or federal securities laws, (f) compliance with any applicable requirements of the NYSE, and (g) any other actions or filings the absence of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.04.    Non-Contravention.     The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company, (b) assuming that the consents, approvals and filings referred to in Section 4.03 are made and obtained and receipt of the Company Stockholder Approval, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (c) assuming that the consents, approvals and filings referred to in Section 4.03 are made and obtained and receipt of the Company Stockholder Approval, require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any Contract binding upon the Company or any of its Subsidiaries or any Company Permit or (d) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of the Company or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (b) through(d), as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.05.    Capitalization.     (a) The authorized capital stock of the Company consists of (x) 3,000,000,000 shares of Company Common Stock and (y) 300,000,000 shares of Company Preferred Stock. As of the close of business on February 6, 2017 (the "Capitalization Date"), (i) 183,384,495 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Preferred Stock were issued and outstanding, (iii) 2,510,144 shares of Company Common Stock were subject to outstanding Stock Options at a weighted-average exercise price of $74.73 per share, (iv) 700,142 shares of Company Common Stock were subject to outstanding RSUs, (v) 60,671 shares of Company Common Stock were subject to outstanding PSUs for which the applicable one-year performance period has been completed and performance has been determined and (vi) 324,808 shares of Company Common Stock were subject to outstanding PSUs for which (A) the applicable one-year performance period has been completed and performance has not been determined and (B) the applicable one-year performance period has not been completed (in either case, assuming the target level of attainment of the applicable performance conditions). All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any equity compensation plan or arrangement will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights. Section 4.05 of the Company Disclosure Schedule contains a true and complete list of all outstanding Stock Options, RSUs and PSUs, including with respect to each such award, as applicable, the holder, date of grant, exercise price, expiration date and number of shares of Company Common Stock subject thereto (assuming the target level of attainment of the applicable performance conditions).

          (b)   There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth in Section 4.05(a) and for changes since the Capitalization Date resulting from (x) the exercise of Stock Options outstanding on such date or issued after such date, (y) the vesting and settlement of RSUs and PSUs outstanding on such date or issued after such date and (z) the issuance of Stock Options, RSUs and PSUs after such date, in each case, to the extent permitted by Section 6.01, there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of, or other ownership interests in, the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of, or other ownership interests in, the Company, (iii) warrants, calls, options or other rights to acquire from the Company, or other obligations of the Company to issue, any shares of capital stock or other voting securities of, or other ownership interests in, or securities convertible into or exchangeable for shares of capital stock or other voting securities of, or other ownership interests in, the Company or (iv) restricted shares stock appreciation rights, performance shares or units, contingent value rights, "phantom" stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock or voting securities of, or other ownership interests in, the Company (the items in clauses (i) through (iv) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. Neither the Company nor any of its Subsidiaries is a party to any agreement with respect to the voting of any Company Securities.

          (c)   No Subsidiary or controlled Affiliate of the Company owns any Company Securities.

        Section 4.06.    Subsidiaries.     (a) Each Subsidiary of the Company has been duly organized, is validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization, has all organizational powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each such Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, all Subsidiaries of the Company and their respective jurisdictions of organization are identified in the Company Form 10-K for the fiscal year ended December 31, 2015.

          (b)   All of the outstanding capital stock or other voting securities of, or other ownership interests in, each Subsidiary of the Company, is owned by the Company, directly or indirectly, free and clear of any Lien (other than any restrictions imposed by Applicable Law) and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or other ownership interests). There are no issued, reserved for issuance or outstanding (i) securities of the Company or any of its Subsidiaries convertible into, or exchangeable for, shares of capital stock or other voting securities of, or other ownership interests in, any Subsidiary of the Company, (ii) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any shares of capital stock or other voting securities of, or other ownership interests in, or any securities convertible into, or exchangeable for, any shares of capital stock or other voting securities of, or other ownership interests in, any Subsidiary of the Company or (iii) restricted shares, stock appreciation rights, performance units, contingent value rights, "phantom" stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock or other voting securities of, or other ownership interests in, any Subsidiary of the Company (the items in clauses (i) through (iii) being referred to collectively as the "Company Subsidiary Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Subsidiary Securities. As of the date of this Agreement, except for the capital stock or other voting securities of, or other ownership interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other voting securities of, or other ownership interests in, any Person.

        Section 4.07.    SEC Filings and the Sarbanes-Oxley Act.     (a) The Company and its Subsidiaries have filed with or furnished to the SEC all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed with or furnished to the SEC by the Company since January 1, 2014 (collectively, together with any exhibits and schedules thereto and other information incorporated by reference therein, as such statements and reports may have been amended since the date of their filing and prior to the date hereof, the "Company Filings"). No Subsidiary of the Company is required to file any report, schedule, form, statement, prospectus, registration statement or other document with the SEC.

          (b)   As of its filing date (and as of the date of any amendment), each Company Filing complied, and each Company Filing filed subsequent to the date hereof will comply as to form in all material respects with the applicable requirements of the NYSE, the 1933 Act, the 1934 Act and the Sarbanes-Oxley Act, as the case may be.

          (c)   As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company Filing filed pursuant to the 1934 Act did not, and each Company Filing filed pursuant to the 1934 Act subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (d)   Each Company Filing that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment or supplement became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (e)   Each of the Company and, to the knowledge of the Company, each of its executive officers and directors is and since January 1, 2014, subject to any applicable grace periods, has been in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of the NYSE.

          (f)    The Company and its Subsidiaries have established and maintain disclosure controls and procedures (as defined in Rule 13a-15 under the 1934 Act). Such disclosure controls and procedures are designed to ensure that all material information relating to the Company, including its consolidated Subsidiaries, required to be disclosed by the Company in the reports that it files or submits under the 1934 Act, is made known to the Company's principal executive officer and its principal financial officer by others within those entities. Such disclosure controls and procedures are designed to timely alert the Company's principal executive officer and principal financial officer to material information required to be included in the Company's periodic and current reports required under the 1934 Act. For purposes of this Agreement, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes-Oxley Act.

          (g)   The Company and its Subsidiaries have established and maintain a system of internal controls over financial reporting (as defined in Rule 13a-15 under the 1934 Act) designed to provide reasonable assurance regarding the reliability of the Company's financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to the Company's auditors and audit committee, (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information, or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls.

          (h)   Each of the principal executive officer and principal financial officer of the Company (or each former principal executive officer and principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the 1934 Act and Sections 302 and 906 of the Sarbanes-Oxley Act, in each case, with respect to the Company SEC Documents, and the statements contained in any such certifications were true and complete on the date such certifications were made.

          (i)    Except as permitted by the 1934 Act, including Sections 13(k)(2) and (3) thereof, from January 1, 2014 to the date of this Agreement, neither the Company nor any of its affiliates (as such term is defined in Rule 405 promulgated under the 1933 Act) has, directly or indirectly, extended, maintained, made, arranged, renewed or modified (in any material way) any extensions of credit in the form of a personal loan to or for any executive officer (as defined in Rule 3b-7 under the 1934 Act) or director of the Company. Section 4.07(i) of the Company Disclosure Schedule sets forth a true and complete list of all loans and other extensions of credit to or for any executive officer or director of the Company or any of its Subsidiaries outstanding as of the date of this Agreement, including the date of the loan, the amount of the loan and the date of any amendment to the terms of the loan.

          (j)    The Company and its Subsidiaries do not have any securitization transactions that exist, existed or were effected by the Company or any of its Subsidiaries from January 1, 2014 to the date of this Agreement.

          (k)   Since January 1, 2014, there has been no transaction, or series of similar transactions, agreements, arrangements or understandings, nor is there any proposed transaction as of the date of this Agreement, or series of similar transactions, agreements, arrangements or understandings, to which the Company or any of its Subsidiaries was or is to be a party, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the 1933 Act.

        Section 4.08.    Financial Statements.     (a) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included or incorporated by reference in the Company Filings fairly present in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal and recurring year-end audit adjustments in the case of any unaudited interim financial statements).

          (b)   From January 1, 2014 to the date of this Agreement, the Company has not received written notice from the SEC or any other Governmental Authority indicating that any of its accounting policies or practices are the subject of any review, inquiry, investigation or challenge by the SEC or any other Governmental Authority.

        Section 4.09.    Disclosure Documents.     (a) The proxy statement of the Company to be filed with the SEC in connection with the Merger (the "Company Proxy Statement") and any amendment or supplement thereto will, when filed, comply as to form in all material respects, with the applicable requirements of the 1934 Act. At the time the Company Proxy Statement and any amendments or supplements thereto are first mailed to the stockholders of the Company, at the time such stockholders vote on approval and adoption of this Agreement and at the Effective Time, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09(a) will not apply to statements or omissions included or incorporated by reference in the Company Proxy Statement based upon information supplied by Parent, Merger Sub or any of their respective Representatives expressly for inclusion therein.

          (b)   All of the information supplied in writing by the Company to Parent expressly for inclusion, or to support statements made, in the announcement of the Merger to be released immediately following execution of this Agreement in compliance with the Listing Rules (the "Merger Announcement"), the circular to be prepared and published by Parent in accordance with its obligations under the Listing Rules (the "Parent Shareholder Circular"), or any amendment or supplement thereto, or any announcement to any regulatory information service approved by the UKLA in connection with the Parent Shareholder Circular, and any other related documents required to be filed or published in connection with the transactions contemplated by this Agreement, will not, in the case of the Parent Shareholder Circular, at the time the Parent Shareholder Circular and any amendments or supplements thereto are first published in accordance with the Listing Rules and at the time of the Parent Shareholder Meeting, and in the case of any other such document, at the time it is first published, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        Section 4.10.    Absence of Certain Changes.     (a) From the Company Balance Sheet Date until the date hereof, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practice in all material respects and there has not been any event, occurrence, development, change or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b)   From the Company Balance Sheet Date until the date hereof, there has not been any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time without Parent's consent, would constitute a breach of Section 6.01(e), (f), (k), (l), (n) or, with respect to the foregoing clauses,Section 6.01(p).

        Section 4.11.    No Undisclosed Material Liabilities.     There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise other than the liabilities or obligations (i) disclosed and provided for in the Company Balance Sheet or in the notes thereto; (ii) incurred in the ordinary course of business consistent with past practices since the Company Balance Sheet Date; (iii) incurred pursuant to this Agreement or arising out of the transactions contemplated by this Agreement; or (iv) that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.12.    Compliance with Applicable Law.     (a) The Company and each of its Subsidiaries is and since January 1, 2014 has been in compliance with, and to the knowledge of the Company is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any Applicable Law, except for failures to comply or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material

Adverse Effect. There is no judgment, decree, injunction, rule or order of any arbitrator or Governmental Authority outstanding against the Company or any of its Subsidiaries that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries hold all governmental licenses, authorizations, permits, consents, approvals, variances, exemptions and orders necessary for the operation of the businesses of the Company and its Subsidiaries (the "Company Permits"). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance with the terms of the Company Permits, and since January 1, 2014, there has occurred no violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination or cancellation of, with or without notice or lapse of time or both, any Company Permit. Since January 1, 2014, no event has occurred that (i) gives to any Person any right of revocation, cancellation, non-renewal or adverse modification (with or without notice or lapse of time or both) of any Company Permit or (ii) as of the date of this Agreement, to the knowledge of the Company, would otherwise reasonably be expected to result in the termination, cancellation, revocation, adverse modification or non-renewal of any Company Permit, which in the case of clauses (i) and (ii), has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (c)   Since January 1, 2014, none of the Company, any of its Subsidiaries or Affiliates, or any of their respective directors or officers, or, to the Company's knowledge, any of their respective employees or other Representatives has, in the course of his, her or its actions for, or on behalf of the Company or any of its Subsidiaries, violated any Anti-Bribery Laws, other than as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. From January 1, 2014 to the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written communication that alleges that the Company or any of its Subsidiaries, or any of their respective Representatives, is, or may be, in material violation of, or has, or may have, any liability under, any Anti-Bribery Laws that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries and Affiliates have conducted their businesses in compliance with Anti-Bribery Laws, other than as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and have instituted and maintain policies and procedures reasonably designed to promote and achieve compliance with such Anti-Bribery Laws.

          (d)   None of the Company, any of its Subsidiaries or Affiliates, or any of their respective directors, officers, or employees, or, to the Company's knowledge, any of their respective other Representatives, is, or is owned 50% or more or controlled by one or more Persons that are: (i) the subject of any sanctions administered by the U.S. Department of Treasury's Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union or any other relevant sanctions authority (collectively, "Sanctions"), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions as of the date of this Agreement. Since January 1, 2014, (A) neither the Company nor any of its Subsidiaries or Affiliates has engaged in, or is now engaged in, directly or indirectly, any dealings or transactions with any Person, or in any country or territory, that, at the time of the dealing or transaction, was the subject of Sanctions (in violation of Sanctions) and (B) the Company and each of its Subsidiaries and Affiliates is and has since January 1, 2014 been in compliance with, and has not been penalized for or, to the Company's knowledge as of the date of this Agreement, under investigation by a Governmental Authority with respect to, and has not as of the date of this

  Agreement been threatened to be charged with or given written notice of any violation of, any applicable Sanctions or export controls laws, other than as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.13.    Litigation.     There is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Company, threatened against or affecting, the Company, any of its Subsidiaries, any present or former officer, director or employee of the Company or any of its Subsidiaries or any Person for whom the Company or any of its Subsidiaries may be liable or any of their respective properties before (or, in the case of threatened actions, suits, investigations or proceedings, would be before) or by any Governmental Authority or arbitrator, that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.14.    Properties.

          (a)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have good and marketable title to, or in the case of leased property and assets have valid leasehold interests in, all property and assets (whether real, personal, tangible or intangible) reflected on the Company Balance Sheet or acquired after the Company Balance Sheet Date, in each case free and clear of Liens, other than Permitted Liens, and except as have been disposed of since the Company Balance Sheet Date in the ordinary course of business consistent with past practice.

          (b)   Section 4.14(b) of the Company Disclosure Schedule contains a true and complete list, as of the date hereof, of all real property owned by the Company and its Subsidiaries (the "Owned Real Property"), other than owned property not necessary or material to the business of the Company or its Subsidiaries.

          (c)   Section 4.14(c) of the Company Disclosure Schedule contains a true and complete list, as of the date hereof, of certain real properties leased by the Company or its Subsidiaries, including but not limited to, each lease, sublease or license either (i) constituting a ground lease, (ii) relating to a manufacturing facility, or (iii) requiring rental and other payments in excess of $2,000,000 annually as averaged over the term thereof (each, a "Material Lease") under which the Company or any of its Subsidiaries leases, subleases or licenses any real property (the "Leased Real Property"; together with the Owned Real Property, the "Company Real Property"). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (A) each Material Lease is valid and in full force and effect and (B) neither the Company nor any of its Subsidiaries, nor to the Company's knowledge any other party to a Material Lease, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Material Lease, and neither the Company nor any of its Subsidiaries has received notice that it has breached, violated or defaulted under any Material Lease.

          (d)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company Real Property and any plants, buildings, structures and equipment thereon owned or leased by the Company and its Subsidiaries are in good operating condition and repair and have been maintained consistent with standards generally followed in the industry (given due account to the age and length of use of same, ordinary wear and tear excepted) and are adequate and suitable for their present and intended uses.

        Section 4.15.    Intellectual Property.     (a) Section 4.15(a)Section 4.15(a) of the Company Disclosure Schedule contains a true and complete list of each registration and pending application for registration included in the Owned Intellectual Property Rights as of the date of this Agreement and material to the business of the Company and its Subsidiaries, taken as a whole, as currently conducted (such registrations and applications, the "Registered IP").

          (b)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company or one of its Subsidiaries (A) except as set forth on Section 4.15(a) of the Company Disclosure Schedule, is the sole and exclusive owner of the Owned Intellectual Property Rights and (B) holds (1) all of its right, title and interest in and to all Owned Intellectual Property Rights and (2) the Company's or its applicable Subsidiary's rights under all material Licensed Intellectual Property Rights (but, for the avoidance of doubt, excluding the Licensed Intellectual Property Rights themselves), in each case of (A) and (B), free and clear of any Lien (other than Permitted Liens), (ii) the Company or one of its Subsidiaries owns, or the Company and its Subsidiaries have a valid and enforceable license to use, all Intellectual Property Rights necessary to, or used or held for use in, the conduct of the business of the Company and its Subsidiaries as currently conducted, (iii) there exist no restrictions on the Company's or any of its Subsidiaries' disclosure, use, license or transfer of the Owned Intellectual Property Rights and (iv) the consummation of the transactions contemplated by this Agreement will not alter, encumber, impair or extinguish any Owned Intellectual Property Rights or the Company's or its applicable Subsidiary's rights under any material Licensed Intellectual Property Rights.

          (c)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries has since January 1, 2014 infringed, induced or contributed to the infringement of, misappropriated or otherwise violated any Intellectual Property Right of any Person and (ii) as of the date of this Agreement, there is no action, suit, or proceeding pending against, or, to the knowledge of the Company, claimed or threatened, in writing since January 1, 2014 against, the Company or any of its Subsidiaries or, to the knowledge of the Company, any of their respective present or former officers, directors or employees (A) challenging or seeking to deny or restrict, the rights of the Company or any of its Subsidiaries in any of the Owned Intellectual Property Rights or Licensed Intellectual Property Rights, (B) alleging that any Owned Intellectual Property Right or Licensed Intellectual Property Right is invalid or unenforceable, (C) alleging that the use of any of the Owned Intellectual Property Rights or Licensed Intellectual Property Rights or any services provided, processes used or products manufactured, used, imported or sold by the Company or any of its Subsidiaries do or may conflict with, misappropriate, infringe or otherwise violate any Intellectual Property Right of any Person or (D) otherwise alleging that the Company or any of its Subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property Right of any Person.

          (d)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries have taken commercially reasonable actions to maintain and protect the Owned Intellectual Property Rights and to the knowledge of the Company, the Company's or its applicable Subsidiary's interest in any Licensed Intellectual Property Rights licensed exclusively to the Company or such applicable Subsidiary, (ii) none of the Owned Intellectual Property Rights have been adjudged invalid or unenforceable in whole or part, or, in the case of pending patent applications included in the Owned Intellectual Property Rights, have been the subject of a final and nonappealable finding of unpatentability, and (iii) all Registered IP is, to the knowledge of the Company, valid, enforceable, in full force and effect and subsisting in all material respects.

          (e)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) to the knowledge of the Company, no Person has infringed, misappropriated or otherwise violated any Owned Intellectual Property Right or the Company's or its applicable Subsidiary's interest in any Licensed Intellectual Property Right licensed exclusively to the Company or any of its Subsidiaries, (ii) the Company has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property Rights of the Company the value of which to the Company is contingent upon maintaining the confidentiality thereof and no such Intellectual Property Rights have been disclosed other than to Persons bound by written confidentiality agreements, and (iii) the Company and its Subsidiaries have appropriate procedures in place designed to provide that all Intellectual Property Rights conceived or developed by employees performing their duties for the Company and its Subsidiaries, and by third parties performing research and development for the Company or its Subsidiaries, have been assigned to the Company or its Subsidiary, as applicable.

          (f)    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the IT Assets operate and perform in a manner that permits the Company and its Subsidiaries to conduct their business as currently conducted.

          (g)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries have at all times since January 1, 2014 complied with all Applicable Law relating to privacy, data protection and the collection and use of personal information and user information gathered or accessed in the course of its operations and (ii) to the knowledge of the Company, from January 1, 2014 to the date of this Agreement, no claims have been asserted or threatened against the Company or any of its Subsidiaries (and to the knowledge of the Company, no such claims are likely to be asserted or threatened) by any Person in writing alleging a violation of such Person's privacy, personal or confidentiality rights under any such Applicable Law.

        Section 4.16.    Taxes.     (a) All material Tax Returns required by Applicable Law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been filed when due in accordance with all Applicable Law, and all such Tax Returns are true and complete in all material respects.

          (b)   The Company and each of its Subsidiaries has paid (or has had paid on its behalf) all material Taxes due and payable, whether or not shown as due on any Tax Return, or, where payment is not yet due, has established in accordance with GAAP an adequate accrual for all material Taxes through the end of the last period for which the Company and its Subsidiaries ordinarily record items on their respective books.

          (c)   There is no claim, audit, action, suit, proceeding or investigation now pending or, to the Company's knowledge, threatened against or with respect to the Company or its Subsidiaries in respect of any material Tax or Tax asset.

          (d)   During the two-year period ending on the date hereof, neither the Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

          (e)   The Company and each of its Subsidiaries has properly withheld, and paid over to the appropriate Taxing Authority, all material Taxes that it was required to withhold from any payment (including any dividend or interest payment) to any employee, independent contractor, creditor, stockholder, vendor or other Person.

          (f)    Neither the Company nor any of its Subsidiaries has been a party to any "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

          (g)   Neither the Company nor any of its Subsidiaries is a party to or is bound by any material Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement (i) between or among the Company or any of its Subsidiaries or (ii) not primarily related to Taxes, and in either case entered into in the ordinary course of business).

          (h)   As of the date hereof, neither the Company nor any of its Subsidiaries has executed (or had executed on its behalf) any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any material Taxes or material Tax Returns.

          (i)    There are no material liens for Taxes upon any assets of the Company or any of its Subsidiaries other than statutory liens for Taxes not yet due or payable.

          (j)    No jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return has made a claim in writing that the Company or any of its Subsidiaries is required to file a Tax Return for such jurisdiction.

          (k)   Since the beginning of the taxable year ending on December 31, 2010, neither the Company nor its Subsidiaries has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or non-U.S. law with respect to a material amount of Taxes that is currently in effect and that will affect the Company or its Subsidiaries after the Closing Date.

          (l)    Neither the Company nor any of its Subsidiaries (i) is or has since December 23, 2009 been a member of a combined, consolidated or affiliated group (other than a group that consists solely of the Company and its Subsidiaries) or (ii) has any liability for the Taxes of any Person (other than the Company or its Subsidiaries) under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign Law, or as transferee or successor, which liability relates to or arises as a result of an event or transaction that occurred after December 23, 2009.

          (m)  The Company and each of its Subsidiaries have conducted all aspects of their business in material compliance with the terms and conditions of all tax rulings and tax concessions that were provided by any relevant Taxing Authority.

        Section 4.17.    Employees and Employee Benefit Plans.

          (a)   Section 4.17(a) of the Company Disclosure Schedule contains a correct and complete list identifying each material Employee Plan and specifies whether such plan is a US Plan or an International Plan; provided that Section 4.17(a)Section 4.17(a) of the Company Disclosure Schedule shall not be required to list standard offer letters or employment letters (and such offer letters or employment letters shall not be considered "material Employee Plans" for the document production requirement set forth in this Section 4.17(a)) for any individual who is not a Key Employee; provided, however, that the Company has provided to Parent, as of the date hereof, a form of standard offer letter or employment letter for employees who are located in a jurisdiction where offer letters or employment agreements are customary or required under Applicable Law. For each material Employee Plan (other than a Multiemployer Plan), to the extent not available in any Company SEC Documents, the Company has made available to Parent a copy of such plan (or a description, if such plan is not written) and all amendments thereto and, as applicable (i) all trust agreements, insurance contracts or other funding arrangements and amendments thereto, (ii) the current prospectus or most recent summary plan description, (iii) the most recent favorable determination or opinion letter from the IRS, (iv) the most recently filed annual return/report (Form 5500) and accompanying schedules and attachments thereto, (v) the most recently prepared actuarial report and financial statements and (vi) if such plan is an International Plan, documents that are substantially comparable (taking into account differences in Applicable Law and practices) to the documents required to be provided in clauses (i) through (v) ; provided that for each material Employee Plan, the Company has provided only the materials set forth in the Data Room and the SEC Documents; provided further, however, that materials not provided do not include terms that create any separate or additional liability, material to the Company and its Subsidiaries taken as a whole, with respect to such Employee Plan over and above the liability reflected by the documents provided.

          (b)   The Company has provided to Parent a schedule that sets forth, for each Key Employee, his or her name, title, annual base salary, most recent annual bonus received and current annual bonus opportunity. The Company will use best efforts to provide Parent with a schedule that sets forth, for each employee of the Company or any of its Subsidiaries, the information specified in the immediately preceding sentence and each such employee's employer, hire date, location, whether full- or part-time, and whether active or on leave (and, if on leave, the nature of the leave and the expected return date) within ten (10) business days following the date of this Agreement. To the knowledge of the Company, or the senior human relations officers of the Company, no Key Employee has indicated that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise within one year after the Closing Date.

          (c)   Except as set forth on Schedule 4.17(a) of the Company Disclosure Schedule, no Employee Plan is or has been and the neither the Company nor any ERISA Affiliate has any liability (either direct or indirect) with respect to (i) a Title IV Plan, (ii) a Multiemployer Plan (including any liability on account of a "complete withdrawal" or a "partial withdrawal" (within the meaning of Sections 4203 and 4205 of ERISA, respectively)), or (iii) an Employee Plan that provides or promises, any post-employment or post-retirement medical, dental, disability, hospitalization, life or similar benefits (whether insured or self-insured) to any current or former Service Provider (other than coverage mandated by Applicable Law, including COBRA), other than such benefits as may be required under the terms of any applicable employment agreement.

          (d)   Except as has not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each US Plan, and any award thereunder, that is or forms part of a "nonqualified deferred compensation plan" within the meaning of Section 409A of the Code has been timely amended (if applicable) to comply and has been operated in compliance with, and the Company and its Subsidiaries have complied in practice and operation with, all applicable requirements of Section 409A of the Code. Neither the Company nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any current or former Service Provider for any Tax incurred by such Service Provider, including under Section 409A of the Code.

          (e)   Except where any failure to comply could not individually or in the aggregate be reasonably expected to result in a Company Material Adverse Effect, (i) each US Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter, or has pending or has time remaining in which to file, an application for such determination from the IRS, and no circumstances exist that would reasonably be expected to result in any such determination letter being revoked or not being reissued or a penalty under the IRS Closing Agreement Program if discovered during an IRS audit or investigation, (ii) each trust created under any such US Plan is exempt from Tax under Section 501(a) of the Code and has been so exempt since its creation, (iii) each US Plan has been maintained and funded in compliance with its terms and with the requirements of Applicable Law, including ERISA and the Code and (iv) no events have occurred with respect to any US Plan that could result in payment or assessment by or against the Company of any excise taxes, fine, lien, penalty or liability under ERISA or the Code (including any non-exempt prohibited transaction with respect to any US Plan covered by Subtitle B, Part 4 of Title I of ERISA or Section 4975 of the Code).

          (f)    All material contributions, premiums and payments that are due (including any minimum required contribution under sections 412 and 430 of the Code with respect to any Title IV Plans) have been made for each Employee Plan within the time periods prescribed by the terms of such plan and Applicable Law, and all material contributions, premiums and payments for any period ending on or before the Closing Date that are not due are properly accrued to the extent required to be accrued under GAAP.

          (g)   Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement (either alone or together with any other event) will (i) entitle any current or former Service Provider to any compensation or benefits, including any bonus, retention, severance, retirement or job security payment, (ii) increase the costs to the Company associated with any benefits or accelerate the time of payment or vesting or trigger any payment of funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other obligation under, any Employee Plan or otherwise, or (iii) limit or restrict the right of the Company or any of its Subsidiaries or, after Closing, Parent, to merge, amend or terminate any Employee Plan. There is no contract, plan or arrangement (written or otherwise) covering any current or former Service Provider that, individually or collectively, would entitle such Service Provider to any tax gross up or similar payment from the Company or any of its Subsidiaries or that could give rise to the payment of any amount that would not be deductible due to the application of Section 280G of the Code.

          (h)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there is no action, suit, investigation, audit, proceeding or claim (or any basis therefore) (other than routine claims for benefits) pending against or involving, or, to the Company's knowledge, threatened against or involving any Employee Plan before any arbitrator or any Governmental Authority, including the IRS or the Department of Labor. The Company and its Subsidiaries are, and have been since January 1, 2014, in compliance with all Applicable Law with respect to labor relations, employment and employment practices, including those relating to labor management relations, wages, hours, overtime, employee classification, discrimination, sexual harassment, civil rights, affirmative action, work authorization, immigration, safety and health, information privacy and security, workers compensation, continuation coverage under group health plans, wage payment and the payment and withholding of Taxes, except for failures to comply or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (i)    Each International Plan, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) has been maintained in compliance with its terms and Applicable Law, (ii) if intended to qualify for special tax treatment, meets all the requirements for such treatment, and (iii) if required, to any extent, to be funded, book-reserved or secured by an insurance policy, is fully funded, book-reserved or secured by an insurance policy, as applicable, based on reasonable actuarial assumptions in accordance with applicable accounting principles.

          (j)    Except as set forth on Section 4.17(j) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is or since January 1, 2014 has been party to or subject to, or is currently negotiating in connection with entering into, any Collective Bargaining Agreement. To the Company's knowledge, from January 1, 2014 to the date of this Agreement, there has not been any organizational campaign, petition or other unionization activity seeking recognition of a collective bargaining unit relating to any employee of the Company or its Subsidiaries. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no unfair labor practice charge, slowdown, stoppage, picketing, or organized interruption of work pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries. There is no labor strike or lockout pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries. The consent or consultation of, or the rendering of formal advice by, any labor or trade union, works council or other employee representative body is not required for the Company to enter into this Agreement or to consummate any of the transactions contemplated hereby.

          (k)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries is,

  and has been since January 1, 2014, in compliance with WARN and has no liabilities or other obligations thereunder. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any action that would reasonably be expected to cause Parent or any of its Affiliates to have any material liability or other material obligation following the Closing Date under WARN.

        Section 4.18.    Environmental Matters.     (a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of the Company, threatened by any Person relating to the Company or any of its Subsidiaries and relating to or arising out of any Environmental Law; (ii) the Company and its Subsidiaries are and have been in compliance with all Environmental Laws and all Environmental Permits; (iii) there has been no release, transportation or disposal, or arrangement for the transportation or disposal, of any Hazardous Substance at, on, in, to, from or under any property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries (or any of their respective predecessors) that would reasonably be expected to result in a claim against, or liability of, the Company or any of its Subsidiaries relating to any Environmental Law; and (iv) there are no noncontingent liabilities or investigative, corrective or remedial obligations of the Company or any of its Subsidiaries relating to any Environmental Law or any Hazardous Substance and, to the knowledge of the Company, there is no environmental condition that would reasonably be expected to result in any such liability or obligation.

          (b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Agreement, there is no environmental investigation, study, audit, test, review or other analysis in the Company's possession or reasonable control relating to the current or prior business of the Company, its Subsidiaries or any of their respective predecessors or any property or facility now or previously owned or leased by the Company, its Subsidiaries or any of their respective predecessors that has not been delivered to Parent prior to the date hereof.

        Section 4.19.    Regulatory Compliance.     (a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2014, the Company and its Subsidiaries and all products manufactured or marketed by the Company or any of its Subsidiaries (the "Products") have complied and are in compliance with (i) the applicable provisions of the Federal Food, Drug, and Cosmetic Act and the applicable regulations, standards, guidances and requirements adopted by the U.S. Food and Drug Administration (the "FDA") thereunder, the applicable statutes, regulations and requirements of the U.S. Department of Agriculture (the "USDA"), all applicable statutes enforced by the U.S. Federal Trade Commission ("FTC") and the applicable FTC regulations and requirements and any applicable requirements established by any state, local or foreign Governmental Authority responsible for regulating the Products (together with the FDA and the USDA, collectively, the "Food Authorities"), and (ii) all terms and conditions imposed in any Company Permits granted by any Food Authority.

          (b)   (i) Since January 1, 2014, none of the Company or any of its Subsidiaries or (ii) to the knowledge of the Company, since January 1, 2014, with respect to the Products, the Persons that manufacture, process, package, or supply ingredients and packaging materials for or distribute the Products, has received or has been subject to, (A) any warning letter, untitled letter, notice of inspectional observation (FDA Form 483) or other adverse correspondence or notice in writing from the FDA alleging or asserting material noncompliance with any legal requirement, Notice of Suspension or Notice of Intended Enforcement or other adverse correspondence or notice from the USDA or any other Food Authority or (B) any import detention, investigation, suspension or withdrawal of inspection or registration, penalty assessment or other compliance or enforcement action by any Food Authority, in each of clauses (b) and (b), except for those to which the Company or any of its Subsidiaries responded or those that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (c)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of (i) since January 1, 2014, the Company or any of its Subsidiaries, or (ii) to the knowledge of the Company, since January 1, 2014, to the date of this Agreement, with respect to the Products, the Persons that manufacture, process, package, supply ingredients for or distribute the Products, has voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field alert, field correction, market withdrawal or replacement, safety alert, or other notice or action relating to an alleged lack of safety or regulatory compliance of any Product. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, from January 1, 2014, no Products have been subject to any recalls, withdrawals, product corrections, product removals, detentions or seizures or similar action and the processes used to manufacture, label, distribute and market the Products are designed to provide reasonable assurance regarding the safety of such Products for their intended use and regulatory compliance of such Products.

          (d)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

              (i)  The Company has not committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" or any such similar policies set forth by other Governmental Authority.

             (ii)  Neither the Company nor, to the Company's knowledge, any officer, employee or agent of the Company has been convicted of any crime or engaged in any conduct for which debarment is authorized by 21 U.S.C. § 335a(b) or any similar laws.

            (iii)  Neither the Company nor, to the Company's knowledge, any officer, employee or agent of the Company has been convicted of any crime or engaged in any conduct for which such Person could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act of 1935 or any similar laws.

            (iv)  The Company is not a party to any corporate integrity agreement, monitoring agreement, consent decree, settlement order, or similar agreement with or imposed by any Governmental Authority.

          (e)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

              (i)  Neither the Company nor its Subsidiaries has received, since January 1, 2014, written notice of any pending or threatened claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from the Food Authorities or any other Governmental Authority alleging that any operation or activity of the Company is in material violation of the FDCA, any other applicable federal law or the respective counterparts thereof promulgated by applicable state Governmental Authorities or Governmental Authorities outside the United States.

             (ii)  To the knowledge of the Company, there has not been any violation of any laws by the Company or its Subsidiaries in its product development efforts, submissions or reports to any Governmental Authority that could reasonably be expected to require investigation, corrective action or enforcement action.

            (iii)  The Company is not subject to any investigation that is pending and of which the Company has been notified in writing or, to the Company's knowledge, which has been threatened, in each case by (A) the FDA or (B) the Department of Health and Human Services Office of Inspector General or Department of Justice pursuant to the Federal Healthcare Program Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)) (known as the "Anti-Kickback Statute") or the Federal False Claims Act (31 U.S.C. §3729), or (C) by any state enforcement or regulatory authority pursuant to Applicable Law.

        Section 4.20.    Material Contracts.     (a) Neither the Company nor any of its Subsidiaries is a party to or bound by any of the following Contracts as of the date hereof:

              (i)  any partnership, joint venture, strategic alliance, collaboration, co-promotion or other similar Contract;

             (ii)  any Contract that limits the freedom of the Company or any of its Affiliates to compete in any line of business or geographic region, or with any Person, or otherwise restricts the research, development, manufacture, marketing, distribution or sale of any Product by the Company or any of its Subsidiaries, in each case, in a manner that is material to the business of the Company and its Subsidiaries, taken as a whole, as currently conducted, including any material Contract that requires the Company and its Affiliates to work exclusively with any Person in any geographic region, or which could so limit the freedom or restrict the activities of Parent and its Affiliates after the Effective Time;

            (iii)  any Contract that contains exclusivity or "most favored nation" provisions, or grants any right of first refusal, right of first offer, exclusive development rights or exclusive marketing or distribution rights to any Person relating to any Product or potential Product in each case, that is material to the business of the Company and its Subsidiaries, taken as a whole, as currently conducted;

            (iv)  any Contract that requires the Company or any of its Subsidiaries to (A) purchase or sell a minimum quantity of goods relating to any Product or potential Product, or (B) purchase or sell goods relating to any Product or potential Product exclusively, in each case from or to any Person and which involved payments to or by the Company or any of its Subsidiaries in excess of $10,000,000 in the aggregate during the fiscal year ended December 31, 2016;

             (v)  any material Contracts with the Company's top ten customers and top ten suppliers, measured by revenue and expense, respectively, for the 12-month period ended December 31, 2016;

            (vi)  any material Contract between the Company or one of its Subsidiaries, on the one hand, and any state within the United States that is one of the Company and its Subsidiaries' top 10 customers from a volume perspective under the Special Supplemental Nutrition Program for Women, Infants and Children, in each case relating to the Company or any of its Subsidiaries' participation in the Special Supplemental Nutrition Program for Women, Infants and Children or the sale or supply of Products in connection therewith;

           (vii)  any employment Contract (including agreements that contain non-competition, non-solicitation or confidentiality covenants) applicable to any Key Employee;

          (viii)  any Contract relating to indebtedness for borrowed money or any financial guarantee (whether incurred, assumed, guaranteed or secured by any asset), in each case, involving borrowings or guarantees in excess of $5,000,000 and other than Contracts solely among the Company and its wholly owned Subsidiaries;

            (ix)  any Contract relating to any loan or other extension of credit made by the Company or any of its Subsidiaries, other than (A) Contracts solely among the Company and its wholly owned Subsidiaries and (B) accounts receivable in the ordinary course of business of the Company and its Subsidiaries consistent with past practice;

             (x)  any Contract relating to any swap, forward, futures, warrant, option or other derivative transaction;

            (xi)  any Contract pursuant to which the Company or any of its Subsidiaries has continuing obligations or interests involving (A) "milestone" or other contingent payments, or (B) payment of royalties or other amounts calculated based upon any revenues or income of the Company or any of its Subsidiaries, in each case that cannot be terminated by the Company or its Subsidiaries without penalty without more than 60 days' notice without material payment or penalty and which involved payments by the Company or any of its Subsidiaries in excess of $5,000,000 under such Contract during the fiscal year ended December 31, 2016 or which is reasonably anticipated to involve payments by the Company or any of its Subsidiaries in excess of $5,000,000 under any such Contract in the 12 months following the date of this Agreement;

           (xii)  any Contract relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) pursuant to which the Company or any of its Subsidiaries has material continuing obligations following the date of this Agreement, including "earn-outs" and indemnities;

          (xiii)  any Contract pursuant to which the Company or any of its Subsidiaries (A) obtains any right to use, or covenant not to be sued under, any material Intellectual Property Right (other than any license for commercial off-the-shelf computer software that is generally available), or (B) grants any right to use, or covenant not to be sued under, any material Intellectual Property Right, in each case of (xiii) and (xiii) where such Contract is material to the business of the Company and its Subsidiaries, taken as a whole, as currently conducted;

          (xiv)  any Contract between the Company or any of its Subsidiaries, on the one hand, and any officer, director or Affiliate (other than a wholly owned Subsidiary) of the Company or any of its Subsidiaries or any of their respective "associates" or "immediate family" members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act), on the other hand, including any Contract pursuant to which the Company or any of its Subsidiaries has an obligation to indemnify such officer, director, Affiliate, associate or immediate family member; or

           (xv)  any stockholders, investors rights, registration rights or similar agreement or arrangement.

          (b)   The Company has made available to Parent (or otherwise filed with the Company SEC Documents) a true and complete copy of (i) each Material Lease (it being acknowledged that each Material Lease for Leased Real Property located outside of the United States shall be made available at the local office where the documentation relating to such Material Lease is maintained) and (ii) each agreement, contract, plan, lease, arrangement or commitment required to be disclosed pursuant to Section 4.20 (each of (i), (ii) and any other "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), a "Material Contract"). Except for breaches, violations or defaults which have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (A) each of the Material Contracts is in full force and effect, and is a valid and binding Contract of the

  Company or its Subsidiaries, as applicable, and, to the Company's knowledge, of each other party thereto, enforceable against the Company or such Subsidiary, as applicable, and, to the Company's knowledge, each other party thereto, in accordance with its terms (except for any Material Contracts that expired in accordance with their respective terms or were otherwise amended, modified or terminated after the date of this Agreement in accordance with Section 6.01) and (B) neither the Company nor any of its Subsidiaries, nor to the Company's knowledge, as of the date of this Agreement, any other party to a Material Contract, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of, such Material Contract, and neither the Company nor any of its Subsidiaries has received notice that it has breached, violated or defaulted under any Material Contract.

        Section 4.21.    Insurance.     The Company has delivered or otherwise made available to Parent a copy of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets and operations of the Company and its Subsidiaries in effect as of the date hereof. Except as had not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) as of the date of this Agreement, all such insurance policies are in full force and effect and all premiums thereon have been timely paid or, if not yet due, accrued, (b) as of the date of this Agreement, there is no claim pending under the Company's or any of its Subsidiaries' insurance policies or fidelity bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds, (c) the Company and its Subsidiaries are in compliance with the terms of such policies and bonds and (d) the Company has no knowledge as of the date of this Agreement of any threatened termination of, or material premium increase with respect to, any of such policies or bonds.

        Section 4.22.    Finders' Fees.     Except for Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement. Section 4.22 of the Company Disclosure Schedule sets forth a true and accurate description of all fees and other economic, payment or expense reimbursement provisions and any other provisions relevant or related to the calculation or determination thereof (in each case, other than customary indemnification provisions) in any engagement letter between the Company or any of its Subsidiaries and each of Goldman, Sachs & Co. and Morgan Stanley & Co. LLC related to the transactions contemplated by this Agreement.

        Section 4.23.    Opinion of Financial Advisor.     The Company has received the opinions of Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, financial advisors to the Company, to the effect that, as of such dates and based upon and subject to the qualifications, assumptions and limitations set forth therein, the Merger Consideration to be received by holders (other than any shares held by the Company as treasury stock, shares held by Parent or by any Subsidiary of either the Company or Parent and any Dissenting Shares) of Company Common Stock under this Agreement is fair from a financial point of view to such holders. A written copy of such opinion will be delivered promptly after the date hereof to Parent for informational purposes only.

        Section 4.24.    Antitakeover Statutes.     The Company has no "rights plan," "rights agreement," or "poison pill" in effect. The Company has taken all action necessary to exempt the Merger, this Agreement and the transactions contemplated hereby from Section 203 of the Delaware Law, and, accordingly, neither such Section 203 nor any other antitakeover or similar statute or regulation applies or purports to apply to any such transactions. No other "control share acquisition," "fair price," "moratorium," "business combination" or other antitakeover laws enacted under U.S. state or federal laws apply to this Agreement, the Merger or any of the other transactions contemplated hereby.

        Section 4.25.    No Other Representations; No Reliance; Waiver.     The Company represents, warrants, acknowledges and agrees that other than as expressly set forth in Article 5 of this Agreement, none of Parent, any of its Affiliates or stockholders or any of their respective Representatives makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any information provided or made available to the Company or any of its Affiliates or stockholders or any of their respective Representatives (collectively, the "Company Related Persons") in connection with this Agreement, the Merger or any of the other transactions contemplated by this Agreement and no Company Related Person has relied on any information or statements made or provided (or not made or provided) to any Company Related Person other than the representations and warranties of Parent expressly set forth in Article 5 of this Agreement.

Article 5
REPRESENTATIONS AND WARRANTIES OF PARENT

        Parent represents and warrants to the Company as of the date of this Agreement and as of the Closing Date that:

        Section 5.01.    Corporate Existence and Power.     Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and (where applicable) in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 5.02.    Corporate Authorization.     (a) The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby are within Parent's and Merger Sub's corporate powers and, except for the required approval of the Merger by Parent's shareholders and the adoption of this Agreement by the sole stockholder of Merger Sub, have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. The affirmative vote of a simple majority of Parent's shareholders at the Parent Shareholder Meeting (the "Parent Shareholder Approval") is the only vote of the holders of any of Parent's capital stock necessary in connection with the consummation of the Merger. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes a valid and binding agreement of each of Parent and Merger Sub enforceable against each of them in accordance with its terms (subject to applicable, as to enforceability, bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors' rights generally and general principles of equity).

          (b)   At a meeting duly called and held, Parent's Board of Directors or a duly authorized committee thereof has unanimously (i) approved this Agreement and the transactions contemplated hereby in accordance with Applicable Law, (ii) directed that the Parent Shareholder Circular be prepared and, subject to the approval of the UKLA, published as soon as practicable, (iii) subject to the publication of the Parent Shareholder Circular, resolved that the Parent Shareholder Meeting be convened for the purpose of approving the Merger and (iv) resolved, subject to Section 7.03, to recommend approval of the Merger to Parent's shareholders in the Parent Shareholder Circular (such recommendation, the "Parent Board Recommendation"). As of the date of this Agreement, the Parent's Board of Directors has not subsequently rescinded, modified or withdrawn any of the foregoing resolutions.

        Section 5.03.    Governmental Authorization.     The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority, other than (a) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State, (b) compliance with any applicable requirements of the HSR Act and the expiration or termination of any applicable waiting period thereunder, (c) the Required Governmental Approvals, (d) approval of the Parent Shareholder Circular and any amendments or supplements thereto by, and the filing of the Parent Shareholder Circular with, the UKLA, (e) the filing with the SEC of the Company Proxy Statement and any amendments or supplements thereto any amendments or supplements thereto, and other filings required under, and compliance with any applicable requirements of the 1934 Act and any other applicable U.S. state or federal securities laws, (f) compliance with any applicable requirements of the NYSE, and (g) any other actions or filings the absence of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 5.04.    Non-Contravention.     The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation, bylaws, articles of association or other applicable constitutional documents of Parent or Merger Sub, (b) assuming that the consents, approvals and filings referred to in Section 5.03 are made and obtained and receipt of the Parent Shareholder Approval, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (c) assuming that the consents, approvals and filings referred to in Section 5.03 are made and obtained and receipt of the Parent Shareholder Approval, require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any Contract binding upon Parent or any of its Subsidiaries or (d) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, with only such exceptions, in the case of each of clauses Section 5.04 through Section 5.04, as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 5.05.    Merger Sub Activities.     Since the date of its incorporation, Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement.

        Section 5.06.    Disclosure Documents.     All of the information supplied in writing by Parent to the Company expressly for inclusion in, or incorporated by reference into, the Company Proxy Statement, or any amendment or supplement thereto, will not, at the time the Company Proxy Statement and any amendments or supplements thereto are first mailed to the stockholders of the Company and at the time of the Company Stockholder Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Merger Announcement, the Parent Shareholder Circular, and any amendment or supplement thereto, any announcement to any regulatory information service approved by the UKLA in connection with the Parent Shareholder Circular, and any other related documents required to be filed or published in connection with the transactions contemplated by this Agreement, will not, in the case of the Parent Shareholder Circular, at the time the Parent Shareholder Circular and any amendments or supplements thereto are first published in accordance with the Listing Rules and at the time such shareholders vote on the resolutions set forth in the Parent Shareholder Circular, and in the case of any other such document, at the time it is first published, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 5.06 will not apply to statements or omissions included or incorporated by reference in the aforementioned documents based upon information supplied by the Company or its Representatives expressly for inclusion therein.

        Section 5.07.    Financing; Sufficiency of Funds.     (a) Parent has delivered to the Company a true and complete copy of a fully executed, definitive credit facilities agreement entered into with the financial institution(s) named therein, pursuant to which such financial institution(s) (together with the financial institution(s) providing any Alternative Financing or Replacement Debt Financing, the "Financing Sources") have committed, upon the terms and subject to the conditions set forth therein, to provide the debt financing described therein in connection with the transactions contemplated by this Agreement. Such credit facilities agreement, together with any similar financing agreement executed in accordance with Section 7.06 (including any replacement thereof in connection with any Alternative Financing or Replacement Debt Financing), as replaced, amended, supplemented, modified or waived in accordance with Section 7.06, and including all exhibits, schedules, and annexes to such agreements, are hereinafter referred to together as the "Debt Financing Agreements." The financing contemplated pursuant to the Debt Financing Agreements is hereinafter referred to as the "Debt Financing".

          (b)   As of the date of this Agreement, the Debt Financing Agreements are in full force and effect and are legal, valid and binding obligations of Parent, and to the knowledge of Parent, the other parties thereto, and are enforceable in accordance with their respective terms against Parent, and to the knowledge of Parent, each of the other parties thereto (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors' rights generally and general principles of equity). None of the Debt Financing Agreements will be amended or modified except in accordance with Section 7.06. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to (i) constitute a material breach or default by Parent under any Debt Financing Agreement, (ii) to the knowledge of Parent, result in the failure of any condition contained in any Debt Financing Agreement to be satisfied or (iii) to the knowledge of Parent, result in the commitments provided in any Debt Financing Agreement being unavailable on the Closing Date. The consummation of the Debt Financing is subject to no conditions precedent other than those expressly set forth in the Debt Financing Agreements, and to the knowledge of the Parent there are no contingencies that would permit the Financing Sources to reduce the total amount of the Debt Financing, other than in each case those conditions or contingencies expressly set forth in the Debt Financing Agreements. Except for fee letters relating to fees with respect to the Debt Financing (redacted copies of which, removing fee amounts, market "flex" provisions and certain other terms (none of which would adversely affect the amounts or availability of the Debt Financing), have been provided to the Company) and a mandate letter setting out the mandates and roles awarded to the financing banks and certain syndication related provisions, there are no side letters or other Contracts to which Parent or Merger Sub is a party directly related to the quantum or conditionality of the Debt Financing, other than the Debt Financing Agreements. As of the date of this Agreement, assuming no breach by the Company of its representations or warranties hereunder, and the Company's compliance with its covenants and agreements hereunder (including Section 6.05), Parent has no reason to believe that any of the conditions to the Debt Financing will not be satisfied or that the Debt Financing will not be available to Parent or Merger Sub on or prior to the Closing Date. Parent has, or at the Closing will have, whether through proceeds from the Debt Financing, cash or cash equivalents held by or on behalf of Parent or Merger Sub, or otherwise, sufficient cash to enable Merger Sub and the Surviving Corporation to pay or cause to be paid all amounts required to be paid by them or required to be caused by them to be paid in cash in connection with the transactions contemplated by this Agreement, including the aggregate Merger Consideration and all payments, fees and expenses payable by them arising out of the consummation of the transactions contemplated by this Agreement.

          (c)   Without limiting Section 11.13, in no event shall the receipt or availability of any financing to Parent or any of its Affiliates or any other financing transaction be a condition to Closing or to any of the other obligations of Parent or Merger Sub hereunder.

        Section 5.08.    Finders' Fees.     Except for HSBC Bank plc, Merrill Lynch International, Robey Warshaw LLP and Deutsche Bank AG, London Branch, whose fees will be paid by Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement.

        Section 5.09.    Interested Stockholder.     Neither Parent nor Merger Sub, nor any of their "affiliates" or "associates" has been an "interested stockholder" of the Company at any time within three years of the date of this Agreement, as those terms are used in Section 203 of Delaware Law.

        Section 5.10.    Litigation.     There is no action, suit, investigation or proceeding pending against, or, to the knowledge of Parent, threatened against or affecting, Parent, any of its Subsidiaries, any present or former officer, director or employee of the Parent or any of its Subsidiaries or any Person for whom Parent or any of its Subsidiaries may be liable or any of their respective properties before (or, in the case of threatened actions, suits, investigations or proceedings, would be before) or by any Governmental Authority or arbitrator, that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 5.11.    Agreements and Understandings.     Parent has disclosed to the Company all written contracts or arrangements as of the date of this Agreement, (and Parent has furnished to the Company correct and complete copies thereof) between or among Parent, Merger Sub or any other Subsidiary of Parent, on the one hand, and (a) any member of the Board of Directors of the Company or management of the Company or (b) any Person that owns 5% or more of the shares of the outstanding capital stock of the Company (based on information filed with the SEC), on the other hand, in each case that relate in any way to the transactions contemplated by this Agreement.

        Section 5.12.    No Other Representations; No Reliance; Waiver.     Parent and Merger Sub have conducted their own independent review and analysis of the Company and, based thereon, have formed an independent judgment concerning the business, assets, condition, operations and prospects of the Company. Each of Parent and Merger Sub represents, warrants, acknowledges and agrees that other than as expressly set forth in Article 4 of this Agreement, none of the Company, any of its Affiliates or stockholders or any of their respective Representatives makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any information provided or made available to Parent, Merger Sub, any of their Affiliates or stockholders or any of their respective Representatives (collectively, the "Parent Related Persons") in connection with this Agreement, the Merger or any of the other transactions contemplated by this Agreement or with respect to any projections, forecasts, estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations, future cash flows or future financial condition, or any component of the foregoing, or any other forward looking information, of the Company or any of its Affiliates, and no Parent Related Person has relied on any information or statements made or provided (or not made or provided) to any Parent Related Person other than the representations and warranties of the Company expressly set forth in Article 4 of this Agreement.

Article 6
COVENANTS OF THE COMPANY

        The Company agrees that:

        Section 6.01.    Conduct of the Company.     From the date hereof until the Effective Time, except as expressly contemplated or expressly required by this Agreement, as required by Applicable Law or with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course consistent with past practice and in compliance in all material respects and, to the extent consistent with the foregoing, use its reasonable best efforts to (i) preserve intact its present business organization, (ii) keep available the services of its directors, officers and Key Employees and (iii) maintain existing relationships with its customers, suppliers, distributors and others having material business relationships with it. Without limiting the generality of the foregoing, except (x) as expressly contemplated or expressly required by this Agreement, (y) as set forth in Section 6.01 of the Company Disclosure Schedule or (z) with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not, nor shall it permit any of its Subsidiaries to:

          (a)   amend its certificate of incorporation, bylaws or other similar organizational documents (whether by merger, consolidation or otherwise);

          (b)   (i) split, combine or reclassify any Company Securities or Company Subsidiary Securities, (ii) amend any term or alter any rights of any Company Securities or Company Subsidiary Securities (whether by merger, consolidation or otherwise), (iii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any Company Securities or Company Subsidiary Securities, except for (A) the Company's regular quarterly dividend of up to $0.4125 per share of Company Common Stock per quarter with record and payment dates consistent with the quarterly record and payment dates in 2016, and (B) dividends by any wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary thereof or (iv) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Company Securities or Company Subsidiary Securities, other than (x) in connection with shares of Company Common Stock withheld to cover Taxes on Stock Options, RSUs and PSUs and (y) the acquisition by the Company of shares of Company Securities in connection with the surrender of shares by holders of Stock Options in order to pay the exercise price of the Stock Options;

          (c)   issue, deliver or sell, or authorize the issuance, delivery or sale of, any Company Securities or Company Subsidiary Securities, other than the issuance of (i) any shares of Company Common Stock upon the exercise of Stock Options that are outstanding on the date of this Agreement in accordance with the terms of the award agreements for such Stock Options on the date of this Agreement or in settlement of RSUs and PSUs outstanding on the date of this agreement, which are subject to settlement in accordance with their terms without regard to the transactions contemplated by this Agreement and (ii) any Company Subsidiary Securities to the Company or any other wholly owned Subsidiary of the Company in the ordinary course of business consistent with past practice;

          (d)   make or incur any capital expenditures, except for (i) those contemplated by the capital expenditure budget set forth on Section 6.01(d)Section 6.01(d) of the Company Disclosure Schedule, (ii) reasonable capital expenditures in response to emergency events (provided that the Company shall notify Parent of any such capital expenditures promptly after incurring the same), and (iii) to the extent not covered by clauses (i) or (ii) other unbudgeted capital expenditures not to exceed $2,000,000 individually or $10,000,000 in the aggregate;

          (e)   buy, purchase or otherwise acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, other than (i) supplies in the ordinary course of business consistent with past practice, or (ii) other assets in an amount not to exceed $2,500,000 individually or $10,000,000 in the aggregate;

          (f)    sell, lease, license or otherwise transfer or dispose of (by merger, consolidation, disposition of stock or assets or otherwise), abandon or permit to lapse, or create or incur any material Lien (other than Permitted Liens) on, any of the Company's or its Subsidiaries' assets, securities, properties, interests or businesses, other than (i) sales of inventory, supplies, products or obsolete equipment in the ordinary course of business consistent with past practice, (ii) sales of assets, securities and properties with a sale price that does not exceed $2,500,000 individually or

  $10,000,000 in the aggregate, (iii) expirations of Intellectual Property Rights in accordance with their respective statutory terms, (iv) with respect to Intellectual Property Rights that are not material, and (v) non-exclusive licenses of Intellectual Property Rights that are (1) granted in the ordinary course of business consistent with past practice or (2) not material to the business of the Company and its Subsidiaries, taken as a whole, as currently conducted;

          (g)   make any loans, advances or capital contributions to, or investments in, any other Person (other than the Company or any wholly owned Subsidiary of the Company), in each case, other than in the ordinary course of business consistent with past practice;

          (h)   create, incur, assume or otherwise become liable with respect to any indebtedness for borrowed money or guarantee thereof (whether evidenced by a note or other instrument, pursuant to an issuance of debt securities, financing lease, sale-leaseback transaction or otherwise), other than (i) indebtedness solely between the Company and a wholly owned Subsidiary of the Company or between wholly owned Subsidiaries of the Company in the ordinary course of business consistent with past practice, (ii) borrowings by the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice under the Company Revolver and guarantees of such borrowings issued by the Company's Subsidiaries to the extent required under the terms of the Company Revolver and (iii) in connection with letters of credit issued in the ordinary course of business consistent with past practice in an amount not to exceed $1,000,000 individually or $5,000,000 in the aggregate;

          (i)    other than in the ordinary course of business (i) amend or modify in a manner adverse to the Company in any material respect, or terminate, cancel, renew or extend, any Material Contract, (ii) enter into any Contract that would have constituted a Material Contract pursuant to subsections (ii), (iv) or (xiv) of Section 4.20 or a Material Lease had it been in effect as of the date hereof (including by amendment of any contract of the nature described in this clause (i) that is not a Material Contract so that such Contract becomes a Contract that would have been a Material Contract had it been in effect as of the date hereof), or (iii) waive, release, assign or fail to exercise or pursue any material right, claim or benefit of the Company or any of its Subsidiaries under any such Contract;

          (j)    except as required by Applicable Law or the terms of an Employee Plan, as in effect on the date hereof, (i) grant or increase any severance, retention or termination pay to, or enter into or amend any retention, termination, employment, consulting, bonus, change in control or severance agreement with, any current or former Service Provider, (ii) increase the compensation or benefits provided to any current or former Service Provider, other than (A) any general merit based increases in compensation in the ordinary course of business consistent with past practice to such Service Providers who are not Key Employees and (B) in connection with new hires or promotions for Service Providers who are not Key Employees, (iii) grant any equity or equity-based awards to, or discretionarily accelerate the vesting or payment of any such awards held by, any current or former Service Provider, (iv) establish, adopt, enter into or amend any Employee Plan or Collective Bargaining Agreement or (v) (A) hire any employees, other than employees who are not Key Employees and who are hired in the ordinary course of business consistent with past practices, or (B) terminate the employment of any (1) Key Employees other than for cause or (2) employees who are not Key Employees other than for cause or in the ordinary course of business consistent with past practices;

          (k)   change any material accounting method, principle or practice, except as required by concurrent changes in GAAP or in Regulation S-X of the 1934 Act, as agreed to by its independent public accountants;

          (l)    make or change any material Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any material amended Tax Returns or claims for material Tax refunds, file for, enter into or amend any material Tax ruling or material Tax grant, concession, closing agreement or similar agreement or arrangement, surrender or settle any material Tax claim, audit or assessment, surrender any right to claim a material Tax refund, offset or other reduction in Tax liability or consent to any extension or waiver of the limitations period applicable to any material Tax claim or assessment;

          (m)  without limiting Section 6.06, settle, or offer or propose to settle any litigation, investigation, arbitration, proceeding or other claim or dispute involving or against the Company or any of its Subsidiaries, other than (i) ordinary course disputes with vendors, customers or employees in which no litigation or arbitration commences and (ii) settlements or compromises of any litigation, investigation, arbitration, proceeding or other claim or dispute where the amount paid in an individual settlement or compromise by the Company (and not including any amount paid by the Company's insurance carriers or third parties) does not exceed the amount set forth in Section 6.01(m) of the Company Disclosure Schedule;

          (n)   fail to maintain existing insurance policies or comparable replacement policies consistent with levels maintained by the Company and its Subsidiaries on the date of this Agreement;

          (o)   adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization; or

          (p)   agree, authorize, resolve or commit to do any of the foregoing.

        Section 6.02.    Company Stockholder Meeting; Proxy Statement.     (a) The Company shall cause a meeting of its stockholders (the "Company Stockholder Meeting") to be duly called and held as soon as reasonably practicable (and, subject to the Company's right to adjourn or postpone the Company Stockholder Meeting as contemplated by Section 6.02(b), in any event within 40 days) after clearance of the Company Proxy Statement by the SEC for the purpose of obtaining the Company Stockholder Approval, and shall comply in all material respects with all legal requirements applicable to such meeting. In connection with the Company Stockholder Meeting, the Company shall (i) prepare and file with the SEC the Company Proxy Statement as soon as reasonably practicable (and in any event within 20 Business Days after the date hereof), (ii) cause the Company Proxy Statement and any amendments or supplements thereto, when filed, to comply as to form, with all material legal requirements applicable thereto, (iii) use its reasonable best efforts to have the Company Proxy Statement and all other proxy materials for the Company Stockholder Meeting cleared by the SEC as promptly as practicable and (iv) mail the Company Proxy Statement and all other proxy materials for the Company Stockholder Meeting to its stockholders as promptly as practicable after clearance by the SEC.

          (b)   Subject to Section 6.03, the Board of Directors of the Company shall (i) recommend adoption of this Agreement by the Company's stockholders and include the Company Board Recommendation in the Company Proxy Statement and (ii) use its reasonable best efforts to obtain the Company Stockholder Approval. Without limiting the generality of the foregoing, unless and until this Agreement is terminated in accordance with its terms, this Agreement and the Merger shall be submitted to the Company's stockholders at the Company Stockholder Meeting, notwithstanding (A) any Adverse Recommendation Change or (B) the making of any Acquisition Proposal (whether or not publicly made). Subject to Section 8.02, the Company shall not, without the prior written consent of Parent, adjourn, postpone or otherwise delay the Company Stockholder Meeting; provided that the Company may, without the prior written consent of Parent, adjourn or postpone the Company Stockholder Meeting, after consultation with Parent, if the Company believes in good faith that such adjournment or postponement is reasonably necessary to allow reasonable additional time to (1) if there are not sufficient affirmative votes in person or by proxy at such meeting to constitute a quorum or to obtain the Company Stockholder Approval, solicit additional proxies necessary to obtain a quorum or the Company Stockholder Approval at the Company Stockholder Meeting (including any adjournment or postponement thereof), (2) distribute any supplement or amendment to the Company Proxy Statement that the Board of Directors of the Company has determined in good faith after consultation with outside legal counsel is necessary under Applicable Law and for such supplement or amendment to be reviewed by the Company's stockholders prior to the Company Stockholder Meeting (including any adjournment or postponement thereof) or (3) ensure that the Company Stockholder Meeting and the Parent Shareholder Meeting are held on the same date and at the same time. After the Company has established a record date for the Company Stockholder Meeting, the Company shall not change such record date or establish a different record date for the Company Stockholder Meeting without the prior written consent of Parent (not to be unreasonably withheld, delayed or conditioned), unless (x) required to do so by Applicable Law or the Company's organizational documents or (y) as required in connection with any adjournment or postponement of the Company Stockholder Meeting permitted by the immediately preceding sentence (it being understood that in the case of this clause (y), the Company shall consult with and consider in good faith the views of Parent in connection with setting such new record date). Without the prior written consent of Parent, the adoption of this Agreement and the transactions contemplated hereby (including the Merger) shall be the only matter (other than (I) matters of procedure, (II) matters required by Applicable Law to be voted on by the Company's stockholders in connection with the approval of this Agreement and the transactions contemplated hereby and (III) matters reasonably related to the adoption of this Agreement, such as the approval of any payments to executives under Section 280G of the Code) that the Company shall propose to be acted on by the stockholders of the Company at the Company Stockholder Meeting (including any adjournment or postponement thereof).

        Section 6.03.    No Solicitation.     (a) General Prohibitions. Except as permitted by this Section 6.03, the Company shall not, shall cause its Subsidiaries not to, shall cause each Company Transaction Representative not to, and shall use its reasonable best efforts to cause each Other Company Representative not to, directly or indirectly, (i) solicit, initiate or knowingly facilitate or encourage the submission of any Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations relating to an Acquisition Proposal with, furnish any non-public information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, or knowingly assist, participate in, facilitate or encourage any effort by, any Third Party that is seeking to make, or has made, an Acquisition Proposal, (iii) amend or grant any waiver or release under or fail to enforce any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries, unless the Board of Directors of the Company determines after considering advice from outside legal counsel to the Company that the failure to waive or release such provision could reasonably be expected to be inconsistent with its fiduciary duties under Delaware Law, (iv) (A) fail to make, withdraw or modify in a manner adverse to Parent, or publicly propose to fail to make, withdraw or modify in a manner adverse to Parent, the Company Board Recommendation, (B) fail to include the Company Board Recommendation in the Company Proxy Statement or (C) recommend, adopt or approve or publicly propose to recommend, adopt or approve an Acquisition Proposal (any of the foregoing in this clause (iv), an "Adverse Recommendation Change"), (v) approve any Person becoming an "interested stockholder" under Section 203 of Delaware Law or (vi) enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other agreement relating to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement). It is understood that any violation of the restrictions on the Company set forth in this Section 6.03 by any Subsidiary of the Company or any Company Transaction Representative shall be deemed a breach of this Section 6.03 by the Company.

          (b)    Exceptions.    Notwithstanding the first sentence of Section 6.03, but subject (as applicable) to compliance with the following provisions of this Section 6.03(b), Section 6.03(c) and Section 6.03(d), at any time prior to the adoption of this Agreement by the Company's stockholders (but in no event after the adoption of this Agreement by the Company's stockholders):

              (i)  if the Company or any of its Representatives receive a written Acquisition Proposal from any Third Party, which Acquisition Proposal did not result from a breach of this Section 6.03, (A) the Company, directly or indirectly through its Representatives, may contact such Third Party for the sole purpose of clarifying the terms and conditions thereof and (B) if the Board of Directors of the Company determines in good faith, after considering advice from a financial advisor of nationally recognized reputation and outside legal counsel to the Company, that such Acquisition Proposal constitutes or could reasonably be expected to result in a Superior Proposal, then the Company, directly or indirectly through its Representatives, may (x) furnish information (including non-public information) relating to the Company or any of its Subsidiaries to the Third Party that has made such Acquisition Proposal pursuant to a confidentiality agreement with such Third Party with terms no less favorable in the aggregate to the Company than those provided in the Confidentiality Agreement, except that such confidentiality agreement with such Third Party (1) need not include a standstill provision or prohibit the submission of Acquisition Proposals or amendments thereto to the Company or the Board of Directors of the Company, and (2) shall not in any event include provisions requiring exclusive negotiations (an "Acceptable Confidentiality Agreement"), a copy of which confidentiality agreement with such Third Party shall be provided to Parent promptly after the execution thereof; provided that, to the extent that any such information furnished to such Third Party or its Representatives has not been previously provided or made available to Parent or its Representatives, all such information shall be promptly (and in any event within twenty-four hours) provided or made available to Parent and (y) enter into, engage in or otherwise participate in discussions or negotiations with the Third Party making such Acquisition Proposal;

             (ii)  following receipt of a Superior Proposal after the date of this Agreement, the Board of Directors of the Company may (A) make an Adverse Recommendation Change or (B) terminate this Agreement pursuant to and in accordance with Section 10.01(d)(i) and Section 10.03 in order to enter into a definitive, written agreement concerning a Superior Proposal; and

            (iii)  other than in connection with a Superior Proposal, the Board of Directors of the Company may make an Adverse Recommendation Change,

  in each case referred to in the foregoing clauses (i), (ii) and (iii), only if the Board of Directors of the Company determines in good faith, after considering advice from a financial advisor of nationally recognized reputation and outside legal counsel to the Company, that the failure to take such action would (or, in the case of clause (i), could) reasonably be expected to be inconsistent with its fiduciary duties under Delaware Law. Nothing contained herein shall prevent the Board of Directors of the Company from (A) complying with Rule 14e-2(a) under the 1934 Act with regard to an Acquisition Proposal so long as any action taken or statement made to so comply is consistent with this Section 6.03; provided that unless the Board of Directors of the Company reaffirms the Company Board Recommendation in such statement or in connection with such action by the close of business on the 10th Business Day after the commencement of such Acquisition Proposal under Rule 14e-2(a), such action shall be deemed to be an Adverse Recommendation Change or (B) issuing "stop, look and listen" disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the 1934 Act.

          (c)    Required Notices.    The Company shall notify Parent in writing promptly (but in no event later than 24 hours) after receipt by the Company, its Subsidiaries or any of their respective Representatives of any Acquisition Proposal, any bona fide written indication that a Third Party intends to make an Acquisition Proposal or any written request for information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Third Party that intends to make an Acquisition Proposal in connection therewith. The Company shall identify the Third Party making, and the material terms and conditions of, any such Acquisition Proposal, indication or request (including any material changes thereto). The Company shall keep Parent reasonably informed on a current basis of any material developments, discussions or negotiations regarding any such Acquisition Proposal, indication or request (including any changes thereto), and shall promptly (but in no event later than 24 hours after receipt) provide to Parent copies of all correspondence and written materials sent or provided to the Company or any of its Subsidiaries that describes any terms or conditions of any Acquisition Proposal (as well as written summaries of any material oral communications addressing such matters).

          (d)    "Last Look".    In addition to the requirements set forth in Section 6.03(a), Section 6.03(b) and Section 6.03(c), the Board of Directors of the Company shall not (x) make an Adverse Recommendation Change pursuant to Section 6.03(b)(ii) or terminate (or seek to terminate) this Agreement pursuant to Section 10.01(d)(i) in order to enter into a definitive, written agreement concerning a Superior Proposal or (y) make an Adverse Recommendation Change pursuant to Section 6.03(b)(iii), unless (i) the Company promptly notifies Parent in writing at least four Business Days before taking such action, of its intention to do so, attaching the most current version of the proposed agreement under which such Superior Proposal is proposed to be consummated and the identity of the Third Party making the Acquisition Proposal, or, in the case of an Adverse Recommendation Change pursuant to Section 6.03(b)(iii), a reasonably detailed description of the facts relating to such Adverse Recommendation Change (provided, for the avoidance of doubt, that the delivery of such notice shall not itself constitute an Adverse Recommendation Change), (ii) during such four Business Day period, if requested by Parent, the Company and its Representatives shall have discussed and negotiated in good faith (in each case to the extent Parent desires to negotiate) with Parent and its Representatives regarding any proposal by Parent to amend the terms of this Agreement in response to such Superior Proposal or potential Adverse Recommendation Change, as applicable and (iii) after such four Business Day period, the Board of Directors of the Company shall have determined in good faith, after considering advice from a financial advisor of nationally recognized reputation (in the case of a Superior Proposal) and outside legal counsel to the Company, and taking into account any proposal by Parent to amend the terms of this Agreement made during such period, that (A) in the case of clause (x) above, such Acquisition Proposal continues to be a Superior Proposal and (B) in the case of clause (x) or (y), the failure to take such action would continue to reasonably be expected to be inconsistent with its fiduciary duties under Delaware Law (it being understood and agreed that any amendment to the financial or other material terms of any such Superior Proposal shall require a new written notification from the Company and a new notice period under clause (i) of this Section 6.03(d) (except that such negotiation period shall be for three Business Days), during which period the Company shall be required to comply with the other requirements of this Section 6.03(d) anew).

          (e)    Definition of Superior Proposal.    For purposes of this Agreement, "Superior Proposal" means any bona fide, unsolicited written Acquisition Proposal that did not result from a breach of this Section 6.03 for at least a majority of the outstanding shares of Company Common Stock or more than 50% of the consolidated assets of the Company and its Subsidiaries on terms that the Board of Directors of the Company determines in good faith, after considering the advice of a financial advisor of nationally recognized reputation and outside legal counsel, and taking into account all circumstances reasonably deemed relevant by the Board of Directors of the Company (including the expected timing and likelihood of consummation, any governmental or other approval requirements, any break-up fees, expense reimbursement provisions, conditions to consummation, availability of necessary financing and other financial, regulatory, legal and other aspects of such Acquisition Proposal), would result in a transaction that if consummated, is more favorable to the Company's stockholders from a financial point of view than as provided hereunder (taking into account any proposal by Parent to amend the terms of this Agreement pursuant to Section 6.03(d)).

          (f)    Obligation to Terminate Existing Discussions.    The Company shall, shall cause each Company Transaction Representative to, and shall use its reasonable best efforts to cause each Other Company Representative to, immediately cease and cause to be terminated any and all existing discussions or negotiations, if any, with any Third Party conducted prior to the date of this Agreement with respect to any Acquisition Proposal, and shall request that any such Third Party and its Representatives in possession of confidential information about the Company or its Subsidiaries that was furnished by or on behalf of the Company to such Persons return or destroy all such information and deliver a certification as to such return or destruction, which certifications the Company shall seek to obtain as promptly as practicable after the date hereof.

        Section 6.04.    Access to Information.     From the date hereof until the Effective Time and subject to Applicable Law and the Confidentiality Agreement, the Company shall (a) give to Parent, its counsel, financial advisors, auditors and other authorized Representatives reasonable access to the offices, properties, books and records of the Company and its Subsidiaries and (b) furnish to Parent, its counsel, financial advisors, auditors and other authorized Representatives such financial and operating data and other information as such Persons may reasonably request (including such information as (i) Parent and Parent Sponsor may reasonably require in connection with the preparation of the Parent Shareholder Circular and any amendments or supplements thereto and any other related documents required to be filed or published in connection with the transactions contemplated by this Agreement or (ii) the UKLA may request in connection with its review and approval of the Parent Shareholder Circular and any amendments or supplements thereto) and (iii) instruct its employees, counsel, financial advisors, auditors and other authorized Representatives to comply with the Company's obligations set forth in this Section 6.04. The Company shall instruct its external auditors to co-operate with Parent's external auditors as soon as practicable to agree on the necessary processes and procedures that are required to be undertaken by each of them in relation to the preparation of the information required for the Parent Shareholder Circular and any information and comfort letters required in relation to the preparation of the Parent Shareholder Circular. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries. All information furnished pursuant to this Section shall be subject to the Confidentiality Agreement; provided that in no event shall the terms of the Confidentiality Agreement be deemed to prevent the disclosure of any information by Parent (A) to Parent Sponsor or the UKLA, or (B) in the Parent Shareholder Circular to the extent required in order for Parent to comply with the Listing Rules or any other requirements of the UKLA. No information or knowledge obtained in any investigation pursuant to this Section 6.04 shall affect or be deemed to modify any representation or warranty made by the Company hereunder. Notwithstanding anything to the contrary contained herein, nothing in this Section 6.04 shall require the Company or any of its Subsidiaries to (i) provide access to or furnish any (A) documentation or information relating to the potential sale of the Company or the transactions contemplated by this Agreement, (B) trade secrets or (C) items subject to any attorney-client, work product, or other similar privilege or (ii) violate the terms of any confidentiality agreement or other Contract with a third party; provided that the Company agrees to use reasonable efforts to disclose such information in a manner that would not violate the terms of such confidentiality agreement or other Contract.

        Section 6.05.    Financing Cooperation.     Prior to the Closing, the Company shall and shall cause its Subsidiaries and Representatives to, use its and their respective reasonable best efforts to provide such information and cooperation as may be reasonably requested by Parent in connection with the arrangement and syndication of any financing to be consummated in connection with the Merger and the other transactions contemplated by this Agreement, including the Debt Financing and any bond or similar debt offering or issuance by Parent, its Subsidiaries or Merger Sub for the purpose of refinancing or replacing any part of the Debt Financing or otherwise in order to raise funds to be used by Parent in discharging its obligations under this Agreement (a "Bond Refinancing") (it being understood that the receipt of any such financing is not a condition to the Merger), including providing reasonable access to and procuring the reasonable co-operation of auditors (including without limitation with respect to the provision of comfort letters) and upon reasonable notice, attending a reasonable number of meetings with third parties where reasonably required at reasonable times and locations mutually agreed (including without limitation for the purposes of due diligence). Parent shall, (a) promptly upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by the Company or any of its Subsidiaries in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 6.05, and (b) indemnify and hold harmless the Company and its Subsidiaries and its and their respective directors, officers, employees and advisors from and against any and all liabilities, losses, damages, claims, costs, expenses (including reasonable attorneys' fees), interest, awards, judgments and penalties suffered or incurred in connection with the Debt Financing or any assistance or activities in connection therewith (other than arising from fraud or intentional misrepresentations, misstatements or omissions on the part of the Company or any of its Affiliates).

        Section 6.06.    Stockholder Litigation.     The Company shall notify Parent in writing as promptly as practicable after it has received written notice of any stockholder litigation (including derivative claims) against the Company, any of its Subsidiaries or any of their respective directors or executive officers relating to this Agreement, the Merger or any of the other transactions contemplated by this Agreement ("Merger-Related Litigation") before any Governmental Authority. Parent shall have the right to participate in (but not control) the defense of any Merger-Related Litigation and the Company shall consult with Parent regarding the defense of any Merger-Related Litigation. In no event shall the Company enter into any settlement with respect to such Merger-Related Litigation without Parent's written consent, such consent not to be unreasonably withheld, conditioned or delayed, except to the extent such settlement is covered by the Company's insurance policies (other than any applicable deductible), but only if such settlement would not result in the imposition of any restriction on the business or operations of the Company or its Subsidiaries following the Closing.

        Section 6.07.    Section 16 Matters.     Prior to the Effective Time, the Company shall take all such steps as may be required (to the extent permitted under Applicable Law) to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the 1934 Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the 1934 Act.

        Section 6.08.    Company Notes.     The Company shall use its reasonable best efforts to cooperate and provide reasonable assistance and information to Parent in connection with any presentations to or discussions that Parent wishes to have with any ratings agencies or applicable trustee in connection with any and all series of notes that have been issued by the Company from time to time and any matters in connection therewith as may be necessary in connection with the consummation of the Merger and the other transactions contemplated by this Agreement, and shall allow Parent to lead any such discussions or presentations made to such ratings agencies or applicable trustee to the extent such discussions or presentations relate to the Merger or the other transactions contemplated by this Agreement.

Article 7
COVENANTS OF PARENT

        Parent agrees that:

        Section 7.01.    Obligations of Merger Sub.     Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

        Section 7.02.    Parent Shareholder Meeting; Shareholder Circular.     (a) Subject to Section 8.02, Parent shall cause a general meeting of the shareholders of Parent (the "Parent Shareholder Meeting") to be convened as soon as reasonably practicable (and, subject to Parent's right to adjourn or postpone the Parent Shareholder Meeting as contemplated by Section 7.02(b), in any event within 28 days) after the approval of the Parent Shareholder Circular by the UKLA for the purpose of obtaining the Parent Shareholder Approval at the Company Stockholder Meeting (including any adjournment or postponement thereof), and shall comply in all material respects with all legal requirements applicable to such meeting. In connection with the Parent Shareholder Meeting, Parent shall (i) prepare and file with the UKLA a first draft of the Parent Shareholder Circular as soon as reasonably practicable (and in any event within 30 Business Days after the date hereof); provided that Parent shall cooperate with the Company to prepare any disclosure that is required to be contained in both the Parent Shareholder Circular and the Company Proxy Statement in sufficient time to allow the Company to comply with its obligations in Section 6.02, (ii) cause the Parent Shareholder Circular and any amendments or supplements thereto, when published in accordance with the Listing Rules, to comply with all material legal requirements applicable thereto and (iii) use its reasonable best efforts to have the Parent Shareholder Circular approved by the UKLA as promptly as practicable.

          (b)   Subject to Section 7.03, the Board of Directors of Parent shall (i) recommend approval of the Merger by Parent's shareholders and include the Parent Board Recommendation in the Parent Shareholder Circular and (ii) use its reasonable best efforts to obtain the Parent Shareholder Approval. Subject to Section 8.02(a), Parent shall not, without the prior written consent of the Company, adjourn, postpone or otherwise delay the Parent Shareholder Meeting; provided that Parent may, without the prior written consent of the Company, adjourn or postpone the Parent Shareholder Meeting, after consultation with the Company, if Parent believes in good faith that such adjournment or postponement is reasonably necessary to allow reasonable additional time to (A) if there are not sufficient affirmative votes in person or by proxy at such meeting to constitute a quorum or to obtain the Parent Shareholder Approval, solicit additional proxies necessary to obtain a quorum or the Parent Shareholder Approval at the Parent Shareholder Meeting (including any adjournment or postponement thereof), (B) distribute any supplement or amendment to the Parent Shareholder Circular that the Board of Directors of Parent has determined in good faith after consultation with outside legal counsel is necessary under Applicable Law and for such supplement or amendment to be reviewed by Parent's shareholders prior to the Parent Shareholder Meeting (including any adjournment or postponement thereof) or (C) ensure that the Parent Shareholder Meeting and the Company Stockholder Meeting are held on the same date and at the same time. After Parent has established a record date for the Parent Shareholder Meeting, Parent shall not change such record date or establish a different record date for the Parent Shareholder Meeting without the prior written consent of the Company (not to be unreasonably withheld, delayed or conditioned), unless (x) required to do so by Applicable Law or Parent's organizational documents or (y) as required in connection with any adjournment or postponement of the Parent Shareholder Meeting permitted by the immediately preceding sentence (it being understood that in the case of this clause (y), Parent shall consult with and consider in good faith the view of the Company in connection with setting such new record date). Without the prior written consent of the Company, the adoption of this Agreement and the transactions contemplated hereby (including the Merger) shall be the only matter (other than matters of procedure and matters required by Applicable Law to be voted on by Parent's shareholders in connection with the approval of this Agreement and the transactions contemplated hereby) that Parent shall propose to be acted on by the stockholders of Parent at the Parent Shareholder Meeting (including any adjournment or postponement thereof).

        Section 7.03.    Parent Board Recommendation.     Except as permitted by the following sentence, Parent and its Subsidiaries shall not, and shall not authorize or permit their respective Representatives to, directly or indirectly, fail to make, withdraw or modify in a manner adverse to the Company, or publicly propose to fail to make, withdraw or modify in a manner adverse to the Company, the Parent Board Recommendation (any of the foregoing in this sentence, a "Parent Adverse Recommendation Change"). Notwithstanding anything to the contrary, at any time prior to obtaining the Parent Shareholder Approval, the Board of Directors of Parent may effect a Parent Adverse Recommendation Change, if the Board of Directors of Parent determines in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with Parent's directors' fiduciary duties under Applicable Law; provided, however, that, unless and until this Agreement is terminated in accordance with its terms, this Agreement and the Merger shall be submitted to Parent's shareholders at the Parent Shareholder Meeting notwithstanding any Parent Adverse Recommendation Change.

        Section 7.04.    Director and Officer Liability.     Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:

          (a)   For not less than six years from and after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, indemnify and hold harmless the present and former officers, employees and directors of the Company and each of its Subsidiaries and each individual who is serving or has served at the request or for the benefit of the Company or any of its Subsidiaries as a director, officer, employee of another Person (each such director, officer, employee, an "Indemnified Person") who was or is a party or is threatened to be made a party to any actual or threatened claim, audit, action, suit, proceeding or investigation in respect of acts or omissions occurring at or prior to the Effective Time (other than an action by or in the right of the Company or any of its Subsidiaries) by reason of the fact that such person is or was a director, officer or employee of the Company, or is or was a director, officer or employee of the Company serving at the request of the Company as a director, officer or employee with respect to, another corporation, partnership, joint venture, trust or other enterprise, against any resulting claims, losses, liabilities, damages, fines, judgments, settlements and reasonable fees and expenses, including reasonable attorneys' fees and expenses, and other costs, arising therefrom. The Surviving Corporation shall promptly advance any reasonable expenses as incurred by any such Indemnified Person in connection with any such claim, audit, action, suit, proceeding or investigation; provided, that any Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by a final, non-appealable judgment of a court of competent jurisdiction that such Person is not entitled to indemnification. The Surviving Corporation shall cooperate with each Indemnified Person in the defense of any action.

          (b)   For not less than six years from and after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain in effect provisions in its certificate of incorporation and bylaws (or in such documents of any successor to the business of the Surviving Corporation) which provide for exculpation, indemnification and advancement of expenses for each Indemnified Person with respect to any matters existing or occurring at or prior to the Effective Time and that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of this Agreement.

          (c)   At or prior to the Effective Time, the Company shall be permitted to, and if the Company is unable to, Parent shall, or shall cause the Surviving Corporation to, purchase a prepaid directors' and officers' liability "tail" insurance policy or other comparable directors' and officers' liability and fiduciary liability policies, in each case providing coverage for claims asserted prior to and for six years after the Effective Time with respect to any matters existing or occurring at or prior to the Effective Time (and, with respect to claims made prior to or during such period, until final resolution thereof), with levels of coverage, terms, conditions, retentions and limits of liability that are at least as favorable as those contained in the Company's directors' and officers' insurance policies and fiduciary liability insurance policies in effect as of the date hereof (the "D&O Insurance"); provided that if the aggregate annual cost for such insurance coverage exceeds 300% of the current annual premium paid by the Company (which amount is set forth in Section 7.04(c) of the Company Disclosure Schedule), the Surviving Corporation shall instead be obligated to obtain D&O Insurance with the best available coverage with respect to matters occurring at or prior to the Effective Time for an aggregate annual cost of 300% of the current annual premium.

          (d)   If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.04.

          (e)   The rights of each Indemnified Person under this Section 7.04 shall be in addition to any rights such Person may have under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, or under Delaware Law or any other Applicable Law or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

        Section 7.05.    Employee Matters.     (a) During the period beginning at the Effective Time and ending on December 31, 2018 (or such shorter period of employment, as the case may be) (the "Continuation Period"), Parent shall, or shall cause its Subsidiaries to, provide to each employee who is actively employed by the Company or its Subsidiaries at the Effective Time, including any employee who is out on leave or disability (to the extent that such items are applicable to such inactive employees) (each, a "Covered Employee"), (i) base salary, base wage rate and annual cash incentive opportunities that are no less favorable, in each case, than the base salary, base wage rate and annual cash incentive opportunities that were provided to such Covered Employee immediately prior to the Effective Time and (ii) other benefits in the aggregate that are no less favorable in the aggregate than the compensation and benefits (other than equity compensation and other long-term incentives, change in control, retention, transition, stay or similar arrangements to the extent such benefits are paid to a Covered Employee) that were provided to such Covered Employee under the Employee Plans immediately prior to the Effective Time.

          (b)   During the Continuation Period, in the event that a Covered Employee's employment with the Surviving Corporation, Parent or its Affiliates or Subsidiaries is terminated or such Person takes any other action that would have entitled such Covered Employee to receive severance payments and benefits under the Company's severance plans or practices as in effect as of the date of this Agreement and as set forth on Section 7.05 of the Company Disclosure Schedule (the "Company Severance Practice"), the Surviving Corporation, Parent or their Affiliates or Subsidiaries shall provide such Covered Employee with severance payments and benefits no less favorable than the severance payments and benefits determined pursuant to the Company Severance Practice determined using such Covered Employee's then current compensation and years of service (determined in accordance with this Agreement).

          (c)   In the event any Covered Employee becomes eligible to participate under any employee benefit plan, program, policy or arrangement of Parent or any of its Subsidiaries (each, a "Parent Employee Benefit Plan") following the Effective Time, Parent shall, or shall cause its Subsidiaries to, use commercially reasonable efforts to: (i) waive any preexisting condition exclusions and waiting periods with respect to participation and coverage requirements applicable to such Covered Employee under any Parent Employee Benefit Plan providing medical, dental, vision or other health benefits to the same extent such limitation would have been waived or satisfied under the corresponding employee benefit plan such Covered Employee participated in immediately prior to coverage under such Parent Employee Benefit Plan and (ii) provide such Covered Employee with credit for any copayments and deductibles paid prior to such Covered Employee's coverage under any Parent Employee Benefit Plan during the calendar year in which such amount was paid, to the same extent such credit was given under the employee benefit plan such Covered Employee participated in immediately prior to coverage under such Parent Employee Benefit Plan in satisfying any applicable deductible or out-of-pocket requirements under such Parent Employee Benefit Plan.

          (d)   As of the Effective Time, Parent shall, or shall cause its Subsidiaries to, recognize all service of each Covered Employee prior to the Effective Time, with the Company and its Subsidiaries for vesting and eligibility purposes (but not for benefit accrual purposes, except for purposes of vacation, severance and matching contributions to defined contribution retirement plans (other than as set forth herein), as applicable) to the same extent recognized under the corresponding Employee Plans; provided, however, that for the avoidance of doubt, service of each Covered Employee prior to the Effective Time shall not be recognized for the purpose of any entitlement to participate in, or receive benefits with respect to, any: (i) defined benefit pension plan maintained by Parent or (ii) Parent retiree medical program or other retiree welfare benefit program in which any Covered Employee participates after the Effective Time. In no event shall anything contained in this Section 7.04 result in any duplication of benefits for the same period of service.

          (e)   Parent hereby acknowledges that the consummation of the transactions contemplated by this Agreement constitute a "change in control" or "change of control" of the Company for purposes of any Employee Plan that contains a definition of "change in control" or "change of control", as applicable.

          (f)    Without limiting the generality of Section 11.06, nothing in this Section 7.04, express or implied, (i) is intended to or shall confer upon any Person other than the parties hereto, including any Covered Employee, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, (ii) shall establish, or constitute an amendment, termination or modification of, or an undertaking to amend, establish, terminate or modify, any benefit plan, program, agreement or arrangement, (iii) shall alter or limit the ability of Parent or any of its Affiliates (or, following the Effective Time, the Company or any of its Affiliates) to amend, modify or terminate any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them or (iv) shall create any obligation on the part of Parent or its Affiliates (or, following the Effective Time, the Company or any of its Affiliates) to employ any Covered Employee for any period following the Closing Date.

        Section 7.06.    Financing.     (a) Each of Parent and Merger Sub shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to obtain the Debt Financing on the terms and conditions contained in the Debt Financing Agreements, including using its reasonable best efforts to satisfy (or if determined advisable by Parent, obtain the waiver of) on a timely basis all conditions to obtaining the Debt Financing contained in the Debt Financing Agreements to the extent such conditions are within Parent's and Merger Sub's control. Parent shall give the Company prompt notice of (x) any material breach by any party to the Debt

Financing Agreements of which Parent or Merger Sub becomes aware which would cause the Debt Financing to become unavailable, (y) any termination of any of the Debt Financing Agreements or (z) the receipt of any notice from any Financing Source with respect to such Financing Source's failure or anticipated failure to fund its commitments under any Debt Financing Agreements. If any portion of the Debt Financing becomes unavailable (it being understood that Parent and/or Merger Sub shall have the right to substitute the proceeds of consummated equity offerings or debt offerings or incurrences of debt for all or any portion of the Debt Financing contemplated by the Debt Financing Agreements by reducing commitments under the Debt Financing Agreements), each of Parent and Merger Sub shall (i) use its reasonable best efforts to obtain, as promptly as practicable after becoming aware of such unavailability, alternative debt financing for such portion thereof (to the extent such portion will not instead be funded by Parent and/or Merger Sub (at their sole discretion) from cash or cash equivalents) from alternative debt financing sources ("Alternative Financing") in an amount sufficient to consummate the transactions contemplated by this Agreement and (ii) promptly notify the Company of such unavailability and, if known and not subject to any obligation of confidentiality, the reason therefor. If obtained, Parent shall deliver to the Company true and complete copies of all agreements (other than any fee letters, mandate letters and engagement letters) pursuant to which any such alternative financing source shall have committed to provide Parent or Merger Sub with Alternative Financing. Parent and Merger Sub shall not, without the Company's prior written consent (not to be unreasonably withheld, delayed or conditioned), agree to any amendment or modification to, or any waiver of any provision or remedy under, any Debt Financing Agreement unless the terms and conditions of such Debt Financing Agreement (taken as a whole), as so amended, modified or waived, are no more onerous on Parent (in the reasonable judgment of Parent) as those contained in such Debt Financing Agreement prior to giving effect to such amendment, modification or waiver; provided that in the case of amendments or modifications of any Debt Financing Agreement, the foregoing shall only apply if such amendment or modification (A) would reasonably be expected to adversely affect the ability of Parent or Merger Sub to timely consummate the transactions contemplated by this Agreement or (B) adversely affects the ability of Parent or Merger Sub to enforce its rights against the other parties to such Debt Financing Agreement. Parent shall keep the Company reasonably informed on a reasonably current basis of the status of its efforts to consummate the Debt Financing.

          (b)   Notwithstanding anything in this Agreement to the contrary, Parent, in its sole discretion and at any time, may replace any Debt Financing Agreement with another commitment letter, definitive credit facility or other financing agreement (a "Replacement Debt Financing Agreement") pursuant to which any financial institution(s) selected by Parent in its sole discretion commit to provide debt financing to finance the transactions contemplated by this Agreement ("Replacement Debt Financing") and at any time after the effectiveness thereof Parent may, in its sole discretion, terminate the applicable Debt Financing Agreement and the commitments thereunder; provided that, without the Company's prior written consent (not to be unreasonably withheld, delayed or conditioned), the terms and conditions of any Replacement Debt Financing (taken as a whole) shall be no more onerous on Parent (in the reasonable judgment of Parent) as those contained in the Debt Financing Agreement(s) being replaced. Promptly after the termination of any Debt Financing Agreement and the execution of any Replacement Debt Financing Agreement by Parent in accordance with this Section 7.05(b), Parent shall notify the Company of such events and provide fully executed copies of such Replacement Debt Financing Agreement and any agreements relating thereto (other than any fee letters or engagement letters).

          (c)   For the avoidance of doubt, in no event shall the receipt or availability of any financing to Parent or any of its Affiliates or any other financing transaction be a condition to Closing or to any of the other obligations of Parent or Merger Sub hereunder.

        Section 7.07.    Parent Litigation.     Parent shall notify the Company in writing as promptly as practicable after it has received written notice of any litigation against Parent, Merger Sub, any of its Subsidiaries or any of their respective directors or executive officers relating to this Agreement, the Merger or any of the other transactions contemplated by this Agreement before any Governmental Authority, and shall thereafter keep the Company reasonably informed with respect to the status of any such litigation.

Article 8
COVENANTS OF PARENT AND THE COMPANY

        The parties hereto agree that:

        Section 8.01.    Reasonable Best Efforts.     (a) Subject to the terms and conditions of this Agreement, the Company and Parent shall use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under Applicable Law to consummate the Merger and the other transactions contemplated by this Agreement as promptly as practicable, including using reasonable best efforts to (i) take such actions as are necessary to cause the conditions set forth in Article 9 to be satisfied (provided that nothing in this Agreement shall be deemed to obligate any party to waive any such conditions), (ii) prepare, make and file all notices, statements, filings, submissions of information, applications and other documents with any Governmental Authorities as are necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement, (iii) obtain and maintain all consents, approvals, authorizations, clearances, actions, non-actions, waivers, licenses, registrations, permits, variances, exemptions, orders and other confirmations from any Governmental Authorities as are necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement and (iv) cooperate to the extent reasonable with the other parties hereto in their respective efforts to comply with their respective obligations under this Agreement.

          (b)   Both Parent and the Company shall share the right to control and direct the defense of the transactions contemplated hereby before any Governmental Authority, including by, in cooperation with the other party, scheduling, and directing strategy for, any meetings and negotiations with, Governmental Authorities regarding the transactions contemplated hereby.

          (c)   In furtherance and not in limitation of the foregoing, each of Parent and the Company shall make an appropriate filing of a Notification and Report Form pursuant to the HSR Act as promptly as practicable and in any event within 10 Business Days after the date hereof, and such other initial filings (including any pre-notification draft) as may be required in connection with the Required Governmental Approvals, as promptly as practicable and in any event within 20 Business Days after the date hereof, and supply as promptly as practicable any additional information and documentary material that may be requested by any Governmental Authority pursuant to the HSR Act or such other Competition Laws, and shall use their reasonable best efforts to take all other actions necessary to cause the condition set forth in Section 9.01(c) to be satisfied as soon as practicable and in any event prior to the End Date. Other than as set forth in the immediately following sentence, neither Parent nor Company shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the transactions contemplated by this Agreement at the behest of any Governmental Authority without the consent of the other party (not to be unreasonably withheld, delayed or conditioned). Notwithstanding the prior sentence or anything to the contrary in this Agreement, Parent may consent to one or more voluntary extensions of applicable statutory deadlines or waiting periods or to one or more voluntary delays of the consummation of the transactions contemplated by this Agreement at the behest of any Governmental Authority for no more than 30 days in the aggregate; provided, however, prior to agreeing to any such extension, Parent shall consult with and consider in good faith the views of the Company with respect thereto.

          (d)   Prior to the Closing, to the extent permitted by Applicable Law, each party hereto shall (i) consult with the other parties hereto with respect to, and shall provide any necessary or appropriate information with respect to (and, in the case of correspondence, provide the other parties (or their counsel) copies of), all filings made by such party with any Governmental Authority or any other information supplied by such party to, or meetings, conferences or correspondence with, any Governmental Authority in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement, (ii) permit the other parties or their counsel to review in advance any information, correspondence or filing (and the documents submitted therewith) intended to be given by it to any Governmental Authority; provided that such materials may be redacted prior to sharing with the other party (A) to remove references to commercially or competitively sensitive information, (B) to remove references or documentation relating to the potential sale of the Company or the transactions contemplated by this Agreement, (C) as necessary to comply with contractual arrangements and (D) as necessary to address reasonable attorney-client privilege or confidentiality concerns; (iii) to the extent permitted by the applicable Governmental Authority, give the other parties or their counsel the opportunity to attend and participate in any meetings or conferences with such Governmental Authority and (iv) if such party receives a request for additional information or documentary material from any Governmental Authority with respect to the Merger or any of the other transactions contemplated by this Agreement, use reasonable best efforts to provide, or cause to be provided, after consultation with the other parties hereto, such additional information or material.

          (e)   Parent shall not, nor shall it permit its Subsidiaries to acquire or agree to acquire any business, Person or division thereof, or otherwise acquire or agree to acquire any assets, if such actions, individually or in the aggregate, (i) would reasonably be expected to materially delay or to materially increase the likelihood of not obtaining the applicable action, nonaction, waiver, clearance, consent or approval pursuant to the HSR Act or in connection with any Required Governmental Approval prior to the End Date or (ii) would reasonably be expected to require any action, nonaction, waiver, clearance, consent or approval of any other Governmental Authority with respect to the transactions contemplated hereby, which would reasonably be expected to materially delay or to materially impair Parent's ability to consummate the Merger and the other transactions contemplated by this Agreement prior to the End Date (or, in the case of any required action, nonaction, waiver, clearance, consent or approval, would reasonably be expected to materially delay or materially increase the likelihood of not obtaining such action, nonaction, waiver, clearance, consent or approval).

        Section 8.02.    Certain Filings.     (a) The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Company Proxy Statement, the Parent Shareholder Circular and any other document referred to in Section 4.09, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any Material Contracts or any Material Lease, in connection with the consummation of the Merger and the other transactions contemplated by this Agreement and (iii) in taking any such actions or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement, the Parent Shareholder Circular and any other document referred to in Section 4.09 and seeking timely to obtain any such actions, consents, approvals or waivers. The Company and Parent shall cooperate with one another in setting a mutually acceptable date, which shall be as soon as reasonably practicable, for the Company Stockholder Meeting and the Parent Shareholder Meeting so as to enable them to occur, to the extent practicable, on the same date and at the same time, including by adjourning or postponing such meetings.

          (b)   The Company shall give Parent and its counsel a reasonable opportunity to review and comment on the Company Proxy Statement before any filing thereof (or of any amendment thereto) with the SEC, and the Company shall give reasonable and good faith consideration to any comments made thereon by Parent or its counsel. The Company shall provide Parent and its counsel with (i) any material comments or other communications, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Company Proxy Statement promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to participate in the Company's response to any such comments and to provide comments on any such response (to which reasonable and good faith consideration shall be given), including by participating with the Company or its counsel in any discussions or meetings with the SEC.

          (c)   Parent shall give the Company and its counsel a reasonable opportunity to review and comment on the Parent Shareholder Circular before any filing thereof (or of any amendment thereto) with the UKLA, and Parent shall give reasonable good faith consideration to any comments thereon made by the Company or its counsel. Parent shall provide the Company and its counsel with (i) any material comments or other communications, whether written or oral, that Parent or its counsel may receive from time to time from the UKLA with respect to the Parent Shareholder Circular promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to participate in Parent's response to any such comments and to provide comments on any such response (to which reasonable and good faith consideration shall be given).

          (d)   If at any time prior to the Effective Time, either the Company or Parent discovers any information relating to the Company, Parent, or any of their respective Affiliates, directors or officers that should be set forth in an amendment or supplement to either the Company Proxy Statement or the Parent Shareholder Circular so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and the applicable party shall (i) file an appropriate amendment or supplement to such document with the SEC or the UKLA, as the case may be and if required by Applicable Law, describing such information and (ii) to the extent required by Applicable Law, disseminate such amendment or supplement to the stockholders of the Company or the shareholders of Parent, as applicable. The parties shall notify each other promptly of the receipt of any oral or written notice of the clearance of the Company Proxy Statement by the SEC or the approval of the Parent Shareholder Circular by the UKLA, the filing of any supplement or amendment thereto, the issuance of any stop order or any oral or written request by the SEC for amendment or supplement of the Company Proxy Statement or by the UKLA for amendment or supplement of the Parent Shareholder Circular or comments thereon or responses thereto or for additional information, and shall supply each other with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, or the UKLA or the staff of the UKLA, on the other hand, with respect to the Company Proxy Statement, the Parent Shareholder Circular or the Merger.

        Section 8.03.    Public Announcements.     To the extent permitted by Applicable Law, Parent and the Company shall consult with each other and consider in good faith the comments of the other parties hereto before, directly or indirectly through any Representatives, issuing any press release, having any communication with the press (whether or not for attribution), making any other public statement or scheduling any press conference or conference call with investors or analysts with respect to this Agreement or the transactions contemplated hereby and, except in respect of any public statement or press release as may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association, shall not issue any such press release or make any such other public statement or schedule any such press conference or conference call without the prior consent of the other party; provided that, no party will be required to consult with or obtain the consent of the other parties hereto with respect to any such press release, public announcement or other communication (a) if the Board of Directors of the Company has effected an Adverse Recommendation Change in accordance with Section 6.03, (b) if the Board of Directors of Parent has effected a Parent Adverse Recommendation Change in accordance with Section 7.03, (c) if the information included in such communication was previously approved for external distribution by the other parties or (d) in connection with any dispute between the parties regarding this Agreement or the transactions contemplated hereby.

        Section 8.04.    Further Assurances.     At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

        Section 8.05.    Notices of Certain Events.     Each of the Company and Parent shall promptly notify the other of: (a) any written notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (b) any written notice or other written communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries, or Parent or any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any Section of this Agreement or that relate to the consummation of the transactions contemplated by this Agreement; and (d) to the knowledge of such party, the occurrence or non-occurrence, or impending occurrence or non-occurrence, of any event or circumstance that would reasonably be expected to cause the conditions set forth in Article 9 not to be satisfied; provided, that the delivery of any notice pursuant to this Section 8.05 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        Section 8.06.    De-listing; Deregistration.     Prior to the Effective Time, the Company and Parent shall cooperate and use their respective reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on their respective parts under Applicable Law and rules and policies of the NYSE to enable the de-listing by the Surviving Corporation of the Company Common Stock from the NYSE and the deregistration of the Company Common Stock under the 1934 Act at or as promptly as practicable after the Effective Time.

        Section 8.07.    Takeover Statutes.     If any "control share acquisition," "fair price," "moratorium" or other antitakeover or similar statute or regulation shall become applicable to the transactions contemplated by this Agreement, each of the Company, Parent and Merger Sub and the respective members of their Boards of Directors shall, to the extent permitted by Applicable Law, use reasonable best efforts to grant such approvals and to take such actions as are reasonably necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated herein and otherwise take all such other actions as are reasonably necessary to eliminate or minimize the effects of any such statute or regulation on the transactions contemplated hereby.

Article 9
CONDITIONS TO THE MERGER

        Section 9.01.    Conditions to the Obligations of Each Party.     The obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction (or, to the extent permitted by Applicable Law, waiver by each such party) of the following conditions:

          (a)   the Company Stockholder Approval shall have been obtained in accordance with Delaware Law;

          (b)   the Parent Shareholder Approval shall have been obtained in accordance with the Listing Rules and all Applicable Law;

          (c)   any applicable waiting period under the HSR Act relating to the Merger or any of the other transactions contemplated hereby shall have expired or been terminated, and the Required Governmental Approvals set forth on Annex A shall have been made, obtained or taken, and any applicable approvals and waiting periods thereunder shall have been received and remain in effect (in the case of approvals) or expired or been terminated; and

          (d)   no provision of any Applicable Law shall restrain, enjoin, prohibit or otherwise make illegal the consummation of the Merger (any such provision of any Applicable Law that is an order, injunction, judgment or decree, a "Restraint").

        Section 9.02.    Conditions to the Obligations of Parent and Merger Sub.     The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or, to the extent permitted by Applicable Law, waiver by Parent) of the following further conditions:

          (a)   (i) the representations and warranties of the Company contained in Sections 4.01, 4.02, 4.04(a), 4.06(b) and 4.22 shall be true and correct (disregarding all materiality and Company Material Adverse Effect qualifications contained therein) in all material respects at and as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time (other than any such representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct (disregarding all materiality and Company Material Adverse Effect qualifications contained therein) in all material respects only as of such time), (ii) the representations and warranties of the Company contained in Section 4.05 shall be true and correct (disregarding all materiality and Company Material Adverse Effect qualifications contained therein), subject only to de minimis exceptions, at and as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time (other than any such representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct (disregarding all materiality and Company Material Adverse Effect qualifications contained therein), subject only to de minimis exceptions, only at and as of such time), and (iii) all other representations and warranties of the Company contained in Article 4 shall be true and correct (disregarding all materiality and Company Material Adverse Effect qualifications contained therein) at and as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time (other than any such representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct only as of such time), except, in the case of this clause (a) only, where the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

          (b)   the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time;

          (c)   Parent shall have received a certificate signed by an executive officer of the Company in such capacity confirming the satisfaction of the conditions set forth in Sections 9.02(a), 9.02(b) and 9.02(d); and

          (d)   since the date of this Agreement, there shall not have occurred or arisen any event, occurrence, development, change or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 9.03.    Conditions to the Obligations of the Company.     The obligations of the Company to consummate the Merger are subject to the satisfaction (or, to the extent permitted by Applicable Law, waiver by the Company) of the following further condition:

          (a)   (i) the representations and warranties of Parent contained in Sections 5.01, 5.02, 5.04(a) and 5.08 shall be true and correct (disregarding all materiality and Parent Material Adverse Effect qualifications contained therein) in all material respects at and as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time (other than any such representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct (disregarding all materiality and Parent Material Adverse Effect qualifications contained therein) in all material respects only as of such time) and (ii) all other representations and warranties of Parent and Merger Sub contained in Article 5 shall be true and correct (disregarding all materiality and Parent Material Adverse Effect qualifications contained therein) at and as of the date of this Agreement and at and at and as of the Effective Time as if made at and as of such time (other than any such representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct (disregarding all materiality and Parent Material Adverse Effect qualifications contained therein) only as of such time), except, in the case of this clause (ii) only, where the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

          (b)   each of Parent and Merger Sub shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time; and

          (c)   the Company shall have received a certificate signed by an executive officer of Parent in such capacity confirming the satisfaction of the conditions set forth in Sections 9.03(a) and 9.03(b).

Article 10
TERMINATION

        Section 10.01.    Termination.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval or adoption of this Agreement by the stockholders of the Company or Parent):

          (a)   by mutual written agreement of the Company and Parent;

          (b)   by either the Company or Parent, if:

              (i)  the Merger shall not have been consummated on or before September 10, 2017 (such date, as extended in accordance with this Section 10.01(b)(i), the "End Date"); provided that if on September 10, 2017, the condition to Closing set forth in Section 9.01(c), or in Section 9.01(d) if the applicable Restraint relates to any Competition Laws, shall not have been satisfied, but all other conditions to Closing shall have been satisfied (or in the case of conditions that by their terms are to be satisfied at the Closing, shall be capable of being satisfied on September 10, 2017), then the End Date shall be extended to and including December 10, 2017 if Parent notifies the Company, or the Company notifies Parent, in writing on or prior to September 10, 2017 of its election to so extend the End Date; provided, further, that the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement has been the principal cause of the failure of the Merger to be consummated by such time;

             (ii)  there shall be any Applicable Law that (A) makes consummation of the Merger illegal or otherwise prohibited or (B) enjoins the Company or Parent from consummating the Merger and such injunction shall have become final and nonappealable;

            (iii)  the Company Stockholder Approval shall not have been obtained at the Company Stockholder Meeting (including any adjournment or postponement thereof); provided that the right to terminate the Agreement pursuant to this Section 10.01(b)(iii) shall not be available to the Company if its breach of any provision of this Agreement has been the principal cause of the failure to obtain the Company Stockholder Approval; or

            (iv)  the Parent Shareholder Approval shall not have been obtained at the Parent Shareholder Meeting (including any adjournment or postponement thereof); provided that the right to terminate the Agreement pursuant to this Section 10.01(b)(iv) shall not be available to Parent if its breach of any provision of this Agreement has been the principal cause of the failure to obtain the Parent Shareholder Approval; or

          (c)   by Parent, if:

              (i)  (A) the Board of Directors of the Company shall have made an Adverse Recommendation Change; or (B) at any time after an Acquisition Proposal shall have been publicly proposed or publicly disclosed the Company's Board of Directors shall have failed to publicly affirm the Company Board Recommendation within five Business Days after receipt of any written request to do so from Parent (provided that Parent shall only make such request once with respect to any Acquisition Proposal or any material and publicly proposed or disclosed amendment thereto); or

             (ii)  a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would result in the condition set forth in Section 9.02(a) or Section 9.02(b), as applicable, not to be satisfied, and such breach or failure to perform (A) is incapable of being cured by the End Date or (B) has not been cured by the Company within 30 days following written notice to the Company from Parent or Merger Sub of such breach or failure to perform; provided, however, that the right to terminate this Agreement pursuant to this Section 10.01(c)(ii) shall not be available to Parent if it is then in breach of this Agreement, which breach by Parent would cause any condition set forth in Section 9.03(a) or Section 9.03(b) not to be satisfied; or

            (iii)  any of the Persons listed on Section 10.01(c)(iii) of the Company Disclosure Schedule shall have willfully and materially breached, or shall have caused or directed the Company, any of its Subsidiaries or any of their respective Representatives to materially breach, any of the Company's, its Subsidiaries or the Company Transaction Representatives' obligations under Section 6.03; and such breach is incapable of being cured or, if capable of being cured, has not been cured within five Business Days following written notice thereof from Parent; or

          (d)   by the Company:

              (i)  prior to obtaining the Company Stockholder Approval, in order to enter into a definitive, written agreement concerning a Superior Proposal in compliance with the terms of this Agreement, including Sections 6.03(d) and 10.03(a) (including that the Company shall have concurrently paid any amount due pursuant to Section 10.03 in accordance therewith);

             (ii)  if the Board of Directors of Parent shall have made a Parent Adverse Recommendation Change; or

            (iii)  if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement shall have occurred that would result in the condition set forth in Section 9.03(a) or Section 9.03(b), as applicable, not to be satisfied, and such breach or failure to perform (A) is incapable of being cured by the End Date or (B) has not been cured by Parent or Merger Sub, as applicable, within 30 days following written notice to Parent or Merger Sub, as applicable, from the Company of such breach or failure to perform; provided, however, that the right to terminate this Agreement pursuant to this Section 10.01(d)(iii) shall not be available to the Company if it is then in breach of this Agreement, which breach by the Company would cause any condition set forth in Section 9.02(a) or Section 9.02(b) not to be satisfied.

        The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give notice of such termination to the other party.

        Section 10.02.    Effect of Termination.     If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect without liability of any party (or any stockholder or Representative of such party) to each other party hereto except as provided in Section 10.03; provided that, subject to Section 10.03(f), no such termination shall relieve or otherwise affect the liability of any party hereto for fraud or any material breach of this Agreement by such party prior to termination, which breach is the consequence of an act or omission by such party with the actual knowledge that such act or omission would be a material breach of this Agreement. The provisions of this Section 10.02, the final sentence of Section 6.05, Section 10.03 and Article 11 (other than Section 11.13 except to the extent Section 11.13 relates to the specific performance of the provisions of this Agreement that survive termination) shall survive any termination hereof pursuant to Section 10.01.

        Section 10.03.    Termination Fees.     (a) Company Termination Fees.

              (i)  If this Agreement is terminated by Parent pursuant to Section 10.01(c)(i) or Section 10.01(c)(iii), or by the Company pursuant to Section 10.01(d)(i), then the Company shall pay to Parent or, if designated by Parent, a direct or indirect wholly owned Subsidiary of Parent (the "Parent Fee Designee"), by way of compensation, $480,000,000 (the "Termination Fee") within one Business Day after the date of the termination of the Agreement (in the case of any such termination by Parent) or concurrently with, and as a condition precedent to, the termination of the Agreement (in the case of any such termination by the Company).

             (ii)  If this Agreement is terminated by Parent or the Company pursuant to Section 10.01(b)(iii), then the Company shall pay to Parent or the Parent Fee Designee, as applicable, by way of compensation, an amount equal to all out-of-pocket costs, fees and expenses (including legal fees and expenses) incurred by Parent or any of its Affiliates in connection with this Agreement and the transactions contemplated hereby (including obtaining the Debt Financing or any Bond Refinancing) subject to cap on such reimbursement of $20,000,000 ("Parent Cost Reimbursement"), within one Business Day after the date of the termination of the Agreement (in the case of any such termination by Parent) or concurrently with, and as a condition precedent to, the termination of the Agreement (in the case of any such termination by the Company), and in addition, if (A) prior to the Company Stockholder Meeting, a bona fide Acquisition Proposal shall have been publicly proposed or publicly disclosed and not publicly withdrawn and (B) within 12 months following the date of such termination, the Company shall have consummated an Acquisition Proposal or entered into a definitive agreement providing for a transaction that constitutes an Acquisition Proposal (provided that for purposes of this clause (ii), each reference to "20%" in the definition of Acquisition Proposal shall be deemed to be a reference to "50%"), then the Company shall pay to Parent or the Parent Fee Designee, as applicable, by way of compensation, an amount equal to the Termination Fee, less any amounts already paid to Parent with respect to the Parent Cost Reimbursement, within one Business Day after the first date on which the Company enters into such definitive agreement or consummates such transaction.

            (iii)  If this Agreement is terminated by Parent or the Company pursuant to Section 10.01(b)(i) and (A) prior to the date of such termination a bona fide Acquisition Proposal shall have been publicly proposed or publicly disclosed and not publicly withdrawn, and (B) within 12 months following the date of such termination, the Company shall have consummated an Acquisition Proposal or entered into a definitive agreement providing for a transaction that constitutes an Acquisition Proposal (provided that for purposes of this clause (iii), each reference to "20%" in the definition of Acquisition Proposal shall be deemed to be a reference to "50%"), then the Company shall pay to Parent or the Parent Fee Designee, by way of compensation, the Termination Fee within one Business Day after the first date on which the Company enters into such definitive agreement or consummates such transaction; provided that no Termination Fee shall be payable by the Company under this Section 10.03(a)(iii) if at the date of such termination, the condition set forth in Section 9.01(c) has not been satisfied, or the condition set forth in Section 9.01(d) has not been satisfied solely in connection with any Restraint in respect of any Competition Law.

          (b)    Parent Termination Fees.

              (i)  If this Agreement is terminated by the Company pursuant to Section 10.01(d)(ii), then Parent shall pay to the Company, by way of compensation, $480,000,000 (the "Reverse Termination Fee"), within one Business Day after the date of the termination of the Agreement.

             (ii)  If this Agreement is terminated by Parent or the Company pursuant to Section 10.01(b)(iv), then Parent shall pay to the Company, by way of compensation, the Reverse Termination Fee, within one Business Day after the date of the termination of the Agreement (in the case of any such termination by the Company) or concurrently with, and as a condition precedent to, the termination of the Agreement (in the case of any such termination by Parent).

          (c)    VAT.    The parties anticipate that the Termination Fee, the Parent Cost Reimbursement and the Reverse Termination Fee, if paid, being compensatory in nature, shall not be treated, in whole or in part, as consideration for a supply for VAT purposes. However, if under a reverse charge mechanism, the Termination Fee or the Reverse Termination Fee, as applicable, is or is deemed to be consideration, in whole or in part, for a supply for VAT purposes, then the amount of the Termination Fee or the Reverse Termination Fee, as applicable, shall be reduced by an amount such that the sum payable by Parent or the Company, as applicable, when aggregated with any irrecoverable VAT in respect thereof, shall be equal to the amount of the Termination Fee or the Reverse Termination Fee, as applicable, that would be payable but for this Section 10.03(c). Such adjusting payment or payments as may be required between the parties to give effect to this Section 10.03(c) shall be made as soon as reasonably practicable.

          (d)    Payment.    Any payment of the Termination Fee, the Reverse Termination Fee or the Parent Cost Reimbursement shall be made by wire transfer of immediately available funds to an account designated in writing by Parent or the Parent Fee Designee, or the Company, as applicable.

          (e)    Costs and Expenses.    Each party acknowledges that the agreements contained in this Section 10.03 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, such party would not enter into this Agreement. Accordingly, if the applicable party fails promptly to pay any amount due pursuant to this Section 10.03, such party shall also pay any costs, fees and expenses incurred by the other party (including reasonable legal fees and expenses) in connection with a legal action to enforce this Agreement that results in a judgment for such amount against the party failing to promptly pay such amount. Any amount not paid when due pursuant to this Section 10.03 shall bear interest from the date such amount is due until the date paid at a rate equal to the prime rate as published in The Wall Street Journal, Eastern Edition, in effect on the date of such payment.

          (f)    Sole and Exclusive Remedy.    The parties agree and understand that (i) in no event shall the Company be required to pay the Termination Fee on more than one occasion and in no event shall Parent or Merger Sub be required to pay the Reverse Termination Fee on more than one occasion and (ii) in no event shall Parent or the Parent Fee Designee, as applicable, be entitled, pursuant to Section 10.03, to receive an amount greater than the Termination Fee and in no event shall the Company be entitled, pursuant to Section 10.03(b), to receive an amount greater than the Reverse Termination Fee. Notwithstanding anything to the contrary in this Agreement, except in the case of fraud of any party hereto, (x) if Parent or the Parent Fee Designee, as applicable receives the Termination Fee from the Company pursuant to Section 10.03(a) or if the Company receives the Reverse Termination Fee from Parent pursuant to Section 10.03(b), such payment, together with any costs, fees or expenses payable pursuant to Section 10.03(e), shall be the sole and exclusive remedy of the receiving party against the paying party and its Subsidiaries and their respective former, current or future partners, stockholders, managers, members, Affiliates and Representatives and none of the paying party, any of its Subsidiaries or any of their respective former, current or future partners, stockholders, managers, members, Affiliates or Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby and (y) if (A) Parent or Merger Sub receive any payments from the Company in respect of any breach of this Agreement and thereafter Parent receives the Termination Fee pursuant to this Section 10.03, or (B) the Company receives any payments from Parent or Merger Sub in respect of any breach of this Agreement and thereafter the Company receives the Reverse Termination Fee pursuant to this Section 10.03, the amount of such Termination Fee or Reverse Termination Fee, as applicable, shall be reduced by the aggregate amount of such payments made by the party paying the Termination Fee or Reverse Termination Fee, as applicable, in respect of any such breaches.

Article 11
MISCELLANEOUS

        Section 11.01.    Notices.     All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail ("e-mail") transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to Parent or Merger Sub, to:

    Reckitt Benckiser Group plc
    103-105 Bath Road
    Slough, Berkshire SL1 3UH
    Attention: General Counsel
    Facsimile No.: (212) 701-5010 (attn.: General Counsel c/o John Amorosi)
    E-mail: rupert.bondy@rb.com

        with a copy (which shall not constitute notice) to:

    Davis Polk & Wardwell LLP
    450 Lexington Avenue
    New York, New York 10017
    Attention: John D. Amorosi; Harold Birnbaum
    Facsimile No.: (212) 701-5010
    E-mail: john.amorosi@davispolk.com; harold.birnbaum@davispolk.com if to the Company, to:

    Mead Johnson Nutrition Company
    2701 Patriot Blvd, 4th Floor
    Glenview, IL 60026
    Attention: Patrick M. Sheller
    E-mail: patrick.sheller@mjn.com

        with a copy (which shall not constitute notice) to:

    Kirkland & Ellis LLP
    601 Lexington Avenue
    New York, NY
    Attention: Jonathan L. Davis, P.C.
    Facsimile No.: (212) 446 4900
    E-mail: jonathan.davis@kirkland.com

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

        Section 11.02.    Survival of Representations and Warranties.     The representations, warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, except for the agreements set forth in Section 7.04.

        Section 11.03.    Amendments and Waivers.     (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that after the Company Stockholder Approval or Parent Shareholder Approval has been obtained there shall be no amendment or waiver that would require the further approval of the stockholders of the Company under Delaware Law or the shareholders of Parent under the Listing Rules without such approval having first been obtained.

          (b)   No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

          (c)   Notwithstanding anything to the contrary in this Agreement, any amendment, modification or waiver of any provision of which the Financing Related Parties are made third party beneficiaries pursuant to Section 11.06 that affects the rights of the Financing Related Parties will not be effective without the prior written consent of all the Financing Sources.

        Section 11.04.    Expenses.     Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

        Section 11.05.    Disclosure Schedule and SEC Document References.     (a) The parties hereto agree that disclosure of any item, matter or event in a particular Section of the Company Disclosure Schedule shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i) the representations and warranties (or covenants, as applicable) of the relevant party that are contained in the corresponding Section or subsection, as applicable, of this Agreement and (ii) any other representation and warranty of such party that is contained in another Section or subsection of this Agreement, but only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such representations and warranties (or covenants, as applicable) would be reasonably apparent to a person who read such disclosure and such representations and warranties (or covenants, as applicable) concurrently with such representations and warranties.

          (b)   The parties hereto agree that any information contained in any part of any Company SEC Document shall only be deemed to be an exception to (or a disclosure for purposes of) the Company's representations and warranties if the relevance of that information as an exception to (or a disclosure for purposes of) such representations and warranties would be reasonably apparent to a person who has read that information concurrently with such representations and warranties; provided that in no event shall any information contained in any part of any Company SEC Document entitled "Risk Factors" or containing a description or explanation of "Forward-Looking Statements" or any other disclosures in any Company SEC Document that are forward-looking in nature be deemed to be an exception to (or a disclosure for purposes of) any representations and warranties of the Company contained in this Agreement.

        Section 11.06.    Binding Effect; Benefit; Assignment.     (a) Except as provided in Section 6.05 and Section 7.04, and except that each Financing Related Party shall be an express third-party beneficiary of Sections 11.06, 11.07, 11.08 and 11.09, the provisions of this Agreement shall be binding upon and shall inure solely to the benefit of the parties hereto and their respective successors and assigns, and no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

          (b)   No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party hereto, except that Parent or Merger Sub may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to (i) one or more of their Affiliates at any time and (ii) after the Effective Time, to any Person; provided that such transfer or assignment shall not relieve Parent or Merger Sub of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Parent or Merger Sub.

          (c)   Notwithstanding anything in this Agreement to the contrary, the Company agrees that (i) neither it, nor any Company Related Persons shall have any rights or claims against any Financing Related Party in connection with the Debt Financing, this Agreement or any of the transactions contemplated by this Agreement, whether at law, in equity, in contract, tort or otherwise and (ii) no Financing Related Party shall have any liability whatsoever to the Company or any Company Related Persons, in connection with or relating to the Debt Financing, this Agreement or any of the transactions contemplated by this Agreement, whether at law, in equity, in contract, tort or otherwise.

        Section 11.07.    Governing Law.     This Agreement and all actions (whether in contract or tort) based on, arising out of or relating to the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the Applicable Law that might otherwise govern under applicable principles of conflicts of law thereof.

        Section 11.08.    Jurisdiction.     The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought exclusively in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party. The parties hereto agree that a final judgment in any suit, action or proceeding brought in accordance with this Section 11.08 shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Notwithstanding anything in this Agreement to the contrary, each of the parties hereto agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, at law or in equity, in contract, tort or otherwise, against or including any Financing Related Party in any way relating to this Agreement, including any dispute arising under or relating to any agreement entered into by any Financing Related Party in connection with the Debt Financing, or the performance thereof, in any forum other than the courts of England.

        Section 11.09.    WAIVER OF JURY TRIAL.     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY INCLUDING ANY SUCH PROCEEDING INVOLVING ANY FINANCING RELATED PARTY.

        Section 11.10.    Counterparts; Effectiveness.     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

        Section 11.11.    Entire Agreement.     This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter thereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter thereof.

        Section 11.12.    Severability.     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        Section 11.13.    Specific Performance.     The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, prior to the termination of this Agreement pursuant to Article 10, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the courts referred to in Section 11.08 without proof of actual damages (and each party further agrees to waive any requirement for the securing or posting of any bond in connection with such remedy); in addition to any other remedy to which they are entitled at law or in equity. The parties further agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Applicable Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

[The remainder of this page has been intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

RECKITT BENCKISER GROUP PLC
By:	/s/ RUPERT BONDY
	Name:	Rupert Bondy
	Title:	Authorized Signatory
MEAD JOHNSON NUTRITION COMPANY
By:	/s/ PETER KASPER JAKOBSEN
	Name:	Peter Kasper Jakobsen
	Title:	Chief Executive Officer
MARIGOLD MERGER SUB, INC.
By:	/s/ RUPERT BONDY
	Name:	Rupert Bondy
	Title:	Officer

[Signature Page to Merger Agreement]

Annex B—Opinion of Goldman, Sachs & Co.

PERSONAL AND CONFIDENTIAL

February 10, 2017

Board of Directors
Mead Johnson Nutrition Company
2701 Patriot Boulevard
Glenview, Illinois 60026

Ladies and Gentlemen:

        You have requested our opinion as to the fairness from a financial point of view to the holders (other than Reckitt Benckiser Group Plc ("Reckitt Benckiser") and its affiliates) of the outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Mead Johnson Nutrition Company (the "Company") of the $90.00 in cash per Share to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of February 10, 2017 (the "Agreement"), by and among Reckitt Benckiser Group, Marigold Merger Sub, Inc., a wholly owned subsidiary of Reckitt Benckiser ("Acquisition Sub"), and the Company.

        Goldman, Sachs & Co. and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman, Sachs & Co. and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Reckitt Benckiser, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the "Transaction"). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time. We have provided certain financial advisory and/or underwriting services to Reckitt Benckiser and/or its affiliates from time to time. We may also in the future provide financial advisory and/or underwriting services to the Company, Reckitt Benckiser and their respective affiliates for which our Investment Banking Division may receive compensation.

        In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended December 31, 2015; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Company (the "Forecasts"). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the food industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

B-1

        For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

        Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. We were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, the Company or any other alternative transaction. This opinion addresses only the fairness from a financial point of view to the holders (other than Reckitt Benckiser and its affiliates) of Shares, as of the date hereof, of the $90.00 in cash per Share to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $90.00 in cash per Share to be paid to the holders (other than Reckitt Benckiser and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Company or Reckitt Benckiser or the ability of the Company or Reckitt Benckiser to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman, Sachs & Co.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $90.00 in cash per Share to be paid to the holders (other than Reckitt Benckiser and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ Goldman, Sachs & Co. GOLDMAN, SACHS & CO.

B-2

Annex C—Opinion of Morgan Stanley & Co. LLC

February 9th, 2017

Board of Directors
Mead Johnson Nutrition Company
2701 Patriot Boulevard
Glenview, Illinois 60026

Members of the Board:

        We understand that Mead Johnson Nutrition Company (the "Company"), Reckitt Benckiser Group Plc (the "Buyer") and Marigold Merger Sub, Inc., a wholly owned subsidiary of the Buyer ("Acquisition Sub"), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated February 9th, 2017 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Acquisition Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Buyer, and each outstanding share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock"), other than shares held in treasury (other than shares held for the account of clients, customers or other persons) or held by the Buyer or any subsidiary of the Buyer or the Company or as to which dissenters' rights have been perfected, will be converted into the right to receive $90.00 per share in cash, subject to adjustment in certain circumstances (the "Consideration"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

        You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

        For purposes of the opinion set forth herein, we have:

  1)
  Reviewed certain publicly available financial statements and other business and financial information of the Company;

  2)
  Reviewed certain internal financial statements and other financial and operating data concerning the Company;

  3)
  Reviewed certain financial projections prepared by the management of the Company;

  4)
  Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

  5)
  Reviewed the reported prices and trading activity for the Company Common Stock;

  6)
  Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly-traded companies comparable with the Company and their securities;

  7)
  Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  8)
  Reviewed the Merger Agreement, the draft credit facilities agreement from certain lenders substantially in the form of the draft dated February 9th, 2017 (the "Credit Facilities Agreement") and certain related documents; and

  9)
  Performed such other analyses and reviewed such other information and considered such other factors as we have deemed appropriate.

        We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the Buyer will obtain financing in accordance with the terms set forth in the Credit Facilities Agreement, and that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company's officers, directors or employees, or any class of such persons, relative to the Consideration to be received by the holders of shares of the Company Common Stock in the transaction. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

        In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction, involving the Company, nor did we negotiate with any party with respect to a possible acquisition of the Company or any of its constituent businesses.

        We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, all of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, Morgan Stanley and its affiliates have provided financial advisory and financing services for the Buyer and the Company and have received fees in connection with such services. In addition, Morgan Stanley or an affiliate thereof is currently a lender to the Buyer and the Company, and Morgan Stanley & Co. International plc, an affiliate of Morgan Stanley, has been acting as joint corporate broker to the Buyer since November 2013 and have received fees in connection with such services. Morgan Stanley may also seek to provide financial advisory and financing services to the Buyer and the Company and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

        Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Buyer, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

        This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company or the Buyer should vote at the shareholders' meetings to be held in connection with the Merger.

        Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

Very truly yours,
MORGAN STANLEY & CO. LLC
By:	/s/ SUSAN HUANG Susan Huang Vice Chairman

Annex D—Section 262, Delaware General Corporation Law (Appraisal Rights)

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

MEAD JOHNSON NUTRITION COMPANY 225 NORTH CANAL STREET, 25TH FLOOR CHICAGO, ILLINOIS 60606

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until [          ] Central Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the on-screen instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – [          ]

Use any touch-tone telephone to transmit your voting instructions up until [          ] Central Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it as soon as possible in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON

You may vote the shares in person by attending the special meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED.

MEAD JOHNSON NUTRITION COMPANY

Our board of directors recommends you vote FOR Proposals 1, 2 and 3:

	For	Against	Abstain

1.

Proposal to adopt the Agreement and Plan of Merger, dated as of February 10, 2017, entered into among Mead Johnson Nutrition Company (the “Company”), Reckitt Benckiser Group plc (“Reckitt Benckiser”) and Marigold Merger Sub, Inc. (“Merger Sub”), as may be amended from time to time (the “merger agreement”), pursuant to which Reckitt Benckiser will indirectly acquire the Company by means of a merger of Merger Sub with and into the Company, with the Company continuing as the surviving entity following the merger as a wholly owned indirect subsidiary of Reckitt Benckiser (the “merger”).

	☐	☐	☐

2.

Proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to establish a quorum or adopt the merger agreement (the “Adjournment Proposal”).

	☐	☐	☐

3.

Proposal to approve, on a non-binding, advisory basis, the payment of certain compensation and benefits to our named executive officers, which they will or may be entitled to receive from the Company (or its successor) and as a consequence of the merger (the “Merger-Related Compensation Proposal”).

	☐	☐	☐

NOTE: In their discretion, the proxies are also authorized to vote upon such other matter or matters which may properly come before the meeting or any postponements or adjournments thereof.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ADOPT THE MERGER AGREEMENT, “FOR” THE ADJOURNMENT PROPOSAL AND “FOR” THE MERGER-RELATED COMPENSATION PROPOSAL.

For address changes/comments, mark here. (see reverse for instructions)			☐

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement are available at www.proxyvote.com.

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MEAD JOHNSON NUTRITION COMPANY

Special Meeting of Stockholders

[          ], 2017 at [          ] Central Daylight Time

THIS PROXY AND VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MEAD JOHNSON NUTRITION COMPANY FOR USE ONLY AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [          ], 2017 AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The stockholder(s) hereby appoint(s) [          ] and [          ], and each of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote all of the shares of common stock of MEAD JOHNSON NUTRITION COMPANY that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [          ] on [          ], at [          ], as designated on the reverse side of this proxy card and in their discretion with respect to any other matters that may properly come before the Special Meeting of Stockholders and any adjournment or postponement thereof.

This proxy also provides voting instructions for any shares of common stock held on the undersigned’s behalf in the Mead Johnson & Company, LLC Retirement & Savings Plan and/or the Mead Johnson Nutrition (Puerto Rico) Inc. Retirement Savings Plan. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. You may revoke this proxy at any time prior to the vote at the special meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.)

Continued and to be signed on reverse side

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